------------------------------------------





                           MDU RESOURCES GROUP, INC.,
                                     Issuer

                                       TO

                              THE BANK OF NEW YORK,
                                     Trustee





                                    ---------


                                    Indenture


                          Dated as of December 15, 2003





                   THIS INSTRUMENT GRANTS A SECURITY INTEREST
                            BY A TRANSMITTING UTILITY

                     THIS INSTRUMENT CONTAINS AFTER-ACQUIRED
                               PROPERTY PROVISIONS

                   ------------------------------------------

                            MDU RESOURCES GROUP, INC.
           Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of December 15, 2003
 Trust Indenture Act Section                             Indenture Section
  ss.310   (a)(1)......................................   1009
           (a)(2)......................................   1009
           (a)(3)......................................   1014
           (a)(4)......................................   Not Applicable
           (b).........................................   1008, 1010
  ss.311   (a).........................................   1013
           (b).........................................   1013
           (c).........................................   Not Applicable
  ss.312   (a).........................................   1101
           (b).........................................   1101
           (c).........................................   1101
  ss.313   (a).........................................   1102
           (b)(1)......................................   Not Applicable
           (b)(2)......................................   1102
           (c).........................................   1102
           (d).........................................   1102
  ss.314   (a).........................................   1102
           (a)(4)......................................   705
           (b).........................................   Not Applicable
           (c)(1)......................................   104
           (c)(2)......................................   104
           (c)(3)......................................   Not Applicable
           (d).........................................   Not Applicable
           (e).........................................   104
  ss.315   (a).........................................   1001(a)
           (b).........................................   1002
           (c).........................................   1001(b)
           (d).........................................   1001(c)
           (d)(1)......................................   1001(a)(1), 1001(c)(1)
           (d)(2)......................................   1001(c)(2)
           (d)(3)......................................   1001(c)(3)
           (e).........................................   914
  ss.316   (a).........................................   912, 913
           (a)(1)(A)...................................   902, 912
           (a)(1)(B)...................................   913
           (a)(2)......................................   Not Applicable
           (b).........................................   908
  ss.317   (a)(1)......................................   903
           (a)(2)......................................   904
           (b).........................................   703
  ss.318   (a).........................................   109

                                TABLE OF CONTENTS

PARTIES........................................................................1

RECITALS OF THE COMPANY........................................................1

GRANTING CLAUSES...............................................................1

   First Granting Clause.......................................................1
   Second Granting Clause......................................................2
   Third Granting Clause.......................................................2
   Excepted Property...........................................................2

ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION............5

      SECTION 101.  Definitions................................................5
         "Accountant"..........................................................6
         "Act".................................................................6
         "Affiliate"...........................................................6
         "Authenticating Agent"................................................6
         "Authorized Officer"..................................................6
         "Authorized Purposes".................................................6
         "Benefitted Securities"...............................................6
         "Board of Directors"..................................................6
         "Board Resolution"....................................................6
         "Business Day"........................................................6
         "Capitalization"......................................................7
         "Capitalized Lease Liabilities".......................................7
         "Class A Bondholder's Certificate"....................................7
         "Class A Bonds".......................................................7
         "Class A Mortgage"....................................................7
         "Commission"..........................................................7
         "Company".............................................................7
         "Company Order" or "Company Request"..................................7
         "Corporate Trust Office"..............................................7
         "corporation".........................................................7
         "Cost"................................................................7
         "Debt"................................................................7
         "Defaulted Interest"..................................................7
         "Discount Security"...................................................7
         "Dollar" or "$".......................................................8
         "Electric and Gas Utility Property"...................................8
         "Eligible Obligations"................................................8
         "Event of Default"....................................................8
         "Excepted Property"...................................................8
         "Exchange Act"........................................................8
         "Execution Date"......................................................8
         "Expert"..............................................................8
         "Expert's Certificate"................................................8
         "Fair Value"..........................................................9

         "Funded Cash".........................................................9
         "Funded Property".....................................................9
         "Governmental Authority"..............................................9
         "Government Obligations"..............................................9
         "Holder"..............................................................9
         "Indenture"...........................................................9
         "Independent"........................................................10
         "Independent Expert's Certificate"...................................10
         "interest"...........................................................10
         "Interest Payment Date"..............................................10
         "Investment Securities"..............................................10
         "Lien"...............................................................11
         "Maturity"...........................................................11
         "Mortgage"...........................................................11
         "Mortgaged Property".................................................11
         "Net Tangible Assets"................................................11
         "Notice of Default"..................................................11
         "Officer's Certificate"..............................................11
         "Opinion of Counsel".................................................11
         "Outstanding"........................................................11
         "Outstanding"........................................................13
         "Paying Agent".......................................................13
         "Periodic Offering"..................................................13
         "Permitted Liens"....................................................13
         "Permitted Secured Debt".............................................16
         "Person".............................................................16
         "Place of Payment"...................................................16
         "Predecessor Security"...............................................16
         "Prepaid Liens"......................................................16
         "Property Additions".................................................17
         "Purchase Money Lien"................................................17
         "Redemption Date"....................................................17
         "Redemption Price"...................................................17
         "Regular Record Date"................................................17
         "Release Date".......................................................17
         "Required Currency"..................................................18
         "Responsible Officer"................................................18
         "Retired Securities".................................................18
         "Secured Debt".......................................................18
         "Secured Obligations"................................................18
         "Securities".........................................................18
         "Securities Act".....................................................18
         "Security Register" and "Security Registrar".........................18
         "Special Record Date"................................................18
         "Stated Interest Rate"...............................................18
         "Stated Maturity"....................................................18
         "Successor Company"..................................................18
         "supplemental indenture" or "indenture supplemental hereto"..........18
         "Tranche"............................................................18
         "Trustee"............................................................19

         "Trust Indenture Act"................................................19
         "United States"......................................................19
      SECTION 102.  Funded Property; Funded Cash..............................19
      SECTION 103.  Property Additions; Cost..................................20
      SECTION 104.  Compliance Certificates and Opinions......................22
      SECTION 105.  Form of Documents Delivered to Trustee....................23
      SECTION 106.  Acts of Holders...........................................25
      SECTION 107.  Notices, Etc. to Trustee or Company.......................26
      SECTION 108.  Notice to Holders of Securities; Waiver...................27
      SECTION 109.  Conflict with Trust Indenture Act.........................27
      SECTION 110.  Effect of Headings and Table of Contents..................27
      SECTION 111.  Successors and Assigns....................................27
      SECTION 112.  Separability Clause.......................................27
      SECTION 113.  Benefits of Indenture.....................................28
      SECTION 114.  Governing Law.............................................28
      SECTION 115.  Legal Holidays............................................28
      SECTION 116.  Investment of Cash Held by Trustee........................29
ARTICLE TWO SECURITY FORMS....................................................29

      SECTION 201.  Forms Generally...........................................29
      SECTION 202.  Form of Trustee's Certificate of Authentication...........30

ARTICLE THREE THE SECURITIES..................................................30

      SECTION 301.  Amount Unlimited; Issuable in Series......................30
      SECTION 302.  Denominations.............................................33
      SECTION 303.  Execution, Authentication, Delivery and Dating............33
      SECTION 304.  Temporary Securities......................................36
      SECTION 305.  Registration, Registration of Transfer and Exchange.......36
      SECTION 306.  Mutilated, Destroyed, Lost and Stolen Securities..........37
      SECTION 307.  Payment of Interest; Interest Rights Preserved............38
      SECTION 308.  Persons Deemed Owners.....................................39
      SECTION 309.  Cancellation..............................................39
      SECTION 310.  Computation of Interest...................................40
      SECTION 311.  Payment to Be in Proper Currency..........................40
      SECTION 312.  Extension of Interest Payment.............................40
      SECTION 313.  CUSIP Numbers.............................................40

ARTICLE FOUR SECURITIES OF THE FIRST AND SECOND SERIES........................41


ARTICLE FIVE REDEMPTION OF SECURITIES.........................................41

      SECTION 501.  Applicability of Article..................................41
      SECTION 502.  Election to Redeem; Notice to Trustee.....................41
      SECTION 503.  Selection of Securities to Be Redeemed....................41
      SECTION 504.  Notice of Redemption......................................42
      SECTION 505.  Securities Payable on Redemption Date.....................43
      SECTION 506.  Securities Redeemed in Part...............................43

ARTICLE SIX SINKING FUNDS.....................................................44

      SECTION 601.  Applicability of Article..................................44
      SECTION 602.  Satisfaction of Sinking Fund Payments with Securities.....44
      SECTION 603.  Redemption of Securities for Sinking Fund.................44

ARTICLE SEVEN REPRESENTATIONS AND COVENANTS...................................45

      SECTION 701.  Payment of Securities; Lawful Possession..................45
      SECTION 702.  Maintenance of Office or Agency...........................45
      SECTION 703.  Money for Securities Payments to Be Held in Trust.........46
      SECTION 704.  Corporate Existence.......................................47
      SECTION 705.  Annual Officer's Certificate as to Compliance.............47
      SECTION 706.  Waiver of Certain Covenants...............................47
      SECTION 707.  Limitation on Secured Debt................................48

ARTICLE EIGHT SATISFACTION AND DISCHARGE......................................51

      SECTION 801.  Satisfaction and Discharge of Securities..................51
      SECTION 802.  Satisfaction and Discharge of Indenture...................53
      SECTION 803.  Application of Trust Money................................54

ARTICLE NINE EVENTS OF DEFAULT; REMEDIES......................................54

      SECTION 901.  Events of Default.........................................54
      SECTION 902.  Acceleration of Maturity; Rescission and Annulment........56
      SECTION 903.  Collection of Indebtedness and Suits for Enforcement
                    by Trustee................................................57
      SECTION 904.  Trustee May File Proofs of Claim..........................57
      SECTION 905.  Trustee May Enforce Claims Without Possession of
                    Securities................................................58
      SECTION 906.  Application of Money Collected............................58
      SECTION 907.  Limitation on Suits.......................................58
      SECTION 908.  Unconditional Right of Holders to Receive Principal,
                    Premium and Interest......................................59
      SECTION 909.  Restoration of Rights and Remedies........................59
      SECTION 910.  Rights and Remedies Cumulative............................59
      SECTION 911.  Delay or Omission Not Waiver..............................60
      SECTION 912.  Control by Holders of Securities..........................60
      SECTION 913.  Waiver of Past Defaults...................................60
      SECTION 914.  Undertaking for Costs.....................................60
      SECTION 915.  Waiver of Usury, Stay or Extension Laws...................61
      SECTION 916.  Defaults under Class A Mortgages..........................61
      SECTION 917.  Receiver and Other Remedies...............................61

ARTICLE TEN THE TRUSTEE.......................................................61

      SECTION 1001. Certain Duties and Responsibilities.......................61
      SECTION 1002. Notice of Defaults........................................62
      SECTION 1003. Certain Rights of Trustee.................................62
      SECTION 1004. Not Responsible for Recitals or Issuance of Securities....63
      SECTION 1005. May Hold Securities.......................................64
      SECTION 1006. Money Held in Trust.......................................64

      SECTION 1007. Compensation and Reimbursement............................64
      SECTION 1008. Disqualification; Conflicting Interests...................65
      SECTION 1009. Corporate Trustee Required; Eligibility...................65
      SECTION 1010. Resignation and Removal; Appointment of Successor.........66
      SECTION 1011. Acceptance of Appointment by Successor....................67
      SECTION 1012. Merger, Conversion, Consolidation or Succession to
                    Business..................................................67
      SECTION 1013. Preferential Collection of Claims Against Company.........68
      SECTION 1014. Co-trustee and Separate Trustees..........................68
      SECTION 1015. Appointment of Authenticating Agent.......................69

ARTICLE ELEVEN HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY..............71

      SECTION 1101. Lists of Holders..........................................71
      SECTION 1102. Reports by Trustee and Company............................71

ARTICLE TWELVE CONSOLIDATION, MERGER, CONVEYANCE, OR OTHER TRANSFER...........71

      SECTION 1201. Company may Consolidate, etc., Only on Certain Terms......71
      SECTION 1202. Successor Company Substituted.............................73
      SECTION 1203. Extent of Lien Hereof on Property of Successor Company....73
      SECTION 1204. Release of Company upon Conveyance or Other Transfer......74
      SECTION 1205. Merger into Company; Extent of Lien Hereof................74
      SECTION 1206. Transfer of Less than Substantially All...................74

ARTICLE THIRTEEN SUPPLEMENTAL INDENTURES......................................75

      SECTION 1301. Supplemental Indentures Without Consent of Holders........75
      SECTION 1302. Supplemental Indentures With Consent of Holders...........77
      SECTION 1303. Execution of Supplemental Indentures......................79
      SECTION 1304. Effect of Supplemental Indentures.........................79
      SECTION 1305. Conformity With Trust Indenture Act.......................79
      SECTION 1306. Reference in Securities to Supplemental Indentures........79
      SECTION 1307. Modification Without Supplemental Indenture...............79

ARTICLE FOURTEEN MEETINGS OF HOLDERS; ACTION WITHOUT MEETING..................80

      SECTION 1401. Purposes for Which Meetings May Be Called.................80
      SECTION 1402. Call, Notice and Place of Meetings........................80
      SECTION 1403. Persons Entitled to Vote at Meetings......................81
      SECTION 1404. Quorum; Action............................................81
      SECTION 1405. Attendance at Meetings; Determination of Voting
                    Rights; Conduct and Adjournment of Meetings...............82
      SECTION 1406. Counting Votes and Recording Action of Meetings...........83
      SECTION 1407. Action Without Meeting....................................83

ARTICLE FIFTEEN IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND
  DIRECTORS...................................................................83

      SECTION 1501. Liability Solely Corporate................................83

ARTICLE SIXTEEN ISSUANCE OF SECURITIES PRIOR TO THE RELEASE DATE..............84

      SECTION 1601. General...................................................84
      SECTION 1602. Issuance of Securities on the Basis of Class A Bonds......84
      SECTION 1603. Issuance of Securities on the Basis of Property Additions.86
      SECTION 1604. Issuance of Securities on the Basis of Retired Securities.88
      SECTION 1605. Issuance of Securities on the Basis of Deposit of Cash....88

ARTICLE SEVENTEEN CLASS A BONDS; ADDITIONAL CLASS A MORTGAGES; DISCHARGE
  OF CLASS A MORTGAGE.........................................................89

      SECTION 1701. Registration and Ownership of Class A Bonds...............89
      SECTION 1702. Payments on Class A Bonds.................................90
      SECTION 1703. Surrender of Class A Bonds................................91
      SECTION 1704. No Transfer of Class A Bonds..............................91
      SECTION 1705. Voting of Class A Bonds...................................91
      SECTION 1706. Designation of Additional Class A Mortgages...............92
      SECTION 1707. Discharge of Class A Mortgage.............................94

ARTICLE EIGHTEEN POSSESSION, USE AND RELEASE OF MORTGAGED PROPERTY............97

      SECTION 1801. Quiet Enjoyment...........................................97
      SECTION 1802. Dispositions without Release..............................97
      SECTION 1803. Release of Mortgaged Property.............................98
      SECTION 1804. Release of Property Not Constituting Funded Property.....101
      SECTION 1805. Release of Minor Properties..............................102
      SECTION 1806. Withdrawal or Other Application of Funded Cash;
                    Purchase Money Obligations...............................103
      SECTION 1807. Release of Property Taken by Eminent Domain, etc.........105
      SECTION 1808. Alternative Release Provision............................106
      SECTION 1809. Disclaimer or Quitclaim..................................106
      SECTION 1810. Miscellaneous............................................107
      SECTION 1811. Establishment of the Release Date........................108
      SECTION 1812. Preservation of Lien.....................................108
      SECTION 1813. Maintenance of Properties................................109
      SECTION 1814. Payment of Taxes; Discharge of Liens.....................109
      SECTION 1815. Insurance................................................109
      SECTION 1816. Recording, Filing, etc...................................112

Testimonium..................................................................111
Signatures...................................................................111

EXHIBIT A -      MODIFICATIONS OF CLASS A MORTGAGES..........................A-1
EXHIBIT B -      DESCRIPTION OF REAL PROPERTY THAT IS MORTGAGED PROPERTY
                 AS OF THE EXECUTION DATE....................................B-1

      THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A TRANSMITTING UTILITY

           THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS


          INDENTURE, dated as of December 15, 2003 (the "Execution Date") between MDU RESOURCES GROUP, INC., a Delaware corporation (the "Company"), having its principal office at Schuchart Building, 918 East Divide Avenue, Bismarck, North Dakota 58506-5650 and THE BANK OF NEW YORK, a New York banking corporation, having its principal corporate trust office at 101 Barclay Street, New York, New York 10286, as Trustee (the "Trustee").

                             RECITALS OF THE COMPANY

          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debt securities (the "Securities") in an unlimited aggregate principal amount, to be issued in one or more series as contemplated herein, and to provide security for the payment of the principal of and premium and interest, if any, on the Securities;

          Prior to the Release Date (as hereinafter defined), the Outstanding Securities will be secured by a lien on the Mortgaged Property (as hereinafter defined) to the extent provided herein.

          The Company may issue Class A Bonds (as hereinafter defined) of one or more series and deliver such Class A Bonds to the Trustee to hold in trust for the benefit of the Holders (as hereinafter defined) from time to time of the Outstanding Securities, and pursuant to the terms and provisions hereof, the Company may require the Trustee to deliver to the Company for cancellation any and all Class A Bonds held by the Trustee.

          All acts necessary to make this Indenture a valid agreement of the Company have been performed. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used herein shall have the meanings assigned to them in Article One of this Indenture.

                                GRANTING CLAUSES

          NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, in consideration of the premises and of the purchase of the Securities by the Holders thereof, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants therein and herein contained, and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, in trust, and grants to the Trustee a security interest in and lien on, the following (subject, however, to the terms and conditions set forth in this Indenture):

                              First Granting Clause

          All right, title and interest of the Company, as of the Execution Date, in and to all property, real and personal (other than Excepted Property), of the kind and nature that are described in the Mortgage, acquired by the Company from the Predecessor Corporation in the Merger (as each such term is defined in the (Forty-Ninth) Supplemental Indenture) (including the property described in Exhibit B hereto) and improvements, extensions and additions thereto and renewals and replacements thereof;

                             Second Granting Clause

          Subject to the applicable exceptions permitted by Section 1810(d),
     Section 1203 and Section 1205, all right, title and interest of the Company in such franchises, repairs and additional property (other than Excepted Property) as may be hereafter acquired, made or constructed by the Company
     (1) to maintain, renew and preserve the franchises covered by the Mortgage, or (2) to maintain the property mortgaged and intended to be mortgaged under the Mortgage as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property subject to the lien of the Mortgage damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements or furniture, or any other fixtures or personalty, subject to the lien of the Mortgage which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged or intended to be mortgaged under the Mortgage, it being the intention of the Company that all such property acquired by the Company after the Execution Date shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the Execution Date; and

                              Third Granting Clause

          Any Excepted Property, which may, from time to time after the Execution Date, by delivery or by an instrument supplemental to this Indenture, be subjected to the Lien hereof by the Company, the Trustee being hereby authorized to receive the same at any time as additional security hereunder; it being understood that any such subjection to the Lien hereof of any Excepted Property as additional security may be made subject to such reservations, limitations or conditions respecting the use and disposition of such property or the proceeds thereof as shall be set forth in such instrument;

                                Excepted Property

          Expressly excepting and excluding, however, from the Lien of this Indenture all right, title and interest of the Company in and to the following property, whether now owned or hereafter acquired (herein sometimes called "Excepted Property"):

               (a) all cash on hand or in banks or other financial institutions, deposit accounts, securities accounts, shares of stock, interests in business trusts, general or limited partnerships or limited liability companies, bonds, notes, other evidences of indebtedness and other securities, security entitlements, policies of insurance on lives of officers of the Company and investment property, of whatsoever kind and nature, not hereafter paid or delivered to, deposited with or held by the Trustee hereunder or required so to be;

               (b) all contracts, leases, operating agreements and other agreements of whatsoever kind and nature; all contract rights, bills, notes and other instruments and chattel paper (except to the extent that any of the same constitute securities, security entitlements or investment property, in which case they are separately excepted from the Lien of this

          Indenture under clause (a) above); all revenues, income and earnings, all accounts, accounts receivable, rights to payment, payment intangibles and unbilled revenues, transition property, and all rents, tolls, issues, product and profits, claims, credits, demands and judgments; all governmental and other licenses, permits, franchises, consents and allowances; and all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights and other intellectual property; and all claims, credits, choses in action, commercial tort claims and other intangible property and general intangibles including, but not limited to, computer software;

               (c) all automobiles, buses, trucks, truck cranes, tractors, trailers and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges, and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; all parts, accessories and supplies used in connection with any of the foregoing; and all personal property of such character that the perfection of a security interest therein or other Lien thereon is not governed by the Uniform Commercial Code as in effect in the jurisdiction in which the Company is organized;

               (d) all merchandise and appliances acquired for the purpose of resale in the ordinary course and conduct of the business of the Company, and all materials and supplies held for consumption in operation or held in advance of use thereof for fixed capital purposes;

               (e) all electric energy, gas, steam and other materials and products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course and conduct of its business;

               (f) all property which is the subject of a lease agreement designating the Company as lessee and all right, title and interest of the Company in and to such property and in, to and under such lease agreement, whether or not such lease agreement is intended as security;

               (g) any of the properties or franchises now owned or hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) except (A) those properties and franchises subject to the lien of the Mortgage acquired by the Company from the Predecessor Corporation in the Merger, and improvements, extensions and additions thereto and renewals and replacements thereof; (B) the property made and used by the Company as the basis under any of the provisions of the Mortgage for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property, and (C) such franchises, repairs and additional property as may be acquired, made or constructed by the Company (1) to maintain, renew and preserve the franchises covered by the Mortgage, or (2) to maintain the property mortgaged and intended to be mortgaged thereunder as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property subject to the lien of the Mortgage damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements, or furniture, or any other fixtures or personalty, subject to the Lien of the Mortgage which shall have become old, inadequate, obsolete, wornout, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged or intended to be mortgaged under the Mortgage;

               (h) all property that has been released from the lien of the Mortgage, pursuant to the terms thereof;

               (i) all property, real, personal and mixed, which subsequent to the Execution Date, has been released from the Lien of this Indenture, pursuant to the terms thereof, other than pursuant to Section 1811, and any improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any parts thereof;

               (j) all property not acquired by the Company for use in its electricity generation, transmission and distribution, and natural gas distribution business; and

               (k) a tract of land fifteen feet in width by twenty feet in length situated in the southwest corner of Lot Two (2) of Block Twenty
          (20) of Sheridan Land Company's Addition to the City of Sheridan, Wyoming, and more particularly bounded and described as follows:

               Beginning at the southwest corner of said Lot Two; thence running north along the west boundary line of said lot a distance of Fifteen feet; thence running east on a line parallel to the south boundary line of said lot a distance of Twenty feet to a point; thence running south on a line parallel to the west boundary line of said lot a distance of Fifteen feet to a point on said south boundary line of Lot two; thence running west on the south boundary line of said Lot Two a distance of Twenty feet to the point of beginning.

          TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee, its successors in trust and their assigns forever;

          SUBJECT, HOWEVER, to Permitted Liens; and

          SUBJECT, FURTHER, to the condition that, with respect to any property which is now or hereafter becomes subject to the Lien of any Class A Mortgage, the Lien of this Indenture shall at all times be junior, subject and subordinate to the Lien of such Class A Mortgage;

          IN TRUST, NEVERTHELESS, for the equal and ratable benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

          PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in, Article Eight or
Section 1811 hereof, and if the principal of and premium and interest, if any, on the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 703 hereof or to the appropriate Governmental Authority pursuant to applicable law after the Maturity thereof, then and in that case this Indenture shall terminate, and the Trustee shall execute and deliver to the Company such instruments as the Company shall require to evidence such termination; otherwise this Indenture, and the estate and rights hereby granted, shall be and remain in full force and effect; and

          IT IS HEREBY COVENANTED AND AGREED by and between the Company and the Trustee that all the Securities are to be authenticated and delivered, and that the Mortgaged Property is to be held, subject to the further covenants, conditions and trusts hereinafter set forth, and the Company hereby covenants and agrees to and with the Trustee, for the equal and ratable benefit of all holders of the Securities, as follows:

                                  ARTICLE ONE

             Definitions And Other Provisions Of General Application

SECTION 101.  Definitions.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (b) all terms used herein without definition which are defined in the Trust Indenture Act as in effect on the Execution Date, either directly or by reference therein, have the meanings assigned to them therein;

          (c) all terms used herein without definition which are defined in the Uniform Commercial Code of New York as in effect on the Execution Date shall have the meanings assigned to them therein;

          (d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation or, at the election of the Company from time to time, at the Execution Date; provided, however, that in determining generally accepted accounting principles applicable to the Company, effect shall be given, to the extent required, to any order, rule or regulation of any administrative agency, regulatory authority or other governmental body having jurisdiction over the Company;

          (e) any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Indenture; and

          (f) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "Accountant" means a person engaged in the accounting profession or otherwise qualified to pass on accounting matters (including, but not limited to, a Person certified or licensed as a public accountant, whether or not then engaged in the public accounting profession), which Person, unless required to be Independent, may be an employee or Affiliate of the Company.

          "Act", when used with respect to any Holder of a Security, has the meaning specified in Section 106.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct generally the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Authenticating Agent" means any Person or Persons (other than the Company or an Affiliate of the Company) authorized by the Trustee to act on behalf of the Trustee to authenticate the Securities of one or more series.

          "Authorized Officer" means the Chairman of the Board, the Vice Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, or any other officer, manager or agent of the Company duly authorized pursuant to a Board Resolution to act in respect of matters relating to this Indenture.

          "Authorized Purposes" means the authentication and delivery of Securities, the release of property and/or the withdrawal of cash under any of the provisions of this Indenture.

          "Benefitted Securities" shall have the meaning specified in Section
707.

          "Board of Directors" means either the board of directors, board of managers or similar governing body of the Company or any committee thereof duly authorized to act in respect of matters relating to this Indenture.

          "Board Resolution" means a copy of a resolution certified by the Secretary, an Assistant Secretary or an Authorized Officer of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day", when used with respect to a Place of Payment or any other particular location specified in the Securities or this Indenture, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in such Place of Payment or other location are generally authorized or required by law, regulation or executive order to remain closed, except as may be otherwise specified as contemplated by Section 301.

          "Capitalization" has the meaning specified in Section 707.

          "Capitalized Lease Liabilities" has the meaning specified in Section 707.

          "Class A Bondholder's Certificate" has the meaning specified in
Section 1705.

          "Class A Bonds" means bonds or other obligations now or hereafter issued and Outstanding under any Class A Mortgage or Mortgages.

          "Class A Mortgage" means the Mortgage and each other mortgage or deed of trust or similar indenture, as amended and supplemented from time to time,
(i) to which any corporation that is subsequently merged into or consolidated with the Company was a party at the time of such merger or consolidation or
(ii)(A) which constitutes a Lien on property conveyed or otherwise transferred to the Company and (B) the obligations of the mortgagor under which have been duly assumed by the Company, and, in the case of either (i) or (ii) above, which is hereafter designated an additional Class A Mortgage in an indenture supplemental hereto executed and delivered in accordance with Section 1706.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the Execution Date such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body, if any, performing such duties at such time.

          "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Order" or "Company Request" mean, respectively, a written order or request, as the case may be, signed in the name of the Company by an Authorized Officer and delivered to the Trustee.

          "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the Execution Date is located at 101 Barclay Street, Floor 8 West, New York, New York 10286.

          "corporation" means a corporation, association, company, limited liability company, partnership, limited partnership, joint stock company or business trust, and references to "corporate" and other derivations of "corporation" herein shall be deemed to include appropriate derivations of such entities.

          "Cost" with respect to Property Additions has the meaning specified in
Section 103.

          "Debt" has the meaning specified in Section 707.

          "Defaulted Interest" has the meaning specified in Section 307.

          "Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 902. "Interest" with respect to a Discount Security means interest, if any, borne by such Security at a Stated Interest Rate.

          "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

          "Electric and Gas Utility Property" means any facilities, machinery, equipment and fixtures for the generation, transmission and distribution of electric energy and distribution of natural gas, including electricity generation plants and related equipment, switchyards, towers, substations, transformers, poles, lines, cable, conduits, ducts, conductors, meters, regulators, pipelines and related facilities and all other property of the Company, real or personal, or improvements, extensions, additions, renewals or replacements of the foregoing, in each case used or useful or to be used in or in connection with the business of generating, transmitting and distributing electric energy and distributing of natural gas, of the character described in First Granting Clause or Second Granting Clause (without regard to whether the Release Date has occurred), whether owned by the Company at the Execution Date or hereafter acquired (other than Excepted Property with respect to all of the property described in this definition).

          "Eligible Obligations" means:

               (a) with respect to Securities denominated in Dollars, Government Obligations or, if specified pursuant to Section 301 with respect to any Securities, other Investment Securities; or

               (b) with respect to Securities denominated in a currency other than Dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such Securities, as contemplated by Section 301.

          "Event of Default" has the meaning specified in Section 901.

          "Excepted Property" has the meaning specified in the granting clauses of this Indenture.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Execution Date" has the meaning specified in the first paragraph of this Indenture.

          "Expert" means a Person which is an engineer, appraiser or other expert and which, with respect to any certificate to be signed by such Person and delivered to the Trustee, is qualified to pass upon the matters set forth in such certificate. For purposes of this definition, (a) "engineer" means a Person engaged in the engineering profession or otherwise qualified to pass upon engineering matters (including, but not limited to, a Person licensed as a professional engineer, whether or not then engaged in the engineering profession) and (b) "appraiser" means a Person engaged in the business of appraising property or otherwise qualified to pass upon the Fair Value or fair market value of property.

          "Expert's Certificate" means a certificate signed by an Authorized Officer and by an Expert (which Expert (a) shall be selected either by the Board of Directors or by an Authorized Officer, the execution of such certificate by such Authorized Officer to be conclusive evidence of such selection, and (b) except as otherwise required in Sections 1206, 1603, 1707, 1810, may be an employee or Affiliate of the Company) and delivered to the Trustee. The amount stated in any Expert's Certificate as to the Cost, Fair Value or fair market value of property shall be conclusive and binding upon the Company, the Trustee and the Holders of the Securities.

          "Fair Value", with respect to property, means the fair value of such property as may be determined by reference to (a) the amount which would be likely to be obtained in an arm's-length transaction with respect to such property between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, (b) the amount of investment with respect to such property which, together with a reasonable return thereon, would be likely to be recovered through ordinary business operations or otherwise, (c) the Cost, accumulated depreciation, and replacement cost with respect to such property and/or (d) any other relevant factors; provided, however, that (x) the Fair Value of property shall be determined without deduction for any Liens on such property prior to the Lien of this Indenture (except as otherwise provided in Section 1803) and (y) the Fair Value to the Company of Property Additions may be of less value to a Person which is not the owner or operator of the Mortgaged Property or any portion thereof than to a Person which is such owner or operator. Fair Value may be determined, without physical inspection, by the use of accounting and engineering records and other data maintained by the Company or otherwise available to the Expert certifying the same.

          "Funded Cash" has the meaning specified in Section 102.

          "Funded Property" has the meaning specified in Section 102.

          "Governmental Authority" means the government of the United States or of any State or Territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.

          "Government Obligations" means securities which are (a) (i) direct obligations of the United States where the payment or payments thereunder are supported by the full faith and credit of the United States or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States or (b) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act, which may include the Trustee or any Paying Agent) as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

          "Holder" means a Person in whose name a Security is registered in the Security Register.

          "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture and any such supplemental indenture, respectively. The term "Indenture" shall also include the provisions or terms of particular series of Securities established in any Officer's Certificate, Board Resolution or Company Order delivered pursuant to Sections 201, 301, 303 and 1307.

          "Independent", when applied to any Accountant or Expert, means such a Person who (a) is in fact independent, (b) does not have any direct material financial interest in the Company or in any other obligor upon the Securities or in any Affiliate of the Company or of such other obligor, (c) is not connected with the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or any person performing similar functions and (d) is approved by the Trustee in the exercise of reasonable care.

          "Independent Expert's Certificate" means a certificate signed by an Independent Expert and delivered to the Trustee.

          "interest" with respect to a Discount Security means interest, if any, borne by such Security at a Stated Interest Rate rather than interest calculated at any imputed rate.

          "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

          "Investment Securities" means any of the following obligations or securities on which neither the Company, any other obligor on the Securities nor any Affiliate of either is the obligor: (a) Government Obligations; (b) interest bearing deposit accounts (which may be represented by certificates of deposit) in any national or state bank (which may include the Trustee or any Paying Agent) or savings and loan association which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (c) bankers' acceptances drawn on and accepted by any commercial bank (which may include the Trustee or any Paying Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (d) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State or Territory of the United States or the District of Columbia, or any political subdivision of any of the foregoing, which are rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (e) bonds or other obligations of any agency or instrumentality of the United States; (f) corporate debt securities which are rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (g) repurchase agreements with respect to any of the foregoing obligations or securities with any banking or financial institution (which may include the Trustee or any Paying Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (h) securities issued by any regulated investment company (including any investment company for which the Trustee or any Paying Agent is the advisor), as defined in Section 851 of the Internal Revenue Code of 1986, as amended, or any successor section of such Code or successor federal statute, provided that the portfolio of such investment company is limited to obligations or securities of the character and investment quality contemplated in clauses (a) through (f) above and repurchase agreements which are fully collateralized by any of such obligations or securities; and (i) any other obligations or securities which may lawfully be purchased by the Trustee in its capacity as such.

          "Lien" means any mortgage, deed of trust, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right and any other lien of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and any defect, irregularity, exception or limitation in record title.

          "Maturity" when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in such Security or in this Indenture, whether at the Stated Maturity, by declaration of acceleration, upon call for redemption or otherwise.

          "Mortgage" shall mean, collectively, the Indenture of Mortgage, dated as of May 1, 1939, made by and between the Company (formerly Montana-Dakota Utilities Co.) and The New York Trust Company (The Bank of New York, successor Corporate Trustee), and all indentures supplemental thereto, including the (Forty-Fifth) Supplemental Indenture, dated as of April 21, 1992, made by and between The Bank of New York and W.T. Cunningham (Douglas J. MacInnes, successor), as trustees, which contains, in Part II thereof, a Restatement of Indenture.

          "Mortgaged Property" means, as of any particular time, all property which at such time is subject to the Lien of this Indenture.

          "Net Tangible Assets" has the meaning specified in Section 707.

          "Notice of Default" means a written notice of the kind specified in
Section 901(c).

          "Officer's Certificate" means a certificate signed by an Authorized Officer of the Company and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

          "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (a) Securities theretofore canceled or delivered to the Security Registrar for cancellation;

          (b) Securities deemed to have been paid for all purposes of this Indenture in accordance with Section 801 (whether or not the Company's indebtedness in respect thereof shall be satisfied and discharged for any other purpose); and

          (c) Securities, the principal, premium, if any, and interest, if any, which have been fully paid pursuant to the third paragraph of Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it and the Company that such Securities are held by a bona fide purchaser or purchasers in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether or not the Holders of the requisite principal amount of the Securities Outstanding under this Indenture, or the Outstanding Securities of any series or Tranche, have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders of Securities,

          (x) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor (unless the Company, such Affiliate or such obligor owns all Securities Outstanding under this Indenture or (except for the purposes of actions to be taken by Holders of (i) more than one series or more than one Tranche, as the case may be, voting as a class under Section 1302) all Outstanding Securities of each such series and each such Tranche, as the case may be, determined without regard to this clause (x)) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Securities which the Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded; provided, however, that Securities so owned which have been pledged in good faith may be regarded as Outstanding if it is established to the reasonable satisfaction of the Trustee that the pledgee, and not the Company, or any such other obligor or Affiliate of either thereof, has the right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor; and provided, further, that in no event shall any Security which shall have been delivered to evidence or secure, in whole or in part, the Company's obligations in respect of other indebtedness be deemed to be owned by the Company if the principal of such Security is payable, whether at Stated Maturity or upon mandatory redemption, at the same time as the principal of such other indebtedness is payable, whether at Stated Maturity or upon mandatory redemption or acceleration, but only to the extent of such portion of the principal amount of such Security as does not exceed the principal amount of such other indebtedness, and

          (y) the principal amount of a Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to
     Section 902; and

          (z) the principal amount of any Security which is denominated in a currency other than Dollars or in a composite currency that shall be deemed to be Outstanding for such purposes shall be the amount of Dollars which could have been purchased by the principal amount (or, in the case of a Discount Security, the Dollar equivalent on the date determined as set forth below of the amount determined as provided in (y) above) of such currency or composite currency evidenced by such Security, in each such case certified to the Trustee in an Officer's Certificate, based (i) on the average of the mean of the buying and selling spot rates quoted by three banks which are members of the New York Clearing House Association selected by the Company in effect at 11:00 A.M. (New York time) in The City of New York on the fifth Business Day preceding any such determination or (ii) if on such fifth Business Day it shall not be possible or practicable to obtain such quotations from such three banks, on such other quotations or alternative methods of determination which shall be as consistent as practicable with the method set forth in (i) above;

provided, further, that in the case of any Security the principal of which is payable from time to time without presentment or surrender, the principal amount of such Security that shall be deemed to be Outstanding at any time for all purposes of this Indenture shall be the original principal amount thereof less the aggregate amount of principal thereof theretofore paid.

          "Outstanding", when used with respect to Class A Bonds, has the meaning specified in the related Class A Mortgage.

          "Paying Agent" means any Person, including the Company, authorized by the Company to pay the principal of, and premium, if any, or interest, if any, on any Securities on behalf of the Company.

          "Periodic Offering" means an offering of Securities of a series from time to time any or all of the specific terms of which Securities, including without limitation the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents from time to time subsequent to the initial request for the authentication and delivery of such Securities by the Trustee, as contemplated in Section 301 and clause (b) of
Section 303.

          "Permitted Liens" means, as of any particular time, any of the following:

               (a) Liens existing at the Execution Date (including but not limited to, the Lien of the Mortgage);

               (b) as to property acquired by the Company after the Execution Date, Liens existing or placed thereon at the time of the acquisition thereof (including, but not limited to, the Lien of any Class A Mortgage);

               (c) Liens for taxes, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith by appropriate proceedings;

               (d) mechanics', workmen's, repairmen's, materialmen's, warehousemen's, and carriers' Liens, other Liens incident to construction, Liens or privileges of any employees of the Company for salary or wages earned, but not yet payable, and other Liens, including without limitation Liens for worker's compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;

               (e) Liens in respect of attachments, judgments or awards arising out of judicial or administrative proceedings (i) in an amount not exceeding the greater of (A) Ten Million Dollars ($10,000,000) and (B) three percent (3%) of the sum of (1) the principal amount of the Securities then Outstanding and (2) the principal amount of Class A Bonds then Outstanding other than Class A Bonds delivered to and held by the Trustee pursuant to Sections 1602 and 1701 or (ii) with respect to which the Company shall (X) in good faith be prosecuting an appeal or other proceeding for review and with respect to which the Company shall have secured a stay of execution pending such appeal or other proceeding or (Y) have the right to prosecute an appeal or other proceeding for review;

               (f) easements, leases, reservations or other rights of others in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, the Mortgaged Property or any part thereof; provided, however, that such easements, leases, reservations, rights, laws, regulations, restrictions, defects, irregularities, exceptions and limitations do not in the aggregate materially impair the use by the Company of the Mortgaged Property considered as a whole for the purposes for which it is held by the Company;

               (g) defects, irregularities, exceptions and limitations in title to real property subject to rights-of-way in favor of the Company or otherwise or used or to be used by the Company primarily for right-of-way purposes or real property held under lease, easement, license or similar right; provided, however, that (i) the Company shall have obtained from the apparent owner or owners of such real property a sufficient right, by the terms of the instrument granting such right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which the Company acquired the same;
          (ii) the Company has power under eminent domain or similar statutes to remove such defects, irregularities, exceptions or limitations or
          (iii) such defects, irregularities, exceptions and limitations may be otherwise remedied without undue effort or expense; and defects, irregularities, exceptions and limitations in title to flood lands, flooding rights and/or water rights;

               (h) Liens securing indebtedness or other obligations neither created, assumed nor guaranteed by the Company nor on account of which it customarily pays interest upon real property or rights in or relating to real property acquired by the Company for the purpose of the transmission or distribution of electric energy, gas or water, for the purpose of telephonic, telegraphic, radio, wireless or other electronic communication or otherwise for the purpose of obtaining rights-of-way;

               (i) leases existing at the Execution Date affecting properties owned by the Company at said date and renewals and extensions thereof; and leases affecting such properties entered into after such date or affecting properties acquired by the Company after such date which, in either case, (i) have respective terms of not more than ten (10) years (including extensions or renewals at the option of the tenant) or (ii) do not materially impair the use by the Company of such properties for the respective purposes for which they are held by the Company;

               (j) Liens vested in lessors, licensors, franchisors or permitters for rent or other amounts to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses, franchises or permits, so long as the payment of such rent or other amounts or the performance of such other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;

               (k) controls, restrictions, obligations, duties and/or other burdens imposed by federal, state, municipal or other law, or by rules, regulations or orders of Governmental Authorities, upon the Mortgaged Property or any part thereof or the operation or use thereof or upon the Company with respect to the Mortgaged Property or any part thereof or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in Governmental Authorities to impose any such controls, restrictions, obligations, duties and/or other burdens;

               (l) rights which Governmental Authorities may have by virtue of franchises, grants, licenses, permits or contracts, or by virtue of law, to purchase, recapture or designate a purchaser of or order the sale of the Mortgaged Property or any part thereof, to terminate franchises, grants, licenses, permits, contracts or other rights or to regulate the property and business of the Company; and any and all obligations of the Company correlative to any such rights;

               (m) Liens required by law or governmental regulations (i) as a condition to the transaction of any business or the exercise of any privilege or license, (ii) to enable the Company to maintain self-insurance or to participate in any funds established to cover any insurance risks, (iii) in connection with workmen's compensation, unemployment insurance, social security, any pension or welfare benefit plan or (iv) to share in the privileges or benefits required for companies participating in one or more of the arrangements described in clauses (ii) and (iii) above;

               (n) Liens on the Mortgaged Property or any part thereof which are granted by the Company to secure duties or public or statutory obligations or to secure, or serve in lieu of, surety, stay or appeal bonds;

               (o) rights reserved to or vested in others to take or receive any part of any coal, ore, gas, oil and other minerals, any timber and/or any electric capacity or energy, gas, water, steam and any other products, developed, produced, manufactured, generated, purchased or otherwise acquired by the Company or by others on property of the Company;

               (p) (i) rights and interests of Persons other than the Company arising out of contracts, agreements and other instruments to which the Company is a party and which relate to the common ownership or joint use of property; and (ii) all Liens on the interests of

          Persons other than the Company in property owned in common by such Persons and the Company if and to the extent that the enforcement of such Liens would not adversely affect the interests of the Company in such property in any material respect;

               (q) any restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public service corporation;

               (r) any Liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made;

               (s) any controls, liens, restrictions, regulations, easements, exceptions or reservations of any public authority or unit applying particularly to any form of space satellites (including but not limited to solar power satellites), space stations and other analogous facilities whether or not in the earth's atmosphere;

               (t) rights and interests granted pursuant to Section 1802(c);

               (u) Prepaid Liens, Liens of any Class A Mortgage, Purchase Money Liens and all other Liens permitted to exist under Section 707 (whether before or after the Release Date); and

               (v) any Lien of the Trustee granted pursuant to Section 1007.

          "Permitted Secured Debt" has the meaning specified in Section 707.

          "Person" means any individual, corporation, joint venture, trust or unincorporated organization or any Governmental Authority.

          "Place of Payment", when used with respect to the Securities of any series, or Tranche thereof, means the place or places, specified as contemplated by Section 301, at which, subject to Section 702, principal of and premium, if any, and interest, if any, on the Securities of such series or Tranche are payable.

          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          "Prepaid Liens" means any Lien securing indebtedness for the payment of which money in the necessary amount shall have been irrevocably deposited in trust with the trustee or other holder of such Lien; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the Stated Maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the mortgage or other instrument creating such Lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder.

          "Property Additions" has the meaning specified in Section 103.

          "Purchase Money Lien" means, with respect to any property being acquired or disposed of by the Company or being released from the Lien of this Indenture, a Lien on such property which

               (a) is taken or retained by the transferor of such property to secure all or part of the purchase price thereof;

               (b) is granted to one or more Persons other than the transferor which, by making advances or incurring an obligation, give value to enable the grantor of such Lien to acquire rights in or the use of such property;

               (c) is granted to any other Person in connection with the release of such property from the Lien of this Indenture on the basis of the deposit with the Trustee or the trustee or other holder of a Lien prior to the Lien of this Indenture of obligations secured by such Lien on such property (as well as any other property subject thereto);

               (d) is held by a trustee or agent for the benefit of one or more Persons described in clause (a), (b) and/or (c) above, provided that such Lien may be held, in addition, for the benefit of one or more other Persons which shall have theretofore given, or may thereafter give, value to or for the benefit or account of the grantor of such Lien for one or more other purposes; or

               (e) otherwise constitutes a purchase money mortgage or a purchase money security interest under applicable law;

and, without limiting the generality of the foregoing, for purposes of this Indenture, the term Purchase Money Lien shall be deemed to include any Lien described above whether or not such Lien (x) shall permit the issuance or other incurrence of additional indebtedness secured by such Lien on such property, (y) shall permit the subjection to such Lien of additional property and the issuance or other incurrence of additional indebtedness on the basis thereof and/or (z) shall have been granted prior to the acquisition, disposition or release of such property, shall attach to or otherwise cover property other than the property being acquired, disposed of or released and/or shall secure obligations issued prior and/or subsequent to the issuance of the obligations delivered in connection with such acquisition, disposition or release.

          "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture, exclusive of accrued and unpaid interest.

          "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

          "Release Date" shall mean the date chosen by the Company and specified in the Company Order delivered to the Trustee under Section 1811.

          "Required Currency" has the meaning specified in Section 311.

          "Responsible Officer", when used with respect to the Trustee, means any Vice President, Assistant Vice President, Trust Officer or other officer of the Trustee who, in the case of each of the foregoing, is assigned by the Trustee to its corporate trust department responsible for the administration of this Indenture that is located in the Corporate Trust Office.

          "Retired Securities" means any Securities authenticated and delivered under this Indenture which (a) no longer remain Outstanding by reason of the applicability of clause (a) or (b) in the definition of "Outstanding" (other than any Predecessor Security of any Security), (b) have not been made the basis under any of the provisions of this Indenture of one or more Authorized Purposes and (c) have not been paid, redeemed, purchased or otherwise retired by the application thereto of Funded Cash.

          "Secured Debt" has the meaning specified in Section 707.

          "Secured Obligations" has the meaning specified in Section 707.

          "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any securities authenticated and delivered under this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

          "Special Record Date" for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Trustee pursuant to Section 307.

          "Stated Interest Rate" means a rate (whether fixed or variable) at which an obligation by its terms is stated to bear simple interest. Any calculation or other determination to be made under this Indenture by reference to the Stated Interest Rate on a Security shall be made without regard to the effective interest cost to the Company of such Security and without regard to the Stated Interest Rate on, or the effective cost to the Company of, any other indebtedness the Company's obligations in respect of which are evidenced or secured in whole or in part by such Security.

          "Stated Maturity", when used with respect to any Security or any obligation or any installment of principal thereof or interest thereon, means the date on which the principal of such obligation or such installment of principal or interest is stated to be due and payable (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension).

          "Successor Company" has the meaning set forth in Section 1201.

          "supplemental indenture" or "indenture supplemental hereto" means an instrument supplementing or amending this Indenture executed and delivered pursuant to Article Thirteen.

          "Tranche" means a group of Securities which (a) are of the same series and (b) have identical terms except as to principal amount and/or date of issuance.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have been appointed by the Company pursuant to Section 1010 or otherwise have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

          "Trust Indenture Act" means, as of any time, the Trust Indenture Act of 1939 as in effect at such time.

          "United States" means the United States of America, its territories, its possessions and other areas subject to its jurisdiction.

SECTION 102.  Funded Property; Funded Cash.

          "Funded Property" means:

          (a) all Property Additions to the extent that the same shall then be subject to the Lien of a Class A Mortgage;

          (b) all Property Additions to the extent that the same shall have been made the basis of the authentication and delivery of Securities under this Indenture pursuant to Section 1603;

          (c) all Property Additions to the extent that the same shall have been made the basis of the release of Funded Property from the Lien of this Indenture pursuant to Section 1803;

          (d) all Property Additions to the extent that the same shall have been substituted for Funded Property retired pursuant to Section 103;

          (e) all Property Additions to the extent that the same shall have been made the basis of the withdrawal of cash held by the Trustee pursuant to
     Section 1605 or 1806; and

          (f) all Property Additions to the extent that the same shall have been used as the basis of a credit against, or otherwise in satisfaction of, the requirements of any sinking, improvement, maintenance, replacement or similar fund or analogous provision established with respect to the Securities of any series, or any Tranche thereof, as contemplated by
     Section 301; provided, however, that any such Property Additions shall cease to be Funded Property when all of the Securities of such series or Tranche shall cease to be Outstanding.

          In the event that in any certificate filed with the Trustee in connection with any of the Property Additions referred to in clauses (b), (c),
(e) and (f) of this definition of Funded Property, only a part of the Cost or Fair Value of the Property Additions described in such certificate shall be required for the purposes of such certificate, then such Property Additions shall be deemed to be Funded Property only to the extent so required for the purpose of such certificate.

          All Funded Property that shall be abandoned, destroyed, released or otherwise disposed of shall for the purpose of Section 103 hereof be deemed Funded Property retired and for other purposes of this Indenture shall thereupon cease to be Funded Property but as in this Indenture provided may at any time thereafter again become Funded Property. Neither any reduction in the Cost or book value of property recorded in the plant account of the Company, nor the transfer of any amount appearing in such account to intangible and/or adjustment accounts, otherwise than in connection with actual retirements of physical property abandoned, destroyed, released or disposed of, and otherwise than in connection with the removal of such property in its entirety from plant account, shall be deemed to constitute a retirement of Funded Property.

          The Company may make allocations, on a pro-rata or other reasonable basis (including, but not limited to, the designation of specific properties or the designation of all or a specified portion of the properties reflected in one or more generic accounts or subaccounts in the Company's books of account), for the purpose of determining the extent to which fungible properties, or other properties not otherwise identified, reflected in the same generic account or subaccount in the Company's books of account constitute Funded Property or Funded Property retired.

          "Funded Cash" means:

          (a) cash, held by the Trustee hereunder, to the extent that it represents the proceeds of insurance on Funded Property (except as otherwise provided in Section 1815), or cash deposited in connection with the release of Funded Property pursuant to Article Eighteen, or the payment of the principal of, or the proceeds of the release of, obligations secured by Purchase Money Lien and delivered to the Trustee pursuant to Article Eighteen, all subject, however, to the provisions of Section 1815 and
     Section 1806;

          (b) any cash deposited with the Trustee under Section 1605; and

          (c) any cash received by the Trustee from the payment of the principal of Class A Bonds delivered to and held by the Trustee pursuant to Sections 1602 and 1701.

SECTION 103.  Property Additions; Cost.

          (a) "Property Additions" means, as of any particular time, any item, unit or element of property which at such time is owned by the Company and is Mortgaged Property.

          (b) When any Property Additions are certified to the Trustee as the basis of any Authorized Purpose (except as otherwise provided in Section 1803 and Section 1806),

               (i) there shall be deducted from the Cost or Fair Value to the Company thereof, as the case may be (as of the date so certified), an amount equal to the Cost (or as to Property Additions of which the Fair Value to the Company at the time the same became Funded Property was certified to be an amount less than the Cost as determined pursuant to this Section, then such Fair Value, as so certified, in lieu of Cost) of all Funded Property of the Company retired to the date of such certification (other than the Funded Property, if any, in connection with the application for the release of which such certificate is filed) and not theretofore deducted from the Cost or Fair Value to the Company of Property Additions theretofore certified to the Trustee, and

               (ii) there may, at the option of the Company, be added to such Cost or Fair Value, as the case may be, the sum of

                    (1) the principal amount of any obligations secured by
               Purchase Money Lien, not theretofore so added and which the Company then elects so to add, which shall theretofore have been delivered to the Trustee or the trustee or other holder of a Lien prior to the Lien of this Indenture as the basis of the release of Funded Property retired from the Lien of this Indenture or such prior Lien, as the case may be;

                    (2) the amount of any cash, not theretofore so added and
               which the Company then elects so to add, which shall theretofore have been delivered to the Trustee or the trustee or other holder of a Lien prior to the Lien of this Indenture as the proceeds of insurance on Funded Property retired (to the extent of the portion thereof deemed to be Funded Cash) or as the basis of the release of Funded Property retired from the Lien of this Indenture or from such prior Lien, as the case may be;

                    (3) the principal amount of any Security or Securities, or portion of such principal amount, not theretofore so added and which the Company then elects so to add, (I) which shall theretofore have been delivered to the Trustee as the basis of the release of Funded Property retired or (II) the right to the authentication and delivery of which under the provisions of
               Section 1604 shall at any time theretofore have been waived under
               Section 1803(d)(iii) as the basis of the release of Funded Property retired;

                    (4) the Cost or Fair Value to the Company (whichever shall be less) of any Property Additions, not theretofore so added and which the Company then elects so to add, which shall theretofore have been made the basis of the release of Funded Property retired (such Fair Value to be the amount shown in the Expert's Certificate delivered to the Trustee in connection with such release); and

                    (5) the Cost to the Company of any Property Additions
               (including Property Additions subject to the Lien of a Class A Mortgage) not theretofore so added and which the Company then elects so to add, to the extent that the same shall have been substituted for Funded Property retired;

          provided, however, that the aggregate of the amounts added under clause (ii) above shall in no event exceed the amounts deducted under clause (i) above.

          (c) Except as otherwise provided in Section 1803, the term "Cost" with respect to Property Additions shall mean the sum of (i) any cash delivered in payment therefor or for the acquisition thereof, (ii) an amount equivalent to the fair market value in cash (as of the date of delivery) of any securities or other property delivered in payment therefor or for the acquisition thereof,
(iii) the principal amount of any obligations secured by prior Lien (other than a Class A Mortgage) upon such Property Additions outstanding at the time of the acquisition thereof, (iv) the principal amount of any other obligations incurred or assumed in connection with the payment for such Property Additions or for the acquisition thereof and (v) any other amounts which, in accordance with generally accepted accounting principles, are properly charged or chargeable to the plant or other property accounts of the Company with respect to such Property Additions as part of the cost of construction or acquisition thereof, including, but not limited to, any allowance for funds used during construction or any similar or analogous amount; provided, however, that, notwithstanding any other provision of this Indenture,

               (i) with respect to Property Additions owned by a successor corporation immediately prior to the time it shall have become such by consolidation or merger or acquired by a successor corporation in or as a result of a consolidation or merger (excluding, in any case, Property Additions owned by the Company immediately prior to such time), Cost shall mean the amount or amounts at which such Property Additions are recorded in the plant or other property accounts of such successor corporation, or the predecessor corporation from which such Property Additions are acquired, as the case may be, immediately prior to such consolidation or merger;

               (ii) with respect to Property Additions which shall have been acquired (otherwise than by construction) by the Company without any consideration consisting of cash, securities or other property or the incurring or assumption of indebtedness, no determination of Cost shall be required, and, wherever in this Indenture provision is made for Cost or Fair Value, Cost with respect to such Property Additions shall mean an amount equal to the Fair Value to the Company thereof or, if greater, the aggregate amount reflected in the Company's books of account with respect thereto upon the acquisition thereof; and

               (iii) in no event shall the Cost of Property Additions be required to reflect any depreciation or amortization in respect of such Property Additions, or any adjustment to the amount or amounts at which such Property Additions are recorded in plant or other property accounts due to the non-recoverability of investment or otherwise.

          If any Property Additions are shown by the Expert's Certificate provided for in Section 1603(b)(ii) to include property which has been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company, the Cost thereof need not be reduced by any amount in respect of any goodwill, going concern value rights and/or intangible property simultaneously acquired for which no separate or distinct consideration shall have been paid or apportioned, and in such case the term Property Additions as defined herein may include such goodwill, going concern value rights and intangible property.

SECTION 104.  Compliance Certificates and Opinions.

          Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer's Certificate stating that in the opinion of the Authorized Officer executing such Officer's Certificate all conditions precedent, if any, provided for in this Indenture relating to the proposed action (including any covenants compliance with which constitutes a condition precedent) have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 105.  Form of Documents Delivered to Trustee.

          (a) Any Officer's Certificate may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and, insofar as it relates to or is dependent upon matters which are subject to verification by Accountants, upon a certificate or opinion of, or representations by, an Accountant, and insofar as it relates to or is dependent upon matters which are required in this Indenture to be covered by a certificate or opinion of, or representations by, an Expert, upon the certificate or opinion of, or representations by, an Expert, unless, in any case, such officer has actual knowledge that the certificate or opinion or representations with respect to the matters upon which such Officer's Certificate may be based as aforesaid are erroneous.

          Any Expert's Certificate may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company and which are not subject to verification by Experts, upon a certificate or opinion of, or representations by, an officer or officers of the Company, unless such expert has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous.

          Any certificate of an Accountant may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and in so far as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company and which are not subject to verification by Accountants, upon a certificate of, or representations by, an officer or officers of the Company, unless such Accountant has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous.

          Any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company, upon a certificate of, or representations by, an officer or officers of the Company, and, insofar as it relates to or is dependent upon matters which are subject to verification by Accountants upon a certificate or opinion of, or representations by, an Accountant, and, insofar as it relates to or is dependent upon matters required in this Indenture to be covered by a certificate or opinion of, or representations by, an Expert, upon the certificate or opinion of, or representations by, an Expert, unless such counsel has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous. In addition, any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon matters covered in an Opinion of Counsel rendered by other counsel, upon such other Opinion of Counsel, unless such counsel has actual knowledge that the Opinion of Counsel rendered by such other counsel with respect to the matters upon which his Opinion of Counsel may be based as aforesaid are erroneous. Further, any Opinion of Counsel with respect to the status of title to or the sufficiency of descriptions of property, and/or the existence of Liens thereon, and/or the recording or filing of documents, and/or any similar matters, may be based (without further examination or investigation) upon (i) title insurance policies or commitments and reports, abstracts of title, lien search certificates and other similar documents or (ii) certificates of, or representations by, officers, employees, agents and/or other representatives of the Company or (iii) any combination of the documents referred to in (i) and (ii), unless, in any case, such counsel has actual knowledge that the document or documents with respect to the matters upon which his opinion may be based as aforesaid are erroneous. If, in order to render any Opinion of Counsel provided for herein, the signer thereof shall deem it necessary that additional facts or matters be stated in any Officer's Certificate, certificate of an Accountant or Expert's Certificate provided for herein, then such certificate may state all such additional facts or matters as the signer of such Opinion of Counsel may request.

          (b) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Where (i) any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, or (ii) two or more Persons are each required to make, give or execute any such application, request, consent, certificate, statement, opinion or other instrument, any such applications, requests, consents, certificates, statements, opinions or other instruments may, but need not, be consolidated and form one instrument.

          (c) Whenever, subsequent to the receipt by the Trustee of any Board Resolution, Officer's Certificate, Expert's Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Anything in this Indenture to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of the Company which could not have been taken had the original document or instrument not contained such error or omission, the action so taken shall not be invalidated or otherwise rendered ineffective but shall be and remain in full force and effect, except to the extent that such action was a result of willful misconduct or bad faith. Without limiting the generality of the foregoing, any Securities issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the benefits of this Indenture equally and ratably with all other Outstanding Securities, except as aforesaid.

SECTION 106.  Acts of Holders.

          (a) Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article Fourteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 1001) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders shall be proved in the manner provided in Section 1406.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or may be proved in any other manner which the Trustee and the Company deem sufficient. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

          (c) The ownership, principal amount (except as otherwise contemplated in clause (y) of the first proviso to the definition of Outstanding) and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

          (d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

          (e) Until such time as written instruments shall have been delivered to the Trustee with respect to the requisite percentage of principal amount of Securities for the action contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder may be revoked with respect to any or all of such Securities by written notice by such Holder or any subsequent Holder, proven in the manner in which such instrument was proven.

          (f) Securities of any series, or any Tranche thereof, authenticated and delivered after any Act of Holders may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any action taken by such Act of Holders. If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to such action may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.

          (g) If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of the record date.

SECTION 107.  Notices, Etc. to Trustee or Company.

          Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Trustee by any Holder or by the Company, or the Company by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise expressly provided herein) if in writing and delivered personally to an officer or other responsible employee of the addressee, or transmitted by facsimile transmission or other direct written electronic means to such telephone number or other electronic communications address set forth for such party below or such other address as the parties hereto shall from time to time designate, or delivered by registered or certified mail or reputable overnight courier, charges prepaid, to the applicable address set forth for such party below or to such other address as either party hereto may from time to time designate:

                 If to the Trustee, to:

                 The Bank of New York
                 Corporate Trust Division - Corporate Finance Unit 101 Barclay Street, Floor 8W
                 New York, New York 10286

                 Attention:  Barbara Bevelacqua
                 Telephone: (212) 815-5091
                 Telecopy:  (212) 815-5707

                 If to the Company, to:

                 MDU Resources Group, Inc.
                 Schuchart Buiding
                 918 East Divide Avenue
                 Bismarck, North Dakota 58506-5650

                 Attention:  Warren L. Robinson, Executive Vice President,
                             Treasurer and Chief Financial Officer
                 Telephone: (701) 222-7900
                 Telecopy:  (701) 222-7607

          Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by facsimile transmission or other direct written electronic means, on the date of transmission, and if transmitted by registered or certified mail or reputable overnight courier, on the date of receipt.

SECTION 108.  Notice to Holders of Securities; Waiver.

          Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given, and shall be deemed given, to Holders if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such Notice.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

          Any notice required by this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event otherwise to be specified therein, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 109.  Conflict with Trust Indenture Act.

          If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by, or is otherwise governed by, any provision of the Trust Indenture Act, such other provision shall control; and if any provision hereof otherwise conflicts with the Trust Indenture Act, the Trust Indenture Act shall control unless otherwise provided as contemplated by Section 301 with respect to any series of Securities.

SECTION 110.  Effect of Headings and Table of Contents.

          The Article and Section headings in this Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 111.  Successors and Assigns.

          All covenants and agreements in this Indenture by the Company and Trustee shall bind their respective successors and assigns, whether so expressed or not.

SECTION 112.  Separability Clause.

          In case any provision in this Indenture or the Securities shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 113.  Benefits of Indenture.

          Nothing in this Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders of any Outstanding Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 114.  Governing Law.

          This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable and except to the extent that the law of any jurisdiction wherein any portion of the Mortgaged Property is located shall mandatorily govern the creation of a mortgage lien on or security interest in, or perfection, priority or enforcement of the Lien of this Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property.

SECTION 115.  Legal Holidays.

          In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities other than a provision in Securities of any series, or any Tranche thereof, or in the indenture supplemental hereto, Board Resolution or Officer's Certificate which establishes the terms of the Securities of such series or Tranche, which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal and premium, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, or Stated Maturity, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.

SECTION 116.  Investment of Cash Held by Trustee.

          Any cash held by the Trustee or any Paying Agent under any provision of this Indenture shall, except as otherwise provided in Section 1806 or in Article Eight, at the request of the Company evidenced by Company Order, be invested or reinvested in Investment Securities designated by the Company (such Company Order to contain a representation to the effect that the securities designated therein constitute Investment Securities), and any interest on such Investment Securities shall be promptly paid over to the Company as received free and clear of any Lien. Such Investment Securities shall be held subject to the same provisions hereof as the cash used to purchase the same, but upon a like request of the Company shall be sold, in whole or in designated part, and the proceeds of such sale shall be held subject to the same provisions hereof as the cash used to purchase the Investment Securities so sold. If such sale shall produce a net sum less than the cost of the Investment Securities so sold, the Company shall pay to the Trustee or any such Paying Agent, as the case may be, such amount in cash as, together with the net proceeds from such sale, shall equal the cost of the Investment Securities so sold, and if such sale shall produce a net sum greater than the cost of the Investment Securities so sold, the Trustee or any such Paying Agent, as the case may be, shall promptly pay over to the Company an amount in cash equal to such excess, free and clear of any Lien. In no event shall the Trustee be liable for any loss incurred in connection with the sale of any Investment Security pursuant to this Section.

          Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, interest on Investment Securities and any gain upon the sale thereof shall be held as part of the Mortgaged Property until such Event of Default shall have been cured or waived, whereupon such interest and gain shall be promptly paid over to the Company free and clear of any Lien.

                                  ARTICLE TWO

                                 Security Forms

SECTION 201.  Forms Generally.

          The definitive Securities of each series shall be in substantially the form or forms thereof established in the indenture supplemental hereto establishing such series or in a Board Resolution establishing such series, or in an Officer's Certificate pursuant to such a supplemental indenture or Board Resolution, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form or forms of Securities of any series are established in a Board Resolution or in an Officer's Certificate pursuant to a Supplemental Indenture or a Board Resolution, such Board Resolution and Officer's Certificate, if any, shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

          Unless otherwise specified as contemplated by Section 301, the Securities of each series shall be issuable in registered form without coupons. The definitive Securities shall be produced in such manner as shall be determined by the officers executing such Securities, as evidenced by their execution thereof.

SECTION 202.  Form of Trustee's Certificate of Authentication.

          The Trustee's certificate of authentication shall be in substantially the form set forth below:

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                   THE BANK OF NEW YORK,
                                   as Trustee


                                   By: _____________________________
                                        Authorized Signatory


                                 ARTICLE THREE

                                 The Securities

SECTION 301.  Amount Unlimited; Issuable in Series.

          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

          The Securities may be issued in one or more series. Subject to the last paragraph of this Section, prior to the authentication and delivery of Securities of any series there shall be established by specification in a supplemental indenture or in a Board Resolution or in an Officer's Certificate pursuant to a supplemental indenture or a Board Resolution:

          (a) the title of the Securities of such series (which shall distinguish the Securities of such series from Securities of all other series);

          (b) any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 304, 305, 306, 506 or 1306 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

          (c) the Person or Persons (without specific identification) to whom any interest on Securities of such series, or any Tranche thereof, shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

          (d) the date or dates on which the principal of the Securities of such series or any Tranche thereof, is payable or any formulary or other method or other means by which such date or dates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension); and the right, if any, to extend the Maturity of the Securities of such series, or any Tranche thereof, and the duration of any such extension;

          (e) the rate or rates at which the Securities of such series, or any Tranche thereof, shall bear interest, if any (including the rate or rates at which overdue principal shall bear interest after Maturity if different from the rate or rates at which such Securities shall bear interest prior to Maturity, and, if applicable, the rate or rates at which overdue premium or interest shall bear interest, if any), or any formulary or other method or other means by which such rate or rates shall be determined by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise, the date or dates from which such interest shall accrue; the Interest Payment Dates and the Regular Record Dates, if any, for the interest payable on such Securities on any Interest Payment Date; and the basis of computation of interest, if other than as provided in Section 310; and the right, if any, to extend the interest payment periods and the duration of any such extension;

          (f) the place or places at which and/or methods (if other than as provided elsewhere in this Indenture) by which (i) the principal of and premium, if any, and interest, if any, on Securities of such series, or any Tranche thereof, shall be payable, (ii) registration of transfer of Securities of such series, or any Tranche thereof, may be effected, (iii) exchanges of Securities of such series, or any Tranche thereof, may be effected and (iv) notices and demands to or upon the Company in respect of the Securities of such series, or any Tranche thereof, and this Indenture may be served; the Security Registrar and any Paying Agent or Agents for such series or Tranche; and, if such is the case, that the principal of such Securities shall be payable without the presentment or surrender thereof;

          (g) the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which the Securities of such series, or any Tranche thereof, may be redeemed, in whole or in part, at the option of the Company and any restrictions on such redemptions; including but not limited to a restriction on a partial redemption by the Company of the Securities of any series, or any Tranche thereof, resulting in delisting of such Securities from any national exchange;

          (h) the obligation or obligations, if any, of the Company to redeem or purchase or repay the Securities of such series, or any Tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which such Securities shall be redeemed or purchased or repaid, in whole or in part, pursuant to such obligation and applicable exceptions to the requirements of Section 504 in the case of mandatory redemption or redemption or repayment at the option of the Holder;

          (i) the denominations in which Securities of such series, or any Tranche thereof, shall be issuable if other than denominations of One Thousand Dollars ($1,000) and any integral multiple thereof;

          (j) if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made and the manner in which the amount of such coin or currency payable is to be determined;

          (k) the currency or currencies, including composite currencies, in which payment of the principal of and premium, if any, and interest, if any, on the Securities of such series, or any Tranche thereof, shall be payable (if other than Dollars) and the manner in which the equivalent of the principal amount thereof in Dollars is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be Outstanding at any time;

          (l) if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, or are to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the formulary or other method or other means by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

          (m) if the amount payable in respect of principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, may be determined with reference to an index or other fact or event ascertainable outside this Indenture, the manner in which such amounts shall be determined to the extent not established pursuant to clause (e) of this paragraph;

          (n) if other than the entire principal amount thereof, the portion of the principal amount of Securities of such series, or any Tranche thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 902;

          (o) any Events of Default, in addition to those specified in Section 901, or any exceptions to those specified in Section 901, with respect to the Securities of such series, and any covenants of the Company for the benefit of the Holders of the Securities of such series, or any Tranche thereof, in addition to those set forth in Article Seven, or any exceptions to those set forth in Article Seven;

          (p) the terms, if any, pursuant to which the Securities of such series, or any Tranche thereof, may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person;

          (q) the obligations or instruments, if any, which shall be considered to be Eligible Obligations in respect of the Securities of such series, or any Tranche thereof, denominated in a currency other than Dollars or in a composite currency, whether Eligible Obligations include Investment Securities with respect to Securities of such series, and any provisions for satisfaction and discharge of Securities of any series, in addition to those set forth in Article Eight, or any exceptions to those set forth in Article Eight;

          (r) if the Securities of such series, or any Tranche thereof, are to be issued in global form, (i) any limitations on the rights of the Holder or Holders of such Securities to transfer or exchange the same or to obtain the registration of transfer thereof, (ii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of global form and (iii) any other matters incidental to such Securities;

          (s) if the Securities of such series, or any Tranche thereof, are to be issuable as bearer securities, any and all matters incidental thereto which are not specifically addressed in a supplemental indenture as contemplated by clause (g) of Section 1301;

          (t) to the extent not established pursuant to clause (r) of this paragraph, any limitations on the rights of the Holders of the Securities of such Series, or any Tranche thereof, to transfer or exchange such Securities or to obtain the registration of transfer thereof; and if a service charge will be made for the registration of transfer or exchange of Securities of such series, or any Tranche thereof, the amount or terms thereof;

          (u) any exceptions to Section 115, or variation in the definition of Business Day, with respect to the Securities of such series, or any Tranche thereof;

          (v) whether the Securities of such series are Benefitted Securities under Section 707;

          (w) any other terms of the Securities of such series, or any Tranche thereof, that the Company may elect to specify.

          With respect to Securities of a series subject to a Periodic Offering, the indenture supplemental hereto or the Board Resolution which establishes such series, or the Officer's Certificate pursuant to such supplemental indenture or Board Resolution, as the case may be, may provide general terms or parameters for Securities of such series and provide either that the specific terms of Securities of such series, or any Tranche thereof, shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with procedures specified in a Company Order as contemplated in clause (b) of Section 303.

          Unless otherwise provided with respect to a series of Securities as contemplated in Section 301(b), the aggregate principal amount of a series of Securities may be increased and additional Securities of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased.

SECTION 302.  Denominations.

          Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, the Securities of each series shall be issuable in denominations of One Thousand Dollars ($1,000) and any integral multiple thereof.

SECTION 303.  Execution, Authentication, Delivery and Dating.

          Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities or any Tranche thereof, the Securities shall be executed on behalf of the Company by an Authorized Officer, and may have the corporate seal of the Company affixed thereto or reproduced thereon attested by any other Authorized Officer or by the Secretary or an Assistant Secretary of the Company. The signature of any or all of these officers on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at the time of execution Authorized Officers or the Secretary or an Assistant Secretary of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          The Trustee shall authenticate and deliver Securities of a series for original issue, at one time or from time to time in accordance with the Company Order referred to below, upon receipt by the Trustee of:

          (a) the instrument or instruments establishing the form or forms and terms of the Securities of such series, as provided in Sections 201 and 301;

          (b) a Company Order requesting the authentication and delivery of such Securities and, to the extent that the terms of such Securities shall not have been established in an indenture supplemental hereto or in a Board Resolution, or in an Officer's Certificate pursuant to a supplemental indenture or Board Resolution, all as contemplated by Section 301, either (i) establishing such terms or (ii) in the case of Securities of a series subject to a Periodic Offering, specifying procedures, acceptable to the Trustee, by which such terms are to be established (which procedures may provide, to the extent acceptable to the Trustee, for authentication and delivery pursuant to oral or electronic instructions from the Company or any agent or agents thereof, which oral instructions are to be promptly confirmed electronically or in writing), in either case in accordance with the instrument or instruments establishing the terms of the Securities of such series delivered pursuant to clause (a) above. If applicable, the Company Order shall also designate the related series of Class A Bonds being delivered to the Trustee in connection with the issuance of such series of Securities;

          (c) if prior to the Release Date, any opinions, certificates, documents and instruments required by Article Sixteen;

          (d) Securities of such series, each executed on behalf of the Company by an Authorized Officer of the Company;

          (e) an Officer's Certificate (i) which shall comply with the requirements of Section 104 of this Indenture and (ii) which states that no Event of Default under this Indenture has occurred or is occurring;

          (f) an Opinion of Counsel which shall comply with the requirements of
Section 104 of this Indenture and that states that:

               (i) the form or forms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture;

               (ii) the terms of such Securities have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture; and

               (iii) when such Securities shall have been authenticated and delivered by the Trustee and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such Securities will have been duly issued under this Indenture and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by this Indenture, and enforceable in accordance with their terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of mortgagees' and other creditors' rights, including, without limitation, bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors and mortgagees generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

provided, however, that, with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication and delivery of Securities of such series and that in lieu of the opinions described in clauses (ii) and (iii) above such Opinion of Counsel may, alternatively, state, respectively,

               (x) that, when the terms of such Securities shall have been established pursuant to a Company Order or Orders, or pursuant to such procedures as may be specified from time to time by a Company Order or Orders, all as contemplated by and in accordance with the instrument or instruments delivered pursuant to clause (a) above, such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of this Indenture; and

               (y) that, such Securities, when (1) executed by the Company, (2) authenticated and delivered by the Trustee in accordance with this Indenture, (3) issued and delivered by the Company and (4) paid for, all as contemplated by and in accordance with the aforesaid Company Order or Orders, as the case may be, will have been duly issued under this Indenture and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture, and enforceable in accordance with their terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of mortgagees' and other creditors' rights, including, without limitation, bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors and mortgagees generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          With respect to Securities of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the forms and terms thereof and the legality, validity, binding effect and enforceability thereof, and compliance of the authentication and delivery thereof with the terms and conditions of this Indenture, upon the Opinion of Counsel and other documents delivered pursuant to Sections 201 and 301 and this Section, as applicable, at or prior to the time of the first authentication of Securities of such series, unless and until such opinion or other documents have been superseded or revoked or expire by their terms. In connection with the authentication and delivery of Securities of a series, pursuant to a Periodic Offering, the Trustee shall be entitled to assume that the Company's instructions to authenticate and deliver such Securities do not violate any applicable law or any applicable rule, regulation or order of any Governmental Authority having jurisdiction over the Company.

          If the forms or terms of the Securities of any series have been established by or pursuant to a Board Resolution or an Officer's Certificate as permitted by Sections 201 or 301, the Trustee shall not be required to authenticate such Securities if the issuance of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

          Except as otherwise specified as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, each Security shall be dated the date of its authentication.

          Except as otherwise specified as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, no Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or its agent by manual signature of an authorized officer thereof, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder to the Company, or any Person acting on its behalf, but shall never have been issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309 together with a written statement (which need not comply with Section 104 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits hereof.

SECTION 304.  Temporary Securities.

          Pending the preparation of definitive Securities of any series, or any Tranche thereof, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as any officer executing such Securities may determine, as evidenced by such officer's execution of such Securities; provided, however, that temporary Securities need not recite specific redemption, sinking fund, conversion or exchange provisions.

          Unless otherwise specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, after the preparation of definitive Securities of such series or Tranche, the temporary Securities of such series or Tranche shall be exchangeable, without charge to the Holder thereof, for definitive Securities of such series or Tranche upon surrender of such temporary Securities at the office or agency of the Company maintained pursuant to Section 702 in a Place of Payment for such Securities. Upon such surrender of temporary Securities for such exchange, the Company shall, except as aforesaid, execute and the Trustee shall authenticate and deliver in exchange therefor definitive Securities of the same series and Tranche of authorized denominations and of like tenor and aggregate principal amount.

          Until exchanged in full as hereinabove provided, temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and Tranche and of like tenor authenticated and delivered hereunder.

SECTION 305.  Registration, Registration of Transfer and Exchange.

          The Company shall cause to be kept in each office designated pursuant to Section 702, with respect to the Securities of each series, a register (all registers kept in accordance with this Section being collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities of such series, or any Tranche thereof, and the registration of transfer thereof. The Company shall designate one Person to maintain the Security Register for the Securities of each series on a consolidated basis, and such Person is referred to herein, with respect to such series, as the "Security Registrar." Anything herein to the contrary notwithstanding, the Company may designate one or more of its offices as an office in which a register with respect to the Securities of one or more series shall be maintained, and the Company may designate itself the Security Registrar with respect to one or more of such series. The Security Register shall be open for inspection by the Trustee and the Company at all reasonable times.

          Except as otherwise specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, upon surrender for registration of transfer of any Security of such series or Tranche at the office or agency of the Company maintained pursuant to Section 702 in a Place of Payment for such series or Tranche, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

          Except as otherwise specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, any Security of such series or Tranche may be exchanged at the option of the Holder for one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities, which the Holder making the exchange is entitled to receive.

          All Securities delivered upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same obligation, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Security Registrar) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Security Registrar, as the case may be, duly executed by the Holder thereof or his attorney duly authorized in writing.

          Unless otherwise specified as contemplated by Section 301, with respect to Securities of any series, or any Tranche thereof, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 506 or 1306 not involving any transfer.

          The Company shall not be required to execute or to provide for the registration of transfer of or the exchange of (a) Securities of any series, or any Tranche thereof, during a period of 15 days immediately preceding the date notice is to be given identifying the serial numbers of the Securities of such series or Tranche called for redemption, (b) any Security during the 15 days before an interest payment date or (c) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 306.  Mutilated, Destroyed, Lost and Stolen Securities.

          If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and Tranche, and of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the ownership of and the destruction, loss or theft of any Security and (b) such security or indemnity as may be reasonably required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and Tranche, and of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) in connection therewith.

          Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone other than the Holder of such new Security, and any such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307.  Payment of Interest; Interest Rights Preserved.

          Unless otherwise specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

          Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the related Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election, as provided in clause (a) or (b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a date (a "Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such

Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company shall promptly cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at the address of such Holder as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date.

          (b) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308.  Persons Deemed Owners.

          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Sections 305 and 307) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309.  Cancellation.

          All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Security Registrar, be delivered to the Security Registrar and, if not theretofore canceled, shall be promptly canceled by the Security Registrar. The Company may at any time deliver to the Security Registrar for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever or which the Company shall not have issued and sold, and all Securities so delivered shall be promptly canceled by the Security Registrar. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Security Registrar shall be disposed of in accordance with the customary practices of the Security Registrar at the time in effect, and the Security Registrar shall not be required to destroy any such certificates. The Security Registrar shall promptly deliver a certificate of disposition to the Trustee and the Company unless, by a Company Order, similarly delivered, the Company shall direct that canceled Securities be returned to it. The Security Registrar shall promptly deliver evidence of any cancellation of a Security in accordance with this Section 309 to the Trustee and the Company.

SECTION 310.  Computation of Interest.

          Except as otherwise specified as contemplated by Section 301 for Securities of any series, or Tranche thereof, interest on the Securities of each series shall be computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months, and with respect to any period less than a full month, on the basis of the actual number of days elapsed during such period. For example, the interest for a period running from the 15th day of one month to the 15th day of the next month would be calculated on the basis of one 30-day month.

SECTION 311.  Payment to Be in Proper Currency.

          In the case of any Security denominated in any currency other than Dollars or in a composite currency (the "Required Currency"), except as otherwise specified with respect to such Security as contemplated by Section 301, the obligation of the Company to make any payment of the principal thereof, or the premium or interest thereon, shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is in a currency other than the Required Currency, the Trustee may take such actions as it considers appropriate to exchange such currency for the Required Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall remain fully liable for any shortfall or delinquency in the full amount of Required Currency then due and payable, and in no circumstances shall the Trustee be liable therefor except in the case of its negligence or willful misconduct.

SECTION 312.  Extension of Interest Payment.

          The Company shall have the right at any time, to extend interest payment periods on all the Securities of any series hereunder, if so specified as contemplated by Section 301 with respect to such Securities and upon such terms as may be specified as contemplated by Section 301 with respect to such Securities.

SECTION 313.  CUSIP Numbers.

          The Company in issuing the Securities may use "CUSIP," ISIN or other similar numbers (if then generally in use), and, if so, the Company, the Trustee or the Security Registrar may use "CUSIP," ISIN or such other numbers in notices or redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, in which case none of the Company or, as the case may be, the Trustee or the Security Registrar, or any agent of any of them, shall have any liability in respect of any CUSIP, ISIN or other number used on any such notice, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee and Security Registrar of any change in the CUSIP, ISIN or other such number.

                                  ARTICLE FOUR

                    Securities of the First and Second Series

          There are hereby created two series of Securities (herein sometimes referred to as "Securities of the First Series" and "Securities of the Second Series," respectively). The form, designation and terms of the Securities of the First Series and the Securities of the Second Series shall be established in a supplemental indenture or a Board Resolution, and/or in an Officer's Certificate pursuant to a supplemental indenture or a Board Resolution in accordance with
Section 301.

                                  ARTICLE FIVE

                            Redemption of Securities

SECTION 501.  Applicability of Article.

          Securities of any series, or any Tranche thereof, which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of such series or Tranche) in accordance with this Article.

SECTION 502.  Election to Redeem; Notice to Trustee.

          The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or an Officer's Certificate. The Company shall, at least 40 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of such Securities to be redeemed. In the case of any redemption of Securities which are subject to the prior compliance with any restriction or condition on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer's Certificate evidencing compliance with such restriction or condition.

SECTION 503.  Selection of Securities to Be Redeemed.

          If less than all the Securities of any series, or any Tranche thereof, are to be redeemed, the particular Securities to be redeemed shall be selected by the Trustee from the Outstanding Securities of such series or Tranche not previously called for redemption, by such method as shall be provided for such particular series or Tranche, or in the absence of any such provision, by such method of random selection as the Trustee shall deem fair and appropriate and which may, in any case, provide for the selection for redemption of portions (equal to any authorized denomination for Securities of such series or Tranche) of the principal amount of Securities of such series or Tranche of a denomination larger than the minimum authorized denomination for Securities of such series or Tranche; provided, however, that if, as indicated in an Officer's Certificate, the Company shall have offered to purchase all or any principal amount of the Securities then Outstanding of any series, or any Tranche thereof, and less than all of such Securities as to which such offer was made shall have been tendered to the Company for such purchase, the Trustee, if so directed by Company Order, shall select for redemption all or any principal amount of such Securities which have not been so tendered.

          The Trustee shall promptly notify the Company and the Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected to be redeemed in part, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 504.  Notice of Redemption.

          Except as otherwise specified as contemplated by Section 301 for Securities of any series, notice of redemption shall be given in the manner provided in Section 108 to the Holders of the Securities to be redeemed not less than 30 days prior to the Redemption Date.

          Except as otherwise specified as contemplated by Section 301 for Securities of any series, all notices of redemption shall state:

               (a) the Redemption Date,

               (b) the Redemption Price (if known),

               (c) if less than all the Securities of any series or Tranche are to be redeemed, the identification of the particular Securities to be redeemed and the portion of the principal amount of any Security to be redeemed in part,

               (d) that on the Redemption Date, the Redemption Price, together with accrued interest, if any, to the Redemption Date, will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

               (e) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any, unless it shall have been specified as contemplated by Section 301 with respect to such Securities that such surrender shall not be required,

               (f) that the redemption is for a sinking or other fund, if such is the case,

               (g) the CUSIP, ISIN or other similar numbers, if any, assigned to such Securities; provided, however, that such notice may state that no representation is made as to the correctness of CUSIP, ISIN or other similar numbers, in which case none of the Company, the Trustee or any agent of the Company or the Trustee shall have any liability in respect of the use of any CUSIP, ISIN or other similar number or numbers on such notices, and the redemption of such Securities shall not be affected by any defect in or omission of such numbers, and

               (h) such other matters as the Company shall deem desirable or appropriate.

          Unless otherwise specified with respect to any Securities in accordance with Section 301, with respect to any notice of redemption of Securities at the election of the Company, unless, upon the giving of such notice, such Securities shall be deemed to have been paid in accordance with
Section 801, such notice may state that such redemption shall be conditional upon the receipt by the Paying Agent or Agents for such Securities, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Securities and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to redeem such Securities. In the event that such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made, and the Paying Agent or Agents for the Securities otherwise to have been redeemed shall promptly return to the Holders thereof any of such Securities which had been surrendered for payment upon such redemption.

          Notice of redemption of Securities to be redeemed at the election of the Company, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by the Company or, at the Company's request, by the Security Registrar in the name and at the expense of the Company. Notice of any mandatory redemption of Securities shall be given by the Security Registrar in the name and at the expense of the Company.

SECTION 505.  Securities Payable on Redemption Date.

          Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Securities or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities or portions thereof, if interest-bearing, shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with such notice, such Security or portion thereof shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that no such surrender shall be a condition to such payment if so specified as contemplated by Section 301 with respect to such Security; and provided, further, that except as otherwise specified as contemplated by Section 301 with respect to such Security, any installment of interest on any Security the Stated Maturity of which installment is on or prior to the Redemption Date shall be payable to the Holder of such Security, or one or more Predecessor Securities, registered as such at the close of business on the related Regular Record Date according to the terms of such Security and subject to the provisions of Sections 305 and 307.

SECTION 506.  Securities Redeemed in Part.

          Upon the surrender of any Security which is to be redeemed only in part at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of the same series and Tranche, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                   ARTICLE SIX

                                  Sinking Funds

SECTION 601.  Applicability of Article.

          The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of any series, or any Tranche thereof, except as otherwise specified as contemplated by Section 301 for Securities of such series or Tranche.

          The minimum amount of any sinking fund payment provided for by the terms of Securities of any series, or any Tranche thereof, is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any series, or any Tranche thereof, is herein referred to as an "optional sinking fund payment". If provided for by the terms of Securities of any series, or any Tranche thereof, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 602. Each sinking fund payment shall be applied to the redemption of Securities of the series or Tranche in respect of which it was made as provided for by the terms of such Securities.

SECTION 602.  Satisfaction of Sinking Fund Payments with Securities.

          The Company (a) may deliver to the Trustee Outstanding Securities (other than any previously called for redemption) of a series or Tranche in respect of which a mandatory sinking fund payment is to be made and (b) may apply as a credit Securities of such series or Tranche which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of such mandatory sinking fund payment with respect to the Securities of such series; provided, however, that no Securities shall be applied in satisfaction of a mandatory sinking fund payment if such Securities shall have been previously so applied. Securities so applied shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

SECTION 603.  Redemption of Securities for Sinking Fund.

          Not less than 40 days prior to each sinking fund payment date for the Securities of any series, or any Tranche thereof, the Company shall deliver to the Trustee an Officer's Certificate specifying:

               (a) the amount of the next succeeding mandatory sinking fund payment for such series or Tranche;

               (b) the amount, if any, of the optional sinking fund payment to be made together with such mandatory sinking fund payment;

               (c) the aggregate sinking fund payment; and

               (d) the portion, if any, of such aggregate sinking fund payment which is to be satisfied by the payment of cash;

               (e) the portion, if any, of such aggregate sinking fund payment which is to be satisfied by delivering and crediting Securities of such series or Tranche pursuant to Section 602 and stating the basis for such credit and that such Securities have not previously been so credited, and the Company shall also deliver to the Trustee any Securities to be so delivered.

          If the Company shall not deliver such Officer's Certificate and, to the extent applicable, all such Securities, the next succeeding sinking fund payment for such series or Tranche shall be made entirely in cash in the amount of the mandatory sinking fund payment. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 503 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 504. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 505 and 506.

                                 ARTICLE SEVEN

                          Representations and Covenants

SECTION 701.  Payment of Securities; Lawful Possession.

          (a) The Company shall pay the principal of and premium, if any, and interest, if any, on the Securities of each series in accordance with the terms of such Securities and this Indenture.

          (b) At the Execution Date, the Company is lawfully possessed of the Mortgaged Property and has sufficient right and authority to mortgage and pledge the Mortgaged Property, as provided in and by this Indenture.

SECTION 702.  Maintenance of Office or Agency.

          The Company shall maintain in each Place of Payment for the Securities of each series, or any Tranche thereof, an office or agency where payment of such Securities shall be made, where the registration of transfer or exchange of such Securities may be effected and where notices and demands to or upon the Company in respect of such Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency and prompt notice to the Holders of any such change in the manner specified in Section 108. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, then payment of such Securities shall be made, registration of transfer or exchange thereof may be effected and notices and demands in respect of such Securities and this Indenture may be served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent for all such purposes in any such event.

          The Company may also from time to time designate one or more other offices or agencies with respect to the Securities of one or more series, or any Tranche thereof, for any or all of the foregoing purposes and may from time to time rescind such designations; provided, however, that, unless otherwise specified as contemplated by Section 301 with respect to the Securities of such series or Tranche, no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes in each Place of Payment for such Securities in accordance with the requirements set forth above. The Company shall give prompt written notice to the Trustee, and prompt notice to the Holders in the manner specified in Section 108, of any such designation or rescission and of any change in the location of any such other office or agency.

          Anything herein to the contrary notwithstanding, any office or agency required by this Section may be maintained at an office of the Company or an Affiliate of the Company, in which event the Company or such Affiliate shall perform all functions to be performed at such office or agency.

SECTION 703.  Money for Securities Payments to Be Held in Trust.

          If the Company shall at any time act as its own Paying Agent with respect to the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on any of such Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided. The Company shall promptly notify the Trustee of any failure by the Company (or any other obligor on such Securities) to make any payment of principal of or premium, if any, or interest, if any, on such Securities.

          Whenever the Company shall have one or more Paying Agents for the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on such Securities, deposit with such Paying Agents sums sufficient (without duplication) to pay the principal and premium or interest so becoming due, such sums to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of any failure by it so to act.

          The Company shall cause each Paying Agent for the Securities of any series, or any Tranche thereof, other than the Company or the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

          (a) hold all sums held by it for the payment of the principal of and premium, if any, or interest, if any, on such Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (b) give the Trustee notice of any failure by the Company (or any other obligor upon such Securities) to make any payment of principal of or premium, if any, or interest, if any, on such Securities; and

          (c) at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent and furnish to the Trustee such information as it possesses regarding the names and addresses of the Persons entitled to such sums.

          The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and, if so stated in a Company Order delivered to the Trustee, in accordance with the provisions of Article Seven; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest, if any, on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest, if any, has become due and payable shall to the extent permitted by law be paid to the Company on Company Request, or, if then held by the Company, shall be discharged from such trust; and, upon such payment or discharge, the Holder of such Security shall, as an unsecured general creditor and not as the Holder of an Outstanding Security, look only to the Company for payment of the amount so due and payable and remaining unpaid unless the applicable law provides otherwise, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to the Company, may at the expense of the Company cause to be mailed, on one occasion only, notice to such Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such mailing, any unclaimed balance of such money then remaining will be paid to the Company.

SECTION 704.  Corporate Existence.

          Subject to the rights of the Company under Article Twelve, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence as a corporation.

SECTION 705.  Annual Officer's Certificate as to Compliance.

          Not later than May 15 in each year, commencing May 15, 2004, the Company shall deliver to the Trustee an Officer's Certificate which need not comply with the requirements of Section 104, executed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, as to such officer's knowledge of the Company's compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under this Indenture, and making any other statements as may be required by the provisions of Section 314(a)(4) of the Trust Indenture Act.

SECTION 706.  Waiver of Certain Covenants.

          The Company may omit in any particular instance to comply with any term, provision or condition set forth in (a) Section 702 or any additional covenant or restriction specified with respect to the Securities of any series, or any Tranche thereof, as contemplated by Section 301, if before the time for such compliance the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches with respect to which compliance with Section 702 or such additional covenant or restriction is to be omitted, considered as one class, shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition and (b) Section 704, 705 or Article Eleven if before the time for such compliance the Holders of a majority in principal amount of Securities Outstanding under this Indenture shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition; but, in the case of (a) or (b), no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 707.  Limitation on Secured Debt.

          (a) Except as otherwise specified as contemplated by Section 301 for Securities of any series, so long as any Securities of any series are Outstanding, the Company shall not issue any Secured Debt (other than Permitted Secured Debt), without the consent of the Holders of a majority in principal amount of all the Outstanding Securities of all series and Tranches with respect to which this covenant is specified as contemplated by Section 301 (the "Benefitted Securities"), considered as one class, except as expressly contemplated in subsections (b) and (c) of this Section.

          (b) The provisions of subsection (a) shall not prohibit the creation or existence of any Secured Debt if either:

               (i) the Company shall make effective provision whereby the Benefitted Securities shall be secured at least equally and ratably with such Secured Debt; or

               (ii) the Company shall deliver to the Trustee bonds, notes or other evidences of indebtedness secured by the Lien which secures such Secured Debt (hereinafter called "Secured Obligations") (i) in an aggregate principal amount equal to the aggregate principal amount of each series then Outstanding, (ii) maturing (or being subject to mandatory redemption) on the Stated Maturities of such series and
          (iii) containing, in addition to any mandatory redemption provisions applicable to all Secured Obligations outstanding under such Lien and any mandatory redemption provisions contained therein pursuant to clause (ii) above, mandatory redemption provisions correlative to the provisions, if any, for the mandatory redemption (pursuant to a sinking fund or otherwise) of the Securities of such series or for the redemption thereof at the option of the Holder, as well as a provision for mandatory redemption upon an acceleration of the maturity of all Outstanding Securities of such series following an Event of Default (such mandatory redemption to be rescinded upon the rescission of such acceleration); it being expressly understood that such Secured Obligations (x) may, but need not, bear interest, (y) may, but need not, contain provisions for the redemption thereof at the option of the issuer, any such redemption to be made at a redemption price or prices not less than the principal amount thereof and (z) shall be held by the Trustee for the benefit of the Holders of all Securities of such series from time to time Outstanding subject to such terms and conditions relating to surrender to the Company, transfer restrictions, voting, application of payments of principal and interest and other matters as shall be set forth in an indenture supplemental hereto specifically providing for the delivery to the Trustee of such Secured Obligations.

          (c) If the Company shall elect either of the alternatives described in subsection (b), the Company shall deliver to the Trustee:

               (i) an indenture supplemental to this Indenture (i) together with evidence of appropriate inter-creditor arrangements, whereby this Indenture shall be secured by the Lien referred to in subsection (b) equally and ratably with all other indebtedness secured by such Lien or (ii) providing for the delivery to the Trustee of Secured Obligations;

               (ii) an Officer's Certificate (i) stating that, to the knowledge of the signer, (x) no Event of Default has occurred and is continuing and (y) no event has occurred and is continuing which entitles the secured party under such Lien to accelerate the maturity of


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


          the indebtedness outstanding thereunder and (y) stating the aggregate principal amount of indebtedness issuable, and then proposed to be issued, under and secured by such Lien;

               (iii) an Opinion of Counsel (i) if the Outstanding Securities under this Indenture are to be secured by such Lien, to the effect that all Securities then Outstanding are entitled to the benefit of such Lien equally and ratably with all other indebtedness outstanding secured by such Lien or (ii) if Secured Obligations are to be delivered to the Trustee, to the effect that such Secured Obligations have been duly issued under such Lien and constitute valid obligations, entitled to the benefit of such Lien equally and ratably with all other indebtedness then outstanding secured by such Lien.

          (d) For purposes of this Section, except as otherwise expressly provided or unless the context otherwise requires:

               (i) "Debt", with respect to any Person, means (A) indebtedness of such Person for borrowed money evidenced by a bond, debenture, note or other written instrument or agreement by which such Person is obligated to repay such borrowed money, (B) any guaranty by such Person of any such indebtedness of another Person, and (C) any Capitalized Lease Liabilities of the Company. "Debt" does not include, among other things, (w) indebtedness of such person under any installment sale or conditional sale agreement or any other agreement relating to indebtedness for the deferred purchase price of property or services, (x) any trade obligation (including obligations under power or other commodity purchase agreements and any hedges or derivatives associated therewith), or other obligations of such Person in the ordinary course of business, (y) obligations of such Person under any lease agreement that are not Capitalized Lease Liabilities, or (z) any Liens securing indebtedness, neither assumed nor guaranteed by the Company nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Company for substation, transmission line, transportation line, distribution line or right of way purposes.

               (ii) "Permitted Secured Debt" means, as of any particular time, any of the following:

                    (A) Class A Bonds and Securities issued prior to the Release
               Date;

                    (B) Secured Debt which matures less than one year from the date of the issuance or incurrence thereof and is not extendible at the option of the issuer; and any refundings, refinancings and/or replacements of any such Secured Debt by or with similar Secured Debt which matures less than one year from the date of such refunding, refinancing and/or replacement and is not extendible at the option of the issuer;

                    (C) Secured Debt secured by Purchase Money Liens or any
               other Liens existing or placed upon property at the time of, or within one hundred eighty (180) days after, the acquisition thereof by the Company, and any refundings, refinancings and/or replacements of any such Secured Debt; provided, however, that no such Purchase Money Lien or other Lien shall extend to or cover any property of the Company other than (i) the property so acquired and improvements, extensions and additions to such property and renewals, replacements and substitutions of or for such property or any part or parts thereof and (ii) with respect to Purchase Money Liens, other property subsequently acquired by the Company;

                    (D) Secured Debt relating to governmental obligations the
               interest on which is not included in gross income for purpose of federal income taxation pursuant to Section 103 of the Internal Revenue Code of 1986, as amended (or any successor provision of law), for the purpose of financing or refinancing, in whole or in part, costs of acquisition or construction of property to be used by the Company, to the extent that the Lien which secures such Secured Debt is required either by applicable law or by the issuer of such governmental obligations or is otherwise necessary in order to establish or maintain such exclusion from gross income; and any refundings, refinancings and/or replacements of any such Secured Debt by or with similar Secured Debt;

                    (E) Secured Debt (i) which is related to the construction or acquisition of property not previously owned by the Company or
               (ii) which is related to the financing of a project involving the development or expansion of property of the Company and (iii) in either case, the obligee in respect of which has no recourse to the Company or any property of the Company other than the property constructed or acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (or the proceeds of such property or such project); and any refundings, refinancings and/or replacements of any Secured Debt by or with Secured Debt described in clause (iii) above; and

                    (F) in addition to the Permitted Secured Debt described in clauses (A) through (E) above, Secured Debt not otherwise so permitted in this Section 707 in an aggregate principal amount not exceeding the greater of 10% of the Company's Net Tangible Assets or 10% of Capitalization.

                    "Capitalization" means the total of all the following items appearing on, or included in, the Company's unconsolidated balance sheet; (i) liabilities for indebtedness maturing more than 12 months from the date of determination, and (ii) common stock, common stock expense, accumulated other comprehensive income or loss, preferred stock, preference stock, premium on common stock and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of the Company's capital stock held in the Company's treasury, if any. Capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which the Company is engaged, and may be determined as of the date not more than 60 days prior to the happening of the event for which the determination is being made.

                    "Capitalized Lease Liabilities" means the amount, if any,
               shown as liabilities on the Company's unconsolidated balance sheet for capitalized leases of electric transmission and distribution property not owned by the Company, which amount shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which the Company is engaged.

                    "Net Tangible Assets" means the amount shown as total assets on the Company's unconsolidated balance sheet, less (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, unamortized debt discount and expense and other regulatory assets carried as an asset on the Company's unconsolidated balance sheet, (ii) appropriate adjustments, if any, on account of minority interests. Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which the Company is engaged.

               (iii) "Secured Debt" means Debt created, issued, incurred or assumed by the Company which is secured by a Lien upon any property (other than Excepted Property) of the Company, real, personal or mixed, of whatever kind or nature and wherever located. For purposes of this Section, any Capitalized Lease Liabilities of the Company will be deemed to be Debt secured by a Lien on the Company's property.

                                  ARTICLE EIGHT

                           Satisfaction and Discharge

SECTION 801.  Satisfaction and Discharge of Securities.

          Any Security or Securities, or any portion of the principal amount thereof, shall be deemed to have been paid and no longer Outstanding for all purposes of this Indenture, and the entire indebtedness of the Company in respect thereof shall be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust:

               (a) money in an amount which shall be sufficient, or

               (b) in the case of a deposit made prior to the Maturity of such Securities or portions thereof, Eligible Obligations, which shall not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, shall be sufficient, or

               (c) a combination of (a) or (b) which shall be sufficient,

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof on or prior to Maturity; provided, however, that in the case of the provision for payment or redemption of less than all the Securities of any series or Tranche, such Securities or portions thereof shall have been selected by the Trustee as provided herein and, in the case of a redemption, the notice requisite to the validity of such redemption shall have been given or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee; and provided, further, that the Company shall have delivered to the Trustee and such Paying Agent:

          (x) if such deposit shall have been made prior to the Maturity of such Securities, a Company Order stating that the money and Eligible Obligations deposited in accordance with this Section shall be held in trust, as provided in Section 803;

          (y) if Eligible Obligations shall have been deposited, an Opinion of Counsel to the effect that such obligations constitute Eligible Obligations and do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, and a report of an independent public accountant of nationally recognized standing, selected by the Company, to the effect that the other requirements set forth in clause (b) and (c) above have been satisfied; and

          (z) if such deposit shall have been made prior to the Maturity of such Securities, an Officer's Certificate stating the Company's intention that, upon delivery of such Officer's Certificate, its indebtedness in respect of such Securities or portions thereof will have been satisfied and discharged as contemplated in this Section.

          Upon the deposit of money or Eligible Obligations, or both, in accordance with this Section, together with the documents required by clauses
(x), (y) and (z) above, the Trustee shall, upon receipt of a Company Request, acknowledge in writing that the Security or Securities or portions thereof with respect to which such deposit was made are deemed to have been paid for all purposes of this Indenture and that the entire indebtedness of the Company in respect thereof has been satisfied and discharged as contemplated in this Section. In the event that all of the conditions set forth in the preceding paragraph shall have been satisfied in respect of any Securities or portions thereof except that, for any reason, the Officer's Certificate specified in clause (z) shall not have been delivered, such Securities or portions thereof shall nevertheless be deemed to have been paid for all purposes of this Indenture, and the Holders of such Securities or portions thereof shall nevertheless be no longer entitled to the benefits provided by this Indenture or of any of the covenants of the Company under Article Seven (except the covenants contained in Sections 702 and 703) or any other covenants made in respect of such Securities or portions thereof as contemplated by Section 301 or Section 1301(b), but the indebtedness of the Company in respect of such Securities or portions thereof shall not be deemed to have been satisfied and discharged prior to Maturity for any other purpose and the Holders of such Securities or portions thereof shall continue to be entitled to look to the Company for payment of the indebtedness represented thereby; and, upon Company Request, the Trustee shall acknowledge in writing that such Securities or portions thereof are deemed to have been paid for all purposes of this Indenture.

          If payment at Stated Maturity of less than all of the Securities of any series, or any Tranche thereof, is to be provided for in the manner and with the effect provided in this Section, the Trustee shall select such Securities, or portions of principal amount thereof, in the manner specified by Section 503 for selection for redemption of less than all the Securities of a series or Tranche.

          In the event that Securities which shall be deemed to have been paid for purposes of this Indenture, and, if such is the case, in respect of which the Company's indebtedness shall have been satisfied and discharged, all as provided in this Section, do not mature and are not to be redeemed within the sixty (60) day period commencing with the date of the deposit of moneys or Eligible Obligations, as aforesaid, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Securities, to the Holders of such Securities to the effect that such deposit has been made and the effect thereof.

          Notwithstanding that any Securities shall be deemed to have been paid for purposes of this Indenture, as aforesaid, the obligations of the Company and the Trustee in respect of such Securities under Sections 304, 305, 306, 504, 702, 703, 1007 and 1015 and this Article shall survive.

          The Company shall pay, and shall indemnify the Trustee or any Paying Agent with which Eligible Obligations shall have been deposited as provided in this Section against, any tax, fee or other charge imposed on or assessed against such Eligible Obligations or the principal or interest received in respect of such Eligible Obligations, including, but not limited to, any such tax payable by any entity deemed, for tax purposes, to have been created as a result of such deposit.

          Anything herein to the contrary notwithstanding, (a) if, at any time after a Security would be deemed to have been paid for purposes of this Indenture, and, if such is the case, the Company's indebtedness in respect thereof would be deemed to have been satisfied and discharged, pursuant to this Section (without regard to the provisions of this paragraph), the Trustee or any Paying Agent, as the case may be, (i) shall be required to return the money or Eligible Obligations, or combination thereof, deposited with it as aforesaid to the Company or its representative under any applicable Federal or State bankruptcy, insolvency or other similar law, or (ii) is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, such Security shall thereupon be deemed retroactively not to have been paid and any satisfaction and discharge of the Company's indebtedness in respect thereof shall retroactively be deemed not to have been effected, and such Security shall be deemed to remain Outstanding and (b) any satisfaction and discharge of the Company's indebtedness in respect of any Security shall be subject to the provisions of the last paragraph of Section 703.

SECTION 802.  Satisfaction and Discharge of Indenture.

          This Indenture shall upon Company Request cease to be of further effect (except as hereinafter expressly provided), and the Trustee, at the expense of the Company, shall execute such instruments as the Company shall reasonably request to evidence and acknowledge the satisfaction and discharge of this Indenture, when:

               (a) no Securities remain Outstanding hereunder; and

               (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

provided, however, that if, in accordance with the last paragraph of Section 801, any Security, previously deemed to have been paid for purposes of this Indenture, shall be deemed retroactively not to have been so paid, this Indenture shall thereupon be deemed retroactively not to have been satisfied and discharged, as aforesaid, and to remain in full force and effect, and the Company shall execute and deliver such instruments as the Trustee shall reasonably request to evidence and acknowledge the same.

          Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Company and the Trustee under Sections 304, 305, 306, 504, 702, 703, 1007 and 1015 and this Article shall survive.

          Upon satisfaction and discharge of this Indenture as provided in this Section, the Trustee shall assign, transfer and turn over to the Company, subject to the lien provided by Section 1007, any and all money, securities and other property then held by the Trustee for the benefit of the Holders of the Securities (other than money and Eligible Obligations held by the Trustee pursuant to Section 803) and shall execute and deliver to the Company such instruments as, in the judgment of the Company, shall be necessary, desirable or appropriate to effect or evidence the satisfaction and discharge of this Indenture.

SECTION 803.  Application of Trust Money.

          Neither the Eligible Obligations nor the money deposited pursuant to
Section 801, nor the principal or interest payments on any such Eligible Obligations, shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest, if any, on the Securities or portions of principal amount thereof in respect of which such deposit was made, all subject, however, to the provisions of Section 703; provided, however, that so long as there shall not have occurred and be continuing an Event of Default, any cash received from such principal or interest payments on such Eligible Obligations, if not then needed for such purpose, shall, to the extent practicable and upon Company Request and delivery to the Trustee of the documents referred to in clause (y) in the first paragraph of Section 801, be invested in Eligible Obligations of the type described in clause (b) in the first paragraph of Section 801 maturing at such times and in such amounts as shall be sufficient, together with any other moneys and the proceeds of any other Eligible Obligations then held by the Trustee, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof on and prior to the Maturity thereof, and interest earned from such reinvestment shall be paid over to the Company as received, free and clear of any trust, lien or pledge under this Indenture (except the lien provided by Section 1007); and provided, further, that, so long as there shall not have occurred and be continuing an Event of Default, any moneys held in accordance with this Section on the Maturity of all such Securities in excess of the amount required to pay the principal of and premium, if any, and interest, if any, then due on such Securities shall be paid over to the Company free and clear of any trust, lien or pledge under this Indenture (except the lien provided by Section 1007); and provided, further, that if an Event of Default shall have occurred and be continuing, moneys to be paid over to the Company pursuant to this Section shall be held until such Event of Default shall have been waived or cured.

                                  ARTICLE NINE

                           Events of Default; Remedies

SECTION 901.  Events of Default.

          "Event of Default", wherever used herein with respect to Securities, means any one of the following events:

               (a) failure to pay any interest on any Security when it becomes due and payable and continuance of such default for a period of 30 days; provided, however, that no such default shall constitute an "Event of Default" if the Company has made a valid extension of the interest payment period with respect to the Securities of such series, of which such Security is a part, if so provided as contemplated by
          Section 301; or

               (b) failure to pay the principal of or premium, if any, on any Security when it becomes due and payable; provided, however, that no such default shall constitute an "Event of Default" if the Company has made a valid extension of the Maturity of the Securities of the series, of which such Security is a part, if so provided as contemplated by Section 301; or

               (c) failure to perform or breach of, any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in this Section specifically addressed) and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 33% in aggregate principal amount of the Outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Securities not less than the principal amount of Securities the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Securities, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued; or

               (d) the entry by a court having jurisdiction in the premises of
          (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State bankruptcy, insolvency or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; or

               (e) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or similar law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors of the Company; or

               (f) so long as the Trustee shall hold any Outstanding Class A Bonds which were delivered to the Trustee as the basis for the authentication and delivery of Securities which remain Outstanding hereunder, the occurrence of a matured event of default under the Class A Mortgage under which such Class A Bonds were authenticated and delivered (other than any such matured event of default which (i) is not a failure to make payments on Class A Bonds and is not of similar kind or character to the Event of Default described in clause (d) or
          (e) above and (ii) has not resulted in the acceleration of the Class A


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


          Bonds Outstanding under such Class A Mortgage); provided, however, that, anything in this Indenture to the contrary notwithstanding, the waiver or cure of such event of default under the Class A Mortgage shall constitute a waiver and cure of the corresponding Event of Default hereunder and the rescission and annulment of the consequences of any such event under such Class A Mortgage shall constitute a rescission and annulment of the consequences thereof.

SECTION 902.  Acceleration of Maturity; Rescission and Annulment.

          If an Event of Default shall have occurred and be continuing, then in every such case the Trustee or the Holders of not less than 33% in principal amount of the Outstanding Securities may declare the principal amount (or, if any of the Securities of such series are Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof as contemplated by Section 301) of all of the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon receipt by the Company of notice of such declaration such principal amount (or specified amount) together with premium, if any, and accrued and unpaid interest shall become immediately due and payable.

          At any time after such a declaration of acceleration of the maturity of the Securities then Outstanding shall have been made, but before any sale of any of the Mortgaged Property has been made and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as provided in this Article, the Event or Events of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been cured, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if

          (a) the Company shall have paid or deposited with the Trustee a sum sufficient to pay

               (i) all overdue interest, if any, on all Securities then Outstanding;

               (ii) the principal of and premium, if any, on any Securities then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities;

               (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities;

               (iv) all amounts due to the Trustee under Section 1007;

          and

          (b) all Events of Default, other than the non-payment of the principal of Securities of such series which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in
Section 913.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.


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


SECTION 903.  Collection of Indebtedness and Suits for Enforcement by Trustee.

          If an Event of Default described in clause (a) or (b) of Section 901 shall have occurred, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Securities with respect to which such Event of Default shall have occurred, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, if any, and, to the extent permitted by law, interest on premium, if any, and on any overdue principal and interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 1007.

          If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

          If an Event of Default shall have occurred and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 904.  Trustee May File Proofs of Claim.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

               (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee under Section 1007 and any claims of the Trustee as holder of Class A Bonds) and of the Holders allowed in such judicial proceeding, and

               (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amounts due it under Section 1007.


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


          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 905.  Trustee May Enforce Claims Without Possession of Securities.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee, without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 906.  Application of Money Collected.

          Any money or other property collected or received by the Trustee pursuant to this Article, or otherwise distributable in respect of the Company's obligations under this Indenture, shall be applied in the following order, to the extent permitted by law, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, if any, upon presentation of the Securities in respect of which or for the benefit of which such money shall have been collected and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

               First: To the payment of all amounts due the Trustee (including any predecessor trustee) under Section 1007;

               Second: To the payment of the amounts then due and unpaid upon the Securities for principal of and premium, if any, and interest, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, if any, respectively; and

               Third: To the payment of the remainder, if any, to the Company or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 907.  Limitation on Suits.

          No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

               (a) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default;

               (b) the Holders of a majority in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;


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


               (c) such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

               (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and

               (e) no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more of the Holders of any Securities shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders.

SECTION 908. Unconditional Right of Holders to Receive Principal, Premium and Interest.

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section
307) interest, if any, on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption
Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 909.  Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.

SECTION 910.  Rights and Remedies Cumulative.

          Except as otherwise provided in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


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


SECTION 911.  Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 912.  Control by Holders of Securities.

          If an Event of Default shall have occurred and be continuing, the Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to such Securities; provided, however, that

               (a) such direction shall not be in conflict with any rule of law or with this Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee's sole discretion, be adequate, and

               (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 913.  Waiver of Past Defaults.

          The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

               (a) in the payment of the principal of or premium, if any, or interest, if any, on any Outstanding Security, or

               (b) in respect of a covenant or provision hereof which under
          Section 1302 cannot be modified or amended without the consent of the Holder of each Outstanding Security of any series or Tranche affected.

          Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 914.  Undertaking for Costs.

          The Company and the Trustee agree, and each Holder by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or


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


group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Securities then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest, if any, on any Security on or after the Stated Maturity or Maturities expressed in such Security (or in the case of redemption, on or after the Redemption Date).

SECTION 915.  Waiver of Usury, Stay or Extension Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 916.  Defaults under Class A Mortgages.

          In addition to every other right and remedy provided herein, the Trustee may (but shall not be obligated to) exercise any right or remedy available to the Trustee in its capacity as owner and holder of Class A Bonds which arises as a result of a default or matured event of default under any Class A Mortgage, whether or not an Event of Default shall then have occurred and be continuing.

SECTION 917.  Receiver and Other Remedies.

          If an Event of Default shall have occurred and, during the continuance thereof, the Trustee shall have commenced judicial proceedings to enforce any right under this Indenture, the Trustee shall, to the extent permitted by law, be entitled, prior to the Release Date, as against the Company, to the appointment of a receiver of the Mortgaged Property and subject to the rights, if any, of others to receive collections from former, present or future customers of the rents, issues, profits, revenues and other income thereof, and whether or not any receiver is appointed, the Trustee shall be entitled to retain possession and control of, and to collect and receive the income from cash, securities and other personal property held by the Trustee hereunder and to all other remedies available to mortgagees and secured parties under the Uniform Commercial Code or any other applicable law.

                                  ARTICLE TEN

                                   The Trustee

SECTION 1001.  Certain Duties and Responsibilities.

          (a) The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee in the Trust Indenture Act and no implied covenants or obligations shall be read into this Indenture against the Trustee. For purposes of Sections 315(a) and 315(c) of the Trust Indenture Act, the term "default" is hereby defined as an Event of Default which has occurred and is continuing.

          (b) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the


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


exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (c) Notwithstanding anything contained in this Indenture to the contrary, the duties and responsibilities of the Trustee under this Indenture shall be subject to the protections, exculpations and limitations on liability afforded to an indenture trustee under the provisions of the Trust Indenture Act. For the purposes of Sections 315(b) and 315(d)(2) of the Trust Indenture Act, the term "responsible officer" is hereby defined as a Responsible Officer and the chairman or vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller of the Trustee, or any other officer of the Trustee customarily performing functions similar to those performed by a Responsible Officer or any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 1002.  Notice of Defaults.

          The Trustee shall give notice of any default hereunder known to the Trustee in the manner and to the extent required to do so by the Trust Indenture Act, unless such default shall have been cured or waived; provided, however, that in the case of any default of the character specified in Section 901(c), no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time, or both, would become, an Event of Default.

          The Trustee shall give to the trustee under each Class A Mortgage a copy of each notice of default given to the Holders pursuant to this Section. In addition, the Trustee shall give to the Holders copies of each notice of default under any Class A Mortgage given to the Trustee in its capacity as owner and holder of Class A Bonds delivered thereunder.

SECTION 1003.  Certain Rights of Trustee.

          Subject to the provisions of Section 1001 and to the applicable provisions of the Trust Indenture Act:

          (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;


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


          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer's Certificate;

          (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall (subject to applicable legal requirements) be entitled to examine, during normal business hours, the books, records and premises of the Company, personally or by agent or attorney;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) the Trustee shall not be charged with knowledge of any default (as defined in Section 1002) or Event of Default unless either (1) a Responsible Officer of the Trustee shall have actual knowledge of such default or Event of Default or (2) written notice of such default or Event of Default shall have been given to the Trustee by the Company or any other obligor on such Securities, or by any Holder of such Securities, or, in the case of an Event of Default described in Section 901(f), by the trustee under the applicable Class A Mortgage;

          (i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder; and

          (j) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

SECTION 1004.  Not Responsible for Recitals or Issuance of Securities.


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


          The recitals contained herein and in the Securities (except the Trustee's certificates of authentication) shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes responsibility for their correctness. The Trustee makes no representations as to the value or condition of the Mortgaged Property, the title of the Company to the Mortgaged Property, the security afforded by the Lien of this Indenture, the validity or genuineness of any securities deposited with the Trustee hereunder, or the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof or any money paid to the Company hereunder.

SECTION 1005.  May Hold Securities.

          Each of the Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 1008 and 1013, may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 1006.  Money Held in Trust.

          Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law. The Trustee shall be under no liability for interest on or investment of any money received by it hereunder except as expressly provided herein or otherwise agreed with, and for the sole benefit of, the Company.

SECTION 1007.  Compensation and Reimbursement.

          The Company shall

               (a) pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (b) except as otherwise expressly provided herein, reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent that any such expense, disbursement or advance may be attributable to the Trustee's negligence, willful misconduct or bad faith; and

               (c) indemnify the Trustee for, and hold it harmless from and against, any loss, liability or expense reasonably incurred by it arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith.

          As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon the Mortgaged Property and all property and funds


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


held or collected by the Trustee as such, other than property and funds held in trust under Section 803 (except moneys payable to the Company as provided in Section 803).

          In addition and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in
Section 901(d) or Section 901(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal and State bankruptcy, insolvency or other similar law.

          The Company's obligations under this Section 1007 and the Lien referred to in this Section 1007 shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations under Article Eight of this Indenture and/or the termination of this Indenture.

          "Trustee" for purposes of this Section 1007 shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 1008.  Disqualification; Conflicting Interests.

          If the Trustee shall have or acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act and this Indenture. For purposes of Section 310(b)(1) of the Trust Indenture Act and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Securities of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Securities of any other series issued under this Indenture. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

SECTION 1009.  Corporate Trustee Required; Eligibility.

          There shall at all times be a Trustee hereunder which shall be

          (a) a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal, State or District of Columbia authority, or

          (b) if and to the extent permitted by the Commission by rule, regulation or order upon application, a corporation or other Person organized and doing business under the laws of a foreign government, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 or the Dollar equivalent of the applicable foreign currency and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, and, in either case, qualified and eligible under this Article and the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most


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recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section and the Trust Indenture Act, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 1010.  Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 1011.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 1011 shall not have been delivered to the resigning or removed Trustee within 30 days after the giving of such notice of resignation, the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Trustee and the Company.

          (d) If at any time:

               (i) the Trustee shall fail to comply with Section 1008 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

               (ii) the Trustee shall cease to be eligible under Section 1009 or
          Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any such Holder, or

               (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by Board Resolutions may remove the Trustee with respect to all Securities or (y) subject to Section 914, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause (other than as contemplated by clause (y) in subsection (d) or this Section), the Company, by Board Resolutions, shall promptly appoint a successor Trustee or Trustees and shall comply with the applicable requirements of Section 1011. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 1011, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no


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successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 1011, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, and except with respect to a Trustee appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities pursuant to subsection (e) of this Section, if the Company shall have delivered to the Trustee (i) Board Resolutions appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 1011, the Trustee shall be deemed to have resigned as contemplated in subsection (b) of this Section, the successor Trustee shall be deemed to have been appointed by the Company pursuant to subsection (e) of this Section and such appointment shall be deemed to have been accepted as contemplated in
Section 1011, all as of such date, and all other provisions of this Section and
Section 1011 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (f).

          (g) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Securities in the manner provided in Section 108. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 1011.  Acceptance of Appointment by Successor.

          (a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all sums owed to it, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder (including all interest in the Class A Bonds), subject nevertheless to its Lien provided for in Section 1007.

          (b) Upon request of any such successor Trustee, the Company shall execute any instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in subsection (a) of this Section.

          (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 1012.  Merger, Conversion, Consolidation or Succession to Business.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall


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


be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 1013.  Preferential Collection of Claims Against Company.

          If the Trustee shall be or become a creditor of the Company or any other obligor upon the Securities (other than by reason of a relationship described in Section 311(b) of the Trust Indenture Act), the Trustee shall be subject to any and all applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company or such other obligor. For purposes of Section 311(b) of the Trust Indenture Act (a) the term "cash transaction" shall have the meaning provided in Rule 11b-4 under the Trust Indenture Act, and (b) the term "self-liquidating paper" shall have the meaning provided in Rule 11b-6 under the Trust Indenture Act.

SECTION 1014.  Co-trustee and Separate Trustees.

          At any time or times, for the purpose of meeting the legal requirements of any applicable jurisdiction, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least 33% in principal amount of the Securities then Outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, or to act as separate trustee, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

          Should any written instrument or instruments from the Company be required by any co-trustee or separate trustee to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

          Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

               (a) the Securities shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;

               (b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be


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


          incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

               (c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

               (d) no co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder, and the Trustee shall not be personally liable by reason of any act or omission of any such co-trustee or separate trustee; and

               (e) any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

SECTION 1015.  Appointment of Authenticating Agent.

          The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities of one or more series, or any Tranche thereof, which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series or Tranche issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State or territory thereof or the District of Columbia or the Commonwealth of Puerto Rico, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating


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


Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

          The provisions of Sections 308, 1004 and 1005 shall be applicable to each Authenticating Agent.

          If an appointment with respect to the Securities of one or more series, or any Tranche thereof, shall be made pursuant to this Section, the Securities of such series or Tranche may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication substantially in the following form:

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                            THE BANK OF NEW YORK,
                                            As Trustee


                                            By______________________
                                               As Authenticating Agent


                                            By______________________
                                               Authorized Officer

          If all of the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 102 and need not be accompanied by an Opinion of Counsel), shall appoint, in accordance with this Section and in accordance with such procedures as shall be acceptable to the Trustee, an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.


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                                 ARTICLE ELEVEN

                Holders' Lists and Reports by Trustee and Company

SECTION 1101.  Lists of Holders.

          Semiannually, not later than June 30 and December 31, in each year, commencing with the period due no later than June 30, 2004, and at such other times as the Trustee may request in writing, the Company shall furnish or cause to be furnished to the Trustee information as to the names and addresses of the Holders, and the Trustee shall preserve such information and similar information received by it in any other capacity and afford to the Holders access to information so preserved by it, all to such extent, if any, and in such manner as shall be required by the Trust Indenture Act; provided, however, that no such list need be furnished so long as the Trustee shall be the Security Registrar.

SECTION 1102.  Reports by Trustee and Company.

          Within 60 days of January 1 of each year, commencing with the year 2004, the Trustee shall transmit to the Holders, the Commission and each securities exchange upon which any Securities are listed, a report, dated as of the such January 1, with respect to any events and other matters described in
Section 313(a) of the Trust Indenture Act, which may have occurred within the previous 12 months (but if no event has occurred within such period no report need be transmitted), in such manner and to the extent required by the Trust Indenture Act. The Trustee shall transmit to the Holders, the Commission and each securities exchange upon which any Securities are listed, and the Company shall file with the Trustee (within 30 days after filing with the Commission in the case of reports which pursuant to the Trust Indenture Act must be filed with the Commission and furnished to the Trustee) and transmit to the Holders, such other information, reports and other documents, if any, at such times and in such manner, as shall be required by the Trust Indenture Act. The Company shall notify the Trustee of the listing of any Securities on any securities exchange and of any delisting thereof.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee's receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

                                 ARTICLE TWELVE

              Consolidation, Merger, Conveyance, or Other Transfer

SECTION 1201.  Company may Consolidate, etc., Only on Certain Terms.

          The Company shall not consolidate with or merge into any other corporation, or convey or otherwise transfer, or lease, as, or substantially as, an entirety the Company's Electric and Gas Utility Property to any Person, unless:

          (a) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or other transfer, or which leases, as, or substantially as, an entirety such Electric and Gas Utility Property shall be a corporation organized and existing under the laws of the United States, any State or Territory thereof or the District of Columbia (such corporation


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


being hereinafter sometimes called the "Successor Company") and shall execute and deliver to the Trustee an indenture supplemental hereto, in form recordable and reasonably satisfactory to the Trustee, which:

               (i) in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last Stated Maturity of the Securities then Outstanding, contains an express assumption by the Successor Company of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Securities then Outstanding and the performance and observance of every covenant and condition of this Indenture to be performed or observed by the Company, and

               (ii) in the case of a consolidation, merger, conveyance or other transfer prior to the Release Date, contains a grant, conveyance, transfer and mortgage by the Successor Company, of the same tenor of the Granting Clauses herein,

                    (A) confirming the Lien of this Indenture on the Mortgaged
               Property (as constituted immediately prior to the time such transaction became effective) and subjecting to the Lien of this Indenture all property, real, personal and mixed, thereafter acquired by the Successor Company which shall constitute an improvement, extension or addition to the Mortgaged Property (as so constituted) or a renewal, replacement or substitution of or for any part thereof, and,

                    (B) at the election of the Successor Company, subjecting to the Lien of this Indenture such property, real, personal or mixed, in addition to the property described in subclause (A) above, then owned or thereafter acquired by the Successor Company as the Successor Company shall, in its sole discretion, specify or describe therein, and the Lien confirmed or created by such grant, conveyance, transfer and mortgage shall have force, effect and standing similar to those which the Lien of this Indenture would have had if the Company had not been a party to such consolidation, merger, conveyance or other transfer and had itself, after the time such transaction became effective, purchased, constructed or otherwise acquired the property subject to such grant, conveyance, transfer and mortgage;

          (b) in the case of a lease, such lease shall be made expressly subject to termination at any time during the continuance of an Event of Default, by (i) the Company or the Trustee and (ii) the purchaser of the property so leased at any sale thereof hereunder, whether such sale be made under the power of sale hereby conferred or pursuant to judicial proceedings;

          (c) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each of which shall state that such consolidation, merger, conveyance or other transfer or lease, and such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and

          (d) immediately after giving effect to such transaction (and treating any Debt that becomes an obligation of the Successor Company as a result of such transaction as having been incurred by the Successor Company at the time of such transaction), no Default or Event of Default shall have occurred and be continuing.


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


          As used in this Article and in Section 1810(d), the terms "improvement", "extension" and "addition" shall be limited to (a) with respect to real property subject to the Lien of this Indenture, any item of personal property which has been so affixed or attached to such real property as to be regarded a part of such real property under applicable law and (b) with respect to personal property subject to the Lien of this Indenture, any improvement, extension or addition to such personal property which (i) is made to maintain, renew, repair or improve the function of such personal property and (ii) is physically installed in or affixed to such personal property.

SECTION 1202.  Successor Company Substituted.

          Upon any consolidation or merger or any conveyance or other transfer of, as, or substantially as, an entirety the Company's Electric and Gas Utility Property in accordance with Section 1201, the Successor Company shall succeed to, and be substituted for, and may exercise every power and right of, the Company under this Indenture with the same effect as if such Successor Company had been named as the "Company" herein. Without limiting the generality of the foregoing:

          (a) all property of the Successor Company then subject to the Lien of this Indenture, of the character described in Section 103, shall constitute Property Additions;

          (b) the Successor Company may execute and deliver to the Trustee, and thereupon the Trustee shall, subject to the provisions of Article Sixteen, authenticate and deliver, Securities upon any basis provided in Article Sixteen; and

          (c) the Successor Company may, subject to the applicable provisions of this Indenture, cause Property Additions to be applied to any other Authorized Purpose.

All Securities so executed by the Successor Company, and authenticated and delivered by the Trustee, shall in all respects be entitled to the benefit of the Lien of this Indenture equally and ratably with all Securities executed, authenticated and delivered prior to the time such consolidation, merger, conveyance or other transfer became effective.

SECTION 1203.  Extent of Lien Hereof on Property of Successor Company.

          Unless, in the case of a consolidation, merger, conveyance or other transfer contemplated by Section 1201, the indenture supplemental hereto contemplated in Section 1201 or in Article Thirteen expressly provides otherwise, neither this Indenture nor such supplemental indenture shall become or be, or be required to become or be, a Lien upon any of the properties:

          (a) owned by the Successor Company or any other party to such transaction (other than the Company) immediately prior to the time of effectiveness of such transaction or

          (b) acquired by the Successor Company at or after the time of effectiveness of such transaction,

except, in either case, properties acquired from the Company in or as a result of such transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts thereof.


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


SECTION 1204.  Release of Company upon Conveyance or Other Transfer.

          In the case of a conveyance or other transfer to any Person or Persons as contemplated in Section 1201, upon the satisfaction of all the conditions specified in Section 1201 the Company (such term being used in this Section without giving effect to such transaction) shall be released and discharged from all obligations and covenants under this Indenture and on and under all Securities then Outstanding (unless the Company shall have delivered to the Trustee an instrument in which it shall waive such release and discharge) and, upon request by the Company, the Trustee shall acknowledge in writing that the Company has been so released and discharged.

SECTION 1205.  Merger into Company; Extent of Lien Hereof.

          (a) Nothing in this Indenture shall be deemed to prevent or restrict any consolidation or merger after the consummation of which the Company would be the surviving or resulting corporation or any conveyance or other transfer, or lease, of any part of the Company's Electric and Gas Utility Property which does not constitute the entirety or substantially the entirety of its Electric and Gas Utility Property.

          (b) Unless, in the case of a consolidation or merger described in subsection (a) of this Section, an indenture supplemental hereto shall otherwise provide, this Indenture shall not become or be, or be required to become or be, a Lien upon any of the properties acquired by the Company in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part or parts thereof.

SECTION 1206.  Transfer of Less than Substantially All.

          A conveyance, transfer or lease by the Company of Electric and Gas Utility Property shall not be deemed to constitute the conveyance, transfer or lease as, or substantially as, an entirety of its Electric and Gas Utility Property for purposes of this Indenture if the Fair Value of the Electric and Gas Utility Property retained by the Company exceeds 143% of the aggregate principal amount of all Outstanding Securities and any other outstanding debt securities of the Company that rank equally with, or senior to the Indenture Securities with respect to such Electric and Gas Utility Property, other than any Class A Bonds held by the Trustee. Such Fair Value shall be established by the delivery to the Trustee of an Independent Expert's Certificate stating the Independent Expert's opinion of such Fair Value as of a date not more than 90 days before or after such conveyance, transfer or lease. This Article is not intended to limit the Company's conveyances, transfers or leases of less than the entirety or substantially the entirety of its Electric and Gas Utility Property.


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


                                ARTICLE THIRTEEN

                             Supplemental Indentures

SECTION 1301.  Supplemental Indentures Without Consent of Holders.

          Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

               (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities all as provided in Article Twelve; or

               (b) to add one or more covenants of the Company or other provisions for the benefit of the Holders of all or any series of Securities, or any Tranche, thereof or to surrender any right or power herein conferred upon the Company (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series); or

               (c) to add any additional Events of Default with respect to all or any series of Securities Outstanding hereunder (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

               (d) to change or eliminate any provision of this Indenture or to add any new provision to this Indenture; provided, however, that if such change, elimination or addition shall adversely affect the interests of the Holders of Securities of any series or Tranche Outstanding on the date of such supplemental indenture in any material respect, such change, elimination or addition shall become effective with respect to such series or Tranche only pursuant to the provisions of Section 1302 hereof or when no Security of such series or Tranche remains Outstanding; or

               (e) to provide additional collateral security for the Securities of any series; or

               (f) to establish the form or terms of Securities of any series or Tranche as contemplated by Sections 201 and 301; or

               (g) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

               (h) to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 1011(b); or


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


               (i) to provide for the procedures required to permit the Company to utilize, at its option, a non-certificated system of registration for all, or any series or Tranche of, the Securities; or

               (j) to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Securities, or any Tranche thereof, shall be payable, (2) all or any series of Securities, or any Tranche thereof, may be surrendered for registration of transfer, (3) all or any series of Securities, or any Tranche thereof, may be surrendered for exchange and (4) notices and demands to or upon the Company in respect of all or any series of Securities, or any Tranche thereof, and this Indenture may be served;

               (k) to amend and restate this Indenture, as originally executed and delivered and as it may have been subsequently amended, in its entirety, but with such additions, deletions and other changes as shall not adversely affect the interests of the Holders of the Securities of any series or Tranche in any material respect; or

               (l) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other changes to the provisions hereof or to add other provisions with respect to matters or questions arising under this Indenture, provided that such other changes or additions shall not materially adversely affect the interests of the Holders of Securities of any series or Tranche in any material respect; or

               (m) in connection with the establishment of the Release Date under Section 1811, to amend this Indenture to eliminate any provisions related to the Lien of this Indenture, the Mortgaged Property, and Class A Bonds which are no longer applicable, including Articles Sixteen, Seventeen and Eighteen; or

               (n) to permit an entity acquiring a substantial portion of the Electric and Gas Utility Property to assume a prorata share of the outstanding Debt Securities based upon the net book value of the Electric and Gas Utility Property acquired by that entity and to release the Company and its properties from any obligations or liens under the Indenture with respect to those assumed Debt Securities, provided that the assumed Debt Securities will be secured by a lien on the acquired Electric and Gas Utility Property to substantially the same extent and upon substantially the same terms as provided in the Indenture except for the substitution of the acquiring entity for the Company.

          Without limiting the generality of the foregoing, if the Trust Indenture Act as in effect at the Execution Date or at any time thereafter shall be amended and

          (x) if any such amendment shall require one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to such amendment to the Trust Indenture Act, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to evidence such amendment hereof; or


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          (y) if any such amendment shall permit one or more changes to, or the elimination of, any provisions hereof which, at the Execution Date or at any time thereafter, are required by the Trust Indenture Act to be contained herein or are contained herein to reflect any provision of the Trust Indenture Act as in effect at such date, this Indenture shall be deemed to have been amended to effect such changes or elimination, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to this Indenture to effect such changes or elimination or evidence such amendment.

SECTION 1302.  Supplemental Indentures With Consent of Holders.

          Subject to the provisions of Section 1301, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under this Indenture, considered as one class, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture; provided, however, that if there shall be Securities of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of each series or Tranche so directly affected,

               (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security (other than pursuant to the terms thereof), or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 902, or change the coin or currency (or other property), in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
          Date), or

               (b) permit the creation of any Lien ranking prior to the Lien of this Indenture with respect to more than 10% of the Mortgaged Property or, other than pursuant to Section 1811, terminate the Lien of this Indenture on more than 10% of the Mortgaged Property or deprive such Holder of the benefit of the security of the Lien of this Indenture, or

               (c) reduce the percentage in principal amount of the Outstanding Securities of any series or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of this Indenture or of any default hereunder


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


          and its consequences, or reduce the requirements of Section 1404 for quorum or voting, or

               (d) modify any of the provisions of this Section, Section 706 or
          Section 913 with respect to the Securities of any series, or any Tranche thereof, except to increase the percentages in principal amount referred to in this Section or such other Sections or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 1011(b), 1014 and 1301(h).

A supplemental indenture which (x) changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of the Holders of, or which is to remain in effect only so long as there shall be Outstanding, Securities of one or more particular series, or one or more Tranches thereof, or (y) modifies the rights of the Holders of Securities of such series or Tranches with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or Tranche.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          Anything in this Indenture to the contrary notwithstanding, if the Officer's Certificate, supplemental indenture or Board Resolution, as the case may be, establishing the Securities of any series or Tranche shall provide that the Company may make certain specified additions, changes or eliminations to or from the Indenture which shall be specified in such Officer's Certificate, supplemental indenture or Board Resolution establishing such series or Tranche,
(a) the Holders of Securities of such series or Tranche shall be deemed to have consented to a supplemental indenture containing such additions, changes or eliminations to or from the Indenture which shall be specified in such Officer's Certificate, supplemental indenture or Board Resolution establishing such series or Tranche, (b) no Act of such Holders shall be required to evidence such consent and (c) such consent may be counted in the determination of whether or not the Holders of the requisite principal amount of Securities shall have consented to such supplemental indenture.


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SECTION 1303.  Execution of Supplemental Indentures.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 1001) shall be fully protected in relying upon, an Opinion of Counsel and an Officer's Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and containing the statements required by Section 104. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee's own rights, duties, immunities or liabilities under this Indenture or otherwise.

SECTION 1304.  Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Any supplemental indenture permitted by this Article may restate this Indenture in its entirety, and, upon the execution and delivery thereof, any such restatement shall supersede this Indenture as theretofore in effect for all purposes.

          Upon the execution and delivery of the supplemental indenture described in Section 1811, (a) the Lien of this Indenture shall be deemed to have been satisfied and discharged, (b) upon request by the Company, the Trustee shall release, quitclaim and otherwise turn over to the Company the Mortgaged Property (other than money and Eligible Obligations held by the Trustee pursuant to Section 803), (c) upon request by the Company, the Trustee shall execute and deliver to the Company such deeds and other instruments as, in the judgment of the Company, shall be necessary, desirable or appropriate to effect or evidence such satisfaction, discharge, release and quitclaim and (d) the Company shall, as promptly as practicable, give notice to all Holders of such satisfaction and discharge in the same manner as a notice of redemption.

SECTION 1305.  Conformity With Trust Indenture Act.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 1306.  Reference in Securities to Supplemental Indentures.

          Securities of any series, or any Tranche thereof, authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company, and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.

SECTION 1307.  Modification Without Supplemental Indenture.

          To the extent, if any, that the terms of any particular series of Securities shall have been established in or pursuant to a Board Resolution or an Officer's Certificate pursuant to a supplemental indenture or Board Resolution as contemplated by Section 301, and not in an indenture supplemental


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hereto, additions to, changes in or the elimination of any of such terms may be effected by means of a supplemental Board Resolution or Officer's Certificate pursuant to a Board Resolution or a supplemental indenture and complying with the requirements of Section 104, as the case may be, delivered to, and accepted by, the Trustee in writing; provided, however, that such supplemental Board Resolution or Officer's Certificate shall not be accepted by the Trustee or otherwise be effective unless all conditions set forth in this Indenture which would be required to be satisfied if such additions, changes or elimination were contained in a supplemental indenture shall have been appropriately satisfied. Upon the written acceptance thereof by the Trustee, any such supplemental Board Resolution or Officer's Certificate shall be deemed to be effective and constitute part of the Indenture and a supplemental indenture hereunder, including for purposes of Section 1816. Such acceptance shall be conveyed by a written instrument signed by a Responsible Officer of the Trustee.

                                ARTICLE FOURTEEN

                   Meetings of Holders; Action Without Meeting

SECTION 1401.  Purposes for Which Meetings May Be Called.

          A meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series or Tranches.

SECTION 1402.  Call, Notice and Place of Meetings.

          (a) The Trustee may at any time call a meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, for any purpose specified in Section 1401, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine, or, with the approval of the Company, at any other place. Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 108, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

          (b) If the Trustee shall have been requested to call a meeting of the Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, by the Company or by the Holders of 33% in aggregate principal amount of all of such series and Tranches, considered as one class, for any purpose specified in Section 1401, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series and Tranches in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or in such other place as shall be determined or approved by the Company, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

          (c) Any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, shall be valid without notice if the Holders of all Outstanding


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Securities of such series or Tranches are present in person or by proxy and if representatives of the Company and the Trustee are present, or if notice is waived in writing before or after the meeting by the Holders of all Outstanding Securities of such series, or any Tranche or Tranches thereof or by such of them as are not present at the meeting in person or by proxy, and by the Company and the Trustee.

SECTION 1403.  Persons Entitled to Vote at Meetings.

          To be entitled to vote at any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, a Person shall be
(a) a Holder of one or more Outstanding Securities of such series or Tranches, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series or Tranches by such Holder or Holders. The only Persons who shall be entitled to attend any meeting of Holders of Securities of any series or Tranche shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 1404.  Quorum; Action.

          The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which a meeting shall have been called as hereinbefore provided, considered as one class, shall constitute a quorum for a meeting of Holders of Securities of such series and Tranches; provided, however, that if any action is to be taken at such meeting which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, shall constitute a quorum. In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series and Tranches, be dissolved. In any other case the meeting may be adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any meeting adjourned for more than 30 days shall be given as provided in Section 1402(a) not less than ten days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series and Tranches which shall constitute a quorum.

          Except as limited by Section 1302, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which such meeting shall have been called, considered as one class; provided, however, that, except as so limited, any resolution with respect to any action which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class.

          Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities of the series and Tranches


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with respect to which such meeting shall have been held, whether or not present or represented at the meeting.

SECTION 1405. Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings.

          (a) Attendance at meetings of Holders of Securities may be in person or by proxy; and, to the extent permitted by law, any such proxy shall remain in effect and be binding upon any future Holder of the Securities with respect to which it was given unless and until specifically revoked by the Holder or future Holder of such Securities before being voted.

          (b) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of such Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 106 and the appointment of any proxy shall be proved in the manner specified in Section 106. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 106 or other proof.

          (c) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 1402(b), in which case the Company or the Holders of Securities of the series and Tranches calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented in person or by proxy at the meeting, considered as one class.

          (d) At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

          (e) Any meeting duly called pursuant to Section 1402 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class; and, except as provided in Section 1404, the meeting may be held as so adjourned without further notice.


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SECTION 1406.  Counting Votes and Recording Action of Meetings.

          The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities, of the series and Tranches with respect to which the meeting shall have been called, held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting. A record, in duplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1402 and, if applicable, Section 1404. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 1407.  Action Without Meeting.

          In lieu of a vote of Holders at a meeting as hereinbefore contemplated in this Article, any request, demand, authorization, direction, notice, consent, waiver or other action may be made, given or taken by Holders by one or more written instruments as provided in Section 106.

                                ARTICLE FIFTEEN

         Immunity of Incorporators, Shareholders, Officers and Directors

SECTION 1501.  Liability Solely Corporate.

          No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Securities or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Indenture, against any incorporator, shareholder, member, limited partner, officer, manager or director, as such, past, present or future of the Company or of any predecessor or successor of the Company (either directly or through the Company or a predecessor or successor of the Company), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, member, limited partner, officer, manager or director, past, present or future, of the Company or of any predecessor or successor of the Company, either directly or indirectly through the Company or any predecessor or successor of the Company, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or to be implied herefrom or therefrom, and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Securities.


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                                ARTICLE SIXTEEN

                Issuance of Securities Prior to the Release Date

SECTION 1601.  General.

          Prior to the Release Date, the Trustee shall authenticate and deliver Securities, for original issue, at one time or from time to time in accordance with the Company Order referred to below, only pursuant to Section 1602, 1603, 1604 or 1605.

SECTION 1602.  Issuance of Securities on the Basis of Class A Bonds.

          (a) Securities of any one or more series may be authenticated and delivered on the basis of, and in an aggregate principal amount not exceeding, the aggregate principal amount of Class A Bonds delivered to the Trustee for such purpose.

          (b) Securities of any series shall be authenticated and delivered by the Trustee on the basis of the delivery to the Trustee of Class A Bonds which have not theretofore been made the basis under any provisions of this Indenture of one or more Authorized Purposes upon receipt by the Trustee of:

               (i) The documents with respect to the Securities of such series specified in Section 303;

               (ii) Class A Bonds (A) maturing (or being subject to mandatory redemption) on such dates and in such principal amounts that, at each Stated Maturity of the Securities of such series (or the Tranche thereof then to be authenticated and delivered), there shall mature (or be redeemed) Class A Bonds equal in principal amount to the Securities of such series or Tranche then to mature and (B) containing, in addition to any mandatory redemption provisions applicable to all Class A Bonds Outstanding under the related Class A Mortgage and any mandatory redemption provisions contained therein pursuant to clause (A) above, mandatory redemption provisions correlative to the provisions, if any, for the mandatory redemption (pursuant to a sinking fund or otherwise) of the Securities of such series or Tranche or for the redemption thereof at the option of the Holder; it being expressly understood that such Class A Bonds (X) may, but need not, bear interest, (Y) may, but need not, contain provisions for the redemption thereof at the option of the Company, any such redemption to be made at a redemption price or prices not less than the principal amount thereof and (Z) shall be held by the Trustee in accordance with Article Seventeen; and

               (iii) an Opinion of Counsel to the effect that:

                    (1) the form or forms of such Class A Bonds have been duly authorized by the Company and have been established in conformity with the provisions of the related Class A Mortgage;

                    (2) the terms of such Class A Bonds have been duly
               authorized by the Company and have been established in conformity with the provisions of the related Class A Mortgage; and


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                    (3) (I) such Class A Bonds have been duly executed by the
               Company and authenticated by the trustee under the related Class A Mortgage and (II) when the Securities to be authenticated and delivered on the basis of the delivery to the Trustee of such Class A Bonds shall have been authenticated and delivered by the Trustee in accordance with this Indenture and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such Class A Bonds will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of mortgagee's and creditors' rights, including, without limitation, bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors and mortgagees' generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity as at law) and except as enforcement of provisions thereof may be limited by state laws affecting the remedies of the enforcement of the security provided for in the Class A Mortgage; and such Class A Bonds will be entitled to the benefit of the Lien of such Class A Mortgage equally and ratably with all other Class A Bonds then Outstanding under such Class A Mortgage, except as to sinking fund or similar provisions.

          provided, however, that, with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication and delivery of such Securities and that, in lieu of the opinions described in clauses (B) and (C) above, counsel may opine that:

               (X) when the terms of such Class A Bonds shall have been established in accordance with the instrument or instruments creating the series of which such Class A Bonds are a part, such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of the related Class A Mortgage; and/or

               (Y) (I) either (1) such Class A Bonds have been duly issued and delivered by the Company and authenticated and delivered by the trustee under the related Class A Mortgage or (2) when such Class A Bonds shall have been authenticated and delivered by the trustee under the related Class A Mortgage in accordance with the instrument or instruments creating the series of which such Class A Bonds are a part, such Class A Bonds will have been duly authenticated and delivered under such Class A Mortgage and (II) when such Class A Bonds shall have been issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, and when the Securities to be authenticated and delivered on the basis of the delivery to the Trustee of such Class A Bonds shall have been authenticated and delivered by the Trustee in accordance with this Indenture and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such Class A Bonds will constitute valid obligations of the Company, entitled to the benefit of the Lien of such Class A Mortgage equally and ratably with all other Class A Bonds then Outstanding under such Class A Mortgage.


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


SECTION 1603.  Issuance of Securities on the Basis of Property Additions.

          (a) Securities of any one or more series may be authenticated and delivered on the basis of Property Additions which do not constitute Funded Property in a principal amount not exceeding 70% of the balance of the Cost or the Fair Value to the Company of such Property Additions (whichever shall be less) after making any deductions and any additions pursuant to Section 103(b).

          (b) Securities of any series shall be authenticated and delivered by the Trustee on the basis of Property Additions upon receipt by the Trustee of:

               (i) the documents with respect to the Securities of such series specified in Section 303;

               (ii) an Expert's Certificate dated as of a date not more than ninety (90) days prior to the date of the Company Order referring to it,

                    (1) describing the property designated by the Company, in
               its discretion, to be made the basis of the authentication and delivery of such Securities (such description of property to be made by reference, at the election of the Company, either to specified items, units and/or elements of property or portions thereof, on a percentage or Dollar basis, or to properties reflected in specified accounts or subaccounts in the Company's books of account or portions thereof, on a Dollar basis), and stating the Cost of such property;

                    (2) stating that all such property constitutes Property
               Additions;

                    (3) stating that such Property Additions are desirable for use in the conduct of the business, or one of the businesses, of the Company;

                    (4) stating that such Property Additions, to the extent of the Cost or Fair Value to the Company thereof (whichever is less) to be made the basis of the authentication and delivery of such Securities, do not constitute Funded Property;

                    (5) stating, except as to Property Additions acquired, made or constructed wholly through the delivery of securities or other property, that the amount of cash forming all or part of the Cost thereof was equal to or more than an amount to be stated therein;

                    (6) briefly describing, with respect to any Property
               Additions acquired, made or constructed in whole or in part through the delivery of securities or other property, the securities or other property so delivered and stating the date of such delivery;

                    (7) stating what part, if any, of such Property Additions
               includes property which within six months prior to the date of acquisition thereof by the Company had been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and stating whether or not, in the judgment of the signers, the Fair Value of such Property Additions to the Company, as of the date of such certificate, is less than Twenty-five Thousand Dollars ($25,000) and whether or not such Fair Value is less than one percent (1%) of the aggregate principal amount of Securities then Outstanding;


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                    (8) stating, in the judgment of the signers, the Fair Value to the Company, as of the date of such certificate, of such Property Additions, except any thereof with respect to the Fair Value to the Company of which a statement is to be made in an Independent Expert's Certificate pursuant to clause (iii) below;

                    (9) stating the amount required to be deducted under Section
               103(b)(i) and the amounts elected to be added under Section 103(b)(ii) in respect of Funded Property retired by the Company;

                    (10) if any property included in such Property Additions is subject to a Lien of the character described (I) in clause (f) of the definition of Permitted Liens, stating that such Lien does not, in the judgment of the signers, materially impair the use by the Company of the Mortgaged Property considered as a whole for the purposes for which it is held by the Company, or (II) in clause (i)(ii) of the definition of Permitted Liens, stating that such Lien does not, in the judgment of the signers, materially impair the use by the Company of such property for the purposes for which it is held by the Company or (III) in clause (p)(ii) of the definition of Permitted Liens, stating that the enforcement of such Lien would not, in the judgment of the signers, adversely affect the interests of the Company in such property in any material respect;

                    (11) stating the lower of the Cost or the Fair Value to the
               Company of such Property Additions, after the deductions therefrom and additions thereto specified in such Expert's Certificate pursuant to clause (9) above;

                    (12) stating the aggregate principal amount of the
               Securities to be authenticated and delivered on the basis of such Property Additions (such amount not to exceed 70% of the amount stated pursuant to clause (11) above);

               (iii) in case any Property Additions are shown by the Expert's Certificate provided for in clause (ii) above to include property which, within six months prior to the date of acquisition thereof by the Company, had been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and such certificate does not show the Fair Value thereof to the Company, as of the date of such certificate, to be less than Twenty-five Thousand Dollars ($25,000) or less than one percent (1%) of the aggregate principal amount of Securities then Outstanding, an Independent Expert's Certificate stating, in the judgment of the signer, the Fair Value to the Company, as of the date of such Independent Expert's Certificate, of (X) such Property Additions which have been so used or operated and (at the option of the Company) as to any other Property Additions included in the Expert's Certificate provided for in clause (ii) above and (Y) in case such Independent Expert's Certificate is being delivered in connection with the authentication and delivery of Securities, any property so used or operated which has been subjected to the Lien of this Indenture since the commencement of the then current calendar year as the basis for the authentication and delivery of Securities and as to which an Independent Expert's Certificate has not previously been furnished to the Trustee;

               (iv) in case any Property Additions are shown by the Expert's Certificate provided for in clause (ii) above to have been acquired, made or constructed in whole or in part through the delivery of securities or other property, an Expert's Certificate stating,


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          in the judgment of the signers, the fair market value in cash of such securities or other property at the time of delivery thereof in payment for or for the acquisition of such Property Additions;

               (v) an Opinion of Counsel to the effect that:

                    (1) this Indenture constitutes, or, upon the delivery of,
               and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion, will constitute, a Lien on all the Property Additions to be made the basis of the authentication and delivery of such Securities, subject to no Lien thereon prior to the Lien of this Indenture except Permitted Liens listed in clauses (c) through (s) and (u) of the definition of Permitted Liens;

                    (2) such Property Additions are not subject to the Lien of any Class A Mortgage; and

                    (3) the Company has corporate authority to operate such
               Property Additions; and

               (vi) copies of the instruments of conveyance, assignment and transfer, if any, specified in the Opinion of Counsel provided for in clause (v) above.

SECTION 1604.  Issuance of Securities on the Basis of Retired Securities.

          (a) Subject to the provisions of subsection (c) of this Section, Securities of any one or more series may be authenticated and delivered on the basis of, and in an aggregate principal amount not exceeding the aggregate principal amount of, Retired Securities.

          (b) Securities of any series shall be authenticated and delivered by the Trustee on the basis of Retired Securities upon receipt by the Trustee of:

               (i) the documents with respect to the Securities of such series specified in Section 303; and

               (ii) an Officer's Certificate stating that Retired Securities, specified by series, in an aggregate principal amount not less than the aggregate principal amount of Securities to be authenticated and delivered, have theretofore been authenticated and delivered and, as of the date of such Officer's Certificate, constitute Retired Securities and are the basis for the authentication and delivery of such Securities.

          (c) No Securities shall be authenticated or delivered hereunder on the basis of any Retired Securities theretofore authenticated and delivered on the basis of Class A Bonds pursuant to Section 1602 until the Class A Mortgage under which such Class A Bonds were delivered has been discharged pursuant to the provisions thereof.

SECTION 1605.  Issuance of Securities on the Basis of Deposit of Cash.

          (a) Securities of any one or more series may be authenticated and delivered on the basis of, and in an aggregate principal not exceeding the amount of, any cash deposited with the Trustee for such purpose.


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          (b) Securities of any series shall be authenticated and delivered by the Trustee on the basis of the deposit of cash when the Trustee shall have received, in addition to such deposit, the documents with respect to the Securities of such series specified in Section 303.

          (c) All cash deposited with the Trustee under the provisions of this Section, and all cash required by Section 1702(a) to be applied in accordance with the provisions of this Section, shall be held by the Trustee as a part of the Mortgaged Property and may be withdrawn from time to time by the Company, upon application of the Company to the Trustee, in an amount equal to the aggregate principal amount of Securities to the authentication and delivery of which the Company shall be entitled under any of the provisions of this Indenture by virtue of compliance with all applicable provisions of this Indenture (except as hereinafter in this subsection (c) otherwise provided).

          Upon any such application for withdrawal, the Company shall comply with all applicable provisions of this Article relating to the authentication and delivery of Securities except that the Company shall not in any event be required to deliver the documents specified in Section 303; provided, however, that (i) such withdrawal shall not be made on the basis of the delivery of Class A Bonds pursuant to Section 1602 unless an equal principal amount of Securities which were authenticated and delivered pursuant to this Section on the basis of the deposit of the cash then to be withdrawn (or Securities authenticated and delivered, directly or indirectly, on the basis of the retirement of such Securities) remain Outstanding and (ii) if such withdrawal is to be made on such basis, the requirements of Section 1602(b)(ii) with respect to such Class A Bonds shall be determined by reference to such Securities which remain Outstanding.

          Any withdrawal of cash under this subsection (c) shall operate as a waiver by the Company of its right to the authentication and delivery of the Securities on which it is based and such Securities may not thereafter be authenticated and delivered hereunder. Any Property Additions which have been made the basis of any such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of the withdrawal of such cash; any Retired Securities which have been made the basis of any such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of the withdrawal of such cash; and any Class A Bonds which have been made the basis of any such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of the authentication and delivery of the Securities which initially had been authenticated and delivered pursuant to this Section on the basis of the deposit of the cash so withdrawn (or Securities initially authenticated and delivered, directly or indirectly, on the basis of the retirement of such Securities) which remain Outstanding.

          (d) If at any time the Company shall so direct, any sums deposited with the Trustee under the provisions of this Section may be used or applied to the purchase, payment or redemption of Securities in the manner and subject to the conditions provided in clauses (d) and (e) of Section 1806.

                               ARTICLE SEVENTEEN

   Class A Bonds; Additional Class A Mortgages; Discharge of Class A Mortgage

SECTION 1701.  Registration and Ownership of Class A Bonds.

          Class A Bonds delivered to the Trustee pursuant to Section 1602 shall be registered in the name of the Trustee or its nominee and shall be owned and held by the Trustee, subject to the provisions of this Indenture, for the benefit of the Holders of all Securities from time to time Outstanding, and the


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Company shall have no interest therein. The Trustee shall be entitled to exercise all rights of securityholders under each Class A Mortgage either in its discretion or as otherwise provided in this Article or in Article Nine.

          If, notwithstanding the intention of the parties expressed in this
Section 1701, it shall be finally determined by an appropriate court that the Company has any interest in the Class A Bonds held by the Trustee pursuant to this Indenture, the Company hereby, to the extent permitted by law, grants to the Trustee, for the benefit of the Holders of all Securities from time to time Outstanding, a security interest in such interest of the Company in such Class A Bonds.

SECTION 1702.  Payments on Class A Bonds.

          (a) Any payment by the Company of principal of or premium or interest on any Class A Bonds delivered to and held by the Trustee pursuant to Sections 1602 and 1701 shall be applied by the Trustee to the payment of any principal, premium or interest, as the case may be, in respect of the Securities which is then due, and, to the extent of such application, the obligation of the Company hereunder to make such payment in respect of the Securities shall be deemed to have been satisfied and discharged.

          If, at the time of any such payment of principal of Class A Bonds delivered to and held by the Trustee pursuant to Sections 1602 and 1701, there shall be no principal then due in respect of the Securities, such payment in respect of such Class A Bonds shall be deemed to constitute Funded Cash and shall be held by the Trustee as part of the Mortgaged Property, to be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 1605(c); and thereafter the Securities authenticated and delivered on the basis of such Class A Bonds shall, to the extent of such payment of principal, be deemed to have been authenticated and delivered on the basis of the deposit of cash.

          If, at the time of any such payment of premium or interest on Class A Bonds delivered to and held by the Trustee pursuant to Sections 1602 and 1701, there shall be no premium or interest, as the case may be, then due in respect of the Securities, such payment in respect of such Class A Bonds shall be remitted to the Company upon receipt by the Trustee of a Company Order requesting the same, together with an Officer's Certificate stating that no Event of Default has occurred and is continuing; provided, however, that, if an Event of Default shall have occurred and be continuing, such proceeds shall be held as part of the Mortgaged Property until such Event of Default shall have been cured or waived.

          (b) Any payment by the Company hereunder of principal of or premium or interest on Securities which shall have been authenticated and delivered upon the basis of the delivery to the Trustee of Class A Bonds (other than by the application of the proceeds of a payment in respect of such Class A Bonds) shall, to the extent thereof, be deemed, for all purposes of this Indenture, to satisfy and discharge the obligation of the Company, if any, to make a payment of principal, premium or interest, as the case may be, in respect of such Class A Bonds which is then due.

          (c) The Trustee hereby waives notice of any redemption of Class A Bonds delivered to it pursuant to Section 1602.


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SECTION 1703.  Surrender of Class A Bonds.

          At the time any Securities which shall have been authenticated and delivered on the basis of the delivery to the Trustee of Class A Bonds cease to be Outstanding (other than as a result of the application of the proceeds of the payment or redemption of such Class A Bonds), the Trustee shall surrender to, or upon the order of, the Company an equal principal amount of such Class A Bonds. In the event that the principal of, and interest and premium, if any, on any Class A Bond, or portion thereof, has been paid, the Trustee shall promptly surrender such Class A Bond, or such portion, to or to the order of the Company for cancellation.

SECTION 1704.  No Transfer of Class A Bonds.

          Anything in this Indenture to the contrary notwithstanding, the Trustee shall not sell, assign or otherwise transfer any Class A Bonds delivered to and held by it pursuant to Sections 1602 and 1701 except to a successor trustee under this Indenture and except as provided in Section 1703. The Company may take such actions as it shall deem necessary, desirable or appropriate to effect compliance with such restrictions on transfer, including the placing of a legend on each such Class A Bond and the issuance of stop-transfer instructions to the trustee under the related Class A Mortgage or any other transfer agent thereunder.

SECTION 1705.  Voting of Class A Bonds.

          The Trustee shall, as the owner and holder of Class A Bonds delivered to and held by it pursuant to this Indenture, attend such meeting or meetings of bondholders under each Class A Mortgage or, at its option, deliver its proxy in connection therewith, as relate to matters with respect to which it, as such holder, is entitled to vote or consent. So long as no Event of Default hereunder shall have occurred and be continuing, either at any such meeting or meetings, or otherwise when the consent of the holders of the Class A Bonds Outstanding under any Class A Mortgage is sought without a meeting, the Trustee shall vote as holder of Class A Bonds Outstanding under such Class A Mortgage, or shall consent with respect thereto, as follows:

          (a) the Trustee shall vote all such Class A Bonds, or shall consent with respect thereto, (i) in favor of any or all amendments or modifications of such Class A Mortgage of substantially the same tenor and effect as any or all of those set forth in Exhibit A to this Indenture and/or (ii) in favor of any amendment or modification of such Class A Mortgage (A) to conform any provision thereof in all material respects to the correlative provision of this Indenture, (B) to add thereto any provision not otherwise contained therein which conforms in all material respects to a provision contained in this Indenture and/or (C) to delete therefrom any provision thereof to which this Indenture contains no correlative provision and/or (iii) any combination of amendments and/or modifications described in clauses (i) and (ii) above; and/or

          (b) with respect to any other amendments or modifications of such Class A Mortgage, the Trustee shall vote all such Class A Bonds, or shall consent with respect thereto, proportionately with the vote or consent of the holders of all other Class A Bonds Outstanding under such Class A Mortgage the holders of which are eligible to vote or consent, as indicated in a Class A Bondholder's Certificate delivered to the Trustee; provided, however, that the Trustee shall not so vote in favor of, or so consent to, any amendment or modification of a Class A Mortgage which, if it were an amendment or modification of this Indenture, would require the consent of any Holders of Securities obtained in the manner prescribed in Section 1302, without


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     the prior consent of those Holders of Securities which would be required under said Section 1302 for such an amendment or modification of this Indenture;

provided, however, that as a condition to the Trustee voting or giving consent under Sections 1705(a) and/or (b), the Trustee shall have received an Officer's Certificate and an Opinion of Counsel stating that in the opinion of such signers said voting or consent is authorized or permitted by said subsections.

          For purposes of this Section, "Class A Bondholder's Certificate" means a certificate signed by the temporary chairman, the temporary secretary, the permanent chairman, the permanent secretary, or an inspector of votes at any meeting or meetings of bondholders under a Class A Mortgage, or by the trustee under such Class A Mortgage in the case of consents of such bondholders which are sought without a meeting, which states what the signer thereof reasonably believes will be the proportionate votes or consents of the holders of all Class A Bonds (other than the Class A Bonds delivered to and held by the Trustee pursuant to Sections 1602 and 1701) outstanding under such Class A Mortgage and counted for the purposes of determining whether such bondholders have approved or consented to the matter put before them.

SECTION 1706.  Designation of Additional Class A Mortgages.

          (a) In the event that, after the Execution Date, a corporation which was the mortgagor under a mortgage, deed of trust or similar indenture shall have merged into or consolidated with the Company, or shall have conveyed or otherwise transferred property to the Company subject to the Lien of such a mortgage, deed of trust or similar indenture and the Company shall have duly assumed and agreed to perform and pay all the obligations of the mortgagor thereunder, such mortgage, deed of trust or similar indenture may be designated by the Company an additional Class A Mortgage upon delivery to the Trustee of the following:

               (i) a Company Order authorizing the designation of such mortgage, deed of trust or similar indenture as an additional Class A Mortgage;

               (ii) an Officer's Certificate (A) stating that no event of default has occurred and is continuing which entitles the trustee under such mortgage, deed of trust or similar indenture to accelerate the maturity of the obligations outstanding thereunder, (B) reciting the aggregate principal amount of obligations theretofore issued under such mortgage, deed of trust or similar indenture and the aggregate principal amount of obligations then outstanding thereunder and (C) either (1) stating that the terms of such mortgage, deed of trust or similar indenture, as then in effect, do not permit the issuance of obligations thereunder upon the basis of property additions in a principal amount exceeding the balance of the cost or fair value of such property additions to the issuer thereof (whichever shall be less) after making deductions and additions similar to those provided for in Section 103, or (2) in the event that the statements contained in clause (1) above cannot be made, stating that the Company has irrevocably waived its right to the authentication and delivery of further obligations under such mortgage, deed of trust or similar indenture (I) on any basis, in a principal amount equal to the excess of (x) the aggregate principal amount of obligations then outstanding under such mortgage, deed of trust or similar indenture which were issued on the basis of property additions or on the basis of the retirement of obligations which were issued (whether directly or indirectly when considered in light of the successive issuance and retirement of obligations) on the basis of property additions over (y) an amount equal to the aggregate Dollar amount of


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          property additions certified as the basis for the issuance of such obligations then outstanding and (II) on the basis of property additions, in a principal amount exceeding 70% of the balance of the Cost or Fair Value to the Company thereof (whichever shall be less) after making deductions and additions similar to those provided for in
          Section 103; and

               (iii) an Opinion or Opinions of Counsel to the effect that (A) the corporation that was the mortgagor under such mortgage, deed of trust or similar indenture has been duly and lawfully merged into or consolidated with the Company or has duly and lawfully conveyed or otherwise transferred property to the Company; (B) if required by applicable law, such mortgage, deed of trust or similar indenture is qualified under the Trust Indenture Act; (C) the Company has duly assumed and agreed to perform and pay the obligations of the mortgagor under such mortgage, deed of trust or similar indenture; (D) such mortgage, deed of trust or similar indenture constitutes a Lien upon the property described therein subject to no Lien prior thereto except Liens generally of the character of Permitted Liens (other than the Lien of another Class A Mortgage); (E) this Indenture constitutes, or, upon the delivery of, and/or the filing and/or the recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in such opinion, will constitute, a Lien on the property described in such mortgage, deed of trust or similar indenture which is generally of the character described, and is located in the States specified, in the Granting Clauses of this Indenture and which was acquired by the Company from such corporation by virtue of such merger, consolidation, conveyance or other transfer, subject to no Lien thereon prior to the Lien of this Indenture except the Lien of such mortgage, deed of trust or similar indenture and Permitted Liens; (F) the terms of such mortgage, deed of trust or similar indenture, as then in effect, do not permit the further issuance of obligations thereunder except on the basis of property additions generally of the character of Property Additions, the retirement or deposit of outstanding obligations, the deposit of prior Lien obligations or the deposit of cash; (G) either (1) the terms of such mortgage, deed of trust or similar indenture, as then in effect, do not permit the further issuance of obligations thereunder upon the basis of property additions in a principal amount exceeding 70% of the balance of the Cost or the Fair Value to the Company thereof (whichever shall be less) after making deductions and additions similar to those provided for in Section 103, or, if such is not the case, (2) that the waivers contemplated by clause (ii)(C)(2) above have been duly made; (H) in the case of a conveyance or other transfer to the Company of property subject to the Lien of such mortgage, deed of trust or similar indenture, no Person (other than the Company) has the right to issue or redeem obligations secured by, or to obtain the release of property from the Lien of, such mortgage, deed of trust or similar indenture; and (I) the indenture supplemental hereto referred to in clause (i) of subsection (b) of this Section complies with the requirements of said clause (i), and the indenture supplemental to such mortgage, deed of trust or similar indenture referred to in clause (ii) of subsection (b) of this Section complies with the requirements of said clause (ii).

          (b) At such time as there shall have been executed and delivered and properly recorded and filed:

               (i) an indenture supplemental hereto (A) in which such mortgage, deed of trust or similar indenture has been designated as an additional Class A Mortgage and (B) by which the Company has specifically imposed the Lien of this Indenture upon


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          properties of the character described, and located in the States specified, in the Granting Clauses of this Indenture which shall have been acquired by the Company from such corporation by virtue of the merger, consolidation, conveyance or other transfer (and later improvements, extensions and additions thereto and renewals and replacements thereof) and

               (ii) an indenture supplemental to such mortgage, deed of trust or similar indenture by which such mortgage, deed of trust or similar indenture has been amended to provide that, so long as the Trustee shall hold any obligations outstanding thereunder which were delivered to the Trustee as the basis for the authentication and delivery of Securities which remain Outstanding hereunder, an Event of Default hereunder shall constitute a matured event of default thereunder; provided, however, that the waiver or cure of such Event of Default hereunder and the rescission and annulment of the consequences thereof shall constitute a cure of the corresponding event of default under such mortgage, deed of trust or similar indenture and a rescission and annulment of the consequences thereof, then such mortgage, deed of trust or similar indenture and all obligations issued and outstanding thereunder shall for all purposes hereof be treated as a Class A Mortgage and as Class A Bonds, respectively, to the full and same extent as if specifically identified in Article One.

SECTION 1707.  Discharge of Class A Mortgage.

          The Trustee shall surrender for cancellation to the trustee under any Class A Mortgage all Class A Bonds delivered to and then held by it pursuant to Sections 1602 and 1701 which were delivered under such Class A Mortgage upon receipt by the Trustee of:

          (a) a Company Order requesting such surrender for cancellation of such Class A Bonds;

          (b) an Officer's Certificate stating that no Event of Default has occurred and is continuing, and that no Class A Bonds are Outstanding under such Class A Mortgage other than Class A Bonds delivered to and held by the Trustee pursuant to Sections 1602 and 1701 and that promptly upon such surrender such Class A Mortgage will be satisfied and discharged pursuant to the terms thereof;

          (c) an Expert's Certificate

               (i) describing the property constituting Property Additions designated by the Company, in its discretion, to be deemed, on and after the date of such surrender for cancellation and for all purposes of this Indenture, to be Funded Property, such Property Additions to have, in the aggregate, a Cost (or as to Property Additions of which the Fair Value to the Company specified pursuant to subclause (viii) or clause (d) below is less than the Cost thereof, then such Fair Value in lieu of Cost) not less than ten-sevenths (10/7) of the aggregate principal amount of Securities which shall have been authenticated and delivered under Section 1602 on the basis of Class A Bonds authenticated and delivered under such Class A Mortgage and which, at such date, either remain Outstanding or constitute Retired Securities (such description of property to be made by reference, at the election of the Company, either to specified items, units and/or elements of property or portions thereof, on a percentage or Dollar basis, or to properties


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          or portions thereof reflected in specified accounts or subaccounts in the Company's books of account, on a Dollar basis), and stating the Cost of such property;

               (ii) stating that all such property constitutes Property
          Additions;

               (iii) stating that such Property Additions are desirable for use in the conduct of the business, or one of the businesses, of the Company;

               (iv) stating that such Property Additions, to the extent of the Cost (or as to Property Additions of which the Fair Value to the Company specified pursuant to subclause (viii) or clause (d) below is less than the Cost thereof, then such Fair Value in lieu of Cost) thereof to be deemed to be Funded Property pursuant to this Section, do not constitute Funded Property other than by virtue of the Lien of such Class A Mortgage and the operation of this Section;

               (v) stating, except as to Property Additions acquired, made or constructed wholly through the delivery of securities or other property, that the amount of cash forming all or part of the Cost thereof was equal to or more than an amount to be stated therein;

               (vi) briefly describing, with respect to any Property Additions acquired, made or constructed in whole or in part through the delivery of securities or other property, the securities or other property so delivered and stating the date of such delivery;

               (vii) stating what part, if any, of such Property Additions included property which within six (6) months prior to the date of acquisition thereof by the Company had been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and stating whether or not, in the judgment of the signers, the Fair Value to the Company thereof, as of the date of such certificate, is less than Twenty-five Thousand Dollars ($25,000) and whether or not the Fair Value to the Company thereof, as of such date, is less than one percent (1%) of the aggregate principal amount of Securities then Outstanding;

               (viii) stating, in the judgment of the signers, the Fair Value to the Company, as of the date of such certificate, of such Property Additions, except any thereof with respect to which a statement of the Fair Value to the Company is to be made in an Independent Expert's Certificate pursuant to clause (d) below; provided, however, that if any such Property Additions shall have theretofore been certified to the trustee under such Class A Mortgage in connection with the authentication and delivery of Class A Bonds thereunder, the release of property, the withdrawal of cash or the satisfaction of the requirements of any sinking, improvement, maintenance, replacement or similar fund or analogous provision, then there may be stated, in lieu of the Fair Value to the Company of such Property Additions as of the date of such certificate, the Fair Value to the Company thereof as so certified to the trustee under such Class A Mortgage; it being understood that the Company may make allocations on a pro-rata or other reasonable basis for purposes of determining whether or not, and/or the extent to which, any such Property Additions shall have theretofore been so certified to the trustee under a Class A Mortgage; and


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               (ix) if any property included in such Property Additions is subject to a Lien of the character described (I) in clause (f) of the definition of Permitted Liens, stating that such Lien does not, in the judgment of the signers, materially impair the use by the Company of the Mortgaged Property considered as a whole, or (II) in clause
          (i)(ii) of the definition of Permitted Liens, stating that such Lien does not, in the judgment of the signers, materially impair the use by the Company of such property for the purposes for which it is held by the Company or (III) in clause (p)(ii) of the definition of Permitted Liens, stating that the enforcement of such Lien would not, in the judgment of the signers, adversely affect the interests of the Company in such property in any material respect;

               (x) stating the lower of the Cost or the Fair Value to the Company of such Property Additions, as required to be stated in such Expert's Certificate pursuant to clauses (i) and (viii) above, respectively; and

               (xi) stating the aggregate principal amount of the Securities referred to in clause (i) above (such amount not to exceed 70% of the amount stated pursuant to clause (x) above);

          (d) in case any Property Additions are shown by the Expert's Certificate provided for in clause (c) above to include property which, within six months prior to the date of acquisition thereof by the Company, had been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and such certificate does not show the Fair Value to the Company thereof, as of the date of such certificate, to be less than Twenty-five Thousand Dollars ($25,000) or less than one percent (1%) of the aggregate principal amount of Securities then Outstanding, an Independent Expert's Certificate stating, in the judgment of the signer, the Fair Value to the Company, as of the date of such Independent Expert's Certificate, of (x) such Property Additions which have been so used or operated and (at the option of the Company) as to any other Property Additions included in the Expert's Certificate provided for in clause (c) above and (y) any property so used or operated which has been subjected to the Lien of this Indenture since the commencement of the then current calendar year as the basis for the authentication and delivery of Securities and as to which an Independent Expert's Certificate has not previously been furnished to the Trustee;

          (e) in case any Property Additions are shown by the Expert's Certificate provided for in clause (c) above to have been acquired, made or constructed in whole or in part through the delivery of securities or other property, an Expert's Certificate stating, in the judgment of the signers, the fair market value in cash of such securities or other property at the time of delivery thereof in payment for or for the acquisition of such Property Additions;

          (f) an Opinion of Counsel to the effect that:

               (i) this Indenture constitutes, or, upon (x) the satisfaction and discharge of such Class A Mortgage and/or (y) the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion, will constitute, a Lien on all the Property Additions to be deemed to be Funded Property in accordance with this Section, subject to no Lien thereon prior to the Lien of this Indenture except Permitted Liens; and

               (ii) the Company has corporate authority to operate such Property Additions;


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          (g) an Opinion of Counsel to the effect that upon satisfaction and discharge of such Class A Mortgage the Lien of this Indenture on the property formerly subject to the Lien of such Class A Mortgage, to the extent the same is part of the Mortgaged Property, will be subject to no Lien prior to the Lien of this Indenture, except Permitted Liens; and

          (h) copies of the instruments of conveyance, assignment and transfer, if any, specified in the Opinion of Counsel provided for in clause (f) above.

                                ARTICLE EIGHTEEN

                Possession, Use and Release of Mortgaged Property

SECTION 1801.  Quiet Enjoyment.

          Unless one or more Events of Default shall have occurred and be continuing, the Company shall be permitted to possess, use and enjoy the Mortgaged Property (except, to the extent not herein otherwise provided, such cash and securities as are expressly required to be deposited with the Trustee).

SECTION 1802.  Dispositions without Release.

          Unless an Event of Default shall have occurred and be continuing, the Company may at any time and from time to time, without any release or consent by, or report to, the Trustee:

          (a) sell or otherwise dispose of, free from the Lien of this Indenture, any machinery, equipment, apparatus, towers, transformers, poles, lines, cables, conduits, ducts, conductors, meters, regulators, holders, tanks, retorts, purifiers, odorizers, scrubbers, compressors, valves, pumps, mains, pipes, service pipes, fittings, connections, services, tools, implements, or any other fixtures or personalty, then subject to the Lien hereof, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operations of the Company upon replacing the same by, or substituting for the same, similar or analogous property, or other property performing a similar or analogous function or otherwise obviating the need therefor, having a Fair Value to the Company at least equal to that of the property sold or otherwise disposed of and subject to the Lien hereof, subject to no Liens prior hereto except Permitted Liens and any other Liens to which the property sold or otherwise disposed of was subject;

          (b) cancel or make changes or alterations in or substitutions for any and all easements, servitudes, rights-of-way and similar rights and/or interests; and

          (c) grant, free from the Lien of this Indenture, easements, ground leases or rights-of-way in, upon, over and/or across the property or rights-of-way of the Company for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines, railways, removal or transportation of coal, lignite, gas, oil or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment; provided, however, that such grant shall not materially impair the use of the property or rights-of-way for the purposes for which such property or rights-of-way are held by the Company.


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SECTION 1803.  Release of Mortgaged Property.

          Unless an Event of Default shall have occurred and be continuing, the Company may obtain the release of any part of the Mortgaged Property, or any interest therein, other than Funded Cash held by the Trustee, and the Trustee shall release all its right, title and interest in and to the same from the Lien hereof, upon receipt by the Trustee of:

          (a) a Company Order requesting the release of such property and transmitting therewith a form of instrument or instruments to effect such release;

          (b) an Officer's Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing;

          (c) an Expert's Certificate made and dated not more than ninety (90) days prior to the date of such Company Order:

               (i) describing the property to be released;

               (ii) stating the Fair Value, in the judgment of the signers, of the property to be released;

               (iii) stating the Cost of the property to be released (or, if the Fair Value to the Company of such property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost); and

               (iv) stating that, in the judgment of the signers, such release will not impair the security under this Indenture in contravention of the provisions hereof;

          (d) an amount in cash to be held by the Trustee as part of the Mortgaged Property, equal to the amount, if any, by which the amount referred to in clause (c)(iii) above exceeds the aggregate of the following items:

               (i) an amount equal to the aggregate principal amount of any obligations secured by Purchase Money Lien delivered to the Trustee, to be held as part of the Mortgaged Property, subject to the limitations hereafter in this Section set forth;

               (ii) an amount equal to the Cost or Fair Value to the Company (whichever is less), after making any deductions and any additions pursuant to Section 103, of any Property Additions not constituting Funded Property described in an Expert's Certificate, dated not more than ninety (90) days prior to the date of the Company Order requesting such release and complying with clause (ii) and, to the extent applicable, clause (iii) in Section 1603(b), delivered to the Trustee; provided, however, that the deductions and additions contemplated by Section 103 shall not be required to be made if such Property Additions were acquired, made or constructed on or after the ninetieth (90th) day preceding the date of such Company Order;

               (iii) the aggregate principal amount of Securities to the authentication and delivery of which the Company shall be entitled under the provisions of Section 1604, by virtue of compliance with all applicable provisions of Section 1604 (except as hereinafter in this Section otherwise provided); provided, however, that such release shall operate as a waiver by the Company of the right to the authentication and delivery of such Securities and, to such extent, no such Securities may thereafter be authenticated and delivered hereunder; and any Securities which could have been the basis of such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of such release of property;

               (iv) any amount in cash and/or an amount equal to the aggregate principal amount of any obligations secured by Purchase Money Lien that, in either case, is evidenced to the Trustee by a certificate of the trustee or other holder of a Lien prior to the Lien of this Indenture to have been received by such trustee or other holder in accordance with the provisions of such Lien in consideration for the release of such property or any part thereof from such Lien, all subject to the limitations hereafter in this Section set forth;

               (v) the aggregate principal amount of any Outstanding Securities delivered to the Trustee; and

               (vi) any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released;

provided, however, that no obligations secured by Purchase Money Lien upon any property being released from the Lien hereof shall be used as a credit in connection with such release unless all obligations secured by such Purchase Money Lien shall be delivered to the Trustee or to the trustee or other holder of a Lien prior to the Lien of this Indenture;

          (e) if the release is on the basis of Property Additions or on the basis of the right to the authentication and delivery of Securities under
Section 1604, all documents contemplated below in this Section; and

          (f) if the release is on the basis of the delivery to the Trustee or to the trustee or other holder of a prior Lien of obligations secured by Purchase Money Lien, all documents contemplated below in this Section, to the extent required.

          If and to the extent that the release of property is, in whole or in part, based upon Property Additions (as permitted under the provisions of clause
(d)(ii) in the first paragraph of this Section), the Company shall, subject to the provisions of said clause (d)(ii) and except as hereafter in this paragraph provided, comply with all applicable provisions of this Indenture as if such Property Additions were to be made the basis of the authentication and delivery of Securities equal in principal amount to 70% of the Cost (or, as to property of which the Fair Value to the Company at the time the same became Funded Property was certified to be an amount less than the Cost thereof, such Fair Value, as so certified, in lieu of Cost) of that portion of the property to be released which is to be released on the basis of such Property Additions, as shown by the Expert's Certificate required by clause (c) in the first paragraph of this Section; provided, however, that the Cost of any Property Additions received or to be received by the Company in whole or in part as consideration in exchange for the property to be released shall for all purposes of this Indenture be deemed to be the amount stated in the Expert's Certificate provided for in clause (c) in the first paragraph of this Section to be the Fair Value of the property to be released (x) plus the amount of any cash and the fair market value of any other consideration, further to be stated in such


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Expert's Certificate, paid and/or delivered or to be paid and/or delivered by, and the amount of any obligations assumed or to be assumed by, the Company in connection with such exchange as additional consideration for such Property Additions and/or (y) less the amount of any cash and the fair market value of any other consideration, which shall also be stated in such Expert's Certificate, received or to be received by the Company in connection with such exchange in addition to such Property Additions. If and to the extent that the release of property is in whole or in part based upon the right to the authentication and delivery of Securities under Section 1604 (as permitted under the provisions of clause (d)(iii) in the first paragraph of this Section), the Company shall, except as hereafter in this paragraph provided, comply with all applicable provisions of Section 1604 relating to such authentication and delivery. Notwithstanding the foregoing provisions of this paragraph, in no event shall the Company be required to deliver the documents specified in
Section 303.

          If the release of property is, in whole or in part, based upon the delivery to the Trustee or the trustee or other holder of a Lien prior to the Lien of this Indenture of obligations secured by Purchase Money Lien, the Company shall deliver to the Trustee:

          (x) an Officer's Certificate (i) stating that no event has occurred and is continuing which entitles the holder of such Purchase Money Lien to accelerate the maturity of the obligations, if any, outstanding thereunder and
(ii) reciting the aggregate principal amount of obligations, if any, then outstanding thereunder in addition to the obligations then being delivered in connection with the release of such property and the terms and conditions, if any, on which additional obligations secured by such Purchase Money Lien are permitted to be issued; and

          (y) an Opinion of Counsel stating that, in the opinion of the signer,
(i) such obligations are valid obligations, entitled to the benefit of such Purchase Money Lien equally and ratably with all other obligations, if any, then outstanding thereunder, (ii) that such Purchase Money Lien constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in such opinion, will constitute, a Lien upon the property to be released, subject to no Lien prior thereto except Liens generally of the character of Permitted Liens and such Liens, if any, as shall have existed thereon immediately prior to such release as Liens prior to the Lien of this Indenture, (iii) if any obligations in addition to the obligations being delivered in connection with such release of property are then outstanding, or are permitted to be issued, under such Purchase Money Lien, (A) that such Purchase Money Lien constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in such opinion, will constitute, a Lien upon all other property, if any, purporting to be subject thereto, subject to no Lien prior thereto except Liens generally of the character of Permitted Liens and (B) that the terms of such Purchase Money Lien, as then in effect, do not permit the issuance of obligations thereunder except on the basis of property generally of the character of Property Additions, the retirement or deposit of outstanding obligations, the deposit of prior Lien obligations or the deposit of cash.

          If the Opinion of Counsel provided to the Trustee pursuant to clause
(y) above is conditioned upon the filing and/or recording of any instruments of conveyance, assignment or transfer, the Company shall promptly cause such instruments to be filed and/or recorded in the proper places and manner and shall deliver to the Trustee evidence of such filing and/or recording promptly upon receipt of such evidence by the Company.

          If (a) any property to be released from the Lien of this Indenture under any provision of this Article (other than Section 1807) is subject to a Lien prior to the Lien hereof and is to be sold,


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exchanged, dedicated or otherwise disposed of subject to such prior Lien and (b)
after such release, such prior Lien will not be a Lien on any property subject to the Lien hereof, then the Fair Value of such property to be released shall be deemed, for all purposes of this Indenture, to be the value thereof unencumbered by such prior Lien less the principal amount of the indebtedness secured by such prior Lien.

          Any Outstanding Securities delivered to the Trustee pursuant to clause
(d) in the first paragraph of this Section shall, upon receipt of a Company Order, forthwith be canceled by the Trustee. Any cash and/or obligations deposited with the Trustee pursuant to the provisions of this Section 1803, and the proceeds of any such obligations, shall be held as part of the Mortgaged Property and shall be withdrawn, released, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 1806.

          Anything in this Indenture to the contrary notwithstanding, if property to be released constitutes Funded Property in part only, the Company shall obtain the release of the part of such property which constitutes Funded Property under this Section 1803 and obtain the release of the part of such property which does not constitute Funded Property under Section 1804. In such event, (a) the application of Property Additions in the release under this
Section 1803 as contemplated in clause (d)(ii) in the first paragraph thereof shall be taken into account in clause (v) or clause (vi), whichever may be applicable, of the Expert's Certificate described in clause (c) in Section 1804 and (b) the Trustee shall, at the election of the Company, execute and deliver a separate instrument of release with respect to the property released under each of such Sections or a consolidated instrument of release with respect to the property released under both of such Sections considered as a whole.

SECTION 1804.  Release of Property Not Constituting Funded Property.

          Unless an Event of Default shall have occurred and be continuing, the Company may obtain the release of any part of the Mortgaged Property, or any interest therein, which does not constitute Funded Property, and the Trustee shall release all its right, title and interest in and to the same from the Lien hereof, upon receipt by the Trustee of:

          (a) a Company Order requesting the release of such property and transmitting therewith a form of instrument or instruments to effect such release;

          (b) an Officer's Certificate describing the property to be released and stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing;

          (c) an Expert's Certificate, made and dated not more than ninety (90) days prior to the date of such Company Order:

               (i) describing the property to be released;

               (ii) stating the Fair Value, in the judgment of the signers, of the property to be released;

               (iii) stating the Cost of the property to be released;

               (iv) stating that the property to be released does not constitute Funded Property;


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


               (v) if true, stating either (A) that the aggregate amount of the Cost or Fair Value to the Company (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released), after making deductions therefrom and additions thereto of the character contemplated by Section 103, is not less than zero (0) or (B) that the Cost or Fair Value (whichever is less) of the property to be released does not exceed the aggregate Cost or Fair Value to the Company (whichever is less) of Property Additions acquired, made or constructed on or after the ninetieth
          (90th) day prior to the date of the Company Order requesting such release;

               (vi) if neither of the statements contemplated in subclause (v) above can be made, stating the amount by which zero (0) exceeds the amount referred to in subclause (v)(A) above (showing in reasonable detail the calculation thereof); and

               (vii) stating that, in the judgment of the signers, such release will not impair the security under this Indenture in contravention of the provisions hereof; and

          (d) if the Expert's Certificate required by clause (c) above contains neither of the statements contemplated in subclause (c)(v) above, an amount in cash, to be held by the Trustee as part of the Mortgaged Property, equal to the amount, if any, by which the lower of (i) the Cost or Fair Value (whichever shall be less) of the property to be released and (ii) the amount shown in subclause (c)(vi) above exceeds the aggregate of items of the character described in subclauses (iii) and (v) of clause (d) in the first paragraph of
Section 1803 that the Company then elects to use as a credit under this Section 1804 (subject, however, to the same limitations and conditions with respect to such items as are set forth in Section 1803).

          Any Outstanding Securities delivered to the Trustee pursuant to clause
(d) above and its reference to clause (d) of the first paragraph of Section 1803 shall forthwith be canceled by the Trustee.

SECTION 1805.  Release of Minor Properties.

          Notwithstanding the provisions of Sections 1803 and 1804, unless an Event of Default shall have occurred and be continuing, the Company may obtain the release from the Lien hereof of any part of the Mortgaged Property, or any interest therein, and the Trustee shall whenever from time to time requested by the Company in a Company Order transmitting therewith a form of instrument or instruments to effect such release, and without requiring compliance with any of the provisions of Section 1803 or 1804, release from the Lien hereof all the right, title and interest of the Trustee in and to the same provided that the aggregate Fair Value of the property to be so released on any date in a given calendar year, together with all other property theretofore released pursuant to this Section 1805 in such calendar year, shall not exceed the greater of (a) Ten Million Dollars ($10,000,000) and (b) three percent (3%) of the sum of (i) the aggregate principal amount of Securities then Outstanding and (ii) the aggregate principal amount of Class A Bonds then Outstanding other than Class A Bonds delivered to and then held by the Trustee pursuant to Sections 1602 and 1701. Prior to the granting of any such release, there shall be delivered to the Trustee (x) an Officer's Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing and (y) an Expert's Certificate stating, in the judgment of the signers, the Fair Value of the property to be released, the aggregate Fair Value of all other property theretofore released pursuant to this Section in such calendar year and, as to Funded Property, the Cost thereof (or, if the Fair Value to the Company of such property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost), and that, in the judgment of the signers, the release thereof will not impair the security under


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


this Indenture in contravention of the provisions hereof. On or before December 31st of each calendar year, the Company shall deposit with the Trustee an amount in cash equal to the aggregate Cost of the properties constituting Funded Property so released during such year (or, if the Fair Value to the Company of any particular property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost); provided, however, that no such deposit shall be required to be made hereunder to the extent that cash or other consideration shall, as indicated in an Officer's Certificate delivered to the Trustee, have been deposited with the trustee or other holder of a Class A Mortgage or other Lien prior to the Lien of this Indenture in accordance with the provisions thereof; and provided, further, that the amount of cash so required to be deposited may be reduced, at the election of the Company, by the items specified in clause (d) in the first paragraph of Section 1803, subject to all of the limitations and conditions specified in such Section, to the same extent as if such property were being released pursuant to Section 1803. Any cash deposited with the Trustee under this Section may thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 1806.

SECTION 1806. Withdrawal or Other Application of Funded Cash; Purchase Money Obligations.

          Subject to the provisions of Section 1605 and Section 1702(a) and except as hereafter in this Section provided, unless an Event of Default shall have occurred and be continuing, any Funded Cash held by the Trustee, and any other cash which is required to be withdrawn, used or applied as provided in this Section,

          (a) may be withdrawn from time to time by the Company to the extent of an amount equal to the Cost or the Fair Value to the Company (whichever is less) of Property Additions not constituting Funded Property, after making any deductions and additions pursuant to Section 103, described in an Expert's Certificate, dated not more than ninety (90) days prior to the date of the Company Order requesting such withdrawal and complying with clause (ii) and, to the extent applicable, clause (iii) in Section 1603(b), delivered to the Trustee; provided, however, that the deductions and additions contemplated by
Section 103 shall not be required to be made if such Property Additions were acquired, made or constructed on or after the ninetieth (90th) day preceding the date of such Company Order;

          (b) may be withdrawn from time to time by the Company in an amount equal to the aggregate principal amount of Securities to the authentication and delivery of which the Company shall be entitled under the provisions of Section 1604 hereof, by virtue of compliance with all applicable provisions of Section 1604 (except as hereinafter in this Section otherwise provided); provided, however, that such withdrawal of cash shall operate as a waiver by the Company of the right to the authentication and delivery of such Securities and, to such extent, no such Securities may thereafter be authenticated and delivered hereunder; and any such Securities which were the basis of such right to the authentication and delivery of Securities so waived shall be deemed to have been made the basis of such withdrawal of cash;

          (c) may be withdrawn from time to time by the Company in an amount equal to the aggregate principal amount of any Outstanding Securities delivered to the Trustee;

          (d) may, upon the request of the Company, be used by the Trustee for the purchase of Securities in the manner, at the time or times, in the amount or amounts, at the price or prices and otherwise as directed or approved by the Company, all subject to the limitations hereafter in this Section set forth; or


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


          (e) may, upon the request of the Company, be applied by the Trustee to the payment (or provision therefor pursuant to Article Eight) at Stated Maturity of any Securities or to the redemption (or similar provision therefor) of any Securities which are, by their terms, redeemable, in each case of such series as may be designated by the Company, any such redemption to be in the manner and as provided in Article Five, all subject to the limitations hereafter in this Section set forth.

          Such moneys shall, from time to time, be paid or used or applied by the Trustee, as aforesaid, upon the request of the Company in a Company Order, and upon receipt by the Trustee of an Officer's Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing. If and to the extent that the withdrawal of cash is based upon Property Additions (as permitted under the provisions of clause (a) above), the Company shall, subject to the provisions of said clause (a) and except as hereafter in this paragraph provided, comply with all applicable provisions of this Indenture as if such Property Additions were made the basis for the authentication and delivery of Securities equal in principal amount to the cash so to be withdrawn. If and to the extent that the withdrawal of cash is based upon the right to the authentication and delivery of Securities (as permitted under the provisions of clause (b) above), the Company shall, except as hereafter in this paragraph provided, comply with all applicable provisions of Section 1604 relating to such authentication and delivery. Notwithstanding the foregoing provisions of this paragraph, in no event shall the Company be required to deliver the documents specified in Section 303.

          Notwithstanding the generality of clauses (d) and (e) above, no cash to be applied pursuant to such clauses shall be applied to the payment of an amount in excess of the principal amount of any Securities to be purchased, paid or redeemed except to the extent that the aggregate principal amount of all Securities theretofore, and of all Securities then to be, purchased, paid or redeemed pursuant to such clauses is not less than the aggregate cost for principal of, premium, if any, and accrued interest, if any, on and brokerage commissions, if any, with respect to, such Securities.

          Any Outstanding Securities delivered to the Trustee pursuant to clause
(c) in the first paragraph of this Section shall, upon request by the Company, forthwith be canceled by the Trustee.

          Any obligations secured by Purchase Money Lien delivered to the Trustee in consideration of the release of property from the Lien of this Indenture, together with any evidence of such Purchase Money Lien held by the Trustee, shall be released from the Lien of this Indenture and delivered to or upon the order of the Company upon payment by the Company to the Trustee of an amount in cash equal to the aggregate principal amount of such obligations less the aggregate amount theretofore paid to the Trustee (by the Company, the obligor or otherwise) in respect of the principal of such obligations.

          The principal of and interest on any such obligations secured by Purchase Money Lien held by the Trustee shall be paid to the Trustee as and when the same become payable. The interest received by the Trustee on any such obligations shall be deemed not to constitute Funded Cash and shall be remitted to the Company; provided, however, that if an Event of Default shall have occurred and be continuing, such proceeds shall be held as part of the Mortgaged Property until such Event of Default shall have been cured or waived.

          The Trustee shall have and may exercise all the rights and powers of any owner of such obligations and of all substitutions therefor and, without limiting the generality of the foregoing, may collect and receive all insurance moneys payable to it under any of the provisions thereof and apply the same in accordance with the provisions thereof, may consent to extensions thereof at a higher or lower


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rate of interest, may join in any plan or plans of voluntary or involuntary reorganization or readjustment or rearrangement and may accept and hold hereunder new obligations, stocks or other securities issued in exchange therefor under any such plan. Any discretionary action which the Trustee may be entitled to take in connection with any such obligations or substitutions therefor shall be taken, so long as no Event of Default shall have occurred and be continuing, in accordance with a Company Order, and, during the continuance of an Event of Default, in its own discretion.

          Anything herein to the contrary notwithstanding, the Company may irrevocably waive all right to the withdrawal pursuant to this Section of, and any other rights with respect to, any obligations secured by Purchase Money Lien held by the Trustee, and the proceeds of any such obligations, by delivery to the Trustee of a Company Order:

          (x) specifying such obligations and stating that the Company thereby waives all rights to the withdrawal thereof and of the proceeds thereof pursuant to this Section, and any other rights with respect thereto; and

          (y) directing that the principal of such obligations be applied as provided in clause (e) in the first paragraph of this Section, specifying the Securities to be paid or redeemed or for the payment or redemption of which payment is to be made.

Following any such waiver, the interest on any such obligations shall be applied to the payment of interest, if any, on the Securities to be paid or redeemed or for the payment or redemption of which provision is to be made, as specified in the aforesaid Company Order, as and when such interest shall become due from time to time, and any excess funds remaining from time to time after such application shall be applied to the payment of interest on any other Securities as and when the same shall become due. Pending any such application, the interest on such obligations shall be invested in Investment Securities as shall be selected by the Company and specified in written instructions delivered to the Trustee. The principal of any such obligations shall be applied solely to the payment of principal of the Securities to be paid or redeemed or for the payment or redemption of which provision is to be made, as specified in the aforesaid Company Order. Pending such application, the principal of such obligations shall be invested in Eligible Obligations as shall be selected by the Company and specified in written instructions delivered to the Trustee. The obligation of the Company to pay the principal of such Securities when the same shall become due at maturity, shall be offset and reduced by the amount of the proceeds of such obligations then held, and to be applied, by the Trustee in accordance with this paragraph.

SECTION 1807.  Release of Property Taken by Eminent Domain, etc.

          Should any of the Mortgaged Property, or any interest therein, be taken by exercise of the power of eminent domain or be sold to an entity possessing the power of eminent domain under a threat to exercise the same, and should the Company elect not to obtain the release of such property pursuant to other provisions of this Article, the Trustee shall, upon request of the Company evidenced by a Company Order transmitting therewith a form of instrument or instruments to effect such release, release from the Lien hereof all its right, title and interest in and to the property so taken or sold (or with respect to an interest in property, subordinate the Lien hereof to such interest), upon receiving (a) an Opinion of Counsel to the effect that such property has been taken by exercise of the power of eminent domain or has been sold to an entity possessing the power of eminent domain under threat of an exercise of such power, (b) an Officer's Certificate stating the amount of net proceeds received or to be received for such property so taken or sold, and the amount so stated shall be deemed to be the Fair Value of such property for the


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purpose of any notice to the Holders of Securities, (c) if any portion of such property constitutes Funded Property, an Expert's Certificate stating the Cost thereof (or, if the Fair Value to the Company of such portion of such property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost) and (d) if any portion of such property constitutes Funded Property, a deposit by the Company of an amount in cash equal to the Cost or Fair Value stated in the Expert's Certificate delivered pursuant to clause (c) above; provided, however, that the amount required to be so deposited shall not exceed the portion of the net proceeds received or to be received for such property so taken or sold which is allocable on a pro-rata or other reasonable basis to the portion of such property constituting Funded Property; and provided, further, that no such deposit shall be required to be made hereunder if the proceeds of such taking or sale shall, as indicated in an Officer's Certificate delivered to the Trustee, have been deposited with the trustee or other holder of a Class A Mortgage or other Lien prior to the Lien of this Indenture. Any cash deposited with the Trustee under this Section may thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 1806.

SECTION 1808.  Alternative Release Provision.

          Anything in this Indenture to the contrary notwithstanding, unless an Event of Default shall have occurred and be continuing, the Company may obtain the release of any part of the Mortgaged Property which is subject to the Lien of a Class A Mortgage, and the Trustee shall release all of its right, title and interest in and to the same from the Lien of this Indenture, by delivery to the Trustee of an Officer's Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing, an Expert's Certificate as to the Fair Value of the property to be released and stating that, in the judgment of the signers, such release will not impair the security under this Indenture in contravention of the provisions hereof, and a copy of a release of such part of the Mortgaged Property from the Lien of such Class A Mortgage executed by the trustee thereunder; provided, however, that this Section shall not apply with respect to any release of Mortgaged Property from the Lien of any Class A Mortgage in connection with the discharge of such Class A Mortgage as contemplated by Section 1707.

SECTION 1809.  Disclaimer or Quitclaim.

          In case the Company has sold, exchanged, dedicated or otherwise disposed of, or has agreed or intends to sell, exchange, dedicate or otherwise dispose of, or a Governmental Authority has ordered the Company to divest itself of, any Excepted Property or any other property not subject to the Lien hereof, or the Company desires to disclaim or quitclaim title to property to which the Company does not purport to have title, the Trustee shall, from time to time, disclaim or quitclaim such property upon receipt by the Trustee of the following:

          (a) a Company Order requesting such disclaimer or quitclaim and transmitting therewith a form of instrument to effect such disclaimer or quitclaim;

          (b) an Officer's Certificate describing the property to be disclaimed or quitclaimed; and

          (c) an Opinion of Counsel stating the signer's opinion that such property is not subject to the Lien hereof or required to be subject thereto by any of the provisions hereof and complying with the requirements of Section 104 of this Indenture.


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SECTION 1810.  Miscellaneous.

          (a) The Expert's Certificate as to the Fair Value of property to be released from the Lien of this Indenture in accordance with any provision of this Article, and as to the nonimpairment, by reason of such release, of the security under this Indenture in contravention of the provisions hereof, shall be made by an Independent Expert if the Fair Value of such property and of all other property released since the commencement of the then current calendar year, as set forth in the certificates required by this Indenture, is ten percent (10%) or more of the aggregate principal amount of the Securities at the time Outstanding; but such Expert's Certificate shall not be required to be made by an Independent Expert in the case of any release of property if the Fair Value thereof, as set forth in the certificates required by this Indenture, is less than Twenty-five Thousand Dollars ($25,000) or less than one percent (1%) of the aggregate principal amount of the Securities at the time Outstanding. To the extent that the Fair Value of any property to be released from the Lien of this Indenture shall be stated in an Independent Expert's Certificate, such Fair Value shall not be required to be stated in any other Expert's Certificate delivered in connection with such release.

          (b) No release of property from the Lien of this Indenture effected in accordance with the provisions, and in compliance with the conditions, set forth in this Article and in Sections 104 and 105 shall be deemed to impair the security of this Indenture in contravention of any provision hereof.

          (c) If the Mortgaged Property shall be in the possession of a receiver or trustee, lawfully appointed, the powers hereinbefore conferred upon the Company with respect to the release of any part of the Mortgaged Property or any interest therein or the withdrawal of cash may be exercised, with the approval of the Trustee, by such receiver or trustee, notwithstanding that an Event of Default may have occurred and be continuing, and any request, certificate, appointment or approval made or signed by such receiver or trustee for such purposes shall be as effective as if made by the Company or any of its officers or appointees in the manner herein provided; and if the Trustee shall be in possession of the Mortgaged Property under any provision of this Indenture, then such powers may be exercised by the Trustee in its discretion notwithstanding that an Event of Default may have occurred and be continuing.

          (d) If the Company shall retain any interest in any property released from the Lien of this Indenture as provided in Section 1803, 1804 or 1805, this Indenture shall not become or be, or be required to become or be, a Lien upon such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof unless the Company shall execute and deliver to the Trustee an indenture supplemental hereto, in recordable form, containing a grant, conveyance, transfer and mortgage thereof. As used in this subsection, the terms "improvements", "extensions" and "additions" shall be limited as set forth in Section 1201.

          (e) Notwithstanding the occurrence and continuance of an Event of Default, the Trustee, in its discretion, may release from the Lien hereof any part of the Mortgaged Property or permit the withdrawal of cash, upon compliance with the other conditions specified in this Article in respect thereof.

          (f) No purchaser or grantee of property purporting to have been released hereunder shall be bound to ascertain the authority of the Trustee to execute the instrument or instruments of release, or to inquire as to any facts required by the provisions hereof for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Article to be sold, granted, exchanged, dedicated or otherwise disposed of, be under obligation to ascertain or inquire into the authority of the Company to make any such sale, grant, exchange, dedication or other disposition.


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SECTION 1811.  Establishment of the Release Date.

          The date upon which the Lien of this Indenture shall be discharged, canceled, terminated or satisfied (the "Release Date") shall be deemed to occur for all purposes under this Indenture upon the date chosen by the Company and specified in a Company Order delivered to the Trustee, which date shall not be earlier than the date of delivery by the Company to the Trustee of the following:

          (a) A Company Order requesting execution and delivery by the Trustee of a supplemental indenture and such instruments as the Company may deem necessary or desirable to discharge, cancel, terminate or satisfy the Lien of this Indenture;

          (b) An Officer's Certificate stating that:

               (i) To the knowledge of the signer, no Event of Default has occurred and is continuing; and

               (ii) The aggregate principal amount of all Class A Bonds outstanding under all Class A Mortgages, other than Class A Bonds held by the Trustee, does not exceed the greater of 5% of the net book value of the Electric and Gas Utility Property or 5% of Capitalization;

          (c) Any other documents required by the Trust Indenture Act or by the terms of any then Outstanding Securities; and

          (d) An Opinion of Counsel to the effect that none of the Company's Electric and Gas Utility Property, other than Excepted Property, is subject to any Lien other than the Lien of this Indenture and Permitted Liens.

          Upon the occurrence of a Release Date, the Trustee shall execute and deliver to the order of the Company the supplemental indenture and instruments described above to discharge, cancel, terminate or satisfy the Lien of this Indenture.

          Notwithstanding anything in the Indenture to the contrary, from and after the Release Date, the obligation of the Company to make any payment with respect to the principal of and premium, if any and interest on the Class A Bonds held by the Trustee shall be deemed satisfied and discharged, and such Class A Bonds shall thereafter have zero fair value. From and after the Release Date, any conditions to the issuance of Securities that refer or relate to the Class A Bonds or the Class A Mortgages shall be inapplicable. Upon the occurrence of a Release Date, the Trustee shall promptly surrender all Class A Bonds held by it to the Company or to the trustee under the applicable Class A Mortgage for cancellation.

SECTION 1812.  Preservation of Lien.

          Until the Release Date, the Company shall maintain and preserve the Lien of this Indenture so long as any Securities shall remain Outstanding, subject, however, to the provisions of Article Thirteen and Article Eighteen.


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SECTION 1813.  Maintenance of Properties.

          Until the Release Date, the Company shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) the Mortgaged Property, considered as a whole, to be maintained and kept in good condition, repair and working order and shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) to be made such repairs, renewals, replacements, betterments and improvements thereof, as, in the judgment of the Company, may be necessary in order that the operation of the Mortgaged Property, considered as a whole, may be conducted in accordance with common industry practice; provided, however, that nothing in this Section shall prevent the Company from discontinuing, or causing the discontinuance of, the operation and maintenance of any portion of the Mortgaged Property if such discontinuance is in the judgment of the Company desirable in the conduct of its business; and provided, further, that nothing in this Section shall prevent the Company from selling, transferring or otherwise disposing of, or causing the sale, transfer or other disposition of, any portion of the Mortgaged Property in compliance with the other Articles of this Indenture.

SECTION 1814.  Payment of Taxes; Discharge of Liens.

          Until the Release Date, the Company shall pay all taxes and assessments and other governmental charges lawfully levied or assessed upon the Mortgaged Property, or upon any part thereof, or upon the interest of the Trustee in the Mortgaged Property, before the same shall become delinquent, and shall observe and conform in all material respects to all valid requirements of any Governmental Authority relative to the Mortgaged Property and all covenants, terms and conditions upon or under which any of the Mortgaged Property is held; and the Company shall not suffer any Lien to be created upon the Mortgaged Property, or any part thereof, prior to the Lien hereof, other than Permitted Liens; provided, however, that nothing in this Section contained shall require the Company (i) to observe or conform to any requirement of Governmental Authority or to cause to be paid or discharged, or to make provision for, any such Lien, or to pay any such tax, assessment or governmental charge so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings or (ii) to pay, discharge or make provisions for any tax, assessment or other governmental charge, the validity of which shall not be so contested if adequate security for the payment of such tax, assessment or other governmental charge and for any penalties or interest which may reasonably be anticipated from failure to pay the same shall be given to the Trustee; and provided, further, that nothing in this Section shall prohibit the issuance or other incurrence of additional indebtedness, or the refunding of outstanding indebtedness, secured by any Lien prior to the Lien hereof which is permitted under this Section to continue to exist.

SECTION 1815.  Insurance.

          (a) The Company shall (i) keep or cause to be kept all the property subject to the Lien of this Indenture insured against loss by fire, to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, to a reasonable amount, by reputable insurance companies, the proceeds of such insurance (except as to any loss of Excepted Property and except as to any particular loss less than the greater of (A) Ten Million Dollars ($10,000,000) and (B) three percent (3%) of the sum of (1) the principal amount of Securities Outstanding on the date of such particular loss and (2) the principal amount of the Class A Bonds Outstanding on the date of such particular loss, other than Class A Bonds delivered to and held by the Trustee pursuant to Sections 1602 and 1701) to be made payable, subject to applicable law, to the Trustee as the interest of the Trustee may appear, to the trustee of a Class A Mortgage, or to the trustee or other holder of any other Lien prior hereto upon property subject to the Lien hereof, if the terms thereof require such payment or


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(ii) in lieu of or supplementing such insurance in whole or in part, adopt some other method or plan of protection against loss by fire at least equal in protection to the method or plan of protection against loss by fire of companies similarly situated and operating properties subject to similar fire hazards or properties on which an equal primary fire insurance rate has been set by reputable insurance companies; and if the Company shall adopt such other method or plan of protection, it shall, subject to applicable law (and except as to any loss of Excepted Property and except as to any particular loss less than the greater of (X) Ten Million Dollars ($10,000,000) and (Y) three percent (3%) of the sum of (1) the principal amount of Securities Outstanding on the date of such particular loss and (2) the principal amount of the Class A Bonds Outstanding on the date of such particular loss, other than Class A Bonds delivered to and held by the Trustee pursuant to Sections 1602 and 1701) pay to the Trustee on account of any loss covered by such method or plan an amount in cash equal to the amount of such loss less any amounts otherwise paid to the Trustee in respect of such loss or paid to the trustee under a Class A Mortgage or to the trustee or other holder of any other Lien prior hereto upon property subject to the Lien hereof in respect of such loss if the terms thereof require such payment. Any cash so required to be paid by the Company pursuant to any such method or plan shall for the purposes of this Indenture be deemed to be proceeds of insurance. In case of the adoption of such other method or plan of protection, the Company shall furnish to the Trustee a certificate of an actuary or other qualified person appointed by the Company with respect to the adequacy of such method or plan.

          Anything herein to the contrary notwithstanding, the Company may have fire insurance policies with (i) a deductible provision in a dollar amount per occurrence not exceeding the greater of (A) Ten Million Dollars ($10,000,000) and (B) three percent (3%) of the sum of (1) the principal amount of the Securities Outstanding on the date such policy goes into effect and (2) the principal amount of the Class A Bonds Outstanding on the date such policy goes into effect, other than Class A Bonds delivered to and held by the Trustee pursuant to Sections 1602 and 1701, and/or (ii) co-insurance or self insurance provisions with a dollar amount per occurrence not exceeding thirty percent (30%) of the loss proceeds otherwise payable; provided, however, that the dollar amount described in clause (i) above may be exceeded to the extent such dollar amount per occurrence is below the deductible amount in effect as to fire insurance (X) on property of similar character insured by companies similarly situated and operating like property or (Y) on property as to which an equal primary fire insurance rate has been set by reputable insurance companies.

          (b) All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance, in either case on account of a loss on or with respect to Funded Property, shall, subject to the requirements of any Class A Mortgage or other Lien prior hereto upon property subject to the Lien hereof, be held by the Trustee and, subject as aforesaid, shall be paid by it to the Company to reimburse the Company for an equal amount expended or committed for expenditure in the rebuilding, renewal and/or replacement of or substitution for the property destroyed or damaged, upon receipt by the Trustee of:

               (i) a Company Request requesting such payment,

               (ii) an Expert's Certificate:

                    (A) describing the property so damaged or destroyed;

                    (B) stating the Cost of such property (or, if the Fair Value to the Company of such property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost) or, if such damage or destruction shall have affected


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               only a portion of such property, stating the allocable portion of such Cost or Fair Value;

                    (C) stating the amounts so expended or committed for
               expenditure in the rebuilding, renewal, replacement of and/or substitution for such property; and

                    (D) stating the Fair Value to the Company of such property as rebuilt or renewed or as to be rebuilt or renewed and/or of the replacement or substituted property, and if

                         (a) within six months prior to the date of acquisition
                    thereof by the Company, such property has been used or operated, by a person or persons other than the Company, in a business similar to that in which it has been or is to be used or operated by the Company, and

                         (b) the Fair Value to the Company of such property as
                    set forth in such Expert's Certificate is not less than Twenty-five Thousand Dollars ($25,000) and not less than one percent (1%) of the aggregate principal amount of the Securities at the time Outstanding, the Expert making the statement required by this clause (D) shall be an Independent Expert, and

                    (iii) an Opinion of Counsel stating that, in the opinion of the signer, the property so rebuilt or renewed or to be rebuilt or renewed, and/or the replacement property, is or will be subject to the Lien hereof.

          Any such moneys not so applied within thirty-six (36) months after its receipt by the Trustee, or in respect of which notice in writing of intention to apply the same to the work of rebuilding, renewal, replacement or substitution then in progress and uncompleted shall not have been given to the Trustee by the Company within such thirty-six (36) months, or which the Company shall at any time notify the Trustee is not to be so applied, shall thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 1806; provided, however, that if the amount of such moneys shall exceed the amount stated pursuant to clause (B) in the Expert's Certificate referred to above, the amount of such excess shall not be deemed to be Funded Cash, shall not be subject to Section 1806 and shall be remitted to or upon the order of the Company upon the withdrawal, use or application of the balance of such moneys pursuant to Section 1806.

          Anything in this Indenture to the contrary notwithstanding, if property on or with respect to which a loss occurs constitutes Funded Property in part only, the Company may, at its election, obtain the reimbursement of insurance proceeds attributable to the part of such property which constitutes Funded Property under this subsection (b) and obtain the reimbursement of insurance proceeds attributable to the part of such property which does not constitute Funded Property under subsection (c) of this Section 1815.

          (c) All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance, in either case on account of a loss on or with respect to property which does not constitute Funded Property, shall, subject to the requirements of any Class A Mortgage or other Lien prior hereto upon property subject to the Lien hereof, be held by the Trustee and, subject as aforesaid, shall be paid by it to the Company upon receipt by the Trustee of:


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               (i) a Company Request requesting such payment;

               (ii) an Expert's Certificate stating:

                    (A) that such moneys were paid to or received by the Trustee on account of a loss on or with respect to property which does not constitute Funded Property; and

                    (B) if true, either (I) that the aggregate amount of the
               Cost or Fair Value to the Company (whichever is less) of all Property Additions which do not constitute Funded Property (excluding, to the extent of such loss, the property on or with respect to which such loss was incurred), after making deductions therefrom and additions thereto of the character contemplated by
               Section 103, is not less than zero (0) or (II) that the amount of such loss does not exceed the aggregate Cost or Fair Value to the Company (whichever is less) of Property Additions acquired, made or constructed on or after the ninetieth (90th) day prior to the date of the Company Request requesting such payment; or

                    (C) if neither of the statements contemplated in subclause
               (B) above can be made, the amount by which zero (0) exceeds the amount referred to in subclause (B)(I) above (showing in reasonable detail the calculation thereof); and

               (iii) if the Expert's Certificate required by clause (ii) above contains neither of the statements contemplated in clause (ii)(B) above, an amount in cash, to be held by the Trustee as part of the Mortgaged Property, equal to the amount shown in clause (ii)(C) above.

          To the extent that the Company shall be entitled to withdraw proceeds of insurance pursuant to this subsection (c), such proceeds shall be deemed not to constitute Funded Cash.

          (d) Whenever under the provisions of this Section the Company is required to deliver moneys to the Trustee and at the same time shall have satisfied the conditions set forth herein for payment of moneys by the Trustee to the Company, there shall be paid to or retained by the Trustee or paid to the Company, as the case may be, only the net amount.

          (e) Upon the occurrence of the Release Date, this Section shall cease to be in effect and the Trustee shall promptly return to the Company all moneys held by the Trustee pursuant to this Section.

SECTION 1816.  Recording, Filing, etc.

          Until the Release Date, the Company shall cause this Indenture and all indentures and instruments supplemental hereto (or notices, memoranda or financing statements as may be recorded or filed to place third parties on notice thereof) to be promptly recorded and filed and re-recorded and re-filed in such manner and in such places, as may be required by law in order fully to preserve and protect the security of the Holders of the Securities and all rights of the Trustee, and shall furnish to the Trustee:

          (a) promptly after the execution and delivery of this Indenture and of each supplemental indenture, an Opinion of Counsel either stating that in the opinion of such counsel this Indenture or such supplemental indenture (or any other instrument, resolution, certificate, notice, memorandum or financing statement in connection therewith) has been properly recorded and filed, so as to make effective the Lien intended to be created hereby or thereby, and reciting the details of such action, or stating that in the


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opinion of such counsel no such action is necessary to make such Lien effective.
The Company shall be deemed to be in compliance with this subsection (a) if (i) the Opinion of Counsel herein required to be delivered to the Trustee shall state that this Indenture or such supplemental indenture (or any other instrument, resolution, certificate notice, memorandum or financing statement in connection therewith) has been received for record or filing in each jurisdiction in which it is required to be recorded or filed and that, in the opinion of such counsel (if such is the case), such receipt for record or filing makes effective the Lien intended to be created by this Indenture or such supplemental indenture, and (ii) such opinion is delivered to the Trustee within such time, following the Execution Date or such supplemental indenture, as shall be practicable having due regard to the number and distance of the jurisdictions in which this Indenture or such supplemental indenture (or such other instrument, resolution, certificate, notice, memorandum or financing statement in connection therewith) is required to be recorded or filed; and

          (b) on or before December 1 of each year, beginning December 1, 2004, an Opinion of Counsel stating either (i) that in the opinion of such counsel such action has been taken, since the date of the most recent Opinion of Counsel furnished pursuant to this subsection (b) or the first Opinion of Counsel furnished pursuant to subsection (a) of this Section, with respect to the recording, filing, re-recording, and re-filing of this Indenture and of each indenture supplemental to this Indenture (or any other instrument, resolution, certificate, notice, memorandum or financing statement in connection therewith), as is necessary to maintain the effectiveness of the Lien hereof, and reciting such action, or (ii) that in the opinion of such counsel no such action is necessary to maintain the effectiveness of such Lien.

          Until the Release Date, the Company shall execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as may be necessary or proper to carry out the purposes of this Indenture and to make subject to the Lien hereof any property hereafter acquired, made or constructed and intended to be subject to the Lien hereof, and to transfer to any new trustee or trustees or co-trustee or co-trustees, the estate, powers, instruments or funds held in trust hereunder.



                            -------------------------

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                      MDU RESOURCES GROUP, INC.


                                      By:  /s/ Warren L. Robinson
                                           -------------------------------------
                                           Executive Vice President, Treasurer
                                           and Chief Financial Officer


                                      And: /s/ Douglass A. Mahowald
                                           -------------------------------------
                                           Assistant Treasurer and Assistant
                                           Secretary


[SEAL]

ATTEST:

Executed by MDU Resources
Group, Inc., in the presence of:

/s/ Mary Weigel Davison
------------------------

/s/ Tom K. Hopgood
------------------------

                                      THE BANK OF NEW YORK,
                                         as Trustee


                                      By:  /s/ Barbara Bevelaqua
                                           -------------------------------------
                                           Barbara Bevelaqua
                                           Vice President


                                      And: /s/ Patricia Gallagher
                                           -------------------------------------
                                           Patricia Gallagher
                                           Vice President




ATTEST:

Executed by the Bank of New York,
as Trustee, in the presence of:

/s/ Beata Hryniewicka
------------------------
Beata Hryniewicka
Assistant Treasurer


/s/ Remo Reale
------------------------
Remo Reale
Vice President

STATE OF NORTH DAKOTA)
                     )    SS.:
COUNTY OF BURLEIGH   )


          On this 19th day of December, 2003, before me, a Notary Public within and for said County, personally appeared WARREN L. ROBINSON and DOUGLASS A MAHOWALD, to me personally known to be respectively an Executive Vice President and an Assistant Secretary of MDU RESOURCES GROUP, INC. the corporation which executed the within instrument, and who, being each by me duly sworn, did say that they reside respectively at 1533 Galleon Place, Bismarck, ND 58504 and 1410 Territory Drive, Bismarck, ND 58503; that they are respectively an Executive Vice President and an Assistant Secretary of MDU RESOURCES GROUP, INC., the corporation named in the foregoing instrument; that the seal affixed to said instrument is the corporate seal of said corporation; that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said WARREN L. ROBINSON and DOUGLASS A MAHOWALD acknowledged to me said instrument to be the free act and deed of said corporation, and that said corporation executed the same.

                                             /s/ Bonnie Thompson
                                             ---------------------------------
                                             Bonnie Thompson, Notary Public
                                             State of North Dakota
                                             Commission Expires:  July 26, 2007

STATE OF NEW YORK )
                  )    ss.:
COUNTY OF NEW YORK)


          On this 23rd day of December, 2003, before me, a notary public, the undersigned officer, personally appeared Barbara Bevelaqua and Patricia Gallagher, who each acknowledged himself/herself to be a Vice President of THE BANK OF NEW YORK, a New York banking corporation and that she, as such officer, respectively, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself/herself as such officer.

          In witness whereof, I hereunto set my hand and official seal.


                                         /s/ William J. Cassels
                                         ---------------------------------------
                                                     (Notary Public)
                                                         (Stamp)

                                                  William J. Cassels
                                             Notary Public, State of New York
                                                    No. 01CA5027729
                                                 Qualified in Bronx County
                                             Commission Expires May 18, 2006

                                                                       Exhibit A



                       MODIFICATIONS OF CLASS A MORTGAGES

          Any amendments or modifications to the Class A Mortgage of substantially the same tenor and effect as follows:

     (1) to modify any Class A Mortgage to allow the Company to issue Class A Bonds up to 70% of the lower of (a) the Fair Value to the Company of the property subject to the Lien of that Class A Mortgage as of a valuation date specified by the Company and (b) the Cost of that property as of the valuation date;

     (2) to make the following amendments to the Mortgage: (a) in section 3.04(a)(4), change the words "the last day of the calendar month" with the words "90 calendar days" and, (b) in Section 3.04(a)(2), delete the first sentence in the second paragraph;

     (3) to delete the net earnings test for the issuance of Class A Bonds and all references to it in any Class A Mortgage;

     (4) to amend any Class A Mortgage so the Company may pay dividends and distributions to its common stockholders and repurchase its common stock so long as its shareholders' equity is positive;

     (5) to amend any Class A Mortgage to permit an entity acquiring a substantial portion of the property subject to the lien of that Class A Mortgage to assume a prorata share of the outstanding Class A Bonds issued under that Class A Mortgage based upon the net book value of that property acquired by that entity and to release the Company and its properties from any obligations or liens under that Class A Mortgage with respect to those assumed Class A Bonds, provided that the assumed Class A Bonds will be secured by a first lien on that acquired property to substantially the same extent and upon substantially the same terms as provided in that Class A Mortgage except for the substitution of the acquiring entity for the Company.

                                                                       Exhibit B



Description of Real Property that is Mortgaged Property as of the Execution Date

          All fixed electricity generation, transmission and distribution, and natural gas distribution, properties owned by the MDU Resources Group, Inc. immediately prior to July 1, 2000, together with improvements, extensions and additions to, and renewals, replacements and substitutions of or for, any part or parts of these properties, other than Excepted Property (as defined in the Indenture); and

          All real property owned by MDU Resources Group, Inc., on the Execution Date (as defined in the Indenture) in the respective counties in the States of Montana, North Dakota, South Dakota and Wyoming hereinafter specified, including but not limited to the real property specifically described on the referenced exhibits hereto, other than Excepted Property (as defined in the Indenture):

BIG HORN COUNTY, MONTANA

          Item 45101. Hardin Gas Regulator Station

               Beginning at the Southeast corner of Lot One (1) in Block Five
               (5) of the Highland Park Addition to the City of Hardin, Big Horn County, Montana thence West Twelve (12) feet, thence North Twelve
               (12) feet, thence East Twelve (12) feet, thence South Twelve (12) feet to the point of beginning.

          Item 45102. Hardin Office and Regulator Station

               Lot Six of Block Two of the Original Town (now City) of Hardin, Montana according to the recorded plat thereof.

ADAMS COUNTY, NORTH DAKOTA

          Item 45214. Bucyrus Substation

               A tract of land in the Southwest Quarter (SW1/4) of Section Twenty-three (23), Township One Hundred-thirty North (130N), Range Ninety-seven West (97W) of the Fifth Principal Meridian all located in Adams County, North Dakota, described as follows, to-wit:

               Commencing at the Northwest Corner of said Section Twenty-three
               (23); thence South along the section line 3375.04 feet to a point; thence 52(Degree)20' to the left a distance of 1130.67 feet to the true point of beginning of said tract; thence 89(Degree) 35' to the right 73.10 feet to a point which is 100' North of Center Line of US Highway 12; thence 87(Degree)47' to the left 50.20 feet along a line which is 100 feet North of the Highway Center Line to a point; thence 92(Degree)23' to the left
               74.8 feet to a point; thence 89(Degree)25' to the left 50.0 feet to the point of beginning; said tract contains .085 acre, more or less.

          Item 45215. Hettinger Electric Substation

               A tract of land lying in the Southwest Quarter of the Southwest Quarter (SW1/4SW1/4) of Section Thirty-one (31), Township One Hundred Thirty (130) North, Range Ninety-five (95) West of the Fifth Principal Meridian, the boundaries of which are described as follows:

               Beginning at the southwest corner of said Section 31, and thence North along the section line a distance of 746.74 feet, thence at right angles East a distance of 700.0 feet, thence South 746.74 feet to the south line of said Section 31, and thence West along the section line a distance of 700 feet to the point of beginning, containing 12.0 acres, more or less.

          Item 45216. Hettinger Radio Tower

               A tract or parcel of land lying in the northwest quarter (NW1/4) of Section 18, Township 129, North, Range 95 West of the Fifth P.M., Adams County, North Dakota, the boundaries of which may be described as follows:

               Beginning at a point 2,106.4 feet east of, and 604.3 feet south of the northwest corner of said Section 18, and thence South 400 feet, thence East 400.0 feet, thence North 400.0 feet, thence West 400.0 feet, to the point of beginning, together with a strip of land or a lane for access to the tract described above, said strip being described as follows, to-wit:

               Beginning at a point 2,025.0 feet east of, and 100.0 feet south of the northwest corner of said Section 18, and thence on a bearing of South 19(Degree)47' East on the center line of a thirty (30') foot strip a distance of 536.0 feet to the north boundary of the tract or parcel heretofore described at a point
               100.0 feet east of the northwest corner thereof.

               The tract or parcel of land described herein including the access strip is 4.04 acres, more or less, according to the survey thereof; Less:

               All right of access, being the right of ingress to and egress from the east 30.0 ft. of the west 2040.0 ft. of the NW1/4 of Sec. 18, Twp. 129 N., Rge. 95 W., 5th P.M., to and from the highway right of way, except that the abutting owner shall reserve the right of access 30 feet wide centered at one point, the location of said point to be designated by the State Highway Commissioner as shown on the right of way plat.

          Item 45217. Hettinger Substation

               A tract of land lying in the Southwest Quarter (SW1/4) of Section Seven (7), Township One Hundred Twenty-nine (129) North, Range Ninety-five (95) West of the Fifth Principal Meridian, within the following-described boundaries:

               Beginning at a point 457.0 feet North and 75.0 feet East of the southwest corner of said Section 7; thence North along a line parallel to and 75 feet East of the West line of the SW1/4 of said Section 7, a distance of 150.0 feet; thence East a distance of 150.0 feet; thence South a distance of 150.0 feet; thence West a distance of 150.0 feet to the point of beginning. The above described tract of land contains 0.52 acre, more or less.

          Item 45218. Hettinger 115KV Substation Addition

               Commencing on the South line, 700 feet East of the Southwest corner of the Southwest Quarter (SW1/4) of Section Thirty-one
               (31), Township One Hundred Thirty (130) North, Range Ninety-five
               (95) West; thence North 746.74 feet; thence East 200 feet; thence South 746.74 feet; thence West 200 feet to the point of beginning. This tract contains 3.4 acres more or less.

          Item 45219. North Hettinger Substation

               A tract of land starting Sixty-two and Five Tenths (62.5) feet South of the Northeast Corner of the Southwest Quarter (SW1/4) of Section Twelve (12), Township One Hundred Twenty-nine (129) North, Range Ninety-six (96) West of the Fifth Principal Meridian; thence due South One Hundred Thirty-two (132) feet; thence due West One Hundred (100) feet, thence due North One Hundred Thirty-two (132) feet; thence due East One Hundred (100) feet to the point of beginning.

          Item 45221. H.L. 126.010 Right-of-Way

               A tract of land located in the Northwest Quarter (NW1/4) of Section Six (6), Township One Hundred Twenty-nine (129) North, Range Ninety-five (95) West, more particularly described as follows, to-wit:

               Commencing at the Northwest Corner of the Northwest Quarter (NW1/4) of said Section Six (6), thence East a distance of 900 feet; thence South a distance of 300 feet; thence West a distance of 900 feet; thence North a distance of 300 feet to the point of beginning.

          Item 45222. Reeder Electric Substation

               A plot of land lying in the Southwest Quarter of the Northeast Quarter (SW1/4NE1/4) of Section Four (4), Township One Hundred Thirty (130) North, Range Ninety-eight (98) West, of the 5th P.M., Adams County, North Dakota, and further described as follows:

               Commencing at the East 1/4 corner of said Section Four (4), Township 130 North, Range 98 West, thence due West along the 1/4 Section line a distance of 1821 feet to a point, thence due North a distance of 333.6 feet to a point, thence West at an angle S 89(Degree) 47' W a distance of 133 feet to the point of beginning, thence along the line a distance of 100 feet, thence North at an angle of 90(Degree) a distance of 75 feet, thence East at an angle of 90(Degree) a distance of 100 feet, thence South at an angle of 90(Degree) a distance of 75 feet to the point of beginning. Said tract contains .173 acres.

BARNES COUNTY, NORTH DAKOTA

          Item 45223. Valley City Office

               The South One Hundred Twenty (S120) Feet of Lots Three (3), Four
               (4), Five (5), Six (6), Seven (7), Eight (8) and Nine (9), excepting the Northern Pacific Railway Company's Right of Way across said Lots Three (3), Four (4) and Five (5), all in Block Sixteen (16) of the Original Townsite of the City of Valley City, according to the plat thereof on file and of record in the office of the Register of Deeds in and for said Barnes County, North Dakota.

               The North Ten (N10) Feet of Lots Three (3), Four (4), Five (5), Six (6), Seven (7), Eight (8) and Nine (9), in Block Sixteen (16) of the Original Townsite of the City of Valley City, according to the plat thereof on file and of record in the office of the Register of Deeds in and for said Barnes County, North Dakota.

               Lot Ten (10), in Block Sixteen (16), of the original Plat of the City of Valley City, North Dakota, according to the certified plat thereof, on file and of record in the office of the Register of Deeds in and for Barnes County, North Dakota.

          Item 45224. Valley City Gas Regulator Station

               South 20 feet of the East 20 feet of Lot 36, Block 3, Andrus & Sifton's Addition to Valley City, Barnes County, North Dakota.

BOWMAN COUNTY, NORTH DAKOTA

          Item 45227. Bowman Electric Substation

               A parcel of land situated in the Southwest Quarter of the Northwest Quarter (SW1/4NW1/4) of Section Twelve (12), Township One Hundred Thirty One (131) North, Range One Hundred Two (102) West of the Fifth Principal Meridian, being more particularly described as follows:

               Commencing at the Southwest Corner of the Northwest Quarter (NW1/4) of said Section Twelve (12), thence along the south line of the Northwest Quarter (NW1/4) of said Section Twelve (12) a distance of 435.6 feet to THE TRUE POINT OF BEGINNING: The continuing along the south line of the Northwest Quarter (NW1/4) a distance of Fifty (50) feet; thence at right angles north and parallel with the west section line a distance of Fifty (50) feet; thence at right angles west and parallel with the north Section line a distance of Fifty (50) feet; thence at right angles south and parallel with the west Section line a distance of Fifty (50) feet, back to the true point of beginning. Said parcel of land being 50 feet by 50 feet in dimensions.

          Item 45228. Bowman Electric Substation

               A parcel of land lying in the Southwest Quarter of the Northwest Quarter (SW1/4NW1/4) of Section Twelve (12), Township One Hundred Thirty-One (131) North, Range One Hundred Two (102) West of the Fifth Principal Meridian, Bowman County, North Dakota, and being more particularly described as follows:

               Commencing at the southwest corner of the southwest quarter of the northwest quarter of said Section 12; thence east along the south line of the northwest quarter of said Section 12, a distance of 485.6 feet to the TRUE POINT OF BEGINNING; Thence continuing east on the south line of the northwest quarter a distance of 100 feet; thence at right angles north and parallel to the west section line a distance of 50 feet; thence at right angles west parallel to the north section line a distance of 100 feet; thence at right angles and south parallel to the west section line a distance of 50 feet, back to the true point of beginning, being a parcel of land 50 feet by 100 feet in dimensions.

          Item 45229. Bowman Storage Yard

               The West Fifty-eight Feet (W.58') of Lot Five (5) in Block Fifty-six (56) of the Twin Butte Addition to the City of Bowman.

          Item 45230. Bowman Substation Addition

               A parcel of land situated in the Southwest Quarter of the Northwest Quarter (SW/4NW/4) of Section Twelve (12), Township One Hundred Thirty-One (131) North, Range One Hundred Two (102) West of the Fifth Principal Meridian, being more particularly described as follows: Commencing at the Southwest Corner of the NW/4 of said Section 12, thence along the south line of the NW/4 of said Section 12, a distance of 425.6 feet to the True Point of Beginning; then continuing along the south line of the NW/4 a distance of 10 feet; thence at right angles north and parallel with the west section line a distance of 50 feet; thence at right angles west and parallel with the north section line a distance of 10 feet; thence at right angles south and parallel with the west section line a distance of 50 feet, back to the True Point of beginning; said parcel of land being 10 feet by 50 feet in dimension.

         Item 45231.  Bowman West Substation Site

               A tract or a parcel of land in the Southeast Quarter of the Northeast Quarter (SE1/4NE1/4) of Section Ten (10), Township One Hundred Thirty-One (131) North, Range One Hundred Two (102) West, more particularly described as follows, to wit: Beginning at a point on the East Quarter line of said NE1/4and where the South right-of-way line of the C.M. & S.P. Railway Co. intercept, thence in a Northwesterly direction along the South right-of-way line of the C.M. & S.P. Railway Co. a distance of 33 feet to the true point of beginning, thence due South a distance of 100 feet, thence due West a distance of 100 feet, thence due North to a point on the South right-of-way line of the C.M. & S.P. Railway Co., thence in a Southeasterly direction along the South right-of-way line of the C.M. S.P. Railway Co. to the point of beginning.

          Item 49107. Bowman Northeast Substation

               A tract of land located in the SW1/4NW1/4 of Section 12, T131N, R102W, Bowman County, North Dakota, more particularly described as follows:

               Beginning at the Southwest corner of the Northwest Quarter of
               Section 12; thence N 89(Degree) 48' 21" E along the South side of said Northwest Quarter a distance of 425.60 feet; thence N 00(Degree)03'05" W parallel to the West side of said Northwest Quarter a distance of 50.00 feet; thence N 89(Degree) 48' 21" E parallel to the South side of said Northwest Quarter a distance of 10.00 feet to a pin, this being the Point of Beginning; thence N 00(Degree)03'05" W parallel to the West side of said Northwest Quarter a distance of 50.00 feet to a pin; thence N 89(Degree) 48' 21" E parallel to the South side of said Northwest Quarter a distance of 150.00 feet to a pin; thence S 00(Degree)03'05" E parallel to the West side of said Northwest Quarter a distance of
               50.00 feet to a pin; thence S 89(Degree) 48' 21" E parallel to the South side of said Northwest Quarter a distance of 150.00 feet to the Point of Beginning.

               Said tract contains 0.17 acres, more or less.

          Item 45232. Gascoyne Substation Site

               A tract of land being located in the Southwest Quarter (SW1/4) of Section Thirty-six (36), Township One Hundred Thirty-one (131) North, Range Ninety-nine (99) West of the Fifth Principal Meridian, Bowman County, North Dakota, further described as follows:

               Starting at a point which is 120 feet north of and 33 feet east of the southwest corner of the Southwest Quarter of said Section 36, which is the True Point of Beginning; thence north parallel with the west section line a distance of 660 feet to a point; thence east parallel with the south section line a distance of 660 feet to a point; thence south parallel with the west section line a distance of 660 feet to a point, said point being on the north right-of-way line of the U.S. Highway #12; thence west along the north right-of-way line of U.S. Highway #12 660 feet to the point of beginning. Said tract of land contains 10 acres more or less.

          Item 45233. Gascoyne Knife River Dragline Substation

               A tract of land located in the Northwest Quarter (NW1/4) of Section Twenty-seven (27), Township One Hundred Thirty-one (131) North, Range Ninety-nine (99) West, more particularly described as follows:

               Beginning at a point one thousand two hundred thirty-two and fifteen hundredths feet (1,232.15') east and thirty-three and zero hundredths feet (33.00') south of the northwest corner of said Section Twenty-seven (27); then on a bearing south zero degrees five minutes east (SO(Degree)05'E) a distance of one hundred fifty feet (150'); then on a bearing north eighty-nine degrees fifty-five minutes east (N89(Degree)55'E) a distance of one hundred feet (100'); then on a bearing north zero degrees five minutes west (N0(Degree)05'W) a distance of one hundred fifty feet (150') to a point intersecting the south county road right-of-way line along the north side of Section Twenty-seven
               (27); then on a bearing south eighty-nine degrees fifty-five minutes west (S89(Degree)55'W) a distance of one hundred feet (100') along said right-of-way line to the point of beginning. Said tract contains thirty-five hundredths (.35) acres more or less.

          Item 45234. Rhame Electric Substation

               A tract of land lying in the Northeast Quarter of the Northeast Quarter (NE1/4NE1/4) of Section Twenty Seven (27), Township One Hundred Thirty-Two (132) North, Range One Hundred Four (104) West of the Fifth Principal Meridian, described as follows:

               Beginning at a point in the Northeast Quarter of the Northeast Quarter (NE1/4NE1/4) of said Section Twenty Seven (27), that is
               737.6 Feet West and 33.0 feet South of the Northeast Corner of said Section Twenty Seven (27), being on the Southwest Right-of-Way Line of U.S. Highway No. 12; thence South 47(Degree) 03' East along the Highway Right-of-Way Line, 381.9 feet; thence South 42(Degree) 57' West 100 feet; thence North 47(Degree) 03' West 489.3 feet; thence East parallel to and thirty three (33) feet South of the North Boundary Line of said Section Twenty-Seven (27) for a distance of 146.8 feet to the point of beginning. Tract contains one (1) acre, more or less, according to the plat thereof, as recorded in Book 19 of Miscellaneous on Page 107 as Document No. 80454.

          Item 45235. Scranton Substation Site

               Lots 38 and 40 of Chicago, Milwaukee and St. Paul Station Plat, City of Scranton, more particularly described as a tract of land lying in the NE1/4NE1/4NE1/4 of Section 26, Township 131 North, Range 100 West of the Fifth Principal Meridian, to-wit:

               Beginning at the northeast corner of said Section 26; thence on a bearing of S. 89(Degree)58' W., 294.3 feet to the westerly right

               -of-way line of a railroad side track; thence S. 26(Degree)55' W., 441.8 feet; thence S. 63(Degree)05' E., 50.0 feet to an iron pin set and the true point of beginning; thence N. 26(Degree)55' E., 20.7 feet to the northwest corner of said Lot 38 of said Railroad property; thence S. 63(Degree)05' E., 107.6 feet to an iron pin set; thence S. 26(Degree)55' W., 20.7 feet to an iron pin set; thence continuing S. 26(Degree)55' W., 71.6 feet to an iron pin set; thence N. 69(Degree)25'38" W., 112.05 feet to an iron pin set; thence northeasterly on a Long Chord bearing of N. 30(Degree)05'19" E., 59.38 feet to the point of beginning. Tract contains 0.22 acres according to the above description.

BURKE COUNTY, NORTH DAKOTA

          Item 45236. Battleview Electric Substation

               A tract of land in the Northwest Quarter of the Northwest Quarter (NW1/4NW1/4) of Section Twenty-eight (28), Township 159 North, Range 94 West of the Fifth Principal Meridian, more particularly described as follows:

               Beginning at a point 145.75 feet south and 33 feet east of the northwest corner of Section 28, Township 159 North, Range 94 West, said point being on the south highway right-of-way boundary of State Highway #50; thence south and parallel to the west line of said Section 28 a distance of 50 feet; thence east and parallel to the north line of said Section, a distance of 150 feet; thence north a distance of 50.1 feet to a point on the said south highway right-of-way boundary; thence westerly along the said south highway right-of-way a distance of 150 feet, more or less, to the point of beginning. Said tract containing 0.17 acres, more or less.

          Item 45237. Bowbells Substation

               Outlot 46 of the City of Bowbells according to the plat filed and recorded in the office of the Burke County Register of Deeds;

               Less: A tract of land located in Outlot #46 of the City of Bowbells, being in the Southeast Quarter of the Southeast Quarter (SE1/4SE1/4) of Section 32, Township 162 North, Range 89 West, said tract more fully described as follows:

               Said tract of land being 32 feet wide, with the East boundary line being a distance of 132 feet West of and parallel with the East line of said Section 32, the West boundary line of said tract being a distance of 164 feet West of and parallel with said East line of Section 32, the North boundary line of said tract being the North boundary of Outlot #46, and the South boundary line of said tract being the South boundary of Outlot #46.

          Item 49108. Larson Distribution Substation

               Outlot 2, being a tract of land being part of the property described in Warranty Deed Document #144244, Book 89, Page 221, filed at the Burke County Register of Deeds Office, Bowbells, North Dakota, and located in the Northeast

               1/4 of Section 3, Township 162 North, Range 94 West of the Fifth Principal Meridian, Burke County, North Dakota, described as follows:

               Having a basis of Azimuth measured clockwise from Northerly AZ 89(Degree)59'00" from R.O.W. Monument "A" to R.O.W. Monument "B" as shown herein.

               More particularly described as beginning at a point on the South right of way line of State Highway #5 and on the North deed line of the property as described in said Doc. #144244, said point being AZ 266(Degree)53'24" at a distance of 1106.02 ft. from the Northeast corner of said Section 3, said point of beginning being a set #5 rebar with aluminum cap and being the Northeast corner of this survey; thence, AZ 179(Degree)59'00" at a distance of
               100.00 ft. to a set #5 rebar with aluminum cap, the Southeast corner of this survey; thence AZ 269(Degree)59'00" at a distance of 161.42 ft. to a point on the West deed line of the property described in said Doc. #144244, and also being on the East 33.00 ft. R.O.W. line of County Road #1, being the Main Street of Larson, N.D., and said point being, a set #5 rebar with aluminum cap, the Southwest corner of this survey; thence, AZ 6(Degree)29'47" along the West deed line of the property as described in said Doc. #144244 a distance of 100.65 ft. to set #5 rebar with aluminum cap, the Northwest corner of this survey; thence, AZ 89(Degree)59'00" along the North deed line of the property as described in said Doc. #144244 with said line being the South R.O.W. line of said highway #5, a distance of 150.00 ft. to the point of beginning. Containing 0.36 acres more or less.

          Item 45238. Columbus Electric Substation

               A tract of land situated in the Northeast Quarter of the Southwest Quarter (NE1/4SW1/4) of Section Thirty-two (32), Township One Hundred Sixty-three (163) North, Range Ninety-three
               (93) West, more particularly described as follows:

               Beginning at a point 1481.8 feet east and 200 feet south of the Northwest corner of the SW1/4 of Section 32-163N-93W; thence south a distance of 50 feet; thence east a distance of 120 feet; thence north a distance of 50 feet; thence west a distance of 120 feet along the Minneapolis, St. Paul and Saulte Ste. Marie Railway Company railroad right of way to the point of beginning.

          Item 45239. Flaxton Substation

               A tract of land in the Northwest Quarter of the Northwest Quarter (NW1/4NW1/4) of Section Five (5), Township One Hundred Sixty-two
               (162) North, Range Ninety (90) West of the Fifth Principal Meridian, more particularly described as follows:

               Beginning at a point which is 75 feet east and 100 feet south of the northwest corner of said Section 5, which point is the True Point of Beginning, thence south, parallel with the west line of said Section, a distance of 100 feet, thence east, parallel with the north line, a distance of 50 feet, thence north 100 feet, thence west 50 feet to the point of beginning.

          Item 45240. Lignite Electric Substation

               A tract of land in the Southeast Quarter of the Northeast Quarter (SE1/4NE1/4) of Section Twelve (12), Township One Hundred Sixty-two (162) North, Range Ninety-two (92) West, 5th P.M., particularly described as follows:

               Beginning at a point 33 feet west and 999.55 feet north of the southeast corner of the NE1/4 of said Section 12, Township 162 North, Range 92 West, which point is on the south boundary of the Great Northern Railway Company right of way as it now exists; thence along the Great Northern Railway Company right of way a distance of 115.41 feet; thence left 90(Degree)00' along the Great Northern Railway Company right of way a distance of 75 feet; thence 90(Degree)00' left a distance of 137.6 feet; thence left 106(Degree)29' a distance of 78.25 feet to the point of beginning; said tract containing 0.22 acres, more or less; (known as Montana-Dakota Utilities Co. Outlot No. 1).

          Item 45241. Addition to Lignite Electric Substation

               A tract of land in the Southeast Quarter of the Northeast Quarter (SE1/4NE1/4) of Section Twelve (12) Township One Hundred Sixty-two (162) North, Range Ninety-two (92) West, 5th P.M., particularly described as follows:

               Beginning at a point 33 feet west and 921.30 feet north of the southeast corner of the Northeast Quarter (NE1/4) of Section 12, Township 162 North, Range 92 West, which point is on the south boundary of the Montana-Dakota Utilities Co.'s Outlot #1 as it now exists; thence north 73(Degree)31' West along the south boundary of Montana-Dakota Utilities Co.'s Outlot #1, a distance of 137.6 feet; thence left 90(Degree)00' a distance of 50 feet; thence left 90(Degree) a distance of 152.4 feet; thence left 106(Degree)29' a distance of 52.2 feet to the point of beginning. Said tract containing 0.17 acres more or less (known as Montana-Dakota Utilities Co. Outlot No. 2).

          Item 49109. Lignite Distribution Substation

               A Parcel of Land Located in the Southeast 1/4 of the Northeast 1/4 of Section 12, Township 162 North, Range 92 West of the Fifth Principal Meridian, Burke County, North Dakota, more particularly described as follows: Beginning at a Point on the Section Line Right of Way Line, said Point being 842.89 Feet North and 33.00 Ft. West of the East 1/4 Corner of said Section 12, said Point being a Set No. 5 Rebar with Aluminum Cap; Thence at AZ 286(Degree)27'50" a Distance of 159.79 Feet to a Set No. 5 Rebar with Aluminum Cap; Thence at AZ 16(Degree)27'50" a distance of
               25.00 Feet to the Southwest Corner of Outlot No. 2, said Point being an Existing No. 5 Rebar with Aluminum Cap; Thence at AZ 106(Degree)27'50" along the South Line of said Outlot No. 2, a Distance of 152.40 Feet to the West Right of Way Line of the East Section Line of said Section 12, the Southeast Corner of Outlot No. 2, said Point being an Existing No. 5 Rebar with Aluminum Cap; Thence at AZ 180(Degree)00'00" along said West Right of Way Line, Parallel with and 33 Feet West of the East Line of said
               Section 12, a Distance of 26.07 Feet to the Point of Beginning, Containing 0.09 Acres more or less and shall be known as Outlot No. 3.

          Item 49110. Lignite Storage Building

               Lot 9 of Block 1 of the George A. Moritz Addition to Lignite, North Dakota.

          Item 45242. Portal Substation

               Lot 2 Block 25 Portal City.

          Item 45243. Powers Lake Electric Substation

               Commencing at the southeast corner of the Southwest Quarter of the Southwest Quarter (SW1/4SW1/4) of Section Twenty-five (25), Township One Hundred Fifty-nine (159) North, Range Ninety-three
               (93) West; thence west to a point
               where the east line of Bank Street intersects the section line; thence northeasterly along the east line of Bank Street a distance of 335 feet TO THE POINT OF BEGINNING; thence north along the east line of Bank Street a distance of 100 feet; thence right 90(Degree)00' a distance of 100 feet; thence right 90(Degree)00' a distance of 100 feet; thence right 90(Degree)00' a distance of 100 feet to the point of beginning.

BURLEIGH COUNTY, NORTH DAKOTA

          Item 50102. Bismarck Electric Substation Site

               Lot 1, Block 2, Cottonwood Lake Fifth Addition to the City of Bismarck, North Dakota.

          Item 45244. Bismarck Gas Regulator Station

               West 15 feet of Lots 1&2 in Block 93 of McKenzie & Coffins Addition.

          Item 45245. Bismarck Gas Regulator Station

               North 15 feet of Lots 17&18 in Block 1 of McKenzie Addition.

          Item 45246. Bismarck Gas Regulator Station

               South 20 feet of W1/2 of Lot 34 and South 20 of the East 2 1/2' of Lot 33 in Block 84 Original Plat of the City of Bismarck.

          Item 45247. Bismarck Gas Regulator Station

               East 100 feet of Lot 16, Block 90, Williams Survey or Addition to the City of Bismarck.

          Item 45248. Bismarck Gas Regulator Station

               East 15 feet of Lot 7 in Block 52 of the Northern Pacific Second Addition.

          Item 45249. Bismarck Division Office Building

               Lots 7, 8, 9, 10, 11, 12, Block 60, Original Plat of the City of Bismarck.

          Item 45250. Bismarck Electric Substation Site

               Lots 1, 2, 3, 4, 5, 6 E 7 1/2' of Lot 7, 19, 20, 21, 22, 23, 24
               Block 47, Original Plat of the City of Bismarck.

          Item 45251. Bismarck Spray Pond

               Lots 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18 Block 45
               Original Plat of the City of Bismarck.

          Item 45252. High Line #40

               Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12 Block 65, Original
               Plat of the City of Bismarck.

          Item 45253. High Line #39

               A tract of land lying in Auditor's Lot Twenty-nine (29), Section Five (5), Township One Hundred Thirty-eight (138) North, Range Eighty (80) West of the Fifth Principal Meridian, described as follows:

               Beginning at a point on the southwesterly line of said Lot Twenty-nine (29), 27.1 feet southeasterly from the second angle southeasterly of the northwesterly end of said Lot Twenty-nine
               (29); thence running southeasterly along the southwesterly line of said Lot Twenty-nine (29), 50 feet; thence running northeasterly at right angles to the said southwesterly line of Lot Twenty-nine (29), 131.26 feet, more or less, to the southwesterly right-of-way line of Memorial Highway; thence running northwesterly along the southwesterly line of Memorial Highway, 50.21 feet, more or less, to a point lying 50 feet measured at right angles from the second course of this description; thence running southwesterly parallel to the second course, 126.72 feet, more or less, to the point of beginning. Said tract contains 0.15 acre, more or less.

          Item 45254. Bismarck Tract No. 1

               Lots 1, 2, 3, 4, 5, 6, 7, 8, 9 N1/2 Lots 24, 25, 26, 27, 28, 29,
               30, 31, 32 Block 8 of Haight & Little Addition.

          Item 45255. High Line #39

               Bismarck Site located in the County of Burleigh and State of North Dakota:

               Beginning at a point on the Southwest corner of River Heights Addition to the City of Bismarck, Burleigh County, North Dakota, said point being the southwest corner of Section 32, Township 139 North, Range 80 West, thence running north along the section line, 230.5', thence running southeasterly along the westerly right-of-way line of the street which lies along the westerly boundary of Block Two, River Heights Addition, 271.2', to the south line of said Section 32, thence running west along the south line of said Section 32, 145.1', more or less, to the point of beginning, and recorded October 24, 1949, in Book 264 of Deeds, Page 623, Document No. 136942.

          Item 45256. Bismarck Gas Regulator Station

               Being in the County of Burleigh and State of North Dakota, and described as follows, to wit:

               A strip of land approximately 8 Feet wide and 10 Feet long, located in Auditors Lot 8 in the SE1/4NW1/4 of Section 3, Township 138, North of Range 80 West, City of Bismarck, North Dakota, described as follows: Starting at a point 225.6 Feet South of the northeast corner of Auditors Lot 8 and on the east boundary of Auditors Lot 8, thence 8 Feet west at right angle to the east boundary of Auditors Lot 8, thence 10 Feet south parallel to the east boundary of Auditors Lot 8, thence east at right angle to the east boundary of Auditors Lot 8, thence north on the east boundary of Auditors Lot 8 to the point of beginning.

          Item 45257. Bismarck Gas Regulator Station

               Being in the County of Burleigh and State of North Dakota, and described as follows, to wit: A parcel of land situated in Lot Thirteen (13), Block One (1), of JENNINGS FIRST ADDITION, being a REPLAT OF A PORTION OF CAPITAL VIEW ESTATES, as recorded in the Register of Deeds Office, Burleigh County, North Dakota, in PLAT FILE "J" and dated November 6, 1952, and begin situated in the Southwest Quarter of the Southeast Quarter (SW1/4SE1/4) Section Twenty Eight (28), Township One Hundred Thirty Nine (139) North, Range Eighty (80) West of the 5th P.M., and more particularly described as follows: "Beginning at the Southeast (SE) corner of said Lot Thirteen (13), Block One (1), thence North along the east boundary of said Lot Thirteen (13) a distance of Forty (40) feet; thence West parallel with the south boundary line of said Lot Thirteen (13) a distance of Fifteen (15) feet; thence South parallel with the East boundary line of said Lot Thirteen (13) a distance of Forty (40) feet; thence East along the South boundary line of said Lot Thirteen (13) a distance of Fifteen (15) feet, to the place of beginning.

          Item 45258. Bismarck Electric Substation

               Being in the County of Burleigh and State of North Dakota, and described as follows, to wit: ALL OF LOT ONE (1), BLOCK FOUR (4), of the JENNINGS FIRST ADDITION, being a REPLAT OF A PORTION OF CAPITAL VIEW ESTATES, situated in the Southwest Quarter of the Southeast Quarter (SW1/4SE1/4) Section Twenty Eighty (28), Township One Hundred Thirty Nine (139) North, Range Eighty (80) West of the 5th P.M. as shown on a Plat of said JENNINGS FIRST ADDITION as recorded in the Register of Deeds Office, Burleigh County, North Dakota, in PLAT FILE "J" and dated November 6, 1952,

               LESS

               The North Sixteen (16) feet of the East Seventy-Five (75) feet of Lot One (1) of Block Four (4) of Jennings First Addition to the City of Bismarck, Burleigh County, North Dakota.

          Item 45259. Bismarck Electric Substation

               Described as follows, namely: A parcel of land situated in the SW1/4 of Section 35, Township 139 North, Range 80 West of the 5th P.M., more particularly described as follows: Commencing at a point 792 Feet north of the southwest corner of Section 35; thence north 208.71 Feet; thence east 208.71 Feet; thence south
               208.71 Feet; thence west 208.71 Feet to the point of beginning; all angles and traverses being parallel to the boundaries of said
               Section 35; and

               Commencing at the Southwest corner of the SW1/4 of said Section 35, thence running north along the west boundary of said Section 35 a distance of 792 Feet to a true point of beginning; thence running north along the west boundary line of said Section 35 a distance of 208.71 Feet; thence east parallel with the south boundary line of said Section 35, a distance of 208.71 Feet; thence south parallel with the west boundary line of said Section 35 a distance of 208.71 Feet; thence west parallel with the south boundary line of said Section 35 a distance of 208.71 Feet to the true point of beginning, said parcel of land containing one (1) acre, more or less. (also described as Lot 1 Blk 21 Morningside Heights Addition)

          Item 45260. Bismarck Electric Substation

               That part of the Southeast Quarter (SE1/4) of Section Thirty-one
               (31), Township One Hundred Thirty-nine (139) North, of Range Eighty (80) West of the Fifth Principal Meridian, City of Bismarck, Burleigh County, North Dakota, bounded and being within the following described traverse: Beginning at a point on the section line One Thousand Seven Hundred Thirty-four and seven-tenths (1734.7) feet due North of the Southeast Corner of Section Thirty-one (31), thence North Fifty-seven (57) degrees, Fifty-nine (59) minutes West along the North boundary of the Northern Pacific Railway right of way a distance of One Hundred Fifty-six and eight-tenths (156.8) feet, thence due North a distance of One Hundred Forty-three and four-tenths (143.4) feet, thence due East to the section line a distance of One Hundred Thirty-three (133) feet, thence due South along the section line a distance of Two Hundred Twenty-six and two tenths (226.2) feet to the point of beginning. The said tract contains .734 acres.

          Item 45261. Bismarck Gas Regulator Station

               All that part of Auditor's Lot Thirty-one (31) of Section Thirty-two (32), Township One Hundred Thirty-nine North (T.139N.) and Range Eighty West (R.80W.) of the Fifth Principal Meridian (5th P.M.), City of Bismarck, County of Burleigh, State of North Dakota that is bounded by and lies within the following described traverse:

               Beginning at a point that lies on the centerline of the Ward Road and is located as follows: Starting at the most Northerly Northeast corner of the Highland Acres (First) Addition; thence bearing North eighty-nine degrees and thirty-two minutes East (N. 89(Degree)-32'E.) along the South line of Auditor's Lot Thirty
               (30) of said Section Thirty-two (32) a distance of Nine Hundred Twenty-four and Fifteen Hundredths (924.15) feet to a tangent line of a seven degree nine minute (7(Degree)-09') curve along the center-line of the Ward Road; thence bearing North One degree and seventeen minutes West (N.01(Degree)-17'W.) along said tangent line a distance of one hundred fifty-nine and twenty hundredths (159.20) feet to the point of beginning of the traverse of the tract being described; thence bearing North one degree and seventeen minutes West (N.01(Degree)-17'W.) a distance of fifteen (15.00) feet along the centerline of the Ward Road which is the Westerly boundary of said Auditor's Lot

               Thirty-one (31); thence bearing North eighty-eight degrees and forty-three minutes East (N.88(Degree)-43'E.) a distance of Sixty (60.00) feet; thence bearing South One degree and seventeen minutes East (S.01(Degree)-17'E.) a distance of fifteen (15.00) feet; thence bearing South Eighty-eight degrees and forty-three minutes West (S.88(Degree) 43'W.) a distance of sixty (60.00) feet to the point of beginning. The above described tract of land contains nine hundred (900) square feet, or two hundredths (0.02) acres, more or less.

          Item 45262. Bismarck Electric Substation

               All that part of the Southwest Quarter (SW1/4) of Section Thirty Six (36), Township One Hundred Thirty Nine (139) North, Range Eighty (80) West, Burleigh County, North Dakota, that lies within and is bounded by the following described traverse: Beginning at a point that lies 33 feet North of the South line of said Section 36, said point also being 33 feet east of the west line of said
               Section 36; thence bearing N 0(Degree)00'00" E along a line parallel to and 33 feet east of the west line of said Section 36 a distance of 1039.84 feet; thence bearing N 90(Degree)00'00" E a distance of 627.00 feet; thence bearing S 0(Degree)00'00" E a distance of 1034.96 feet; thence bearing S 89(Degree)33'15" W along a line parallel to and 33 feet North of the South line of said Section 36 a distance of 627.02 feet to the point of beginning. The above tract of land contains 14.93 acres, more or less, Less the following:

               All that portion of Pt. of the W1/2W1/2 of Sec. 36, Twp. 139 N., Rge. 80 W., 5th P.M., lying within a strip of land 100.0 ft. wide, lying on the easterly side of the following described highway centerline as surveyed and staked over and across said Pt. of the W1/2W1/2: Beginning at a point 43.91 ft. east of the southwest corner of said Sec. 36, thence running N 0(Degree)24'E 1073.03 ft. more or less until said strip crosses the northerly property line of said tract, also including all that portion lying westerly of the above described strip, excepting all that portion lying within 33 feet of the section lines.

               Tract contains 2.74 acres, more or less, and is shown on plat as shaded area.

          Item 45263. Hi-Line No. 39 Right-of-way

               A tract of land lying in the SW1/4 of Section Four (4), Township 138 North, Range 80 West of the 5th P.M., Burleigh County, North Dakota, the boundaries of which are described as follows, to-wit:

               Beginning at a point 390.8 ft. South and 33 ft. East of the Northwest corner of said SW1/4 of Sec. 4, thence North 89(Degree)13' East 1880.3 ft., thence North 0(Degree)47' West 8.7 ft., thence North 89(Degree)13' East 5.0 ft., thence North 0(Degree)21' East 382.1 ft. more or less to the 1/4 line, thence North 89(Degree)13' East along the 1/4 line 25.0 ft. thence South 0(Degree)21' West 382.1 ft., thence North 89(Degree)13' East 40.0 ft., thence South 0(Degree)47, East 90.0 ft., thence South 89(Degree)13' West 70.0 ft., thence North 0(Degree)47' West 30.8 ft., thence South 89(Degree)13' West 1753.3 ft., thence West
               127.0 ft., thence North 48.7 ft to the point of beginning, containing 2.54 acres more or less,

               LESS the west ten (10) feet of Lot Nine (9) Block One (1) Replat of Block One (1) of Wachter's Sixteenth Addition and Block One
               (1) of Wachter's Addition, Bismarck, North Dakota.

          Item 45264. Southwood Terrace Gas Regulator

               Commencing at the Northwest Corner of Lot One (1) in Block One
               (1) in Southwood Terrace Addition to the City of Bismarck, Burleigh County, North Dakota; thence East on the North boundary of said Lot, a distance of twenty (20) feet; thence South, on a line parallel with East and West boundaries of said Lot, a distance of forty (40) feet; thence West, on a line parallel with the North boundary of said Lot, a distance of twenty (20) feet; thence North on the West boundary of said Lot, a distance of forty (40) feet, to the point of beginning.

          Item 45265. Three-pole Structure

               All that part of the Southwest Quarter (SW1/4) of Section Nine
               (9), Township One Hundred Thirty-Nine North (T.139 N.), Range Eighty West (R.80 W.) of the Fifth Principal Meridian (5th P.M.), Burleigh County, North Dakota, that lies within and is bounded by the following described traverse: Beginning at the Southwest corner of said Section 9; thence bearing North (N.0(Degree)-00'-00"E.) along the west line of said Section 9 a distance of two hundred fifty and no hundredths (250.00) feet; thence bearing North eighty-nine degrees, thirty-six minutes and zero seconds east (N.89(Degree)-36'-00"E.) a distance of two hundred and no hundredths (200.00) feet; thence bearing South (S.0(Degree)-00'-00"W.) a distance of two hundred fifty and no hundredths (250.00) feet to the South line of said Section 9; thence bearing South eighty-nine degrees, thirty-six minutes and zero seconds west (S.0(Degree)89(Degree)-36'-00"W.) along said South line of Section 9 a distance of two hundred and no hundredths (200.00) feet to the point of beginning.

               The above described tract of land contains one and fifteen hundredths (1.15) acres, more or less.

          Item 45266. Bismarck General Office

               Lots One (1), Two (2), Three (3), Four (4), Five (5), Six (6) and Seven (7), Block 120 of the Original Plat of the City of Bismarck, North Dakota, and Lots One (1), Two (2) and Three (3) in Block 23 of Northern Pacific First Addition to the City of Bismarck, North Dakota, less the West 10 feet of all of said lots; all according to the certified copy of plats thereof on file and of record in the office of the Register of Deeds in and for said county and state.

          Item 45267. Bismarck Gas Regulator Station

               Beginning at the southeast corner of Lot Nine (9) of Block Five
               (5) of Highland Acres Addition to the City of Bismarck, North Dakota; Thence bearing northwesterly along the southerly line of said Lot 9 a distance of 15.44 feet; thence bearing northeasterly and at right angles to the said southerly ling of said Lot 9 a distance of 7.00 feet; thence bearing southeasterly and parallel to the said southerly line of said Lot 9 a distance of 12.00 feet to the east line of said Lot 9; thence bearing south along said east line a distance of 7.80 feet to the point of beginning.

               The above described tract contains 96 square feet, more or less.

          Item 45268. Bismarck Electric Substation

               All that part of the Southeast Quarter (SE1/4) of Section Nine
               (9), Township One Hundred Thirty-Eight (138) North, Range Eighty
               (80) West of the Fifth Principal Meridian, Burleigh County, North Dakota, that lies within the following described traverse:
               Starting at a point on the south line of Meadow Valley Addition to the City of Bismarck, said point lying two (2) feet west of the west line of South Ninth Street; thence bearing South zero degrees, thirty-one minutes and forty seconds West (S0(Degree)-31'-40"W) parallel to South Ninth Street and South Ninth Street extended south a distance of three thousand two hundred seventy-six and one tenth (3276.1) feet to the true point of beginning of the traverse of the tract being described. From the point of beginning the traverse continues on the same bearing a distance of seventy-five (75) feet; thence bearing South eighty-nine degrees twenty-eight minutes, and twenty seconds East (S89(Degree)-28'-20"E) a distance of one hundred (100) feet; thence bearing North zero degrees, thirty-one minutes, and forty seconds East (N0(Degree)31'-40"E) a distance of seventy-five (75) feet; thence bearing North eighty-nine degrees, twenty-eight minutes and twenty seconds West (N89(Degree)-28'20"W) a distance of one hundred (100) feet to the point of beginning.

               The above described tract of land contains seven thousand five hundred (7500) square feet, along with the right of ingress and egress for construction, maintenance and operations.

          Item 45269. Bismarck Tract No. 2

               Lots Thirty (30) and Thirty-one (31) in Block Seventeen (17), Homan Acres Third Addition to the City of Bismarck, Burleigh County, North Dakota.

          Item 45270. Bismarck Tract No. 3

               TRACT 1: Beginning at the northeast corner of Lot 1, Block 6 of Parkview Addition (being a Replat of Riverside Addition) to the City of Bismarck, North Dakota; thence bearing northerly along the west side of Anderson Street a distance of 66 feet; thence bearing westerly along the south line of Block 1 a distance of
               478.22 feet to the east side of Garden drive; thence bearing southerly along the east side of Garden Drive a distance of 65.84 feet; thence bearing easterly along the north line of Lots 1-7, Block 6, a distance of 472.26 feet to the west side of Anderson Street and the point of beginning. Said tract of land contains .720 acres, more or less.

               TRACT 2: Beginning at the northeast corner of Lot 11, Block 5 of Parkview Addition (being a Replat of Riverside Addition) to the City of Bismarck, North Dakota; thence bearing northerly along the west side of Garden Drive a distance of 65.88 feet; thence bearing westerly along the south line of Lots 8 and 11, Block 2, a distance of 305.49 feet to the east side of Meadow Lane; thence bearing southeasterly along the east side of Meadow Lane a distance of 72.77 feet; thence bearing easterly along the north line of Lots 11 and 12, Block 5, a distance of 275.24 feet to the west side of Garden Drive and the point of beginning. Said tract of land contains .439 acres, more or less.

               TRACT 3: Beginning at the northeast corner of Lot 20, Block 4 of Parkview Addition (being a Replat of Riverside Addition) to the City of Bismarck, North Dakota; thence bearing northwesterly along the west side of Meadow Lane a distance of
               72.77 feet; thence bearing westerly along the south line of Lot 8, Block 3, a distance of 264.63 feet to the east side of Riverside Park Road; thence bearing southeasterly along the east side of Riverside Park Road a distance of 72.77 feet; thence bearing easterly along the north line of Lots 20 and 21, Block 4, a distance of 264.63 feet to the west side of Meadow Lane and the point of beginning. Said tract of land contains .396 acres, more or less.

          Item 45271. Bismarck Electric Substation

               All that part of the South One-Half of Section Four (4), Township One Hundred Thirty-eight North (T138N), Range Eighty West (R80W) of the Fifth Principal Meridian (5th P.M.), Burleigh County, North Dakota, that lies within and is bounded by the following described traverse:

               Beginning at the intersection of the West line of Seventh Street and the North line of Arbor Avenue in the City of Bismarck, North Dakota, thence bearing North eighty-nine degrees, zero minutes and nine seconds West (N89(Degree)-00'09"W) along the North line of Arbor Avenue a distance of ninety-five (95.00) feet; thence bearing North zero degrees, fifty-nine minutes and fifty-one seconds East (N0(Degree)-59'-51"E) parallel to the West line of Seventh Street a distance of ninety-five (95.00) feet; thence bearing South eighty-nine degrees, zero minutes and nine seconds East (S89(Degree)-00'-09"E) parallel to the North line of Arbor Avenue a distance of ninety-five (95.00) feet; thence bearing South zero degrees, fifty-nine minutes and fifty-one seconds West (S0(Degree)-59'-51"W) along the West line of Seventh Street a distance of ninety-five (95.00) feet to the point of beginning.

               The above described tract of land contains twenty-one hundredths (0.21) acres, more or less.

          Item 45272. Bismarck Electric Substation

               All that part of the Northwest Quarter of the Northwest Quarter (NW1/4NW1/4) of Section Sixteen (16), Township One Hundred Thirty-eight North (T138N), Range Eighty West (R80W) of the Fifth Principal Meridian (5th P.M.), Burleigh County, North Dakota, that lies within and is bounded by the following described traverse:

               Beginning at a point that lies on the North line and fifty (50.00) feet East of the Northwest Corner of said Section Sixteen
               (16); thence bearing East along the North line of said Section Sixteen (16) a distance of seventy-five (75.00) feet; thence bearing South parallel to the West line of said Section Sixteen
               (16) a distance of one hundred (100.00) feet; thence bearing West parallel to the North line of said Section Sixteen (16) a distance of seventy-five (75.00) feet; thence bearing North parallel to the West line of said Section Sixteen (16) a distance of one hundred (100.00) feet to the point of beginning.

               The above described tract of land contains seventeen hundredths (0.17) acres, more or less.

          Item 45273. Bismarck Gas Regulator Station

               All that part of the Southwest Quarter of the Northeast Quarter (SW1/4NE1/4) of Section Thirty-four (34), Township One Hundred Thirty-nine North (T-139-N), Range Eighty West (R-80-W) of the Fifth Principal Meridian (5th P.M.), Burleigh County, State of North Dakota, that lies within and is bounded by the following described traverse:

               Beginning at a point lying on the South line of the said Southwest Quarter of the Northeast Quarter (SW1/4NE1/4) and said point being South Ninety Degrees, Zero Minutes and Zero Seconds West (S.90(Degree)-00'-00"W.) along said South line a distance of two hundred forty-five and zero hundredths (245.00) feet from the Southeast corner thereof. Thence bearing South Ninety Degrees, Zero Minutes and Zero Second West (S.90(Degree)-00'00"W.) along said South line a distance of Fifteen and zero hundredths (15.00) feet; thence bearing North Eighteen Degrees, Thirty Minutes and Zero Seconds East (N.18(Degree)-30'00"E.) a distance of Fifteen and eighty-two hundredths (15.82) feet; thence bearing North Ninety Degrees, Zero Minutes and Zero Seconds East (N.90(Degree)-00'-00"E.) a distance of Nine and ninety-eight hundredths (9.98) feet; thence bearing South Zero Degrees, Zero Minutes and Zero Seconds West (S.0(Degree)-00'-00"W.) a distance of Fifteen and zero hundredths (15.00) feet to the point of beginning.

               Said tract of lands contains 187 square feet, more or less.

          Item 45274. Bismarck Gas Regulator Station

               All that part of the Northwest Quarter of the Northeast Quarter (NW1/4NE1/4) of Section 27, Township 139 North, Range 80 West of the 5th P.M., Burleigh County, North Dakota, that lies within and is bounded by the following described traverse: Beginning at a point on the North line of said Section 27, said point being One Thousand Six Hundred Eighty-one and Forty-six hundredths (1681.46) feet West (N.90(Degree)W.) of the Northeast (N.E.) corner of said Section 27; thence bearing South Zero Degrees, Zero Minutes and Zero Seconds East (S.0(Degree)-00'-00"E.) a distance of Two Hundred Seventeen and Eighty Hundredths (217.80) feet; thence bearing North Ninety Degrees, Zero Minutes and Zero Seconds West (N.90(Degree)-00'-00"W.) a distance of twenty-five
               (25) feet; thence bearing North Zero Degrees, Zero Minutes and Zero Seconds West (N.0(Degree)-00'-00"W.) a distance of Two Hundred Seventeen and Eighty Hundredths (217.80) feet; thence bearing South Ninety Degrees, Zero Minutes and Zero Seconds East (S.90(Degree)-00'-00"E.) a distance of twenty-five (25) feet to the point of beginning; said tract of land containing thirteen hundredths (0.13) acres, more or less.

          Item 45275. Range Station Substation

               ALL THAT PART OF THE NORTHWEST QUARTER OF THE NORTHWEST QUARTER (N.W.1/4, N.W.1/4) OF SECTION FOUR (4), TOWNSHIP ONE HUNDRED THIRTY-EIGHT NORTH (T.138 N.), RANGE SEVENTY-NINE WEST (R. 79 W.) OF THE FIFTH PRINCIPAL MERIDIAN (5th P.M.) BURLEIGH COUNTY, NORTH DAKOTA THAT LIES WITHIN AND IS BOUNDED BY THE FOLLOWING DESCRIBED
               TRAVERSE:

               BEGINNING AT A POINT THAT LIES FOUR THOUSAND, NINE HUNDRED THIRTY AND FORTY-SEVEN HUNDREDTHS (4,930.47) FEET WEST (N. 90(Degree)-00'W.) AND ONE HUNDRED (100.00) FEET SOUTH (S. 0(Degree)-00' E.) OF THE NORTHEAST CORNER OF SAID SECTION FOUR
               (4); THENCE BEARING SOUTH ZERO DEGREES AND ZERO MINUTES EAST (S. 0(Degree)-00' E.) A DISTANCE OF FIFTY (50.00) FEET; THENCE BEARING NORTH NINETY DEGREES AND ZERO MINUTES WEST (N. 90(Degree)-00' W.) A DISTANCE OF THIRTY-FIVE (35.00) FEET; THENCE BEARING NORTH ZERO DEGREES AND ZERO MINUTES WEST (N. 0(Degree)-00' W.) A DISTANCE OF FIFTY (50.00) FEET;

               THENCE BEARING SOUTH NINETY DEGREES AND ZERO MINUTES EAST (S. 90(Degree)-00'E.) A DISTANCE OF THIRTY-FIVE (35.00) FEET TO THE POINT OF BEGINNING.

               THE ABOVE DESCRIBED TRACT OF LAND CONTAINS FOUR HUNDREDTHS (0.04) ACRES, MORE OR LESS.

          Item 45276. Bismarck Service Center

               All that part of Auditor's Lot Six (6), Section Three (3), Township One Hundred Thirty-eight North (T. 138 N.), Range Eighty West (R. 80 W.) of the Fifth Principal Meridian (5th P.M.) that lies within and bounded by the following described traverse:

               Beginning at a point that lies sixty (60) feet East of the North-South quarter line of said Section Three (3) and forty (40) feet North of the South section line of said Section Three (3); thence bearing North (N. 0(Degree)-00'-00"E.) and parallel to the said quarter line a distance of five hundred sixty-five and eleven hundredths (565.11) feet; thence bearing North eighty-nine degrees, twenty-seven minutes and fifty-four seconds East (N. 89(Degree)-27'-54" E.) a distance of two hundred (200) feet; thence bearing North (N. 0(Degree)-00'-00" E.) a distance of one hundred sixty (160) feet; thence bearing North eighty-nine degrees, twenty-seven minutes and fifty-four seconds East (N.89(Degree)-27'54" E.) a distance of seven hundred eighty-eight and eighty hundredths (788.80) feet; thence bearing South zero degrees, four minutes and zero seconds West (S. 0(Degree)-04'-00" W.) a distance of seven hundred twenty-five and forty-nine hundredths (725.49) feet to a point that lies forty (40) feet North of the South line of the said Section Three (3); thence bearing South eighty-nine degrees, twenty-nine minutes and eleven seconds West (S. 89(Degree)-29'-11" W.) a distance of nine hundred eighty-seven and ninety-five hundredths (987.95) feet to the point of beginning.

               The above described tract of land contains fifteen and seventy-two hundredths (15.72) acres more or less.

          Item 45277. Bismarck NE Border Station

               Commencing at the northwest corner of Section Fourteen (14), Township One Hundred Thirty-nine (139) North, Range Eighty (80) West of the Fifth Principal Meridian, thence east along the north line of said Section 14 a distance of 208.7 feet; thence south, parallel with the west line of said Section 14 a distance of
               208.7 feet, thence west a distance of 208.7 feet to the west line of said Section 14, thence north along the west Section line a distance of 208.7 feet to the point of beginning; said tract containing 1.0 acre, more or less.

          Item 45278. Fort Lincoln Estates District Regulator Station

               A tract of land in the Northeast Quarter of the Northwest Quarter (NE1/4NW1/4) of Section Nineteen (19), Township One Hundred Thirty-eight (138) North, Range Seventy-nine (79) West, of the Fifth Principal Meridian, more particularly described as follows:

               Starting at the northwest corner of Lot 1 of Block 1 of Fort Lincoln Estates Subdivision Number One, thence westerly along the south line of Santee Road a distance of 15 feet, thence southerly parallel to the west line of said Lot 1 of Block 1 a distance of 100 feet, thence easterly a distance of 15 feet to the southwest corner of said Lot 1 of Block 1 of Fort Lincoln Estates Subdivision Number One, thence northerly along the west line of Lot 1 of Block 1 a distance of 100 feet to the point of beginning.

          Item 45279. Bismarck Southeast Substation

               Part of Lot 4 of Block 3 of Gussner Industrial Tracts Second Division to Bismarck, Burleigh County, North Dakota.

               Said tract being more particularly described as follows:
               Beginning at the Northwest corner of said Lot 4 of Block 3 of Gussner Industrial Tracts Second Division, which point is 40 feet South and 333 feet West of the Northeast corner of Section 10, Township 138 North, Range 80 West; thence East along the North line of said Lot 4 and the South line of Bismarck Avenue a distance of 75 feet; thence at right angles and South a distance of 150 feet; thence at right angles and West a distance of 75 feet to the West line of said Lot 4; thence North along the West line of said Lot 4 a distance of

               150 feet to the point of beginning.

               Containing 0.258 acre, more or less.

          Item 45280. Century Substation

               A part of Auditor's Lot 3 in the NW 1/4 of Section 28, Township 139 North, Range 80 West, in Burleigh County, North Dakota, and more fully described as follows:

               Beginning at a point 1230.08' West and 50' South of the Northeast corner of the NW 1/4 of said Section 28; thence South along the East boundary of said Auditor's Lot 3 a distance of 193'; thence bearing West along a line that is parallel to the North boundary of Section 28 a distance of 78'; thence Northwesterly along a line which is on a 50' radius and said line will be the Northeasterly boundary of Independence Avenue, to a point that is located 115' West of the East boundary of said Auditor's Lot 3 and 194.72' South of the North boundary line of said Section 28; thence North along a line parallel to the East boundary of Auditor's Lot 3 a distance of 144.72'; thence East along a line parallel to the North line of Section 28 a distance of 115' to point of beginning.

          Item 45281. Northwest Bismarck 115KV Substation

               Commencing at the northwest corner of said Section 29, Township 139 North, Range 80 West of the 5th P.M., thence east along the north line of said Section a distance of 300 feet, thence at right angles and southerly a distance of 269.03 feet, thence at a 45(Degree) angle and southwesterly a distance of 93.29 feet, thence westerly, parallel with the north line of said Section 29, a distance of 235 feet to the west line of said Section, thence north along the west Section line a distance of 335 feet to the point of beginning; said tract containing 2.26 acres, more or less.

          Item 45282. Bismarck N.E. Substation

               Lots Nine (9) and Ten (10), Block One (1), Stein's Fifth Addition to the City of Bismarck, Burleigh County, North Dakota.

          Item 45283. Bismarck Regulator Station

               Beginning at the northwest corner of Lot Three (3) of Polleck's Addition in the West Half of the Northeast Quarter (W1/2NE1/4) of Section Twenty-two (22), Township One Hundred Thirty-nine (139) North, Range Eighty (80) West of the Fifth Principal Meridian, thence East along the lot line a distance of Seventy-five (75) feet; thence South a distance of Twenty-five (25) feet; thence West a distance of Seventy-five (75) feet; thence North a distance of Twenty-five (25) feet to the point of beginning.

          Item 45284. Bismarck Transportation Center

               A tract of land located in Auditor Lot 6 in the Southeast Quarter (SE1/4) of Section Three (3), Township 138 North, Range 80 West, more fully described as follows:

               Commencing at a point located 60 feet East and 605 feet North from a point 2,641.4 feet West on the section line from the Southeast Corner of said Section 3, thence running North along the East line of Airport Road for a distance of 160 feet, thence East a distance of 200 feet, thence South a distance of 160 feet, thence West a distance of 200 feet to the point of beginning. Said tract of land contains 0.735 acres, more or less.

          Item 45285. Bismarck Warehouse

               A tract of land lying in the SW1/4of Sec. 21, Twp. 139 N., Rge. 78 W., 5th P.M., said tract being described as follows:

               Beginning at a point 1033.6 ft. east along the section line and
               33.0 ft. north of the southwest corner of said SW1/4, thence running N 74(Degree)41'W 40.0 ft., thence N 15(Degree)19'E 60.0 ft., thence S 74(Degree)41'E 60.0 ft., thence S 15(Degree)19'W
               54.55 ft., thence west along a line 33.0 ft. north of and parallel to the south line of said SW1/420.74 ft., more or less, to the point of beginning.

               Tract contains 0.081 acres, more or less, and is shown on plat as shaded area.

          Item 49112. Driscoll Substation

               Lot A of the Southwest Quarter (SW1/4) of Section Fifteen (15), Township 139 North, Range 75 West, Burleigh County, North Dakota, containing 0.23 acres.

          Item 45286. McKenzie Electric Substation

               A tract of land lying in the Southwest quarter (SW1/4) of Section Twenty-one (21), Township One Hundred Thirty-nine (139) North, Range Seventy-seven (77) West of the Fifth Principal Meridian, the boundaries of which are described as follows:

               Beginning at a point located 1,049.9 feet east and 33 feet north of the southwest corner of said Section 21, said point being on the right of way line of Interstate Highway #94, as said Highway is surveyed and platted across said Section 21; thence west along said right of way line on a bearing of N 70(Degree) 52' W a distance of 40 feet; thence on a bearing of N 19(Degree) 08' E a distance of 60 feet; thence on a bearing of S 70(Degree) 52' E a distance of 60 feet; thence on a bearing of S.19(Degree) 08' W. a distance of 53.07 feet to a point on the right of way line of said Interstate Highway #94; thence west along said right of way line and parallel to the south line of said Section 21 a distance of 21.20 feet to the point of beginning. Tract contains 0.081 acre, more or less, according to the survey thereof.

          Item 45287. Sterling Electric Substation

               A tract of land, lying in the NE 1/4 SE 1/4 of Section 29, Township 139 North, Range 76 West, and described as follows:

               From a point of beginning, which point is located 1316.4 feet north and 33 feet west from the southeast corner of Section 29, Township 139 North, Range 76 West, 5th P.M. in Burleigh County, North Dakota; thence South 89(Degree) 34' West along the 1/4 1/4 section line a distance of 67 feet; thence north parallel with the east section line of said Section 29 a distance of 81.24 feet; thence east at an angle of 90(Degree), a distance of 67 feet; thence south, at an angle of 90(Degree), and parallel to the section line of said Section 29, a distance of 80 feet to the point of beginning. Said tract of land containing 0.13 acres, more or less.

DICKEY COUNTY, NORTH DAKOTA

         Item 45289.  Ellendale Radio Tower Site

               A portion of the South West Quarter (SW1/4) of Section 36, Township 129, Range 63 West of the Fifth Principal Meridian particularly described as follows:

               Commencing at a point 33 feet north of the southeast corner of the said South West Quarter (SW1/4) of Section 36, Township 129 Range 63 West of the Fifth P.M. thence north on the quarter line 500 feet; thence west 500 feet; thence south 500 feet; thence east 500 feet to point of beginning, containing approximately
               5.74 Acres.

          Item 45290. Ellendale 230KV Substation Site

               A parcel of land situated in the Northwest Quarter (NW1/4) of the Northwest Quarter (NW1/4) Section Ten (10), Township One Hundred Twenty-Nine (129), Range Sixty-Three (63) West of the Fifth Principal Meridian, being more particularly described as follows:

               Beginning at a point 33 feet south and 33 feet east of the Northwest Corner of said Section Ten (10), Thence east parallel with the north section line a distance of 660 feet to a point, thence South parallel with the West section line a distance of 660 feet to a point, thence West parallel with the North section line a distance of 660 feet to a point, thence North parallel with the west section line a distance of 660 feet, to the point of beginning. Said tract contains 10 acres, more or less.

          Item 45291. Ellendale Electric Substation

               Lot Seven (7) Block Twenty-five (25) Ellendale Land Company's Addition to the city of Ellendale, Dickey County, North Dakota.

          Item 45292. Ellendale Substation/warehouse

               PARCEL 1: A parcel of land situated in the Southeast Quarter (SE1/4) of Section Eleven (11), Township One Hundred Twenty-Nine
               (129) North, Range Sixty-Three (63) West of the Fifth Principal Meridian, being more particularly described as follows: Starting at a point on the Southwest Corner of Lot Eight (8), Block Six
               (6) of the Original Townsite of Ellendale, North Dakota; thence North 90(Degree)00' West along the north side of Main Street a distance of 387.66' to the true point of beginning; thence North 05(Degree)35' West along the C.M.St.P.&P. R.R. Co.'s west right of way line a distance of 119.21' to a point; thence North 89(Degree)51' East a distance of 78.00' to a point; thence South 06(Degree)25' East, 8.5' West of the C.M.St.P.&P. R.R. Co.'s Westernmost side track center line a distance of 119.51' to a point; thence North 90(Degree)00' West along the north side of Main Street a distance of 79.75' to the true point of beginning.

               PARCEL 3: Starting at a point on the Northwest Corner of Lot Twelve (12), Block Seven (7) of the Original Townsite of Ellendale, North Dakota; thence North 90(Degree)00' West along the south side of Main Street a distance of 387.80' to a point; thence South 05(Degree)35' East along the C.M.St.P.&P. R.R. Co.'s west right of way line a distance of 228.00' to the true point of beginning; thence South 05(Degree)35' East along the C.M.St.P.&P. R.R. Co.'s west right of way line a distance of 80.00' to a point; thence North 84(Degree)25' East a distance of 103.34' to a point; thence North 12(Degree)29' West, 8.5' west of the C.M.St.P.&P. R.R. Co.'s Westernmost side track center line a distance of 80.70' to a point; thence South 84(Degree)25' West a distance of 93.68' to the true point of beginning.

          Item 45294. Ellendale 230KV Substation

               A parcel of land situated in the Northwest Quarter of the Northwest Quarter (NW1/4NW1/4) of Section Ten (10), Township One Hundred Twenty-Nine (129) North, Range Sixty-Three (63) West of the Fifth Principal Meridian, being more particularly described as follows: Commencing 33 feet east and 693 feet south of the northwest corner of the Northwest Quarter; thence east 660 feet, thence south 100 feet, thence west 660 feet, thence north 100 feet to the point of beginning.

          Item 45295. Ellendale Electric Substation

               Tract U-1 in the City of Ellendale, Dickey County, North Dakota, located in the Southeast Quarter of the Southwest Quarter (SE1/4SW1/4) of Section Twelve (12), Township One Hundred Twenty-nine (129) North, Range Sixty-three (63) West as platted and recorded as Document Number 139515 in the Dickey County Register of Deeds Office in Ellendale and more particularly described as follows, to-wit: Commencing 616.88 Feet West and 33 Feet North of the Southeast Corner of the Southeast Quarter of the Southwest Quarter (SE1/4SW1/4) of said Section Twelve (12), thence North a distance of 150 Feet; thence East a distance of 100 Feet; thence South a distance of 150 Feet; thence West a distance of 100 Feet to the point of beginning. Tract contains
               0.34 acres more or less.

          Item 45296. Ellendale Substation/Warehouse

               Two parcels of Burlington Northern Railroad Company (formerly Great Northern Railway Company) station ground property situated in the NE1/4SE1/4 of Section 11, T129N, R63W, 5th PM, Original Township of Ellendale, said Dickey County, North Dakota, more particularly described as follows:

                                    PARCEL 1

               BEGINNING at the intersection of the centerline of Main Street extended Westerly and the West line of the said NE 1/4SE1/4 of
               Section 11; thence North along said West line 385 feet to the centerline of 3rd Street; Thence East along said 3rd Street centerline, 250 feet to a point lying 50 feet West, as measured at right angles, from the said Railroads main track centerline as originally located and constructed; thence South, parallel with the said West line of said NE1/4SE1/4 (also parallel with the said main track centerline), 385 feet to the said Main Street centerline; thence West along said Main Street centerline, 250 feet to the Point of Beginning.

                                    PARCEL 2

               BEGINNING at a point on the said Main Street centerline, lying 380 feet East of the said West line of the NE1/4SE1/4, Section 11; thence North, parallel with said West line (also parallel with and 80 feet Easterly from the said main track centerline),
               158.6 feet; thence East, parallel with said Main Street centerline, 71.8 feet; thence S 05(Degree) 35'E, a distance of
               159.6 feet to the said Main Street centerline; thence West along said Main Street centerline, 87.7 feet to the Point of Beginning.

               LESS the North 60.0 feet of the West 250 feet of the NE1/4SE1/4 of Section 11, Township 129 North, Range 63 West, 5th P.M., Dickey County, North Dakota.

          Item 45297. Merricourt Electric Substation

               A tract of land lying in the Northwest Quarter of the Northwest Quarter (NW1/4NW1/4) of Section Thirty-one (31) Township One Hundred Thirty-two (132) North, Range Sixty-four (64) West of the Fifth Principal Meridian in Dickey County, North Dakota, the boundaries of which are described as follows, to-wit:

               Beginning at a point on the Section line 245 ft. East of the Northwest corner of said Section 31, thence East 50 ft., thence South 150 ft., thence West 50 ft., thence North 150 ft., to the point of beginning;

          Item 45298. Monango Electric Substation

               A tract of land Fifty feet square beginning at a point common to Section Sixteen (16), and Section Seventeen (17), Section 8 and
               Section 9 Township 131, Range 63, and extending North Ninety Four
               (94) Feet, Thence East Eighty Three (83) Feet, Thence South Ninety Four (94) Feet, Thence West Eighty Three (83) Feet to the point of beginning.

          Item 49113. Monango - Fullerton Distribution Substation

               That part of the Southeast corner of Outlot E, of the lettered outlots in the City of Monango, located in the SE1/4SE1/4SE1/4 of
               Section 8, Township 131 North, Range 63 West, more particularly described as follows:

               Commencing at the Southeast corner of Section 8, T131N, R63W; thence N0(Degree)00'30"E a distance of 309.0 feet; thence N89(Degree)59'30"W a distance of 33.0 feet to point of West R.O.W.; thence N89(Degree)59'30"W a distance of 150.0 feet; thence S0(Degree)00'30"W a distance of 100.0 feet; thence S89(Degree)59'30"E a distance of 150.0 feet; thence N0(Degree)00'30"E a distance of 100.0 feet to point of beginning, being 0.34 acres.

DIVIDE COUNTY, NORTH DAKOTA

          Item 49114. Noonan Distribution Substation

               A TRACT OF LAND LOCATED IN FORMER AUDITORS LOT #5, NORTH 1/2 OF THE NORTHEAST 1/4 OF SECTION 4, TOWNSHIP 162 NORTH, RANGE 95 WEST OF THE FIFTH PRINCIPAL MERIDIAN, DIVIDE COUNTY, NORTH DAKOTA.

               BEGINNING AT A POINT AT THE NORTHWEST CORNER OF THE PROPERTY AS DESCRIBED IN DOCUMENT #146346, FILED JANUARY 30, 1975 IN BOOK 85 ON PAGE 224 OF DEEDS AT THE DIVIDE COUNTY REGISTER OF DEEDS OFFICE, SAID POINT BEING 350 FT. FROM THE CENTERLINE OF THE MAIN LINE OF THE RAILROAD AND 325 FT. FROM THE WEST RIGHT OF WAY LINE OF THE MAIN STREET OF THE CITY OF NOONAN EXTENDED NORTHERLY, A SET #5 REBAR WITH ALUMINUM CAP, ALSO SAID POINT BEING THE NE CORNER OF THIS SURVEY; THENCE, AZ 168(Degree)47'23" ALONG THE WEST DEED LINE AS PER DOC. #146346 AT A DISTANCE OF 100.00 FT. TO A SET #5 REBAR WITH ALUMINUM CAP, THE SOUTHEAST CORNER OF THIS SURVEY; THENCE, AZ 258(Degree)47'23" AT A DISTANCE OF 200.00 FT. TO A SET #5 REBAR WITH ALUMINUM CAP, THE SOUTHWEST CORNER OF THIS SURVEY; THENCE, AZ 348(Degree)47'23" AT A DISTANCE OF 100.00 FT. TO A SET #5 REBAR WITH ALUMINUM CAP, THE NORTHWEST CORNER OF THIS SURVEY; THENCE, AZ 78(Degree)47'23" AT A DISTANCE OF 200.00 FT. TO THE POINT OF BEGINNING. CONTAINING 0.46 ACRES MORE OR LESS, AND IS SUBJECT TO ALL EXISTING EASEMENTS. Also described as Auditor's Lot 5D by the Divide County Auditor.

DUNN COUNTY, NORTH DAKOTA

          Item 49115. Dodge Distribution Substation

               Lots Two (2) and Three (3) of Block "B" in the City of Dodge, N.D., located in the Northeast Quarter of the Southwest Quarter (NE1/4SW1/4) of Section 10, Township 144 North, Range 91 West, 5th P.M. in Dunn County, North Dakota.

          Item 45299. Halliday Electric Substation

               To that part of the Southeast Quarter of the Southeast Quarter (SE1/4of SE1/4) of Section Twenty-five (25), Township One Hundred Forty-five (145) North Range Ninety-two (92) West, in Dunn County, North Dakota, which is bound on the east side by the section line, running north and south, on the east side of said description, bound on the south by the section line, running on the south side of said section, east and west, and bounded upon the north and west sides by North Dakota State Highway, Number 8, where the same now runs over said premises, and excepting from said description that portion thereof, heretofore deeded to the Montana Dakota Utilities Company, a corporation of Bismarck, North Dakota, said excepted portion being described as follows:

                    A tract of land situated in the South Half of the Southeast
               Quarter (S1/2SE1/4) of Section Twenty-five (25), Township One Hundred Forty-five (145) North Range Ninety-two (92), West, and situated in Dunn County, North Dakota, more particularly described as follows: Beginning at a point 243 Feet due West and 33 Feet due North of the Southeast corner of said Section Twenty-five (25), thence 50 Feet due West, thence 73 Feet due north, thence 50 feet due east, thence 73 Feet due south to the point of beginning, including a right-of-way of entrance thereto, all of which real estate is situated in Dunn County, North Dakota.

EMMONS COUNTY, NORTH DAKOTA

          Item 50103. Linton Office Additional Property

               A parcel of land located within the Southeast Quarter (SE1/4) of Section Seven (7), Township One Hundred Thirty-Two (132) North, Range Seventy-Six (76) West of the Fifth Principal meridian, Emmons County, North Dakota, more particularly described as follows:

               Commencing at a point located on the south right of way line of Sampson Avenue and 10.00 feet east of the center of the mainline railroad track (measured at right angles to said mainline), said point being the point of beginning; thence S 89(Degree) 55"00" E on the south right of way of Sampson Avenue a distance of 238.60 feet; thence S 0(Degree) 05'02" W a distance of 13.40 feet; thence S 27(Degree) 09'39" E (parallel to said mainline track) a distance of 77.16 feet; thence N 89(Degree) 55'00" W a distance of 121.33 feet; thence S 58(Degree) 21'24" W a distance of 85.40 feet to a point located 10.00 feet easterly of the center of a spur line; thence N 32(Degree) 07'46" W a distance of 150.00 feet to the point of beginning.

               Said parcel contains 20925 square feet or 0.480 acres more or less. Bearings for the above descriptions are based on an assumed bearing of N 89(Degree) 55'00" W on the south right of way line of Sampson Avenue.

          Item 45302. Linton Electric Generating Plant, Office and Warehouse

               ALL THAT PORTION of the joint station grounds of said Grantors at Linton in the Southeast Quarter (SE1/4) of Section Seven (7), Township One Hundred Thirty-two (132) North, Range Seventy-six
               (76) West, Emmons County, North Dakota, which is described as follows:

               START at the point where the south line of Sampson Avenue intersects the west line of Broadway produced south: thence west along said south line of Sampson Avenue one hundred twenty-three
               (123) feet to a point which is eight and five tenths (8.5) feet easterly, measured at right angles, from the center line of said Grantors' side track as the same is now there laid and operated; thence southerly along a line parallel to and eight and five tenths 8.5 feet easterly, measured at right angles, from said center line and center line produced southerly, ninety-three (93) feet; thence east parallel to the south line of Sampson Avenue eight-six (86) feet to a point in the west line of Broadway produced south; thence north along the prolongation of said west line of Broadway eighty-two (82) feet to the place of beginning, containing 8,569 square feet.

          Item 45303. Linton 115KV Electric Substation

               A tract of land lying in the Southwest Quarter of the Southwest Quarter (SW1/4SW1/4) of Section Thirty Three (33), Township One Hundred Thirty Three (133) North, Range Seventy Six (76) West of the Fifth Principal Meridian, Emmons County, North Dakota, the boundaries of which are described as follows, to-wit:

               Beginning at the Southwest corner of said Section Thirty Three
               (33), thence North along the West line of Section Thirty Three
               (33), 1119.4 feet. Thence South 35(Degree)59' East, along the Highway right-of-way, 817.0 feet; Thence South 54(Degree)01' West, 30.0 Feet; Thence South 35(Degree)59' East, along the Highway right-of-way, 550.1 feet to the South line of said Section Thirty Three (33), Thence West along the South Section line, to the point of beginning. Tract contains 10.19 acres, more or less.

          Item 45304. Linton Radio Tower

               A tract of land in the Northeast Quarter (NE1/4) of Section Nineteen (19), Township One Hundred Thirty-three (133) North, Range Seventy-six (76) West of the Fifth Principal Meridian. Said tract containing one acre more or less and being more particularly described as follows:

               Starting at the Section corner common to Sections Seventeen (17), Eighteen (18), Nineteen (19) and Twenty (20), Township One Hundred Thirty-three (133) North, Range Seventy-six (76) West, Fifth Principal Meridian, Emmons County; thence along the section line on an assumed bearing of West 0(Degree)00'00" a distance of
               868.26 feet; thence South 03(Degree)45'00" East a distance of
               232.28 feet which is the point of beginning; thence East 0(Degree)00'00" a distance of 135.05 feet; thence South 0(Degree)00'00" a distance of 208.71 feet; thence West a distance of 208.71 feet; thence North 0(Degree)00'00" a distance of 208.71 feet; thence East 0(Degree)00'00" a distance of 73.66 feet to the point of beginning.

          Item 49116. Linton Town Border Station

               That part of the Southeast Quarter of the Northeast Quarter of
               Section 28, Township 133 North, Range 76 West, McCulley Township, Emmons County, North Dakota, being more particularly described as follows:

               Commencing at the east quarter corner of said section, thence North, assumed bearing, along the east line of said section, a distance of 412.18 feet; thence West a distance of 99.00 feet to a point on the west right-of-way line of former State Highway 83, said point also being the Point of Beginning of this description; thence continue West a distance of 330.00 feet; thence North, parallel with said right-of-way line, a distance of 165.00 feet; thence East a distance of 330.00 to said right-of-way line, thence South, along said right-of-way line, a distance of 165.00 feet to the Point of Beginning.

          Item 45305. Strasburg Electric Substation Site

               Beginning at the Southwest Corner of Lot Six (6) of Block One (1) of Dillman's Addition to Strasburg, North Dakota, thence East along the South line of Lot Six (6) and Lot Five (5) a distance of 50 feet, thence due North a distance of 65 feet, thence due West to the West line of said Lot Six (6), thence Southeasterly along the West line of said Lot Six (6) to point of beginning.

FOSTER COUNTY, NORTH DAKOTA

          Item 45306. Carrington Office and Warehouse

               The North One Hundred Six (106) Feet of Lots Five (5) and Six
               (6), Block Twenty-nine (29), Original Townsite of the City of Carrington and a permanent easement in and to the East Fifteen
               (15) Feet of the South Thirty-four (34) Feet of Lot Six (6), Block Twenty-nine (29), Original Townsite of the City of Carrington, Foster County, North Dakota for the right of ingress and egress to the said North One Hundred Six (106) Feet of Lots Five (5) and Six (6), Block Twenty-nine (29), Original Townsite of the City of Carrington, Foster County, North Dakota;

GOLDEN VALLEY, NORTH DAKOTA

          Item 45307. Beach MDU-Golden West Substation

               A tract of land 175 feet by 175 feet situated in the Northeast Quarter (NE1/4) of Section Thirty-three (33), Township One Hundred Forty (140), North, Range One Hundred Five (105) West and more particularly described as follows:

               Beginning at the Northeast Corner of said Section 33, thence West for a distance of 175 feet, thence at right angles and South for a distance of 175 feet, thence at right angles and East for a distance of 175 feet, thence at right angles and North for a distance of 175 feet back to the point of beginning.

          Item 45310. Beach Substation

               Lots Eleven (11) and Twelve (12) in Block Nine (9), Near's First Addition to the City of Beach, North Dakota,

          Item 45311. Sentinel Butte Substation

               The east one hundred fifty (150) feet of the south one hundred fifty (150) feet of the Southeast Quarter of the Southeast Quarter (SE1/4SE1/4) of Section Thirty (30), Township One Hundred Forty (140) North, Range One Hundred Four (104) West of the 5th P.M.; said tract containing .5175 of an acre, more or less. Excepting and reserving unto Grantor all oil, gas, coal and other minerals.

GRANT COUNTY, NORTH DAKOTA

          Item 45312. Carson Electric Substation

               A tract of land lying in the Northwest Quarter (NW1/4) of Section Twenty-four (24), Township One Hundred Thirty-four (134) North, Range Eighty-seven West, of the 5th P.M., Grant County, North Dakota, and described as follows:

               Commencing at a point of beginning which is west 862.9 feet, and south 33 feet of the NE corner of said NW1/4 of Section 24, thence due south a distance of 40 feet, thence due west a distance of 60 feet, thence due north a distance of 40 feet, thence due east and parallel to the north and 33 feet south of Section line of Section 24, a distance of 60 feet to the point of beginning. Said tract contains .055 acres, more or less.

          Item 49117. Carson Distribution Substation

               A tract of land located in the Northeast Quarter (NE1/4) of
               Section 13, Township 135 North, Range 87 West, Grant County, North Dakota, said tract being more fully being described as follows:

               Beginning at the East Quarter Corner of said Section 13; thence west along the south line of said NE1/4 a distance of 200 feet; thence north along a line parallel with the east line of the NE1/4 of said Section 13 a distance of 217.8 feet; thence east along a line parallel with the south line of the NE1/4 of said
               Section 13 a distance of 200 feet; thence south along the east line of said NE1/4 of Section 13 a distance of 217.8 feet to the point of beginning. Said tract contains 1.0 acre, more or less.

          Item 45313. Elgin Electric Substation

               Southeast Quarter (SE1/4) of Section Twenty-one (21) in Township One Hundred Thirty-four (134) North, of Range Eighty-nine West of the 5th P.M., in Grant County, North Dakota, bounded by and inclosed within a line beginning at a point nine hundred forty-eight and two-tenths (948.2) feet North and thirty-three
               (33) feet West of the Southeast corner of said Section Twenty-one
               (21); thence North, parallel with the East section line of said Section Twenty-one (21), three hundred (300) feet; thence South, thirty-three degrees and forty minutes (33(Degree) 40') West, three hundred sixty-eight and six-tenths (368.6) feet; thence North eighty-eight degrees and four minutes (88(Degree) 04') East, along the four degree (4(Degree) 00') Highway curve to the right, two hundred three and seven-tenths (203.7) feet, to the point of beginning.

          Item 45314. Elgin Substation

               A tract of land in the Northeast Quarter (NE1/4) of Section Twenty-two (22), Township One Hundred Thirty-four (134) North, Range Eighty-nine (89) West, said tract of land being located in Lots 11 and 12 of the Minnie Subdivision to Elgin, North Dakota, and being more particularly described as follows:

               Commencing at a point on the south line of the NE1/4 of said
               Section 22, which point is 1855 feet west of the southeast corner of said NE1/4; thence due north 200 feet to the TRUE POINT OF BEGINNING; thence continuing due north, along the west line of said Lot 11, 100 feet to a point on the north line of said Lot 11, thence due east at right angles a distance of 100 feet, thence due south at right angles a distance of 50 feet, thence due west 25 feet, thence due south 50 feet, thence due west 75 feet to the point of beginning.

          Item 45315. Heil Electric Substation

               Northeast Quarter (NE1/4) of Section Twenty-three (23) in Township One Hundred Thirty-four (134) North, of Range Eighty-eight (88) West of the 5th P.M., in Grant County, North Dakota, bounded by and inclosed within a line beginning at a point thirty-three (33) feet South and thirty-three (33) feet West of the Northeast corner of said Section Twenty-three (23); thence West, parallel with the North section line of said Section Twenty-three (23), seventy-five (75) feet; thence South, parallel with the East section line of said Section Twenty-three (23), fifty (50) feet; thence East, parallel with the North section line of said Section Twenty-three (23), seventy-five (75) feet; and thence North, parallel with the East section line of said Section Twenty-three (23), fifty (50) feet, to the point of beginning.

          Item 45316. New Leipzig Electric Substation

               Northeast Quarter (NE1/4) of Section thirty-five (35) in Township One Hundred Thirty-four (134) North of Range Ninety (90) West of the 5th P.M. in Grant County, North Dakota, more particularly described as follows: beginning at a point Two Thousand Four Hundred and Three and Seven tenths (2403.7') South and Two Hundred and Seventy-two and Eight Tenths (272.8') West of the Northeast corner of said Section thirty-five (35); thence North Twenty Degrees and Fifty-two Minutes (20(Degree)52') West, fifty feet (50); thence South Sixty Nine degrees and Eight Minutes West, (69(Degree)08') Fifty (50) feet; thence South Twenty Degrees and Fifty-two Minutes (20(Degree)52') East, Fifty (50) feet; thence North Sixty-nine Degrees and Eight Minutes (69(Degree),08') East, Fifty (50) Feet to the point of beginning.

          Item 45317. New Leipzig Electric Substation

               A tract of land in the SE1/4NE1/4 of Section 35, Township 134 North, Range 90 West of the 5th P.M., Grant County, North Dakota, more particularly described as follows, to wit:

               Beginning at a point 2405.99 feet south and 272.8 feet west of the northeast corner of said Section 35 (Base Bearing East Line NE1/4 Section 35), said point of beginning being on the northerly 100 foot right-of-way line of State Highway No. 21; thence southwesterly along a 0(Degree)11'57.5" curve to the left along said highway right-of-way line on a Long Chord bearing of South 71(Degree)20' West a distance of 140 feet; thence northerly on a bearing of North 20(Degree)52' West a distance of 100 feet; thence northeasterly on a bearing of North 71(Degree)20' East a distance of 140 feet; thence southeasterly on a bearing of South 20(Degree)52' East a distance of 100 feet to the Point of Beginning. This tract incorporates a previous Warranty Deed dated 5 December 1949 between Otto Dubs and Montana-Dakota Utilities, said tract being a 50 ft. x 50 ft. tract.

HETTINGER COUNTY, NORTH DAKOTA

          Item 45318. Mott Gas Regulator Station

               A parcel of land situated in Lot Nine (9), Block Six (6), Mott Original Townsite, Mott, North Dakota, being more particularly described as follows: Commencing at the northeast corner of said Lot Nine (9), Thence running south parallel to the east boundary of said Lot Nine (9), a distance of twelve (12) feet; thence west at right angles a distance of Twenty (20) feet; thence north at right angles a distance of twelve (12) feet; thence east at right angles a distance of twenty (20) feet to the place of beginning, and containing two hundred forty (240) square feet.

          Item 45319. Mott Electric Substation

               Beginning at a point 313' East and 75' North of the southwest corner of Section 36, Township 134 North, Range 93 West, thence 30' East and parallel with the south section line of said Section 36, thence north at right angles, a distance of 50', thence west at right angles, a distance of 30', thence south at right angles, a distance of 50' to the point of beginning.

          Item 45320. Mott Gas Regulator Station

               A parcel of land situated in Lot Three (3), Block Twenty-seven
               (27), of the Original Townsite of the City of Mott, North Dakota, more particularly described as follows:

               Beginning at a point formed by the intersection of the South and West boundary line of said Lot Three (3) and constituting the Southwest corner of said lot; thence East at right angles along the South boundary of said lot a distance of Twenty (20) feet; thence North at right angles a distance of Twelve (12) feet; thence West at right angles a distance of Twenty (20) feet to the West boundary line of said Lot Three (3); thence South at right angles along the West boundary line of said lot to the point of beginning, consisting of two hundred and forty (240) square feet.

          Item 45321. New England Electric Substation

               A plot of ground lying in the Southwest Quarter of the Southwest Quarter (SW1/4SW1/4) of Section Thirty-four (34),

               Township One Hundred Thirty-six (136) North, Range Ninety-seven
               (97) West, Hettinger County, North Dakota, more particularly described as follows: Beginning at a point on the North R/W line of Highway No. 22 which point is located 231 feet North and 33 feet East of the Southwest corner of Section Thirty-four (34), Township One Hundred Thirty-six (136) North, Range Ninety-seven
               (97) West, thence North a distance of 75 feet, thence East a distance of 50 feet, thence South a distance of 73 feet, more or less to the North R/W line of Highway No. 22, thence West along the R/W line to point of beginning. Said plot of land contains 3,700 square feet, more or less, Hettinger County, North Dakota.

          Item 45322. New England Gas Regulator Station

               A parcel of land situated in Lot One (1) of Block Eleven (11) of the Milwaukee Land Company's First Addition to New England, North Dakota, and being more particularly described as follows:

               Beginning at the Southwest corner of said Lot One (1); thence North a distance of twelve (12) feet along West boundary of said Lot One (1); thence East at right angles a distance of twenty
               (20) feet; thence South at right angles a distance of twelve (12) feet; thence West along South boundary of said Lot One (1) a distance of twenty (20) feet to the point of beginning; said parcel containing 240 square feet.

          Item 45323. New England Electric Substation

                  Township 136 North, Range 97 West
                  Section 35:  NE1/4NE1/4NW1/4

          Item 45324. New England Office

               The east eighty feet (E. 80 ft.) of Lot Sixteen (16) in Block Fourteen (14) of Milwaukee Land Company's First Addition to the Townsite of New England, North Dakota, and the east eighty feet (E. 80 ft.), less the east fifty feet (E. 50 ft.), of Lots Seventeen (17) and Eighteen (18) in Block Fourteen (14) of Milwaukee Land Company's First Addition to the Townsite of New England, North Dakota, the east fifty feet (E. 50 ft.) of said Lots Seventeen (17) and Eighteen (18) in Block Fourteen (14) having been previously conveyed to Northwestern Bell Telephone Company, a corporation.

          Item 45325. Regent Electric Substation

               Beginning at a point One Thousand ninety-four and Nine-tenths (1094.9) feet South and Two Hundred Sixteen and Two-tenths (216.2) feet West of the Northeast (NE) corner of Section Thirteen (13) in Township One Hundred Thirty-Four (134) North of Range Ninety-five (95) West of the 5th Principal Meridian, thence North 57(Degree)25' West a distance of fifty (50) feet, thence South 32(Degree)35' West a distance of Fifty (50) feet, thence South 57(Degree)25' East a distance of Fifty (50) feet, thence North 32(Degree)35' East a distance of Fifty (50) feet to the point of beginning; said tract or parcel of land to be used by said party of the second part, its successors and assigns, as a substation site and when the same is no longer used for such purpose and is abandoned, said tract or parcel of land will revert back to the parties of the first part, their heirs and assigns.

          Item 45326. Regent Substation Addition

               Beginning at a point 1094.9 feet South and 216.2 feet West of the Northeast Corner of Section 13, Township 134N, Range 95W of the Fifth Principal Meridian, thence North 57(Degree)25' West a distance of 50 feet to the True Point of Beginning, thence North 57(Degree)25' West a distance of 20 feet, thence South 32(Degree)35' West a distance of 50 feet, thence South 57(Degree)25' East a distance of 20 feet, thence North 32(Degree)35' East a distance of 50 feet to the True Point of Beginning.

               Said tract or parcel of land is to be used by said party of the second part, its successor and assigns, as a substation site, and when the same is no longer used for such purpose and is abandoned, said tract or parcel of land will revert back to the parties of the first part, their heirs and assigns.

KIDDER COUNTY, NORTH DAKOTA

          Item 45327. Dawson Electric Substation

               The East Fifty (E. 50) feet of Lots One (1) and Two (2) of Block Twenty-nine (29) of Division "B" of the Village of Dawson, in Kidder County, North Dakota.

          Item 45328. Steele Electric Substation

               Lots One (1), Two (2), Three (3), Twenty-two (22), Twenty-three
               (23) and Twenty-four (24), in Block One (1) of the Re-Survey of the City of Steele, in said county and state, according to the plat thereof on record in the office of the Register of Deeds of Kidder County, North Dakota.

          Item 45329. Tappen Electric Substation

               That part of Lot Eleven (11) of Billington Addition to Tappen, North Dakota, located in the W1/2, W1/2 of S.W.1/4 of Section Ten
               (10), Township 139 North, Range 71 West, described as:

               Commencing at a point 3342.5 feet due south and 40 feet east at 90(Degree) to the North South section line, of the N.W. corner of
               Section 10, Township 139 N., Range 71 W., of the 5th P.M. in the County of Kidder and the State of North Dakota, thence due east a distance of 50 feet, thence due south at 90(Degree) a distance of 50 feet, thence due west at 90(Degree) a distance of 50 feet, thence due north at 90(Degree) a distance of 50 feet to the point of beginning - containing .0575 acres.

          Item 49118. Tappen Substation

               A parcel of land situated in the Northeast Quarter of the Southeast Quarter (NE4SE4)of Section Nine(9), T-139N., R-71W., of the 5th P.M., Kidder County, North Dakota, more particularly described as follows;

               Commencing at the southeast corner of the Southeast Quarter of said Section Nine (9); thence north along the esat section line of said Section Nine (9), a distance of One Thousand Eight Hundred Fifty-eight (1858) feet; thence at a 90(Degree) angle west, a distance of One Hundred Sixty (160) feet to the true point of beginning; thence at a 90(Degree) angle north and parallel to the east section line of said Section Nine (9), a distance of One Hundred Fifty (150) feet; thence at a 90(Degree) angle east, a distance of One Hundred (100) feet; thence at a 90(Degree) angle south and parallel to the east section line of said Section Nine (9), a distance of One Hundred Fifty (150) feet; thence at a 90(Degree) angle west, a distance of One Hundred (100) feet to the true true point of beginning. Said parcel contains 0.344 Acres or less, as depicted on the Certificate of Survey.

LA MOURE COUNTY, NORTH DAKOTA

          Item 45330. Kulm Substation Site

               A parcel of land situated in the Southeast Quarter of the Southwest Quarter (SE1/4SW1/4) of Section Twenty-six (26), Township One Hundred Thirty-three (133) North, Range Sixty-six
               (66) West, said parcel being part of Swimming Pool Addition to the City of Kulm, North Dakota, more fully described as follows:

               Beginning at a point located on the East property line of Third Avenue Southeast, Kulm, North Dakota, as now established, being 140 feet Northerly of the South line of said Section 26, thence East along a line parallel to the South line of said Section 26 a distance of 225 feet to the true point of beginning, thence East a distance of 85 feet, thence South a distance of 100 feet, thence West a distance of 85 feet, thence North a distance of 100 feet to the true point of beginning.

LOGAN COUNTY, NORTH DAKOTA

          Item 45331. Burnstad Substation Site

               A tract of land lying in the Northeast Quarter (NE1/4) of Section Thirty-two (32), Township One Hundred Thirty-four (134) North, Range Seventy-one (71) West of the Fifth Principal Meridian, the boundaries of which are described as follows:

               Beginning at a point located 1,696.5 feet west and 33 feet south of the northeast corner of Section 32, thence south a distance of 50 feet to a point; thence west a distance of 50 feet to a point; thence north a distance of 50 feet to a point; thence east a distance of 50 feet to the point of beginning. Tract contains
               0.057 acres more or less, according to the survey thereof.

          Item 45332. Fredonia Electric Substation

               A tract of land lying in the Northeast Quarter of the Northeast Quarter (NE1/4NE1/4) of Section Twenty-seven (27), Township One Hundred Thirty-three (133) North, Range Sixty-seven (67) West, particularly described as follows:

               Commencing at a point which is 90 feet South and 33 feet West of the Northeast corner of said Section 27; thence due South a distance of 50 feet to a point; thence due West a distance of 94 feet to a point; thence due North a distance of 50 feet to a point; thence due East a distance of 94 feet to the point of beginning, containing 0.11 acres, more or less.

          Item 45334. Napoleon Electric Substation

               The east fifty feet of Lot Eleven and the East fifty feet of Lot Twelve, all in Block Forty-six of the Original Townsite of the Village of Napoleon, Logan County, No. Dakota. Being a plot of ground 50 feet by 50 feet.

McINTOSH COUNTY, NORTH DAKOTA

          Item 45333. Lehr Electric Substation

               That part of the Southwest Quarter (SW1/4) of Section Five (5), Township One Hundred Thirty-two (132) North, Range Sixty-nine
               (69) Westof the 5th Principal Meridian, bounded and being within the following described traverse: Beginning at a point on the North-South quarter section line and 723.6 feet South of the center of said Section 5 and on the North right of way line of State Highway 13, thence Southwesterly along the North right of way line of State Highway 13 on a 4(Degree) curve a distance of
               178.7 feet to a point, thence due North a distance of 68.2 feet to a point, thence due East a distance of 170.3 feet to the point of beginning, said tract containing .137 acre, more or less.

          Item 45335. Ashley Substation Site

               Tract of land 100' x 100' in the
               SW1/4SW1/4 Sec 30-130N-69W

          Item 45337. Venturia Substation Site

               A tract of land lying in the Southeast Quarter of the Southeast Quarter (SE1/4SE1/4) of Section Nine (9), Township 129 North, Range 71 West, McIntosh County, North Dakota, more particularly described as follows:

               Beginning at a point 260 feet North and 33 feet West of the Southeast Corner of the SE1/4SE1/4 of said Section 9, thence West a distance of 100 feet, thence North a distance of 100 feet, thence East a distance of 100 feet, thence South a distance of 100 feet to the point of beginning.

          Item 45338. Wishek Electric Substation

               A parcel of land situated in the West Half of the Southwest Quarter of the Southeast Quarter (W1/2SW1/4SE1/4) Section Eight
               (8), Township One Hundred Thirty Two (132) North, Range Seventy-One (71) West of the Fifth Principal Meridian, McIntosh County, North Dakota, being more particularly described as follows:

               Commencing at the South Quarter Corner of said Section Eight (8), thence North along the mid-section line a distance of

               100 feet to the TRUE POINT OF BEGINNING; Thence continuing north along the mid-section line a distance of 660 feet to a point; thence at right angles east parallel with the South Section Line a distance of 660 feet to a point; thence at right angles south parallel with the mid-section line a distance of 660 feet to a point that is 100 feet north from the South Section Line; thence at right angles west parallel with the South Section Line for a distance of 660 feet, back to the TRUE POINT OF BEGINNING. Said tract containing 10.0 acres, more or less.

McKENZIE COUNTY, NORTH DAKOTA

          Item 45340. Watford City Warehouse

               Beginning at a point one thousand seventy-six feet (1,076 ft.) west of the East Quarter Corner of Section Twenty-four (24) Township One Hundred Fifty North (T150N) Range Ninety-Nine West
               (R99W), thence West fifty-five and five-tenths feet (55.5 ft.), thence North one hundred forty-six and two-tenths feet (146.2 ft.) to the Great Northern right-of-way, thence North nine degrees forty minutes (9(Degree)40') East along the Great Northern right-of-way, a distance of thirty-seven and six-tenths feet (37.6 ft.) more or less, thence South seven degrees zero minutes (7(Degree)0') East, a distance of one hundred fifty-two feet (152 ft.) to the point of beginning; all in Lot Four (4) Block Ten (10) of the Sax's Addition to Watford City; and the East twelve feet (12 ft.) of Lot Three (3) Block Ten (10) of the Sax's Addition to Watford City, according to the map or plat thereof on record and filed in the office of the Register of Deeds, subject to the exceptions and reservations in the patent recorded in Book 15 of Deeds at Page 224.

          Item 45341. Watford City Electric Substation

               A tract of land in the Southeast Quarter of the Southwest Quarter (SE1/4SW1/4) of Section Eighteen (18), Township One Hundred Fifty
               (150) North, Range Ninety-eight (98) West of the 5th Principal Meridian. Said tract being more particularly described as follows:

               Beginning at a point 2,229.58 feet East and 455.0 feet North of the Southwest Corner of said Section 18; thence North a distance of 79.77 feet to a point; thence West a distance of 90 feet to a point; thence South 79.77 feet to a point; thence East a distance of 90.0 feet to the point of beginning.

          Item 45342. South Watford City Substation

               That portion of the Southeast Quarter (SE1/4) of Section Twenty-four (24), Township One Hundred Fifty (150) North, Range Ninety-nine (99) West of the Fifth Principal Meridian described as follows:

               Beginning at a point 1,076 feet west of the east Quarter corner of said Section 24, which is the true point of beginning, thence south 50 feet; thence west 144 feet; thence north 50 feet;

               thence east 144 feet to the point of beginning.

          Item 45343. Watford City Office Building

               Lot Six (6) of Block Eight (8) of Original Townsite of Watford, now Watford City, according to the map or plat on file and of record in the office of the Register of Deeds in and for McKenzie County, North Dakota.

          Item 49119. Watford City Distribution Substation

               Parcel No. 11A-2. The east 50.0 ft. of Lot 2, Block 6, and Lot 1, Block 6 (except the east 50.0 ft.) Sax Addition to the city of Watford City, North Dakota, lying in the NE1/4of Sec. 24, Twp. 150 N., Rge. 99 W., 5th P.M., excepting a strip of land 170.0 ft. wide lying on the southerly side of the following-described highway centerline as surveyed and staked over and across said NE1/4, said strip and centerline begin on the west line of said NE1/4 where said centerline is located 474.12 ft. north of the southwest corner of said NE1/4, thence running N80(Degree)06'26"E a distance of 839.57 ft., thence along a 300.0 ft. spiral of a 1(Degree)30' curve to the right a distance of 300.0 ft., thence along a 1(Degree)30' curve to the right a distance of 349.56 ft., thence along a 300.0 ft. spiral of a 1(Degree)30' curve to the right until said strip crosses the east line of said Lot 1, Block 6 (except the east 50.0 ft.). Tract is shown on the plat as Parcel No. 11A-2 and contains 0.218 acres (9,496 sq. ft.).

MERCER COUNTY, NORTH DAKOTA

          Item 50104. Beulah Spray Pond

               The North 150' of Parcel "A" of Lot 14 of Juzelers Second Addition to the City of Beulah. This lot is in the SE1/4 , Sec 25 T144N, R88W in the City of Beulah.

          Item 45346. Beulah Plant Access Road

               A strip of land situated in the Southwest Quarter (SW1/4) of the Northwest Quarter (NW1/4) of Section Thirty (30) Township One Hundred Forty-four North (144N), Range Eighty-seven West (87W), bounded and described as follows,- beginning at a point 412' north of the West Quarter corner of said Section Thirty (30) Township One Hundred Forty-four (144) Range Eighty-seven (87), said point being on the North right-of-way line of the Northern Pacific Railway Co. and the north and south section line of said
               Section 30, thence running northeasterly and parallel along said right-of-way line of the Northern Pacific Railway Co. 1335', thence north 60', thence running in a southwesterly direction 1335' to the North and South section line of said Section 30, thence south 60' to the point of beginning, said strip of land containing 1.83 acres, more or less.

          Item 45347. Beulah Plant Access Road

               A strip of land situated in the Southeast Quarter (SE1/4) of the Northwest Quarter (NW1/4) of Section Thirty (30) Township One Hundred Forty-Four North (144N) Range Eighty-seven West (87W), bounded and described as follows,- commencing at a point 412' north of the west quarter corner of Section 30, Township 144, Range 87, said point being on the north right-of-way line of the Northern Pacific Railway Co. and the north and south section line of said Section 30, thence running northeasterly and parallel along said right-of-way line of the Northern Pacific Railway Co., a distance of 1335' to point of beginning of the land to be described which point of beginning is on the north and south quarter line of the Southeast Quarter (SE1/4) of the Northwest Quarter (NW1/4) of Said Section 30, and the north right-of-way line of the Northern Pacific Railway Co.; continuing said line running northeasterly and parallel along said right-of-way line of the Northern Pacific Railway Co. from the point of beginning for a distance of 585', thence north 60', thence running in a southwesterly direction 585' to the north and south quarter line of the Southeast Quarter (SE1/4) of the Northwest Quarter (NW1/4) of said Section 30, thence south 60' to the point of beginning of the land herein described situated in the Southeast Quarter (SE1/4) of the Northwest Quarter (NW1/4) of
               Section 30, Township 144, Range 87, said strip of land containing
               0.82 acres more or less.

          Item 45348. Beulah Electric Substation

               A tract of land lying in Lot One (1) in the Northwest Quarter (NW1/4) of Section Thirty (30), Township One Hundred Forty-four
               (144) North, Range Eighty-seven (87) West of the Fifth Principal Meridian in the County of Mercer, State of North Dakota, the boundaries of which are described as follows:

               Beginning at a point on the Section line common to Sections Thirty (30) and Nineteen (19), 644 feet East of the North West corner of Section Thirty (30), thence 556 feet in an easterly direction along the Section line, thence 625 feet south parallel to the west section line, thence 1200 feet west, parallel the north section line to a point on the Section line common to Section Twenty-Five (25) and Thirty (30), 625 feet south of the Northwest (NW) corner of Section Thirty (30), thence 897.5 feet in a north easterly direction to the point of beginning. Tract contains a total of 12.6 acres, more or less.

          Item 45350. Beulah Substation

               A tract of land located in the NW1/4NW1/4 of Section 25, Township 144 North, Range 88 West, described by metes and bounds as follows: Beginning at a point 330 feet east and 33 feet south of the northwest section corner of said Section 25, said point being on the east line of said unplatted lots, thence east 75 feet, thence south 150 feet, thence west 75 feet, thence north 150 feet to the point of beginning.

          Item 45353. Beulah Substation Site

               A tract of land situated in the NE1/4 of Section 25, Township 144 North, Range 88 West, Mercer County, North Dakota, being more particularly described as follows:

               Commencing at the northeast corner of the Eagles property (said point bears S51(Degree)16'30"W a distance of 2342.9 feet from the northeast corner of said Section 25), thence South along the east line of said Eagles property a distance of 200.0 feet to the point of beginning:

                        thence East a distance of 150.0 feet;
                        thence South a distance of 150.0 feet;
                        thence West a distance of 150.0 feet;
                        thence North a distance of 150.0 feet to the point of beginning.

          Item 45354. Coyote Plant Pipeline

               The West Two Hundred Twenty (220) feet of Government Lot Six (6) in Section Sixteen (16), Township One Hundred Forty-four (144) North of Range Eighty-four (84) West.

          Item 45355. Coyote Power Plant

               The Northwest Quarter of the Northwest quarter (NW1/4NW1/4) Section Ten (10), the West Half (W1/2) and the North Half of the Northeast Quarter (N1/2NE1/4) of Section Nine (9), the Southeast Quarter (SE1/4) and the South Half of the Northeast Quarter (S1/2NE1/4) of Section Four (4) and all of Section Three (3) except a tract beginning at the Southeast corner of said Section Three (3), thence 90(Degree) west along the south line of said Section Three (3) a distance of 3,250 feet to a point, thence North 56(Degree)39'27" east a distance of 1,834.52 to a point; thence South 62(Degree)40'45" east a distance of 1,934 feet to a point on the east line of Section Three (3); thence South 0(Degree)23'30" west along the east line of Section Three (3) a distance of 120.68 feet to the point of beginning; all of the above property being situated in Township One Hundred Forty-three
               (143) North,

               Range Eighty-eight (88) West; containing One Thousand Two Hundred Eighty (1,280) acres, more or less; subject to and excepting therefrom a tract of land conveyed for railroad purposes to the Northern Pacific Railway Company by Deed dated August 8, 1961, filed in Book 51 of Deeds, page 206, as Document No. 82186.

          Item 45356. Coyote Plant Area

               A tract of land situated in the Southeast Quarter of the Southeast Quarter (SE1/4SE1/4) of Section Two (2), Township 143 North, Range 88 West, being more particularly described as follows:

               All of the Southeast Quarter of the Southeast Quarter (SE1/4SE1/4) of Section 2, except the North 200 feet. Said tract containing 33.94 acres, more or less.

               and

               That part of the Southeast Quarter (SE1/4), Section Eleven (11), Township 143 North, Range 88 West, Mercer County, North Dakota, being more particularly described as follows:

               Beginning at the center of said Section Eleven; thence S89(Degree)49'58"E along the north line of said Southeast Quarter a distance of 225.00; thence S29(Degree)19'27"W a distance of
               458.03 to a point on the west line of said Southeast Quarter; thence N0(Degree)05'49"W along said west line a distance of
               400.00 feet to the point of beginning. The above described tract contains 1.03 acres, more or less.

               A parcel of land located in the East half (E1/2) of the Southeast Quarter (SE1/4) of Section 10, Township 143 North, Range 88 West, of the Fifth Principal Meridian, Mercer County, North Dakota, being more particularly described as follows:

               Beginning at the Southeast Corner of said Section 10; thence N89(Degree)08'33"W along the South line of said Section 10, a distance of 290.05 feet; thence N12(Degree)17'40"W a distance of
               919.91 feet to the true point of beginning; thence continuing N12(Degree)17'40"W a distance of 1237.60 feet to a point on a curve; thence from a tangent bearing of S34(Degree)44'26"E and running along a 7(Degree)11'50" curve to the right, with a radius of 796.10 feet, through a delta of 21(Degree)35'27", for a distance of 299.99 feet to the point of tangency; thence S13(Degree)09'00"E a distance of

               626.12 feet; thence S7(Degree)56'58"E a distance of 99.97 feet; thence S6(Degree)03'23"E a distance of 194.95 feet; thence S45(Degree)12'46"W a distance of 48.39 feet, plus or minus to the point of beginning. Said parcel contains 1.52 acres, more or less. Bearings for the above description were deflected from an assumed bearing of N89(Degree)08'33"W along the South line of said Section 10.

          Item 45357. Coyote Property

               The S1/2 of Section 1, Township 143 North, Range 88 West, containing 316 acres, more or less.

               Two tracts of land containing a total of 42.54 acres, more or less, located in the E1/2 of Section 2, Township 143 North, Range 88 West, Mercer County, North Dakota, more particularly described as follows:

               Beginning at a point located on the half line common to the NE1/4 and SE1/4, 1120 feet west of the northeast corner of the SE1/4 of
               Section 2, Township 143, Range 88; thence 1365.6 feet southeasterly to a point located 1320 feet south and 770 feet west of the northeast corner of the SE1/4 of said section; thence 550 feet west; thence 2640 feet north; thence 900 feet east; thence 620 feet south; thence 700 feet west; thence 700 feet south to the point of beginning; said tract containing 27.39 acres, more or less.

               Beginning at the southwest corner of the SE1/4 of Section 2, Township 143, Range 88; thence 1320 feet north along the half line; thence 500 feet east; thence 1320 feet south; thence 500 feet west along the south section line to the point of beginning; said tract containing 15.15 acres, more or less.

               The N1/2NE1/4 and SE1/4NE1/4 of Section 10, Township 143 North, Range 88 West, less the three tracts described as follows:

               A strip of land 250 feet wide extending across the E1/2NE1/4 of
               Section 10-143-88, being 125 feet wide on either side of the following-described centerline, commencing at the northeast corner of said Section 10; thence westerly along the north line of Section 10, a distance of 1027.1 feet to the true point of beginning; thence southwesterly turning an angle to the left of 80(Degree)12' making a straight line a distance of 378.11 feet to a point of curve; thence along a 5(Degree)00' curve to the left having a central angle of 22(Degree)06', a distance of 442.06 feet to a point of tangent; thence southeasterly along a straight line, tangent to the last-described curve at the last-described point, a distance of 1829 feet, more or less, to the point of intersection with the south line of the E1/2NE1/4 of said Section 10-143-88, containing 15.49 acres more or less, in Mercer County, North Dakota.

               Beginning at the southeast corner of the NE1/4 of Section 10; thence due west along the south line of the E1/2NE1/4 of said
               Section 10, a distance of 564.26 feet to a point of intersection with the north boundary of the Knife River Coal Mining Company railroad right-of-way; thence on a bearing of N.12(Degree)18'W. along said boundary line a distance of 307.05 feet; thence due east a distance of 629.67 feet to the intersection of the east section line of Section 10; thence south along said section line a distance of 300.00 feet to the point of beginning, of Section 10-143-88, containing 4.56 acres, more or less, according to the United States Government Survey thereof.

               Beginning at the northeast corner of the NE1/4 of said Section 10, thence westerly along the north line of said Section 10 a distance of 902.1 feet; thence southerly along a line 125 feet east of a centerline described as follows:

               Commencing at the northeast corner of said Section 10; thence westerly along the north line of said Section 10 a distance of 1027.1 feet to the true point of beginning of said centerline; thence southwesterly turning an angle to the left of 80(Degree)12', along a straight line a distance of 378.11 feet to a point of curve; thence along a 5(Degree)00' curve to the left having a central angle of 22(Degree)06' a distance of 442 feet to a point of tangent; thence southeasterly along a straight line tangent to the last-described curve at the last-described point, a distance of 1559 feet, more or less, to a point located 300 feet north and 755.14 feet west of the southeast corner of the NE1/4 of said Section 10; thence easterly 629.67 feet to the east section line of said Section 10; thence northerly along the east line of said Section 10 to the point of beginning, containing
               46.43 acres, more or less.

               A tract of land situated in the SW1/4 of Section 12, Township 143 North, Range 88 West of the 5th P.M., except the following-described real estate:

               Beginning at the southwest corner of the SW1/4 of Section 12,

               Township 143 North, Range 88 West; thence east 424 feet; thence north 265 feet; thence west 324 feet; thence north 2375+/- feet to the east-west quarterline; thence west along the quarter line 100 feet to the section line; thence south along the section line 2640+/- feet to the point of beginning, said tract containing
               8.03 acres, more or less,

               AND

               A tract of land situated in the SW1/4 of Section 12, Township 143 North, Range 88 West, Mercer County, North Dakota, for the purpose of a roadway, being more particularly described as follows:

               A tract of land lying between parallel lines 200 feet apart, being 100 feet on each side when measured at right angles to the following centerline of tract:

               Beginning at a point which bears N25(Degree)58'45.8"E a distance of 2625.28 feet from the southwest corner of said Section 12; thence N55(Degree)00'28.8"E a distance of 488.26 feet. The heretofore-described tract of land containing 2.24 acres, more or less,

               AND

               A tract of land situated in the SW1/4 of Section 12, Township 143 North, Range 88 West, Mercer County, North Dakota, for the purpose of a roadway, being more particularly described as follows:

               A tract of land lying between parallel right-of-way lines 200 feet apart, being 100 feet on each side when measured at right angles or radially to the following-described centerline of tract:

               Beginning at a point which is on the west line of said Section 12, and bears north a distance of 2440 feet from the southwest corner of said Section 12; thence N89(Degree)09'11.9"E a distance of 615 feet to the point of beginning of a circular curve to the right, the radius of which is 1097.9 feet; thence along said curve through a central angle of 40(Degree)02'11" a distance of
               767.18 feet to the point of termination of said curve; thence S51(Degree)22'28.2"E a distance of 580.60 feet to the point of beginning of a circular curve to the left, the radius of which 1737.4 feet; thence along said curve through a central angle of 21(Degree)11'26.2" a distance of 642.57 feet to the point of termination of said curve; thence S72(Degree)33'54.4"E a distance of 309.10 feet to a point on the east line of said SE1/4 of
               Section 12. The heretofore-described tract of land containing
               13.38 acres, more or less,

               AND

               That part of the SW1/4 of Section 12, Township 143 North, Range 88 West, Mercer County, North Dakota, described as follows:

               All of said SW1/4 lying North of Tract "H", and excepting Tract "G", as described on Document #104637, recorded in the Office of the Register of Deeds, Mercer County, in Book 70 of Deeds, on Page 335. The above-described tract containing 25.7 acres, more or less.

                  Township 143 North, Range 88 West of the 5th P.M.
                  -------------------------------------------------
                  Section 2:                SW1/4
                  Section 11:               N1/2 and
                    A tract of land located in the SW1/4 of Section 11, more particularly described as follows:

                    Beginning at the NE corner of the SW1/4, thence south along the east quarter line 780 feet; thence S75(Degree)41'59"W a distance of 560.33 feet; thence N85(Degree)10'10"W a distance of 1634.8 feet; thence northwesterly a distance of
                    739.4 feet to a point on the west quarter line 210 feet south of the NW corner of the SW1/4; thence north along the west quarter line a distance of 210 feet to the NW corner of the SW1/4; thence east 2640.00 feet, plus or minus, along the N quarter line of the SW1/4 to the point of beginning, except the following- described real estate:

                    That part of the W1/2 of Section 11, Township 143N, Range 88W, Mercer County, North Dakota, being more particularly described as follows:

                    Beginning at the west quarter corner of said Section 11; thence N00(Degree)11'36"W along the west line of said section, a distance of 600.0 feet; thence S26(Degree)42'08"E a distance of 672.5 feet to a point on the east-west centerline of said section; thence S26(Degree)49'23"E a distance of 901.6 feet to a point on the southerly boundary of the original Tract "J"; thence N85(Degree)26'27"W along said southerly boundary a distance of 240.0 feet; thence N39(Degree)00'30"W continuing along said southerly boundary a distance of 741.8 feet to a point on the west line of said section; thence N00(Degree)1'36"W a distance of
                    210.0 feet to the original point of beginning. The above described tract contains 8.0 acres, more or less.

                    AND

                    A tract of land situated in the N1/2 of the NW1/4 of the NW1/4 of Section 11, Township 143 North, Range 88 West, Mercer County, North Dakota, for the purpose of constructing a roadway, being more particularly described as follows:

                    A tract of land lying between parallel right-of-way lines 130 feet apart, being 65 feet on each side when measured at right angles or radially to the following centerline of tract:

                    Beginning at a point which is on the west line of said
                    Section 11 and bears South a distance of 215.07 feet from the NW corner of said Section 11; thence East along a line parallel to the north line of said Section 11 a distance of 656 feet, the point of beginning of a circular curve to the left, the radius of which is 200 feet; thence along said curve and through a central angle of 90(Degree)00'00" a distance of 314.16 feet to the point of termination of said curve; thence North a distance of 20.00 feet to a point on the North line of said Section 11, such point being 856.00 feet East of the NW corner of said Section; said tract containing 2.96 acres, more or less.

               Section 14: S1/2NW1/4

                    The S1/2 of the NE1/4 of Section 9, Township 143 North, Range 88 West of the 5th P.M., a tract of 80 acres, more or less;

                    The SE1/4 of Section 9, Township 143 North, Range 88 West of the 5th P.M., a tract of 160 acres, more or less;

                    The SW1/4 of Section 10, Township 143 North, Range 88 West of the 5th P.M., a tract of 160 acres, more or less;

                    The W1/2 of the SE1/4 of Section 10, Township 143 North, Range 88 West of the 5th P.M., a tract of 80 acres, more or less;

                    The west 460 feet of the E1/2 of the SE1/4 of Section 10, Township 143 North, Range 88 West of the 5th P.M., a tract of 27.88 acres, more or less;

                    A tract of 319.09 acres, more or less, in the N1/2 of
                    Section 15, Township 143 North, Range 88 West of the 5th P.M., it being the intention of the parties hereto that conveyance be made of all of said N1/2, except a triangular tract 0.9 of an acre, fractionally more or less, in the northeast corner thereof, described as follows:

                    Beginning at the northeast corner of the N1/2 of Section 15; thence west along the section line a distance of 290 feet to a point; thence in a southeasterly direction to the east section line to a point, said point being located 270 feet south of the northeast corner of said Section 15; thence north along the east section line a distance of 270 feet to the point of beginning;

                    The S1/2 of the NW1/4 and the SW1/4 of the NE1/4 of Section 10, Township 143 North, Range 88 West of the 5th P.M., a tract of 120 acres, more or less;

                    The NE1/4 of the NW1/4 of Section 10, Township 143 North, Range 88 West.

                    A parcel of land situated in Section 3, Township 143 North, Range 88 West, beginning at the southeast corner of said
                    Section 3; thence 90(Degree)00'00"W along the south line of said Section 3, a distance of 3,250 feet to a point; thence N56(Degree)39'27"E a distance of 1,834.52 feet to a point; thence S62(Degree)40'45"E a distance of 1,934 feet to a point on the east line of said Section 3; thence S0(Degree)23'30"W along the east line of Section 3 a distance of 120.68 feet to the point of beginning, said tract containing 40 acres, according to land survey;

                    EXCEPTING a parcel of land described as:

                    Beginning at the southeast corner of Section 3; thence west along the section line a distance of 915.5'+/- to a point which is the true point of beginning of said tract; thence west along the section line 223.3'+/- to a point; thence N9(Degree)48'E a distance of 365.5'+/- to a point; thence S80(Degree)12'E a distance of 50' to a point; thence N9(Degree)48'E a distance of 279.5'+/- to a point; thence S62(Degree)40'45"E a distance of 125.8'+/- to a point; thence S9(Degree)48'W a distance of 241.7'+/- to a point; thence S80(Degree)12'E a distance of 50' to a point; thence S9(Degree)48'W a distance of 327.5'+/- to the true point of beginning. (2.546 acres)

                    A tract of land situated in the NE1/4 of Section 10, Township 143 North, Range 88 West, Mercer County, North Dakota, being more particularly described as follows:

                    Beginning at a point on an easterly existing railroad right-of-way line which is 152.22 feet from the north line of said section when measured along the right-of-way line bearing S82(Degree)34'57.7"W a distance of 938.22 feet from the NE corner of said Section 10; thence S88(Degree)13'06"E along a line parallel to the north line of said Section 10 a distance of 510.82 feet; thence S45(Degree)09'10.4"W a distance of 800.0 feet to a point on the easterly side of the existing railroad right-of-way line; thence northerly along said right-of-way line to the point of beginning; said tract containing 3.5 acres, more or less.

                    A tract of land situated in the SE1/4 of the NE1/4 and the NE1/4 of the SE1/4 of Section 2, Township 143 North, Range 88 West, more particularly described as follows:

                    Beginning at the east 1/4 corner of said Section 2; thence south along the east line of said Section 2 a distance of 1320 feet to the SE corner of NE1/4 of the SE1/4 of said
                    Section 2; thence west along the south line of the NE1/4 of the SE1/4 of said Section 2 a distance of 770 feet to a point; thence N14(Degree)51'W a distance of 1365.6 feet to a point on the east-west centerline of said Section 2, such point being 1120 feet west of the east 1/4 corner of said
                    Section 2; thence north a distance of 700 feet to a point; thence east a distance of 700 feet to a point; thence north a distance of 620 feet to a point on the north line of the SE1/4 of the NE1/4 of said Section 2; thence east along the north line of the SE1/4 of the NE1/4 of said Section 2 a distance of 420 feet to the NE corner of the SE1/4 of the NE1/4 of said
                    Section 2; thence south along the east line of said Section 2 a distance of 1320 feet to the original point of beginning. Said tract contains 52.61 acres, more or less.

                    A tract of land situated in the N1/2 of the NE1/4 of the NE1/4 of Section 10, Township 143 North, Range 88 West, Mercer County, North Dakota, being more particularly described as follows:

                    Beginning at the NE corner of said Section 10; thence South along the East line of said Section 10 a distance of 150.07 feet; thence N88(Degree)13'06"W along a line parallel to the North line of said Section 10 a distance of 930.82 feet to a point on an existing railroad right-of-way line; thence N11(Degree)34'54"E along said railroad right-of-way line a distance of 152.22 feet to a point on the North line of said
                    Section 10; thence S88(Degree)33'06"E along the North of said Section 10 a distance of 900.24 feet to the original point of beginning; said tract containing 3.15 acres, more or less.

                    Two adjacent tracts situated in the S1/2 of the SE1/4 of
                    Section 2, Township 143 North, Range 88 West, Mercer County, North Dakota, being more particularly described as follows:

                    Tract A:

                    All of the SW1/4 of said Section 2, with the exception of the west 500 feet thereof. Said Tract A containing 24.85 acres, more or less.

                    Tract B:

                    The north 200 feet of the SE1/4 of the SE1/4 of said Section
                    2. Said Tract B containing 6.06 acres, more or less.

                    A tract of land situated in the E1/2 of the SE1/4 of Section 10, Township 143 North, Range 88 West, being more particularly described as follows:

                    Beginning at a point which is on the south line of said
                    Section 10 and bears west a distance of 290.0 feet from the SE corner of said Section 10; thence west along the south line of said Section 10 a distance of 570.0 feet to a point; thence north along a line parallel to the east line of said Section 10 a distance of 2640.0 feet to a point which is on the north line of the SE1/4 of said Section 10; thence S12(Degree)11.02'E a distance of 2700.83 feet to the original point of beginning; said tract containing 17.27 acres, more or less.

               Township 144 North, Range 87 West of the 5th P.M.

               Section 31: SW1/4

                    The Northwest Quarter of the Northwest Quarter (NW1/4NW1/4) of Section Ten (10), the West Half (W1/2) and the North Half of the Northeast Quarter (N1/2NE1/4) of Section Nine (9), the Southeast Quarter (SE1/4) and the South Half of the Northeast Quarter (S1/2NE1/4) of Section Four (4), and all of Section Three (3) except a tract beginning at the Southeast corner of said Section Three (3); thence 90(Degree) west along the south line of said Section Three
                    (3) a distance of 3,250 feet to a point; thence North 56(Degree)39'27" east a distance of 1,834.52 to a point; thence South 62(Degree)40'45" east a distance of 1,934 feet to a point on the east line of Section Three (3); thence south 0(Degree)23'30" west along the east line of Section Three (3) a distance of 120.68 feet to the point of beginning; all of the above property being situated in Township One Hundred Forty-three (143) North, Range Eighty-eight (88) West; containing One Thousand Two Hundred Eighty (1,280) acres, more or less; subject to and excepting therefrom a tract of land conveyed for railroad purposes to the Northern Pacific Railway Company by Deed dated August 8, 1961, filed in Book 51 of Deeds, page 206, as Document No. 82186.

                    The West Two Hundred Twenty (220) feet of Government Lot Six
                    (6) in Section Sixteen (16), Township One Hundred Forty-four
                    (144) North of Range Eighty-four (84) West.

                    A tract of land situated in the Southeast Quarter of the Southeast Quarter (SE1/4SE1/4) of Section Two (2), Township 143 North, Range 88 West, being more particularly described as follows:

                    All of the Southeast Quarter of the Southeast Quarter (SE1/4SE1/4) of Section 2, except the North 200 feet. Said tract containing 33.94 acres, more or less.

                    AND

                    A parcel of land located in the East Half of the Southeast Quarter (E1/2SE1/4) of Section Ten (10), Township 143 North, Range 88 West, of the Fifth Principal Meridian, Mercer County, North Dakota, being more particularly described as follows:

                    Beginning at the Southeast corner of said Section 10; thence N89(Degree)08'33"W along the South line of said Section 10, a distance of 290.05 feet; thence N12(Degree)17'40"W a distance of 919.91 feet to the true point of beginning; thence continuing N12(Degree)17'40"W a distance of 1237.60 feet to a point on a curve; thence from a tangent bearing of S34(Degree)33'26"E and running along a 7(Degree)11'50" curve to the right, with a radius of 796.10 feet, through a delta of 21(Degree)35'27", for a distance of 299.99 feet to the point of tangency; thence S13(Degree)09'00"E a distance of
                    626.12 feet; thence S7(Degree)56'58"E a distance of 99.97 feet; thence S6(Degree)03'23"E a distance of 194.95 feet; thence S45(Degree)12'46"W a distance of 48.39 feet, plus or minus to the point of beginning. Said parcel contains 1.52 acres, more or less. Bearings for the above description were deflected from an assumed bearing of N89(Degree)08'33"W along the South line of said Section 10.

                    AND

                    A tract of land situated in the NE1/4, Section 14, T.143N., R.88W., Mercer County, North Dakota, being more particularly described as follows:

                    Beginning at the center of said Section 14; thence N0(Degree)05'55"W a distance of 1070.0 feet; thence S74(Degree)32'28"E a distance of 2624.9 feet; thence S0(Degree)01'12"E a distance of 377.4 feet; thence N89(Degree)50'25"W a distance of 2528.3 feet to the original point of beginning. Said tract contains 41.0 acres, more or less. The above tract is subject to existing easements including, but not limited to, pipeline and utilities.

          Item 45358. Golden Valley Electric Substation

               A tract of land situated in the Northeast quarter (NE1/4) of Section twenty-two (22), Township one hundred forty-four (144), Range Ninety (90) West of the fifth Principal Meridian and more particularly described as follows:

               Beginning at a point thirty-three (33) feet South of the Northwest corner of the Northeast quarter (NE1/4) of said Section, thence South a distance of sixty-five (65) feet; thence east a distance of fifty (50) feet; thence North a distance of sixty-five (65) feet, and thence West a distance of fifty (50) feet, to the point of beginning, including the right of entrance thereto.

          Item 45359. Golden Valley Electric Substation

               A tract of land located within the Southeast Quarter (SE1/4) of Section Fifteen (15), Township One Hundred Forty-four (144) North, Range Ninety (90) West of the Fifth Principal Meridian, Mercer County, North Dakota, more particularly described as follows:

               Commencing at the south quarter corner of said Section Fifteen
               (15); thence North 0(Degree)00' West along the north-south quarter line a distance of 255.0 feet to the true point of beginning; thence continuing North 0(Degree)00' West along the said quarter line a distance of 75.0 feet to a point; thence North 90(Degree)00 East a distance of 75.0 feet to a point; thence South 0(Degree)00' East a distance of 75.0 feet to a point; thence South 90(Degree)00' West a distance of 75.0 feet plus or minus to the point of beginning.

          Item 45360. Hazen Electric Substation

               A parcel of land located in the Southeast Quarter of Southwest Quarter (SE1/4SW1/4) of Section Seven (7), Township One hundred forty four (144) North, Range Eighty six (86) West, of the 5th P.M. and which is bounded and described as follows:

               Beginning at a point 389.9 feet West and 83 feet North of the

               Southeast corner of the Southwest Quarter (SW1/4) of said Section Seven (7); thence West a distance of 50 feet; thence South a distance of 50 feet; thence East a distance of 50 feet; thence North a distance of 50 feet, to the place of beginning.

          Item 45361. Hazen Electric Substation

               Lot Four (4) in Adolf's First Addition to the City of Hazen, North Dakota.

          Item 45362. Zap Electric Substation

               A plot of land containing approximately .063 acres, part of the Northeast Quarter of the Northeast Quarter (NE1/4NE1/4) of Section Twenty-four (24), Township One Hundred Forty-four (144) North, Range Eighty-nine (89) West, 5th P.M., more particularly described as follows:

               Commencing at the northeast corner of said Section 24, thence south along the east boundary line of said section a distance of 1021 feet; thence west 33 feet, more or less, to a point in the west line of the section line road, bordering the east boundary line of said quarter section, the place of beginning; thence west at right angles to the west line of said section line road, a distance of 50 feet; thence north at right angles, a distance of 66 feet, more or less, to a point in the south boundary line of State Highway No. 25; thence southeasterly along the south boundary line of said State Highway No. 25 a distance of 55 feet, more or less, to a point where the same intersects the west boundary line of said section line road along the east side of said section; thence south along the west boundary line of said section line road a distance of 45 feet, more or less, to the point of beginning.

          Item 45363. Zap Electric Substation

               A tract of Land situated in the Northwest Quarter (NW1/4) of Section Twenty-three (23), Township One Hundred Forty-four (144) North, Range Eighty-nine (89) West, of the 5th P.M., and more particularly described as follows:

               Commencing at a point 2071 feet South and 36 feet West of the North quarter corner of said Section 23, Twp. 144 N., Rge. 89 W; thence West 50 feet, thence South 50 feet, thence East 50 feet, thence North 50 feet to the point of beginning.

          Item 45364. Zap Electric Substation

               A tract of Land lying in the Northeast Quarter (NE1/4) of Section Twenty-Four (24), Township One Hundred Forty-Four (144) North, Range Eighty-Nine (89) West of the Fifth Principal Meridian, the boundaries of which are described as follows:

               Beginning at a point 957.6 feet south and 564.4 feet west of the Northeast corner of said Section 24, thence North 76(Degree)25' West a distance of 50 feet; thence South 13(Degree)35' West a distance of 50 feet; thence South 76(Degree)25' East a distance of 50 feet; thence North 13(Degree)35' East a distance of 50 feet to the point of beginning. Tract contains 0.057 acres.

MORTON COUNTY, NORTH DAKOTA

          Item 45365. Glen Ullin Gas Regulator Station

               A plot of ground, being the extreme North-east portion of Lot 19, commencing at the North-east corner of Lot 19, and running due south for fifteen feet, thence running due West for fifteen (15) feet, thence running due North for fifteen (15) feet, to the end of said Lot; otherwise described as a square plot of ground fifteen feet (15 Ft. x 15 Ft.) by fifteen feet, on the North-east corner of Lot 19, in Block Twelve (12), in the original Town, now City of Glen Ullin, in Morton County, N.D.

          Item 45366. Glen Ullin Warehouse

               Lots Sixteen (16) and Seventeen (17), in Block Thirty-seven (37), in the Eastern Addition to the Town (now City) of Glen Ullin.

          Item 45367. Glen Ullin Electric Substation

               A tract of land lying within the Southwest Quarter (SW1/4) of Section Twenty-nine (29), Township One Hundred Thirty-nine (139), Range Eighty-eight (88), West of the 5th Principal Meridian, described as beginning at a point on the west line of Section 29, 535 feet north and 40 feet east of the Southwest corner of said Section; thence East 50 feet; thence South 50 feet; thence West 50 feet; thence North 50 feet to point of beginning;

               Less: The West 10 feet of the following described tract located in the Southwest quarter (SW1/4) of Section 29, Township 139 North, Range 88 West, to wit: Beginning at a point 535 feet North and 40 feet East of the Southwest corner of said Section 29, thence East 50 feet, thence South 50 feet, thence West 50 feet, thence North 50 feet to the point of beginning.

          Item 45368. Glen Ullin Substation

               A tract of land lying in the Northwest Quarter of the Northwest Quarter (NW1/4NW1/4) of Section Ten (10), Township One Hundred Thirty-nine (139) North, Range Eighty-eight (88) West of the Fifth Principal Meridian, the boundaries of which are described as follows, to wit:

               Beginning at a point on the north line of said Section 10, approximately 134.4 feet east of the northwest corner of Section 10, said point being on the easterly Highway right-of-way line of Highway No. 49 as it is surveyed and platted across Section 10, thence East along the Section line, a distance of 630.6 feet, thence South a distance of 660 feet, thence West a distance of
               671.9 feet to the easterly Highway right-of-way line, thence North along the Highway right-of-way line on approximately a one degree (1(Degree)) curve to the right a distance of 661.4 feet, more or less, to the point of beginning. Tract contains 10.0 acres, more or less.

          Item 49112. Glen Ullin District Office

               Lots 10, 11, 12, and 13, Block 11, in the Original Town, now City of Glen Ullin.

          Item 45369. Hebron Gas Regulator Station

               Beginning at the northwest corner of Lot Fourteen (14), in Block Fifty-Eight (58), of the original Town, now City, of Hebron, thence south fifteen (15) feet, thence east fifteen (15) feet, thence north fifteen (15) feet, thence west fifteen (15) feet to point of beginning.

          Item 45371. Hebron Switching Station Structure Site

               Beginning at the Southeast corner of the Southwest Quarter (SW1/4) of Section Four (4), Township One hundred thirty-nine
               (139) North, Range Ninety (90) West of the fifth Principal Meridian; thence due North along the East line of said Southwest Quarter (SW1/4) a distance of 59 feet; thence due west at right angles a distance of 20 feet; thence due South at right angles a distance of 59 feet to the South line of the said Section Four
               (4); thence due East along the South line of said Section four
               (4) a distance of 20 feet to the point of beginning; EXCEPTING and reserving unto the parties of the first part all of the Oil, Gas or other minerals in and to the said premises.

          Item 45372. Heskett Station Power Plant

               Lots Three (3) and Four (4) and the Southwest Quarter of the Southeast Quarter (SW1/4SE1/4) of Section Ten (10), in Township One Hundred Thirty-nine (139) North, of Range Eighty-one (81) West, of the Fifth Principal Meridian, EXCEPT railroad right of way across said premises as conveyed to Missouri River Railway Company by deed recorded in Book 24 of Deeds at page 427 of the records of the Register of Deeds of Morton County; and EXCEPT all oil, gas and other minerals in, under and that may be produced on said land, which are RESERVED unto the parties of the first part,
               J. Stanley Boley and Viola May Henderson, their heirs and assigns, forever, together with the right ingress and egress at all times for the purposes of mining, drilling, exploring, operating and developing said land for oil, gas and other minerals, provided, however, that the operations and activities of the party of the second part, its successors or assigns, upon said land, shall in no manner be interfered with by any mining, drilling, exploring, operating or developing said land for oil, gas and other minerals by the parties of the first part, their heirs or assigns, or the lessees of any such parties; and RESERVING unto the parties of the first part an easement for a right of way across the most northerly part of said tract for the purpose of permitting stock to have access to water and to the cattle underpass now located on the aforesaid railroad right of way.

          Item 45373. Heskett Station Addition

               A tract of land situated in the Southwest Quarter (SW1/4) of Section Ten (10), Township One Hundred Thirty-nine North (139N), Range Eighty-one West (81W) of the Fifth Principal Meridian more particularly described as having the following outside boundary:

               Starting at a point One Hundred Six Feet (106') North and One Hundred Fifty-Five Feet (155') East of the Southwest Corner of said Section Ten (10), which is the true point of beginning; thence in an Easterly direction along a line One Hundred Six Feet (106') North of the south section line of Section Ten (10) a distance of Four Hundred Thirty-One and six tenths feet (431.6') to a point; thence at right angles in a Northerly direction a distance of Two Hundred Fifty Feet (250') to a point; thence around a curve to the right having a radius of One Hundred Feet (100') a distance of One Hundred Fifty-Seven and Eight Hundredths Feet (157.08') to a point; thence in an Easterly direction Sixty-One and Six Tenths Feet (61.6') to a point; thence at right angles in a Southerly direction Two Hundred Feet (200') to a point; thence at right angles in an Easterly direction One Thousand Feet (1000') to a point; thence at right angles in a Northerly direction Ninety Feet (90') to a point; thence at right angles in an Easterly direction Two Hundred Feet (200') to a point; thence in a Southerly direction Twenty-Six Feet (26') to a point; thence around a curve to the left having a radius of Eighty Feet (80') a distance of One Hundred Twenty-Five and Sixty-Six Hundredths Feet (125.66') to a point; thence in an Easterly direction Three Hundred Twenty-Eight and Seventy-One Hundredths Feet (328.71') to a point; thence around a curve to the right having a radius of Twenty Feet (20') a distance of Thirty-One and Four Tenths Feet (31.4') to a point; thence in a Southerly direction One Hundred Fourteen Feet (114') to a point which is One Hundred Six Feet (106') North of the south section line of Section Ten (10); thence in an Easterly direction along a line One Hundred Six Feet (106') North of the south section line of Section Ten (10) a distance of Two Hundred Sixty Feet (260') to a point which is on the north-south quarter line; thence in a Northerly direction along the quarter line Two Thousand Five Hundred Thirty-Four feet (2534') to the center of Section Ten (10); thence in a Westerly direction along the east-west quarter line Two Thousand Four Hundred Eighty-One and Nine Tenths Feet (2481.9') to a point which is located One Hundred Fifty-Five Feet (155') East of the west section line of Section Ten (10); thence in a Southerly direction along a line One Hundred Fifty-Five Feet (155') East of the west section line of Section Ten (10) a distance of One Thousand Two Hundred Seventy-Five and Five Tenths Feet (1275.5') to a point; thence in an Easterly direction Two Hundred Feet (200') to a point; thence in a Southerly direction Six Hundred Fifty-Three and Four Tenths Feet (653.4') to a point; thence in a Westerly direction Two Hundred Feet (200') to a point which is located One Hundred Fifty-Five Feet (155') East of the west section line of Section Ten (10); thence in a Southerly direction along a line One Hundred Fifty-Five Feet (155') East of the west section line of Section Ten (10) a distance of Six Hundred Five and One Tenths Feet (605.1') to the true point of beginning. Said tract contains One Hundred Thirty-Four and Thirty-Seven Hundredths (134.37) acres, more or less. The above-described property includes Lots 1-8 in Block 1, Lots 1-22 in Block 2, Lots 1-15 in Block 3, Lots 1-25 in Block 4, Lots 1-16 in Block 5, Lots 1-15 in Block 6, Lots 1-5 in Block 7 and Lots 5-15 in Block 8, all in Rockhaven Heights Subdivision, and portions of the SW1/4 of Section 10, Township 139 North, Range 81 West outside of Rockhaven Heights Subdivision.

                                       and

               A tract of land situated in the Southwest Quarter (SW1/4) of Section Eleven (11) Township One Hundred Thirty-Nine North (139N) Range Eighty-One West (81W) of the Fifth Principal Meridian all in Morton County, North Dakota, described as follows:

               Lot One (1) of the Southwest Quarter Southwest Quarter (SW1/4SW1/4) of Section Eleven (11) containing Two and Eighty-Eight Hundredths (2.88) acres, more or less.

               EXCEPTING HEREFROM that tract of land conveyed to the County of Morton, State of North Dakota for the use and benefit of the County of Morton in a Warranty Deed dated May 19, 1975, and recorded on November 5, 1975, at 4:53 P.M. in Book 127 of Deeds, Page 607 in the Office of the Register of Deeds of Morton County, North Dakota, said tract more particularly described as follows:

               All that portion of the W1/2SW1/4 Sec 10 Twp 139 Rng 81 lying within a strip of varying width left of and measured at right angles to the following described highway centerline as surveyed and staked across said W1/2SW1/4 Sec 10 Twp 139 Rng 81: Beginning at a point 72.65 feet East of the W1/4 corner of said Sec 10 which is said centerline; thence S0(Degree)39'25"E for a distance of 981.9 feet to the true point of beginning where said strip is
               17.65 feet wide and east of a line 155.0 ft east of the west line of said Sec 10, thence S0(Degree)39'25"E for a distance of 292.7 feet to the north line of Lot F where said strip ends; thence S0(Degree)39'25"E for a distance of 684.2 feet to the T.S. of a 4(Degree) curve to the left with two 500.0 foot spirals; thence along said curve 169.2 feet more or less to a point where the
               75.0 ft R/W line crosses a line 155.0 ft East of the West line of said Sec 10 where strip of varying width begins, which lies within a strip of land 75.0 ft wide and to the East of said centerline; thence along said 4(Degree) curve 412.4 ft more or less to a line 106.0 ft north of the south line of said Sec 10 where said strip ends. Excepting all that portion lying within
               33.0 ft of the section line and all that portion of previously acquired public right of way. Tract contains 0.257 acres more or less.

          Item 45374. Heskett Power Plant

               A tract of land situated in the Southeast Quarter (SE1/4) of Section Ten (10) Township One Hundred Thirty-nine North (139N), Range Eighty-one West (81W) of the fifth Principal Meridian (5th P.M.) all in Morton County, North Dakota more particularly described as follows:

               Starting at the Southeast (SE) corner of said Section Ten (10); thence in a Westerly direction along the section line Sixty-one Feet (61') to a point; thence at an angle of Fifty-nine degrees and Thirty-three minutes (59(Degree)33') to the right a distance of One Thousand Sixty-four Feet (1064') to a point; thence at a right angle to the left a distance of One Hundred Five Feet (105') to a point which is the true point of beginning; thence at a right angle to the right a distance of Seventy Feet (70') to a point; thence at a right angle to the left a distance of One Hundred Ten Feet (110') to a point; thence at a right angle to the left a distance of Eighty Feet (80') to a point; thence at a right angle to the left a distance of Forty-Five Feet (45') to a point; thence at a right angle to the right a distance of One Hundred Feet (100') to a point; thence at a right angle to the right a distance of Seventy Feet (70') to a point; thence at a right angle to the left a distance of One Hundred Ninety Feet (190') to a point; thence at a right angle to the left a distance of One Hundred Feet (100') to a point; thence at a right angle to the left a distance of One Hundred Seventy Feet (170') to a point; thence at a right angle to the right a distance of Thirty-five Feet (35') to a point; thence at a right angle to the left a distance of One Hundred Thirty (130') to the true point of beginning. Said tract contains Eight-tenths (.8) acre, more or less.

          Item 45375. Judson Substation Site

               A tract of land lying in Auditor's Lot 1 of the SE1/4 of Section 4, Township 139 North, Range 84 West of the 5th P.M., Morton County, North Dakota, which is to be known as Lot A of Auditor's Lot 1 of the SE1/4 of Section 4, Township 139 North, Range 84 West of the 5th P.M., more particularly described as follows:

               Beginning at a point 33 feet north and 659.6 feet east of the SW corner of the SE1/4 of said Section 4, and thence north 95 feet, thence east 50 feet, thence south 95 feet, thence west 50 feet to the point of beginning, containing 0.11 acres, more or less.

          Item 45376. Mandan Gas Regulator Station

               Lots Seven (7) and Eight (8), Block Nineteen (19) of Helmsworth and McLean's Addition to the City of Mandan, Morton County, North Dakota,

                    Less following: Lots Seven (7) and Eight (8) in Block
               Nineteen (19) of Helmsworth & McLeans Addition to the City of Mandan, Morton County, North Dakota, except for a tract of land measuring fifteen feet (15) by fifteen feet (15') in the Northwest corner of said Lot Eight (8), beginning at the Northwest corner of said Lot Eight (8), thence east fifteen feet (15') on the north line of Lot Eight (8), thence south fifteen feet (15') parallel to the west line of Lot Eight (8), thence west fifteen feet (15') parallel to the north line of Lot Eight
               (8), thence north fifteen feet (15') on the west line of Lot Eight (8) to the point of beginning.

          Item 45377. Mandan Gas Regulator Station

               A parcel of land fifteen (15) feet long by fifteen (15) feet wide in Lot Two (2) of Block Twenty-Five (25) of the Original Town, now City, of Mandan, and more particularly described as follows:- Beginning at the Southwest corner of said Lot Two (2), running thence northerly along and on the westerly line of said Lot fifteen (15) feet; thence easterly on a line parallel to the southerly line of said Lot Two (2) fifteen (15) feet; thence southerly on a line parallel to the westerly line of said Lot Two
               (2) fifteen (15) feet; thence westerly along and on the southerly line of said Lot Two (2) fifteen (15) feet to the place of beginning.

          Item 45378. Mandan Gas Regulator Station

               Starting at the Northwest corner of Lot Six (6) in Block Thirteen
               (13) of the Original Town, now City, of Mandan, Morton County, North Dakota running thence Southerly Fifteen (15) feet, thence Easterly Fifteen (15) feet, thence Northerly Fifteen (15) feet and thence Westerly Fifteen (15) feet to the point of beginning, being a plot of land Fifteen (15) feet square in the Northwest corner of said Lot Six (6) in Block Thirteen (13) of the Original Town, now City of Mandan, Morton County, North Dakota.

          Item 45379. Mandan Gas Regulator Station

               Beginning at the Northwest corner of Lot Five (5) in Block Fifty Three (53) of the Original Town now the City of Mandan, Morton County, North Dakota running thence Southerly Fifteen (15) feet, thence Easterly Fifteen (15) feet, and thence Northerly Fifteen
               (15) feet and thence Westerly fifteen (15) feet to the point of beginning, being a plot of land Fifteen (15) feet square in the Northwest corner of said Lot Five (5) in Block Fifty Three (53) of the Original Town now the City of Mandan, Morton County, North Dakota.

          Item 45380. Mandan Gas Regulator Station

               A tract of land in Lot Fifteen (15), in Block Twenty-one (21), in Mandan Land and Improvement Company's Southside Addition to the Original Town, now City, of Mandan, more particularly described as follows, to wit: Beginning at the Northwest Corner of said Lot 15 and running thence south along the west line of said lot Ten
               (10) Feet, thence east at right angles Ten (10) Feet, thence north at right angles Ten (10) Feet to the North line of said Lot 15, thence west along the north line of said Lot Ten (10) Feet to the point of beginning.

          Item 45381. Mandan Gas Regulator Station

               A rectangular tract of land in the northwest corner of Lot Seventeen (17) in Block Two (2), of Gerard's Addition to the Original Town, now City, of Mandan, according to the certified plat thereof on file and of record in the office of the Register of Deeds in and for the County of Morton, more particularly described as follows, to wit: Commencing at the Northwest corner of said Lot Seventeen (17) and running thence South along the West line of said lot a distance of Ten Feet (10'); thence at right angles East a distance of Eight Feet (8'); thence at right angles North a distance of Ten Feet (10') to a point on the North line of said lot; thence West along said North line a distance of Eight Feet (8') to the point of beginning.

          Item 45382. Mandan Gas Regulator Station

               A tract of land in Lot Number Two Block Number Two of the Zachmeier First Addition to the City of Mandan, County of Morton, North Dakota, as platted and recorded in the office of the Register of Deeds of County aforesaid, described as follows:
               Commencing at the North Line of the Utility Easement as dedicated in the recorded plat of said Addition, a point seven (7) feet North of the Southwest corner of said Lot Two (2) Block 2; thence due North six (6) feet to a point; thence due East ten (10) feet to a point; thence due South six (6) feet to the North Line of said Utility Easement; thence due West on said Easement Line ten
               (10) feet to the point of beginning.

          Item 45383. Mandan Gas Regulator Station

               All that part of Lot "A" Auditor's Subdivision of the Southwest Quarter (SW1/4) of Section Twenty-two (22), in Township One Hundred Thirty-nine (139) North, of Range Eighty-one (81) West, of the Fifth Principal Meridian, more particularly described as follows, to wit: Beginning at a point which is forty (40) feet south and thirty (30) feet west of the center of Section 22, in Township 139 North, of Range 81 West, of the 5th P.M.; thence southerly on a line paralleling the north-south quarter line of said Section 22 a distance of one hundred (100) feet; thence westerly at a right angle to the aforementioned quarter line two hundred eighty and five-tenths (280.5) feet; thence North zero degrees and Forty-one minutes East (N00(Degree)41'E) one hundred
               (100) feet; thence east on a line paralleling the East-West quarter line of the aforementioned Section 22, two hundred eighty and five-tenths (280.5) feet to the point of beginning; said tract being located in the Northeast Quarter of the Southwest Quarter (NE1/4SW1/4) of said Section 22, and containing sixty-four one hundredths (0.64) acres, more or less.

          Item 45384. Transmission Line Right of Way

               A strip of land in the Northwest Quarter of the Northwest Quarter (NW1/4NW1/4) of Section Fifteen (15), in Township One Hundred Thirty-nine (139) North, of Range Eighty-one (81) West, of the Fifth Principal Meridian, Sixty-six (66) Feet in width, being Thirty-three (33) Feet on each side of a center line described as follows: Commencing at the Southwest corner of the Northwest Quarter of the Northwest Quarter (NW1/4NW1/4) of said Section 15, and running thence East Thirty-tree (33) feet to the true point of beginning; thence North adjacent to and parallel with the West section line of said Section 15 a distance of Thirteen Hundred Twenty-three (1323) Feet to the North line of said Section 15, and containing 2.01 acres, more or less; and

               A strip of land in the Southwest Quarter (SW1/4) of Section Ten
               (10), in Township One Hundred Thirty-nine (139) North, of Range Eighty-one (81) West, of the Fifth Principal Meridian, Sixty-six
               (66) Feet in width, being Thirty-three (33) Feet on each side of a center line described as follows: Commencing at the Southwest corner of said Section 10 and running thence East Thirty-three
               (33) Feet to the true point of beginning; thence North Seventy-three (73) Feet; thence at right angles East, parallel to the South line of said Section 10, and distant Seventy-three (73) Feet therefrom, a distance of Twenty-six Hundred Thirty-eight
               (2638) Feet to the North-South quarter line of said Section 10, and containing 4.0 acres, more or less;

               Less tract sold to Morton City: All that portion of the SW1/4SW1/4 Sec. 10, Twp. 139N, Rge. 81W, lying within a strip of land 75.0 ft. wide and measured at right angles to the following described highway centerline as surveyed and staked across said SW1/4SW1/4 section 10. Beginning at a point 139.32 ft. East of the SW corner of Sec. 10, Twp. 139N, Rge. 81W, which is on a 4(Degree) curve to the right with 2 - 500 ft. spirals, thence along said 4(Degree) curve in a Northwesterly direction 43.56 ft. more or less to a line 40.0 ft. North of the section line which is the true point of beginning where said strip of land is 75.0 ft. East and right of centerline, thence continuing along said 4(Degree) curve a distance of 71.87 ft. more or less to a line
               106.0 ft. North of the section line. Excepting all that previously acquired right of way.

               Tract contains 0.025 acres more or less.

          Item 45385. Mandan Electric Substation

               That part of the Northwest Quarter of the Southeast Quarter (NW1/4 of SE1/4) of Section Thirty six (36) in Township One Hundred Thirty nine (139) North, Range Eighty one (81) West, bounded and being within the following traverse, to-wit:
               Beginning at a point on the north-south quarter section line 164 feet south of the center of said section 36, thence due East a distance of 75 feet; thence due South a distance of 75 feet; thence due West a distance of 75 thence due North along the said quarter-section line a distance of 75 feet to the point of beginning, containing 0.129 acres; together with the right of access to said parcel above described, over and upon the following described lands, to-wit: Beginning at a point in the center of said Section 36, thence due South a distance of 164 feet, thence due East a distance of 75 feet, thence due North a distance of 164 feet, thence due West a distance of 75 feet to the point of beginning.

          Item 45386. Mandan Gas Regulator Station

               A parcel of land in Lot Eight (8), in Block Fifty-eight (58), in the Original Town, now City, of Mandan, according to the certified plat thereof on file and of record in the office of the Register of Deeds in and for the County of Morton, more particularly described as follows, to-wit: Commencing at the North-east corner of said Lot 8, in Block 58, in the Original Town, now City, of Mandan, and running thence westerly along the northerly line of said lot Ten Feet (10'); thence at right angles southerly Eight Feet (8'); thence at right angles easterly Ten Feet (10') to a point on the easterly line of said lot; thence northerly along the easterly line of said lot Eight Feet (8') to the point of beginning.

          Item 45388. Mandan Gas Regulator Station

               "Lot A of Lot Three (3) of the Northeast Quarter (NE1/4) of Section Twenty-seven (27) in Township One Hundred Thirty-nine
               (139) North of Range Eighty-one (81) West of the Fifth Principal Meridian."

          Item 45389. Mandan H.L. 8116.1

               A parcel of land that lies in the NW1/4 of Section 10, Township 139 North, Range 81 West of the 5th P.M., the boundaries of which are described as follows:

               Beginning at a point that lies on the north line of said Section 10 and is 218.13 feet east of the northwest corner of said
               Section 10; thence bearing S.30(Degree)43'15"E. a distance of 1526.31 feet to a point; thence bearing N.89(Degree)22'57"E. a distance of 336.88 feet to a point; thence bearing S.0(Degree)39'49"E. a distance of 1316.63 feet to a point on the south line of the NW1/4 of said Section 10; thence bearing N.89(Degree)22'57"E. a distance of 788.55 feet to a point; thence bearing N.30(Degree)43'15"W. a distance of 3105.84 feet to a point on the north line of said Section 10; thence bearing S.89(Degree)31'54"W. a distance of 363.58 feet to the point of beginning. Said tract contains 22.93 acres, more or less.

          Item 45390. Mandan H.L. 8116.1

               A parcel of land which lies in the N1/2S1/2N1/2SW1/4NW1/4 of
               Section 10, Township 139 North, Range 81 West of the 5th P.M., in Morton County, North Dakota, the boundaries of which are as follows

               Beginning at the northeast corner of the N1/2S1/2N1/2SW1/4NW1/4 of said Section 10; thence bearing S.89(Degree)22'57"W. a distance of 146.22 feet to a point; thence bearing S.30(Degree)43'15"E. a distance of 190.52 feet to a point; thence bearing N.89(Degree)22'57"E. a distance of 50.88 feet to a point; thence bearing N.0(Degree)39'49"W. a distance of 164.81 feet to the point of beginning; said tract containing 0.37 acres, more or less.

          Item 45391. Mandan H.L. 8116.1

               A parcel of land that lies in the S1/2N1/2N1/2SW1/4NW1/4 of
               Section 10, Township 139 North, Range 81 West of the 5th P.M. in the County of Morton, State of North Dakota, the boundaries of which are described as follows:

               Beginning at the northeast corner of the S1/2N1/2N1/2SW1/4NW1/4 of said Section 10; thence bearing S.89(Degree)22'57"W. a distance of 241.79 feet to a point; thence bearing
               S.30(Degree)43'15"E. a distance of 190.69 feet to a point; thence bearing

               N.89(Degree)22'57"E. a distance of 146.22 feet to a point; thence bearing N.0(Degree)39'49"W. a distance of 164.81 feet to the point of beginning; said tract containing 0.73 acres, more or less. Also known as a part of Auditor's Lot H.

          Item 45392. Mandan H.L. 8116.1

               A parcel of land which lies in the S1/2S1/2N1/2SW1/4NW1/4 of
               Section 10, Township 139 North, Range 81 West of the 5th P.M., in the County of Morton, State of North Dakota, the boundaries of which are described as follows:

               Beginning at the northeast corner of the S1/2S1/2N1/2SW1/4NW1/4 of said Section 10; thence bearing S.89(Degree)22'57"W. a distance of 50.88 feet to a point; thence bearing S.30(Degree)43'15"E. a distance of 101.43 feet to a point; thence bearing N.0(Degree)39'49"W. a distance of 87.65 feet to the point of beginning; said tract containing 0.05 acres, more or less. Also known as a part of Auditor's Lot H.

          Item 45393. Mandan H.L. 8116.1

               A parcel of land which lies in the N1/2N1/2N1/2SW1/4NW1/4 of
               Section 10, Township 139 North, Range 81 West of the 5th P.M., in the County of Morton, State of North Dakota, the boundaries of which are described as follows:

               Beginning at the northeast corner of the N1/2N1/2N1/2SW1/4NW1/4 of said Section 10; thence bearing S.89(Degree)22'57"W. a distance of 336.88 feet to a point; thence bearing S.30(Degree)43'15"E. a distance of 190.51 feet to a point; thence bearing N.89(Degree)22'57"E. a distance of 241.79 feet to a point; thence bearing N.0(Degree)39'49"W. a distance of 164.36 feet to the point of beginning; said tract containing 1.09 acres, more or less. Also known as a part of Auditor's Lot H.

          Item 45394. Mandan Office

               The east seventy-five (75) feet of Lot seven (7) and the south forty (40) feet of the east seventy-five (75) feet of Lot eight
               (8), all in Block twenty (20), original townsite (now city) of Mandan, North Dakota.

          Item 45395. Northwest Mandan Substation

               A tract of land known as Auditors Lot A, in the NW1/4NW1/4 of
               Section 28, Township 139 North, Range 81 West of the 5th Principal Meridian being further described as follows:

               Commencing at the Northwest corner of said Section 28, thence N89(Degree)09'00"E (BLM recorded bearing) on the North line of
               Section 28 a distance of 346.00 feet; thence S33(Degree)09'00"W a distance of 270.20 feet to the point of beginning: thence S56(Degree)51'00"E 175.00 feet; thence S33(Degree)09'00"W 120.00 feet; thence N56(Degree)51'00"W 175.00 feet; thence N33(Degree)09'00"E 120 feet to the point of beginning of said tract, containing 0.48 acres of land and subject to easements of record, all as shown on the plat attached hereto and incorporated herein.

          Item 49120. Mandan Distribution Substation

               A tract of land in Lot "A" of Outlot #1 in the East One-half Southeast Quarter (E1/2SE1/4) of Section 27, Township 139 North, Range 81 West of the 5th Principal Meridian, Morton County, North Dakota, more particularly described as follows:

               Beginning at the intersection point of the west line of 6th Avenue Southeast and the north line of 1st Street Southeast as said streets are surveyed and platted within said Section 27; thence in a northerly direction along said west line of 6th Avenue Southeast on an azimuth of 000(degree)00'00" a distance of
               217.46 feet; thence in a westerly direction on an azimuth of 269(degree)18'30" a distance of 202.18 feet; thence in a southerly direction on an azimuth of 179(degree)58'10" a distance of 218.60 feet to said north line of 1st Street Southeast; thence in an easterly direction along said north line of 1st Street Southeast on an azimuth of 088(Degree)59'07" a distance of 202.08 feet to the point of beginning.

          Item 49121. Mandan Distribution Substation

               Lot 4, Block 2 of Dan's Super Market Addition to the City of Mandan, North Dakota.

          Item 45396. New Salem Gas Regulator Station

               Lot Thirty One (31) in Block Eighteen (18) in the City of New Salem, North Dakota.

               Less: The West One Hundred and Twenty (120) feet of Lot numbered Thirty-One (31), Block numbered Eighteen (18) of the original plat of the City of New Salem, in said County and State.

          Item 45397. New Salem Electric Substation

               A tract of land lying in the Southwest Quarter of the Southwest Quarter (SW1/4 SW1/4) of Section Fifteen (15), Township One Hundred Thirty-nine (139) North, Range Eighty-five (85) West of the 5th Principal Meridian, Morton County, State of North Dakota, the boundaries of which are described as follows, to-wit:

               Beginning at a point Three Hundred and Six (306.0) feet north of and Thirty-three (33) feet east of the Southwest corner of said Section Fifteen (15), and thence East at right angles Fifty (50) feet, thence North Fifty (50) feet, thence West Fifty (50) feet, thence South Fifty (50) feet, to the point of beginning. Tract contains a total of 0.06 acres, more or less. Said tract of land shall be known as Tract A of Section Fifteen (15).

          Item 49123. New Salem Distribution Substation

               Lot 1 of Auditor's Lot "B" of the SW1/4 of Section 15, Township 139 North, Range 85 West of the Fifth Principal Meridian, described as follows: Beginning at the southwest corner of Auditor's Lot "B" of the SW1/4 of Section 15, Township 139 North, Range 85 West; thence South 88(Degree)52'56" East along the south boundary line of said Auditor's Lot "B" a distance of 33.01 feet to the true point of beginning, thence North 00(Degree)00'00" East, parallel to the west boundary line of said Auditor's Lot "B", a distance of 162.64 feet to the southwest corner of Tract "A" of the SW1/4 of the SW1/4 of Section 15; thence North 90(Degree)00'00" East along the south boundary line and the easterly extended south boundary line of said Tract "A" a distance of 100.00 feet; thence South 00(Degree)00'00" West a distance of 164.60 feet to the south boundary line of the aforementioned Auditor's Lot "B"; thence North 88(Degree)52'56" West along said south boundary line a distance of 100.02 feet to the true point of beginning. Said tract of land containing 0.38 acres, more or less.

MOUNTRAIL COUNTY, NORTH DAKOTA

         Item 45398.  Stanley Electric Substation

               A tract of land in the Northwest Quarter (NW1/4) of Section Twenty-Three (23), Township One Hundred Fifty-Seven (157) North, Range Ninety-One (91) West of the Fifth Principal Meridian, more particularly described as follows:

               Beginning at a point 1559.3 feet south and 75 feet east of the Northwest corner of said Section; thence south 417 feet on a line which is also the east right-of-way line of North Dakota State Highway No. 8 as established; thence east 417 feet; thence north 417 feet; thence west 417 feet to the point of beginning. Containing 4.0 acres, more or less.

         Item 45399.  Stanley Electric Substation

               A tract of land in the Southeast Quarter of the Northwest Quarter (SE1/4 of NW1/4) and the Northeast Quarter of the Southwest Quarter (NE1/4 of SW1/4) of Section Twenty-one (21), Township One Hundred Fifty-six (156), North, and Range Ninety-one (91) West, more particularly described as follows:

               Commence at the center of Section Twenty-one (21), Township One Hundred Fifty-six (156) North and Range Ninety-one (91) West; thence West along the 1/4 line, a distance of 52 feet; thence South and parallel to the North-South 1/4 line, a distance of 40 feet to the point of beginning; thence West and parallel to the East-West 1/4 line, a distance of 140 feet; thence North a distance of 79.5 feet, more or less, to a point on the South right-of-way boundary of the Great Northern Railway Co.; thence Northeasterly along the Great Northern Railway Co. right-of-way, a distance of 148.2 feet; thence South and parallel to the North-South 1/4 line, a distance of 128.2 feet, more or less, to the point of beginning. Said tract containing .33 acre, more or less.

         Item 45495.  Tioga 230KV Substation

               A tract of land in the Northwest Quarter of the Southwest Quarter (NW1/4SW1/4) of Section Twenty (20), Township One Hundred Fifty-seven (157) North, Range Ninety-four (94) West more particularly described as follows:

               Commencing at the Northwest Corner of the Southwest Quarter (SW1/4) of said Section Twenty (20); thence East along the North line of said Southwest Quarter (SW1/4) a distance of 800 feet; thence due South, parallel to the West Section line, a distance of 800 feet; thence due West parallel to the North line of said Southwest Quarter (SW1/4), a distance of 800 feet; thence due North along the West Section line, a distance of 800 feet to the point of beginning. Said tract of land containing 14.7 acres more or less.

               A tract of land in the Southwest Quarter of the Northwest Quarter (SW1/4NW1/4) of Section Twenty (20), Township One Hundred Fifty-seven (157) North, Range Ninety-four (94) West of the Fifth Principal Meridian, more particularly described as follows:

               Beginning at the West Quarter Corner of Section Twenty (20); thence East along the East-West Quarter Line a distance of 171.71 feet to the true point of beginning; thence East along the East-West Quarter Line of said Section Twenty (20) a distance of
               348.48 feet; thence due North a distance of 125 feet; thence due West a distance of 348.48 feet; thence due South 125 feet to the true point of beginning.

OLIVER COUNTY, NORTH DAKOTA

          Item 45400. Coyote Center Hi-line

               A tract of land in the Northeast Quarter (NE1/4) of Section Twenty-two (22), Township One Hundred Forty-two (142) North, Range Eighty-four (84) west described as follows: Beginning at a point on the section line 4415.4 ft. east from the Northwest corner of said Sec. 22; thence south 95.9 ft., thence west 50.0 ft. thence north 50.0 ft., thence N85(Degree)47'E 50.1 ft., thence north 42.2 ft. to point of beginning. Tract contains .059 acres, more or less.

          Item 45401. Coyote Communications Tower

               A tract of land in the Southeast Quarter (SE1/4) of Section Eighteen (18), Township One Hundred Forty-two (142) North, Range Eighty-five (85) West of the Fifth Principal Meridian described as follows: Starting at the section corner common to Sections Seventeen (17), Eighteen (18), Nineteen (19) and Twenty (20), Township One Hundred Forty-two (142) North, Range Eighty-five
               (85) West, Fifth Principal Meridian, Oliver County, thence along the section line on an assumed bearing of West 0(Degree)00'00" a distance of 873.87 feet; thence North 12(Degree)20'00" West a distance of 203.63 feet to the point of beginning: Thence West 0(Degree)00'00" a distance of 9.93 feet; thence North 0(Degree)00'00" a distance of 40.00 feet; thence West 0(Degree)00'00" a distance of 125.00 feet; thence North 0(Degree)00'00" a distance of 85.00 feet; thence West 0(Degree)00'00" a distance of 65.00 feet; thence North 0(Degree)00'00" a distance of 216.15 feet; thence East 0(Degree)00'00" a distance of 230.00 feet; thence South 0(Degree)00'00" 341.15 feet; thence West 0(Degree)00'00" a distance of 30.07 feet to the point of beginning. Said tract contains 1.500 acres more or less.

               And an easement for ingress and egress upon, over and across the following described tract of land which is adjacent to the above-described property:

               Starting at a point 873.87 feet West 0(Degree)00'00" of the section corner common to Section Seventeen (17), Eighteen (18), Nineteen (19) and Twenty (20), Township One Hundred Forty-two
               (142) North, Range Eighty-five (85) West, Fifth Principal Meridian, Oliver County; thence North 12(Degree)20'00" West a distance of 203.63 feet to the true point of beginning; thence West 0(Degree)00'00" a distance of 9.93 feet; thence South

               12(Degree)20'00" East a distance of 203.63 feet; thence East 0(Degree)00'00" a distance of 39.08 feet; thence North 12(Degree)20'00" West a distance of 203.63 feet; thence West 0(Degree)00'00" a distance of 30.07 feet to the true point of beginning. It is the intent to grant an access easement 39.08 feet wide and 203.63 feet long, extending from the south line of the herein described land being conveyed to Fidelity Gas Co. to the centerline of the existing county road along the South Line of said Section Eighteen (18).

PEMBINA COUNTY, NORTH DAKOTA

          Item 45402. Cavalier Office

               A tract of land lying in the Northwest of the Northeast Quarter (NW1/4NE1/4) of Section Nine (9), Township One Hundred Sixty-one
               (161) North, Range Fifty-four (54) West of the Fifth Principal Meridian, Pembina County, North Dakota, more particularly described as follows:

               Beginning at a point 1350 feet West and 33 feet South of the northeast corner of said Section 9; thence in a Westerly direction and parallel to the North line of Section 9 a distance of 100 feet, thence at right angles in a Southerly direction a distance of 75 feet, thence at right angles in an Easterly direction a distance of 100 feet, thence at right angles in a Northerly direction a distance of 75 feet to the point of beginning;

               LESS: A tract of land lying in the NW1/4NE1/4 of Section 9, Township 161 North, Range 54 West of the 5th Principal Meridian in Pembain County, North Dakota; more particularly described as follows:

               Beginning at a point 1352 feet West and 33 feet South of the Northeast Corner of said Section 9, thence in a Westerly direction and parallel to the North Line of said Section 9 a distance of 100 feet, thence at right angles and Southerly a distance of 40 feet, thence at right angles and Easterly a distance of 100 feet, thence at right angles and Northerly a distance of 40 feet to the Point of Beginning.

          Item 45403. Walhalla Tract No.1

               A tract of land lying in Anderson's Addition to the City of Walhalla, Pembina County, North Dakota, said tract being more particularly described as follows:

               Commencing at a point where the Easterly right-of-way line of Highway No. 32 intersects the southerly line of Riverside Avenue of Walhalla; thence along said right-of-way line, in a southeasterly direction, a distance of 480 feet to the TRUE POINT OF BEGINNING; thence continuing southeasterly along the easterly right-of-way line of Highway No. 32, a distance of 60 feet; thence at right angles to the right-of-way line, in a northeasterly direction, a distance of 120 feet;

               thence at right angles, parallel to the right-of-way line in a northwesterly direction, a distance of 60 feet; thence at right angles, in a southwesterly direction, a distance of 120 feet to the point of beginning;

               LESS: A tract of land lying in Anderson's Addition to the City of Walhalla, Pembina County, North Dakota; more particularly described as follows:

               Commencing at a point where the Easterly right-of-way line of Highway No. 32 intersects the Southerly line of Riverside Avenue of Walhalla, thence Southeasterly and along said right-of-way line a distance of 540 feet, thence at right angles and Northeasterly a distance of 65 feet to the True Point of Beginning; thence continuing Northeasterly a distance of 55 feet, thence at right angles and Northeasterly and parallel to said right-of-way line a distance of 60 feet, thence at right angles and Southwesterly a distance of 55 feet, thence at right angles and Southeasterly and parallel to said right-of-way line a distance of 60 feet to the Point of Beginning.

RAMSEY COUNTY, NORTH DAKOTA

          Item 45404. Devils Lake Gas Regulator Station

               Lot Three (3) in Block One Hundred Eighty-nine (189) of the original townsite of the city of Devils Lake, Ramsey County, North Dakota, less portions taken for highway purposes;

          Item 45405. Devils Lake Gas Regulator Station

               Located in Lot Four (4) of Block Three (3) of Cleveland and Kennedy's Addition to the City of Devils Lake, North Dakota, more fully described as follows:

               Beginning at a point located on the South boundary of said Lot Four (4) of Block Three (3), a distance of 19 feet East of the Southwest corner of said Lot Four (4) of Block Three (3); thence proceeding East along the south line of Lot 4 a distance of 15 feet; thence north on a line parallel to the West boundary of Lot 4 a distance of 15 feet; thence West on a line parallel with the South boundary of said Lot 4 a distance of 15 feet; thence South a distance of 15 feet to point of beginning.

          Item 45406. Devils Lake Office

               Lots Thirteen (13), Fourteen (14), Fifteen (15) and Sixteen (16), less the East 5 Feet of the South 100 Feet of Lot Sixteen (16), all in Block Eight (8) of the City of Devils Lake, Ramsey County, North Dakota.

          Item 45407. Devils Lake Gas Regulator Station

               A tract of land situated in Lot Fourteen (14) in Block Seventeen
               (17) of Maher and Locke's Fifth Addition to the City of Devils Lake, Ramsey County, North Dakota, more particularly described as follows, to-wit:

               Commencing at the Southeast (SE) Corner of said Lot Fourteen
               (14), thence North Twenty (20) feet, thence West Thirty (30) feet, thence south Twenty (20) feet, thence East Thirty (30) feet to the point of beginning, in Ramsey County, North Dakota.

          Item 45408. Devils Lake Radio Tower Site

               A tract of land lying in the Southeast Quarter of the Southwest Quarter (SE1/4SW1/4) in Section Fourteen (14), Township One-hundred-fifty-four (154) North, Range Sixty-four (64) West of the Fifth Principal Meridian in Ramsey County, North Dakota; more particularly described as follows:

               Beginning on the South Section Line at a point 672 feet West of the South Quarter Corner of said Section 14, thence North a distance of 140.3 feet to the True Point of beginning; thence continuing North a distance of 417.4 feet, thence at right angles West a distance of 417.4 feet, thence at right angles South a distance of 417.4 feet, thence at right angles East a distance of
               417.4 feet to the True Point of Beginning.

RENVILLE COUNTY, NORTH DAKOTA

          Item 45409. Loraine Substation

               A tract of land in the Southwest Quarter (SW1/4) of Section Ten
               (10), Township One Hundred sixty-two (162) North, Range Eighty-four (84) West; said tract to be 120 feet east and west by 70 feet north and south and to extend easterly from the West Line of said Section 10. Said tract to be described by metes and bounds as follows:

               Commencing at the southwest corner of said Section 10, thence North, along the West Line of said Section, a distance of 1063 feet, thence at right angles and East a distance of 120 feet, thence at right angles and North a distance of 70 feet, thence West a distance of 120 feet to the Section line, thence South 70 feet to the point of beginning.

          Item 45410. Mohall Electric Substation

               A tract of land situated in the Southwest Quarter of the Southwest Quarter (SW1/4SW1/4) of Section Thirteen (13), Township One Hundred Sixty-one (161) North, Range Eighty-four (64) West of the 5th P.M., particularly described as follows:

               Beginning at a point 682.4 feet North and 190.7 feet East of the southwest corner of Section Thirteen (13), Township One Hundred Sixty-one (161) North, Range Eighty-four (84) West, thence North 57(Degree)08' East a distance of one hundred (100) feet to the Great Northern right of way; thence 90(Degree) right and parallel to the Great Northern right of way in a southeasterly direction a distance of one hundred (100) feet; thence 90(Degree) right a distance of one hundred (100) feet; thence 90(Degree) right a distance of one hundred feet (100) feet to the point of beginning; said tract begin square, and containing .23 acre;

          Item 45411. Mohall Junction Substation

               A tract of land lying in the Northeast Quarter of the Northeast Quarter (NE1/4NE1/4) of Section Sixteen (16), Township One Hundred Sixty-one (161) North, Range Eighty-four (84) West of the Fifth Principal Meridian, the boundaries of which are described as follows:

               Beginning at a point on the section line and 465 feet west of the Northeast corner of said Section 16, thence west along the north line of Section 16 for a distance of 100 feet, thence south parallel with the east line of Section 16 for a distance of 175 feet, thence east parallel with the north line of Section 16 for a distance of 100 feet, thence north parallel with the east line of Section 16 for a distance of 175 feet to the point of beginning.

          Item 45412. Sherwood Electric Substation

               Commencing at the East Quarter Corner of Section Twelve (12), Town One Hundred Sixty-three (163) North, Range Eighty-five (85) West of Fifth Principal Meridian; thence southerly along the East line of Twelve (12) a distance of 301.4 feet to a point on the south right boundary of the Great Northern Railway Co.; thence westerly along Great Northern Railway Co. right of way a distance of 612 feet to point of beginning; thence left 90(Degree)00' a distance of 60 feet; the right 90(Degree)00' a distance of 60 feet; thence right 90(Degree)00' a distance feet to the Great Northern Railway Co. right of way; thence right a distance of 60 feet along the Great Northern Railway Co. right to the point of beginning. Said tract containing .083 acre, more. Said tract lies wholly within the Southeast Quarter (SE1/4) of said Twelve (12).

          Item 45413. Kenmare-Mohall Line

               Beginning at a point thirty three (33) feet North and thirty three (33) feet East of the Southwest corner of the Southwest Quarter (SW1/4) of Section Thirteen (13), Township One hundred sixty one (161) North, Range Eighty seven (87) West of the Fifth Principal Meridian; thence due North a distance of seventy five
               (75) feet; thence due East a distance of 2607 feet; thence due South a distance of 75 feet; thence due West a distance of 2607 feet, to the place of beginning, containing 4 1/2 acres, more or less.

          Item 45414. Tolley Substation

               A tract of land being located in the southwest corner of the Southwest Quarter (SW1/4) of Section Fifteen (15), Township One Hundred Sixty-one (161) North, Range Eighty-six (86) West of the Fifth Principal Meridian, further described as follows:

               Beginning at an iron stake which is located One Hundred (100) feet north and Seventy-five (75) feet east of the southwest corner of said Southwest (SW1/4) Quarter of Section Fifteen (15); thence north One Hundred (100) feet to an iron stake; thence east One Hundred (100) feet to an iron stake; thence south One Hundred
               (100) feet to an iron stake; thence west One Hundred (100) feet to the point of beginning. Said tract of land containing 0.23 acres more or less.

SIOUX COUNTY, NORTH DAKOTA

          Item 45415. Selfridge Substation

               A tract of land in the North Half of the Northeast Quarter (N1/4NE1/4) of Section Thirty-four (34), Township One Hundred Thirty (130) North, Range Eighty-two (82) West of the Fifth Principal Meridian, said tract being more particularly described as follows:

               Beginning at a point on the East line of First Street, as staked and platted to the City of Selfridge, North Dakota, and 33 feet South of the North line of said North Half of the Northeast Quarter (N1/2NE1/4) of Section 34, thence in an easterly direction and parallel to the North line of said N1/2NE1/4 of said Section 34, on a bearing of South 89(Degree)31' East a distance of 50 feet, thence South 0(Degree)00' East a distance of 50 feet, thence in a westerly direction and parallel to the North line of said N1/2NE1/4 of Section 34, on a bearing of North 89(Degree)31' West a distance of 50 feet, thence North 0(Degree)00' West on the East line of First Street as staked and platted to the City of Selfridge, North Dakota, a distance of 50 feet to the point of beginning. Said tract contains 0.057 acre more or less.

SLOPE COUNTY, NORTH DAKOTA

          Item 45416. Marmarth Electric Substation

               A tract of land lying in Outlot D in the Southeast Quarter of the Northwest Quarter (SE1/4NW1/4) of Section Thirty-One (31), Township One Hundred Thirty-Three (133) North, Range One Hundred Five (105) West of the Fifth Principal Meridian, Slope County, North Dakota, the boundaries of which are described as follows, to-wit:

               Beginning at a point 1594.0 feet east and 1527.9 feet south of the Northwest Corner of said Section 31, thence north 58(Degree)07'east a distance of 50 feet, thence South 31(Degree)53' east a distance of 50 feet, thence south 58(Degree)07' west a distance of 50 feet, thence north 31(Degree)53' west a distance of 50 feet to the point of beginning. Tract contains 0.057 acres.

STARK COUNTY, NORTH DAKOTA

          Item 45417. Belfield Gas Regulator Station

               The West Twenty (20) feet of Lot Thirteen (13) Block Twenty (20) original plat to the town of Belfield, Stark County, North Dakota, more particularly described as follows:

               Beginning at the northwest corner of Lot Thirteen (13) at a point where the north line of said lot intersects the east line of the alley in said Block Twenty (20), thence directly south along the east line of said alley a distance of Twenty Five (25) feet; thence directly east a distance of Twenty (20) feet; thence directly north to the north line of said lot a distance of Twenty Five (25) feet; thence directly west along the North line of said lot a distance of twenty (20) feet to the point of beginning.

          Item 45418. Belfield Electric Substation

               Lots Seven (7) and Eight (8), Block Twenty-eight (28) in the Town of Belfield, Stark County, North Dakota, according to the plat thereof on file and of record in the office of the Register of Deeds of Stark County, North Dakota.

          Item 45419. Dickinson Gas Regulator Station

               A strip of land Fifteen (15) feet by Fifteen (15) feet in the northwest corner of Lot Two (2) Block "B" Stow's Addition to the city of Dickinson, according to the plat thereof on file and of record in the office of Register of Deeds in and for Stark County, N.D. described as follows, to-wit: Beginning at the northwest corner of said Lot Two (2) at a point where the north line of said lot intersects the east line of the alley in said Block "B", thence directly south along the west side of said alley a distance of Fifteen (15) feet; thence directly east a distance of Fifteen (15) feet; thence directly north a distance of Fifteen (15) feet; thence directly west along the north line of Lot Two (2) a distance of Fifteen (15) feet to the point of beginning.

          Item 45420. Dickinson Gas Regulator Station

               A strip of land Fifteen feet by fifteen feet (15ftx15ft) in the northeast corner of Lot Ten (10) Block Thirty Nine (39) original plat of the city of Dickinson, described as follows, to-wit: Beginning at a point where the west line of the alley running north & south in said block intersects with the north line of said Lot Ten (10) --- thence directly south along the east line of said Lot 10, a distance of Fifteen (15) feet; thence directly west a distance of Fifteen (15) feet; thence directly North, a distance of Fifteen (15) feet; thence directly east along the north line of said Lot 10, a distance of fifteen (15) feet, to the place of beginning.

          Item 45421. Dickinson Gas Regulator Station

               A strip of land Fifteen (15) feet by Fifteen (15) feet in the Northeast corner of Lot Ten (10) Block "G" Dakota Land & Colonization Company's Addition to the town, now city, of Dickinson, Stark County North Dakota, more particularly described as follows:

               Beginning at the Northeast corner of said Lot Ten (10) at a point where the East line of said Lot intersects the South line of the alley in said Block "G"; thence directly west along the south line of said alley, a distance of Fifteen (15) feet; thence directly South a distance of Fifteen (15) feet; thence directly East a distance of Fifteen (15) feet; thence directly North along the east line of Lot Ten (10) a distance of Fifteen (15) feet to the point of beginning.

          Item 45422. Dickinson Gas Regulator Station

               A strip of land Fifteen (15) feet by Fifteen (15) feet in the northwest corner of Lot Ten (10) Block Six (6) original plat of the town, now city, of Dickinson, Stark County, North Dakota, more particularly described as follows:

               Commencing at the northwest corner of said Lot Ten (10) Block Six
               (6) at a point where the west line of said lot intersects with the south line of the alley in said block, thence directly south along the west line of said lot a distance of Fifteen (15) feet, thence directly east a distance of Fifteen (15) feet, thence directly north to the south line of the alley in said block, a distance of Fifteen (15) feet, thence directly west along the south line of said alley, a distance of Fifteen (15) feet to the point of beginning.

          Item 45423. Dickinson Gas Regulator Station

               A parcel of land 10' wide and 15' long rectangular in shape, with the longest dimension extending due north and south, the northeast corner of said parcel being located as follows:
               Commencing at a point which is the intersection of the south line of 2nd St. West and the west line of 12th Ave. West as platted and recorded in Young's 5th Addition to the city of Dickinson, due south 156', thence due west 159' to said northeast corner of the rectangular parcel of land as described above, thence west 10', thence south 15', thence east 10', thence north 15' to point of beginning.

          Item 45424. Dickinson Electric Substation

               All that parcel or tract of land lying in the Northeast Quarter of the Northwest Quarter (NE1/4NW1/4) of Section Eleven (11), Township One Hundred Thirty-nine (139) North, Range Ninety-six
               (96) West of the 5th P.M., the boundaries of which are described as follows:

               Beginning at a point 1528.35 feet east of and 400.0 feet south of the northwest corner of said Section 11, which is the true point of beginning; thence south and parallel with the west section line of said Section 11 a distance of 250.0 feet, thence east at right angles thereto a distance of 250.0 feet, thence north at right angles thereto a distance of 250.0 feet, thence west at right angles thereto a distance of 250.0 feet to the true point of beginning; said tract containing a total of 1.43 acres, more or less.

          Item 45425. Dickinson Gas Regulator Station

               A tract of land lying in Lot Six (6) and Seven (7) of Block One
               (1) Suncrest Addition to the City of Dickinson, Stark County, North Dakota; said tract being described as follows:

               Beginning at a point 197 feet East and 14 feet South of the Northwest corner of the Southwest Quarter (SW1/4) of Section Two
               (2), Township One Hundred Thirty-nine (139) North, Range Ninety-six (96) West, of the 5th P.M., thence South along a line parallel to and 14 feet East of the West line of said Lot 6 a distance of 15 feet, thence East along a line parallel to and 29 feet South of the North line of said Lot 7 a distance of 15 feet, thence North along a line parallel to and 29 feet East of the West line of said Lot 6 a distance of 15 feet, thence West along a line parallel to and 14 feet South of the North line of said Lot 7 a distance of 15 feet to the point of beginning.

          Item 45426. Dickinson Radio Tower

               A portion of the Southwest Quarter (SW1/4) of Section Fifteen
               (15), Township One Hundred Thirty-Nine (139) North, Range Ninety-six (96) West of the Fifth Principal Meridian, more particularly described as follows:

               BEGINNING at a point 150 Feet east and 440.1 Feet north of the Southwest Corner of the Southwest Quarter (SW1/4) of said Section Fifteen (15); thence North and parallel to the West line of said Section Fifteen (15) a distance of 295 Feet to a point; thence South 60(Degree)00' East a distance of 295 Feet to a point; thence South 60(Degree)00' West a distance of 295 Feet to the point of beginning, said tract containing .864 acres, more or less.

               Less this tract: The west 30.0 ft. of a triangular tract of land described as beginning east a distance of 150.0 ft., thence north a distance of 440.1 ft. from the southwest corner of the SW1/4 of Sec. 15, Twp. 139 N., Rge. 96 W., 5th P.M., thence running N 60(Degree)00'E a distance of 295.0 ft., thence N 60(Degree)00'W a distance of 295.0 ft., thence south a distance of 295.0 ft. to the point of beginning.

               Tract is shown on the plat as Parcel No. 3A and contains 0.191 acres.

          Item 45427. Dickinson Gas Regulator Station

               A part of the Northwest Quarter of the Northwest Quarter (NW1/4NW1/4), Section Fifteen (15), Township One Hundred Thirty Nine (139), North, Range Ninety Six (96) West of the Fifth Principal Meridian, described as follows: Beginning at a point twenty (20) feet east of the northeast corner of Lot One (1), Block One (1) of Frank's Subdivision of the Northwest Quarter (NW1/4) of Section Fifteen (15), Township One Hundred Thirty Nine
               (139) North, Range Ninety Six (96) West of the Fifth Principal Meridian, Stark County, North Dakota; thence East twenty (20) feet to a point; thence South twenty (20) feet to a point; thence West twenty (20) feet to a point; thence North twenty (20) feet to the point of beginning, containing 0.01 acres more or less according to the survey thereof.

          Item 45429. Dickinson Gas Regulator Station

               A part of Lot Three (3), Block One (1) of Polensky Subdivision located in the North One Half of the Northwest Quarter (N1/2NW1/4) of Section Nine (9), Township One Hundred Thirty Nine
               (139) North, Range Ninety Six (96) West of Fifth Principal Meridian particularly described as follows:

               Beginning at a point on the North Line which is Sixty-three (63) feet East of the Northwest corner of said Lot three (3); thence South and parallel to the West line of said lot a distance of twelve (12) feet to a point; thence East and parallel to the North line of said Lot a distance of twelve (12) feet to a point; thence North and parallel to the West line of said lot a distance of twelve (12) feet to a point on the North line of said lot; thence West along said North line a distance of twelve (12) feet to the point of beginning.

          Item 45430. Dickinson Gas Regulator Station

               A tract of land situated in Lot One (1) of the Subdivision of the Southeast Quarter of the Southwest Quarter (SE1/4SW1/4) of Section Thirty-three (33), Township One Hundred Forty (140), Range Ninety-six (96), West of the Fifth Principal Meridian, Stark County, North Dakota, which said tract is more particularly described as follows:

               Beginning at a point on the East Line of said Lot one (1), One hundred twenty-five (125) feet North of the Southeast corner of said lot, thence West and parallel to the South line of said lot a distance of Twenty (20) feet to a point, thence South parallel to the East line of said lot a distance of Twenty-five (25) feet to a point, thence East a distance of twenty (20) feet to a point on the East line of said lot, thence North along the East line a distance of twenty-five (25) feet to the point of beginning according to the plat thereof on file and of record in the Office of the Register of Deeds of Stark County, North Dakota.

          Item 45431. Dickinson Gas Regulator Station

               A part of the Northwest Quarter of the Northwest Quarter (NW1/4NW1/4), Section Fifteen (15), Township One Hundred Thirty-nine (139) North, Range Ninety-six (96) West of the Fifth Principal Meridian, particularly described as follows:

               Beginning at a point four hundred (400) feet east and Thirty-three (33) feet South of the Northwest corner of said Section Fifteen (15), thence South parallel to the West line of said section a distance of Fifteen (15) feet; to a point; thence West and parallel to the North line of said section a distance of Fifteen (15) feet to a point; thence North and parallel to the West line of said section a distance of fifteen (15) feet to a point; thence East and parallel to the North line of said section a distance of Fifteen (15) feet to the point of beginning; said tract containing 0.005 acre.

          Item 45432. Dickinson Gas Regulator Station

               That portion of Lot Thirteen (13), Block "J", St. Joseph's Addition to the City of Dickinson, Stark County, North Dakota, described as follows, to-wit:

               BEGINNING at the Northwest Corner of said Lot Thirteen (13), Block "J", St. Joseph's Addition to the City of Dickinson, Stark County, North Dakota; thence east along the North line of said Lot Thirteen (13) a distance of Twenty (20) feet; thence South parallel, to the West line of said Lot Thirteen (13) a distance of Fifteen (15) feet; thence west, parallel to the North line of said Lot Thirteen (13), to the West line of said Lot Thirteen, being a distance of Twenty (20) Feet, more or less; thence North on the West Line of said Lot Thirteen (13) a distance of Fifteen
               (15) feet, to the point of beginning.

          Item 45433. Dickinson Gas Regulator Station

               A tract of land lying in Lot 9 of the Corrected Plat of Block 8 of the Replat of Lincoln Addition to the City of Dickinson, Stark County, North Dakota, and more particularly described as follows:

               Beginning at the southwest corner of said Lot 9 of Block 8; thence in a northerly direction along the west line of said Lot 9 of Block 8 a distance of twenty (20) feet; thence in an easterly direction along a line parallel to and twenty (20) feet north of the south line of said Lot 9 of Block 8 a distance of twenty (20) feet; thence in a southerly direction along a line parallel to and twenty (20) feet east of the west line of said Lot 9 of Block

               8 a distance of twenty (20) feet; thence in a westerly direction along the south line of said Lot 9 of Block 8 a distance of twenty (20) feet to the point of beginning.

          Item 45434. Northwest Dickinson Substation

               The North One Hundred Feet (100') of Lot Sixteen (16) in the Subdivision of the Southwest Quarter of the Southwest Quarter (SW1/4SW1/4) of Section Thirty-three (33), Township One Hundred Forty (140) North, Range Ninety-six (96) West of the Fifth Principal Meridian.

          Item 45435. Dickinson Service Center

               A certain tract or parcel of land lying and being in the Northwest Quarter (NW1/4) of Section Nine (9), Township One Hundred Thirty-Nine (139) North, Range Ninety-Six (96) West of the Fifth Principal Meridian, and more particularly described as follows:

               Beginning at a point on the north line of said Northwest Quarter (NW1/4), a distance of seven hundred (700) feet east of the northwest corner thereof; thence south, parallel to the west line of said quarter, a distance of five hundred (500) feet; thence east, parallel to the north line thereof, a distance of five hundred fifty-eight and eight-tenths (558.8) feet; thence north, parallel to the west line of said quarter, a distance of five hundred (500) feet; thence west along the north line thereof, a distance of five hundred fifty-eight and eight-tenths (558.8) feet, to the point of beginning, according to the United States Government Survey thereof.

          Item 45436. South Dickinson Substation

               The east 252 feet of a tract of land described as follows:
               Commencing at the SW corner of Section 15, Township 139 North, Range 96 West, Stark County, North Dakota; thence north along the west boundary line of said section, a distance of 834.8 feet; thence east along a line parallel to the south boundary line of said section, a distance of 100 feet; thence north along a line parallel to the west boundary line of said section, a distance of 1629 feet to the point of beginning; thence continuing along a line parallel to the west boundary line of said Section 15, a distance of 109 feet, thence east along a line parallel to the south boundary line of said section, a distance of 800 feet; thence south along a line parallel to the west boundary line of said section, a distance of 109 feet; thence west along a line parallel to the south boundary line of said section, a distance of 800 feet to the point of beginning.

          Item 45437. Northeast Dickinson Substation

               A tract of land in the Southeast Quarter of the Southeast Quarter (SE1/4 SE 1/4) of Section 34, Township 140 North, Range 96 West, Stark County, North Dakota, and more particularly described as follows, to-wit:

               Commencing 33 feet North and 50 feet West of the Southeast corner of the Southeast Quarter of the Southeast Quarter (SE 1/4 SE 1/4) of Section 34; thence West 100 feet; thence North 140 feet; thence East 100 feet; thence South 140 feet to the point of beginning.

          Item 45438. Dickinson Regulator Station

               Commencing ten (10) feet north of the southwest corner of Lot Ten
               (10), Block One (1) of the Second Replat of Prairie Hills First Addition, City of Dickinson, North Dakota, thence north twelve
               (12) feet along the west line of Lot 10, thence east fourteen
               (14) feet parallel to the south line of Lot 10, thence south twelve (12) feet parallel to the west line of Lot 10, thence west along the north utility line easement fourteen (14) feet to the point of beginning.

          Item 45439. Dickinson Regulator Station

               The South 30 feet of the North 466 feet of the West 20 feet of the Northeast Quarter (NE/4) of Section 34, Township 140 North, Range 96 West of the Fifth P.M.

          Item 45440. Dickinson 115KV Substation

               A tract of land in the Southwest Quarter of the Southwest Quarter (SW1/4SW1/4) of Section Twenty-eight (28), Township One Hundred Forty (140) North, Range Ninety-five (95) West of the Fifth Principal Meridian, more particularly described as follows:

               Commencing 330 feet East and 33 feet North of the Southwest Corner of the Southwest Quarter of the Southwest Quarter (SW1/4SW1/4); thence due North a distance of 460 feet; thence due East a distance of 660 feet; thence due South a distance of 460 feet; thence due West a distance of 660 feet to the point of beginning.

          Item 45441. Dickinson 115/46 KV Northwest Substation

               A tract of land in the Northeast Quarter (NE1/4) of Section 29, Township 140 North, Range 96 West of the Fifth Principal Meridian, more particularly described as follows: Commencing at the Northeast corner of the Northeast Quarter, thence due West 600 feet; thence due South 660 feet; thence due East 660 feet; thence due North 660 feet to the point of beginning.

          Item 45442. North Dickinson Substation

               Lot Ten (10) in Block One (1) in Hewson's Third Addition to the City of Dickinson, Stark County, North Dakota.

          Item 45443. Southwest Dickinson 115KV Substation

               A tract of land located in the Northeast Quarter of Section 8, Township 139 North, Range 96 West of the 5th P.M., Stark County, State of North Dakota, being more specifically described as follows:

               Commencing at the northwest corner of said Quarter; thence South 01(Degree)40'13" West along the west line of said Quarter 345.75 feet to the south right-of-way line of Burlington Northern Railroad; thence North 84(Degree)27'20" East along said right-of-way line 700 feet to the point of beginning; thence North 84(Degree)27'20" East along said right-of-way line 552.20 feet; thence South 17(Degree)56'42" West 602.08 feet; thence South 84(Degree)27'20" West and parallel with the north line of said tract 552.20 feet to the east line of Tract 4 as described in Book 114 Page 404 at Register of Deeds office, Stark County; thence North 17(Degree)56'42" East along the east line of said tract 602.08 feet to the point of beginning, as shown on the attached "Exhibit A".

               Said tract contains 7.00 acres, more or less.

          Item 45444. Dickinson Substation -Prairie Hills Addition

               A tract of land in Lot 1, Block 1, Prairie Hills Third Addition to the City of Dickinson, Stark County, North Dakota more particularly described as follows: Beginning at the Northeast Corner of said Lot 1, Block 1, thence South along the East line of said Lot 1, a distance of 120.0 feet, thence West, parallel to the North line of said Lot 1, a distance of 145.0 feet, thence North parallel to the East line of said Lot 1, a distance of 120.0 feet, thence East along the North line of Lot 1 a distance of 145.0 feet to the point of beginning.

          Item 49125. Dickinson Broadway Substation

               Lot 2, Block 2 of Glacier Park Addition to the City of Dickinson, Stark County, North Dakota, according to the plat filed thereof.

               LESS a tract of land in Lot 2, Block 2 of the Glacier Park Addition, SW1/4SW1/4 of Section 3, Township 139 North, Range 96 West of the 5th P.M., City of Dickinson, Stark County, State of North Dakota being more specifically described as follows:

               Beginning at the southeast corner (an iron pin found) of said Lot 2, being the Point of Beginning; thence northerly on an azimuth of 000(Degree)00'00" a recorded distance of 204.90 feet to the northeast corner of said Lot 2 (iron pin); thence westerly on an azimuth of 270(Degree)03'15" a recorded distance of 225.00 feet to the northwest corner of said Lot 2 (iron pin); thence southerly on an azimuth of 180(Degree)00'00" along the west line of said Lot 2 a distance of 103.11 feet (set spike); thence easterly on an azimuth of 090(Degree)00'00" along a line 102 feet north and parallel with the south line of said Lot 2 a distance of 144.00 feet (set iron pin); thence southerly on an azimuth of 180(Degree)00'00" along a line 144 feet east and parallel with the west line of said Lot 2 a distance of 102.00 feet to a point on the south line of said Lot 2 (set iron pin); thence easterly on an azimuth of 090(Degree)00'00" along said south line of Lot 2 a distance of 81.00 feet to the Pont of Beginning. Said tract contains 0.72 Acres, more or less.

          Item 49126. Dickinson Warehouse Site

               A tract of land located in Green Acres Addition to the City of Dickinson, located in the Northwest Quarter (NW1/4) of Section 9, Township 139 North, Range 96 West of the 5th P.M., Stark County, North Dakota, more particularly described as follows:

               BEGINNING at a point on the west line of said NW1/4 a distance of
               791.0 feet south of the northwest corner of said

               NW1/4, thence east along a line parallel to the north line of said NW1/4 a distant of 650.0 feet to the true point of beginning; thence north along a line parallel to the west line of said NW1/4 a distance of 291.0 feet, thence east along a line parallel to the north line of said NW1/4 a distnace of 578.8 feet; thence south along a line parallel to the west line of said NW1/4 a distance of 291.0 feet, thence west along a line parallel to the North line of said NW1/4 a distance of 578.8 feet more or less to the true point of beginning.

          Item 49124. Gladstone Distribution Substation

               A parcel of land located in the SE1/4SE1/4SW1/4, Section 5 Township 139 North, Range 94 West of the Fifth Principal Meridian, Stark County, State of North Dakota, being more specifically described as follows:

               Beginning at the South Quarter Corner of said Section 5; thence on an azimuth of 270(degree)00'00" along the south line of said Section a distance of 100.00 feet to a point on the north-south right-of-way line of United States Interstate No. 94, being the True Point of Beginning; thence on an azimuth of 000(degree)11'25" along said right-of-way line a distance of
               140.00 feet; thence on an azimuth of 270(degree)00'00" a distance of 80.00 feet; thence on an azimuth of 180(degree)11'25" a distance of 140.00 feet to a point on the south line of said
               Section 5; thence on an azimuth of 090(degree)00'00" along said south line a distance of 80.00 feet to the True Point of Beginning.

               Said parcel contains 0.26 Acres.

          Item 45446. Richardton Gas Regulator Station

               Lot Twenty-Six (26), Block Thirty-Seven (37), of the Village of Richardton, Stark County, North Dakota.

          Item 45447. Richardton Gas Regulator Station

               A strip of land Fourteen (14) feet by Twenty (20) feet in the northwest corner of Lot Fourteen (14) Block Twenty One (21) of the original plat to the town of Richardton, Stark County, N.D. more particularly described as follows:

               Beginning at the northwest corner of Lot Fourteen (14) at a point where the east line of the alley, running north and south, in said Block 21 intersects the north line of Lot

               Fourteen (14), thence directly east along the north line of Lot Fourteen (14), a distance of Twenty (20) feet, thence directly south a distance of Fourteen (14) feet, thence directly west to the east line of the alley, a distance of twenty (20) feet, thence directly north along the east line of said alley a distance of Fourteen (14) feet to the point of beginning.

          Item 45448. Richardton Substation Site

               Lots 5 and 6 of Block 31 of the Original Plat of the City of Richardton, North Dakota.

          Item 45449. Richardton Electric Substation

               Lots Seven (7) and Eight (8), Block Thirty One (31), Original Plat of the City of Richardton, North Dakota.

          Item 45450. Taylor Gas Regulator Station

               Lot Six (6) Block Thirty Six (36) of the original plat of the Town of Taylor, North Dakota, according to the plat thereof on file and of record in the office of Register of Deeds, Stark County, North Dakota.

          Item 45451. Taylor Electric Substation

               Lots five (5) and Six (6), Block Fifty-three (53), Original Plat of the Village of Taylor, North Dakota, being a part of the Southeast Quarter of the Northwest Quarter (SE1/4NW1/4), Section Thirty-three (33), Township One hundred Forty (140) North, Range Ninety-three (93) West of the Fifth Principal Meridian.

          Item 45452. Taylor Electric Substation

               Lots One (1), Two (2), Three (3), Four (4), Five (5), and Six
               (6), in Block Thirty-seven (37), Town (now City) of Taylor, Stark County, North Dakota.

          Item 45453. South Heart Substation

               A tract of land located in the Southwest Quarter of the Southeast Quarter (SW1/4SE1/4) of Section Twelve (12), Township One Hundred Thirty-nine (139) North, Range Ninety-eight (98) West of the 5th P.M., more particularly described as follows:

               Commencing 192.0 feet East and 33.0 feet North of the Southwest corner of said Southwest Quarter of the Southeast Quarter (SW1/4SE1/4), thence at right angle to the South line of said Southeast Quarter (SE1/4) in a northerly direction to the South right-of-way line of the Burlington Northern Railroad, thence in a easterly direction along the South line of the Burlington Northern Railroad right-of-way a distance of 100.0 feet, thence in a southerly direction a distance of 140.0 feet, thence in a westerly direction along a line parallel to and 33.0 feet North of the South line of said Southeast Quarter (SE1/4) of Section Twelve (12) a distance of 100.0 feet to the point of beginning.

STUTSMAN COUNTY, NORTH DAKOTA

          Item 45454. Jamestown Gas Regulator Station

               North Twenty feet (20) of the East Twenty feet (20) of Lot Four
               (4), Block Seventy-Six (76), Klaus Third Addition to Jamestown, North Dakota.

          Item 45455. Jamestown Regulator Station

               The South Twenty (20) feet of the West Twenty (20) feet of Lot Eight (8) in Block One (1) of Nowlins Addition to Jamestown, North Dakota.

          Item 45456. Jamestown Gas Regulator Station

               The South Seventeen (17) feet of the West Seventeen (17) feet of Lot Twelve (12) in Block Twenty (20) of the Original Townsite of Jamestown, North Dakota.

          Item 45457. Jamestown Regulator Station

               The South Twenty (20) Feet of the East Twenty (20) Feet of Lot Six (6), in Block One (1) of Dunstan's Second Addition to Jamestown, North Dakota.

          Item 45458. Jamestown Office

               Lot 8 and the South 10 feet of the West 70 feet of Lot 9, Block 48, Klaus Addition to Jamestown, North Dakota.

          Item 45459. Jamestown Warehouse

               Lot One (1) and Two (2), Hazelton Addition to the City of Jamestown, North Dakota.

WALSH COUNTY, NORTH DAKOTA

          Item 45460. Grafton Regulator Station

               The South Twenty (20) feet of the East Twenty (20) feet of Lot Nineteen (19), of Block Nine (9) of the original townsite of Grafton, Walsh, County, North Dakota.

          Item 45461. Grafton Southwest Regulator Station

               The West Twenty (20) feet of the North Half (N1/2) of Lot Eight
               (8) and the South Seven and one-half (7 1/2) feet of the West Twenty (20) feet of Lot Seven (7) of Block Two (2) of St. John's Addition to Grafton, North Dakota.

          Item 45462. Grafton Office and Warehouse

               The East One Hundred (100) feet of Lot Two (2) in Block Five (5) of Westview First Addition to the City of Grafton, Walsh County, North Dakota.

WARD COUNTY, NORTH DAKOTA

          Item 45463. Burlington Regulator Station

               A tract of land 10 feet wide, being five feet on each side of the following-described centerline: Beginning at a point located on the southeasterly boundary of Lot 3, Ask Addition to Burlington, North Dakota, and such point being five (5) feet northeasterly from the southwest corner of said Lot 3; thence northwesterly along a line that is parallel to the southwesterly boundary of said Lot 3, for a distance of ten (10) feet; the southwest corner of this 10'x10' tract of land is common with the southwest corner of said Lot 3.

          Item 45464. Carpio Substation Site

               A tract of land in the Southwest Quarter of the Southeast Quarter (SW1/4SE1/4) of Section One (1), Township One Hundred Fifty-Seven
               (157) North, Range Eight-Six (86) West of the Fifth Principal Meridian, more particularly described as follows:

               Beginning at a point 450 feet east and 60 feet north of the southwest corner of the Southeast Quarter (SE1/4) of said Section One (1), thence east and parallel to the south section line of said Section (1), a distance of 50 feet; thence north a distance of 50 feet; thence west a distance of 50 feet; thence south a distance of 50 feet to the point of beginning.

               Said tract containing .057 acres, more or less. Said Tract known as M.D.U. Outlot No. 1.

          Item 45465. Donnybrook Substation Site

               Lot Ten (10), Block Three (3), Powers First Addition to Donnybrook, North Dakota, exclusive of land granted to North Dakota Highway Department for highway right-of-way.

          Item 45466. Kenmare Electric Substation

               Lot Seven (-7-) Block Twelve (-12-) Tolley's Railway Addition to the City of Kenmare, Ward County, North Dakota, according to plat thereof on file and of record in the register of deeds office in and for said County and State.

          Item 45467. Kenmare Electric Substation

               Lot seven (7), of Block eleven (11), Tolley's Railway Addition to the City of Kenmare, according to the plat thereof on file and of record in the office of the Register of Deeds of said Ward County.

          Item 45468. Kenmare Electric Substation

               A tract of land in the Northeast Quarter of the Northeast Quarter (NE1/4NE1/4) of Section Twenty-four (24), Township One Hundred Sixty (160) North, Range Eighty-nine (89) West of the 5th P.M., more particularly described as follows:

               Starting at a point which is the northeast corner of said Section 24, Township 160 North, Range 89 West, and thence along the north section line of said Section 24 a distance of 417 feet, and thence at right angles south and parallel to the east section line of said section a distance of 417 feet, and thence at right angles east and parallel to the north section line of said section a distance of 417 feet; and thence at right angles north and along the east section line of said section to the point of beginning; constituting a tract of land of 417 feet by 417 feet in dimensions, and containing 4 acres, more or less.

          Item 45469. Kenmare Electric Substation

               Outlot No. 6 in the East Half of the Northeast Quarter (E1/2NE1/4) of Section Twenty (20), Township One Hundred Sixty
               (160) North, Range Eighty-Eight (88) West of the Fifth Principal Meridian, and more particularly described as follows: Beginning at a point 75 feet south and 33 feet west of the northeast corner of said Section 20; thence west a distance of 100 feet; thence left 90(Degree)00' a distance of 300 feet; thence left 90(Degree)00' a distance of 100 feet; thence left 90(Degree)00' a distance of 300 feet to the point of beginning. Said tract containing .688 acres more or less.

          Item 45470. Kenmare Radio Station

               Outlot #8 of the Northeast Quarter (NE1/4) of Section Twenty
               (20), Township One Hundred Sixty (160 North, Range Eighty-eight
               (88) West of the Fifth Principal Meridian, more particularly described as follows:

               Beginning at a point 75 feet south and 1133 feet west of the Northeast corner of Section 20, Township 160 North, Range 88 West of the Fifth Principal Meridian; thence west a distance of 208 feet; thence left 90(Degree)00' a distance of 300 feet; thence left 90(Degree)00' a distance of 208 feet; thence left 90(Degree)00' a distance of 300 feet to the point of beginning; said tract containing 1.43 acres, more or less, and lying wholly within the NE1/4 of said Section 20.

          Item 45472. Minot Service Center and Storage

               A tract of land situated in the SW1/4SW1/4(Lot 4) Section 19, Twp. 155W., Rge. 82W., 4th Principle Meridian, Ward County, North Dakota, more particularly described as follows:

               Commencing at a point on the west line of said Section 19, twenty-seven and eight tenths (27.8') feet north of the southwest corner of said Section 19, thence northeasterly at an angle of 43(Degree)08' with the west line of Section 19, a distance of six hundred forty-six and eight tenths (646.8') feet to a point, thence northeasterly at an angle of 22(Degree)06' left from the last described course, a distance of fifty-three and ninety-eight hundredths (53.98') feet to a point, thence northwesterly at an angle of 67(Degree)54' left of the last described course, a distance of three hundred forty-six and seven tenths (346.7') feet to a point, thence southwesterly at right angles to the last described course, a distance of three hundred five and one tenth (305.1') feet to a point on the west line of said Section 19, thence southerly along the west section line of Section 19, a distance of five hundred thirty-six and eight tenths (536.8') feet to the point of beginning. Said tract containing approximately 4.2 acres more or less.

          Item 45473. Minot Gas Regulator Station

               A parcel of land situated in that certain tract of land shown in Lakeview Addition to the City of Minot as not specially platted, numbered or designated except by the word "lake", together with the shore line thereof; not specifically included in any block or lot and numbered; bounded on Third Street N.E. and running in a westerly direction to Second Street N.W., being the identical lake, shore line and adjacent unplatted and unnumbered irregular tracts of land used by the City of Minot for storm sewer drainage of the area surrounding the same and lying in Lakeview Addition and beginning at a point on the west boundary line of Third Street N.E. said point being twenty (20) feet north of the northeast corner of Lot 1, Block 17 of Lakeview Addition to the City of Minot thence west along the north boundary line of the twenty
               (20) foot alleyway between Seventh Avenue N.E. and Eighth Avenue N.E. a distance of 150 feet to the true point of beginning; thence north a distance of 15 feet parallel with the west boundary of Third Street N.E.; thence west at right angles a distance of 20 feet; thence south at right angles a distance of 15 feet; thence east along the north boundary line of the aforementioned 20 foot alleyway a distance of 20 feet, to the true point of beginning, said tract being a parcel of land 15 feet north and south by 20 feet east and west.

          Item 45474. Minot Gas Regulator Station

               A parcel of land situated in Lot 6, Block 39, Brooklyn Addition to the City of Minot, North Dakota, more particularly described as follows: Beginning at the Southwest corner of said Lot 6; thence north along the West boundary line a distance of 15 feet; thence at right angles east a distance of 15 feet; thence at right angles south a distance of 15 feet; thence at right angles west a distance of 15 ft. to the place of beginning.

          Item 45475. Minot Gas Regulator Station

               A parcel of land situated and being in Lot Thirty One (31), SUNSET HILLS ADDITION to the CITY OF MINOT, NORTH DAKOTA, and being more particularly described as follows:

               Beginning at the northeast corner of said Lot Thirty One (31) thence south along the boundary line of said Lot Thirty One (31) a distance of Fifteen (15) feet; thence at right angles west a distance of Fifteen (15) feet; thence at right angles north a distance of Fifteen (15) feet; thence East at right angles along the north boundary line of said Lot Thirty One (31) a distance of Fifteen (15) feet to the point of beginning.

          Item 45476. Minot Gas Regulator Station

               Lot Nine (9), Block One (1), Sub-Division of BLOCK THIRTEEN (13), WEST MINOT, CITY OF MINOT, NORTH DAKOTA.

          Item 45477. Minot Gas Regulator Station

               A parcel of land lying and being in Lot Six (6) of Block Two (2) of Original Plat of Floraldale Addition to the City of Minot, Ward County, North Dakota; and more particularly described as follows:

               Beginning at the northwest corner of said Lot Six (6), thence running south along the west boundary line a distance of Twenty
               (20) feet; thence east at right angles a distance of Twenty (20) feet; thence north at right angles a distance of Twenty (20) feet; thence West at right angles a distance of Twenty (20) feet to the point of beginning; and being a parcel of land Twenty feet north and south by Twenty feet east and west (20'x20').

          Item 45478. Minot Gas Regulator Station

               The north ten (10) feet of the east twenty (20) feet of Lot Nine
               (9), Block Eleven (11), Parkland Addition to the City of Minot, North Dakota.

          Item 45479. Minot Gas Regulator Station

               A parcel of land situated in and being part of Lot Six (6), Block Two (2), RAMSTAD'S RIVERVIEW SUBDIVISION to the City of Minot, North Dakota, and being more particularly described as follows:

               Beginning at the southeast corner of said Lot Six (6), thence west along the south boundary line a distance of fifteen (15) feet; thence north at right angles a distance of twelve (12) feet; thence east at right angles a distance of fifteen (15) feet; thence south at right angles along the east boundary line of said Lot Six (6) a distance of twelve (12) feet to the point of beginning.

          Item 45480. Minot Gas Regulator Station

               A tract of land situated in the Northeast Quarter of the Southeast Quarter (NE1/4SE1/4) of Section Nineteen (19), Township One Hundred Fifty Five (155) North, Range Eighty Two (82) West of the 5TH P.M., and being more particularly described as follows to wit:

               Starting at the southeast corner of the Northeast Quarter of the South-East Quarter (NE1/4SE1/4) of said Section Nineteen
               (19), thence West along the sixteenth quarter line and also being the center line of U.S. Highway Number (2) Two a distance of 40 feet; thence north at right angles a distance of 308.16 feet to the TRUE Point of Beginning:

               Thence north parallel with the east boundary line of the said northeast quarter of the southeast quarter (NE1/4SE1/4) of said Section Nineteen (19) a distance of Twenty (20) feet; thence west at right angles a distance of Fifteen (15) feet; thence south at right angles a distance of Twenty (20) feet; thence east at right angles a distance of Fifteen (15) feet, to the TRUE point of beginning. Being a tract of land Twenty (20) feet by Fifteen (15) feet.

          Item 45481. Minot Gas Regulator Station

               West Twenty Five (25) feet of Lot Four (4), Block One (1), Eastwood Park Addition to Minot, North Dakota.

          Item 45482. Minot Gas Regulator Station

               The South Twenty (20) Feet of the East Twenty (20 Feet of Outlot No. 56 of the Northeast Quarter of the Southeast Quarter (NE1/4SE1/4) of Section Twenty-one (21), Township One Hundred Fifty-Five (155) North, Range Eighty-Two (82) West of the Fifth Principal Meridian.

          Item 45483. Minot District Regulator Station

               The South Twenty feet (20) of the West Twenty feet (20) of Lot Fourteen (14), Highland Acres Third Addition to the City of Minot, Ward County, North Dakota.

          Item 45484. South Minot District Station 12

               Beginning at a point located on the North Boundary of Lot One (1) of Thompson's Fifth Plat in the East Half (E1/2) of Section Thirty-Five (35), Township One Hundred Fifty-Five (155) North, Range Eighty-Three (83) West, Ward County, North Dakota, said point being fifteen feet (15') West of the Northeast corner of said Lot One (1); thence West, along North Boundary of Lot One
               (1) a distance of twenty feet (20'); thence South along a line, being parallel with East Boundary of Lot One (1), a distance of thirty-five feet (35'); thence East along a line, being parallel with North Boundary of Lot One (1), a distance of twenty feet (20'); thence North along a line, being parallel with East Boundary of Lot One (1), a distance of thirty-five feet (35') to point of beginning; said tract being 20'x35'.

          Item 45485. Minot District Regulator Station

               Sublot A of Lot One (1), Walhood Addition to the City of Minot, Ward County, North Dakota.

          Item 45486. Surrey Gas Regulator Station

               All right of access, being the right of ingress to and egress from Lot 9 of Mahoney's Addition (lying in the NE1/4SW1/4) of Sec. 19, Twp. 155 N., Rge. 81 W., 5th P.M. to and from the highway right-of-way, except that the abutting owner reserves the right of access at 1 point, which is designated by the State Highway Commissioner as shown on the right-of-way plat.

WILLIAMS COUNTY, NORTH DAKOTA

          Item 45487. Alamo Substation

               A Tract of land in the Northeast Quarter of the Southeast Quarter (NE1/4SE1/4) of Section Twenty-one (21), Township One Hundred Fifty-nine (159) North, Range Ninety-nine (99) NWest of the Fifth Principal Meridian. Said tract of land being 50 feet by 50 feet.

          Item 45488. Appam Electric Substation

               Starting at a point 40.0 feet west of the one-quarter corner common to Sections 28 and 29, Township 159 North of Range 100 West of the 5th Principal Meridian, thence West on the East and West one-quarter section line of the said Section 29 a distance of 700.0 feet, thence at an angle of 90 degrees to the right to the south right-of-way line of Federal Highway No. 85 as it now exists (the right-of-way line being 40.0 feet from the center line of said highway) being the point of beginning, thence south fifty (50') feet, thence at an angle of (90) degrees to the left, a distance of fifty (50) feet, thence at an angle of ninety (90) degrees to the left to the south right-of-way line of Federal Highway No. 85 as it now exists (the right-of-way line being 40.0 feet from the center line of said highway), thence westerly along the said right-of-way line to the point of beginning, containing an area of 0.06 acres more or less, and all being in the Southeast Quarter of the Northeast Quarter of said Section 29; together with all the property situated thereon.

          Item 45489. Appam Electric Substation Addition

               Lot #1 of MDU First Subdivision, being a parcel of land located in the South Half of the Southeast Quarter of the Northeast Quarter (S1/2SE1/4NE1/4) of Section 29, Township 159 North, Range 100 West, Williams County, and more particularly described as follows: Commencing at the East Quarter Corner of said Section 29, thence N.90(Degree)00'W along the East-West Quarter line a distance of 610.0 feet; thence N.0(Degree)00'W a distance of
               432.6 feet to the true point of beginning; thence S.86(Degree)25'40"W along the South R.O.W. line of abandoned Highway #85 a distance of 180.35 feet to a point; thence N.0(Degree)00'W a distance of 80.18 feet to a point; thence N.86(Degree)25'40"E along the North R.O.W. line of said abandoned Highway #85 a distance of 180.35 feet to a point;

               thence S.0(Degree)00'W a distance of 80.18 feet to the true point of beginning, containing 0.33 acres more or less.

               Lot #2 of MDU First Subdivision, being a parcel of land located in the South Half of the Southeast Quarter of the Northeast Quarter (S1/2SE1/4NE1/4) of Section 29, Township 159 North, Range 100 West, Williams County, more particularly described as follows: Commencing at the East Quarter Corner of said Section 29, thence N.90(Degree)00'W along the East-West Quarter line a distance of 740.0 feet; thence N.0(Degree)00'E along the west property line of the William R. Larson Post #6139 VFW Club a distance of 299.31 feet to the true point of beginning; thence continuing N.0(Degree)00'E a distance of 75.20 feet to a point; thence N.90(Degree)00'E a distance of 50.0 feet to a point; thence N.0(Degree)00'W a distance of 53.09 feet to a point located on the South R.O.W line of abandoned Highway #85; thence N.86(Degree)25'40"E along said South R.O.W. line a distance of
               80.15 feet to a point; thence S.0(Degree)00'W. a distance of
               111.84 feet to a point on the North R.O.W. line of existing Highway #50; thence S.80(Degree)37'53"W along the said North R.O.W. line a distance of 131.76 feet to the true point of beginning, containing 0.29 acres more or less.

               Lot #3 of MDU First Subdivision, being a parcel of land located in the South Half of the Southeast Quarter of the Northeast Quarter (S1/2SE1/4NE1/4) of Section 29, Township 159 North, Range 100 West, Williams County, more particularly described as follows: Commencing at the East Quarter Corner of said Section 29, thence N.90(Degree)00'W along the East-West Quarter line a distance of 740.0 feet; thence N.0(Degree)00'W along the West property line of William R. Larson Post #6139 VFW Club a distance of 299.31 feet to the true point of beginning; thence S.80(Degree)37'53"W along the North R.O.W. line of Highway #50 a distance of 50.67 feet to a point; thence N.0(Degree)00'W a distance of 130.30 feet to a point located on the South R.O.W. line of abandoned Highway #85; thence N.86(Degree)25'40"E along said South R.O.W. line of Highway #85 a distance of 50.10 feet to a point; thence S.0(Degree)00'W a distance of 125.20 feet to the true point of beginning, containing 0.15 acres more or less.

          Item 45490. Grenora Electric Substation

               A parcel of land lying in the South Half of the Northwest

               Quarter (S1/2NW1/4) of Section Twelve (12), Township One Hundred Fifty-nine (159) North, Range One Hundred Three (103) West, more particularly described as follows:

               Beginning at a point 634 feet west of the northeast corner of the S1/2NW1/4 of Section 12, which point is on the quarter-quarter line between the N1/2NW1/4 and the S1/2NW1/4 of said Section 12; thence west along the said quarter-quarter line a distance of 70 feet; thence at right angles and south to the north boundary line of State Highway No. 50 a distance of 62.72 feet, more or less; thence 79(Degree)50' east which is also the north boundary line of State Highway No. 50 a distance of 71.11 feet, more or less; thence north 75.27 feet, more or less, to point of beginning, which tract contains .11 acre more or less.

          Item 45492. Ray Substation

               A tract of land in the Northwest Quarter of Section 16, Township 156 North, Range 97 West, Fifth Principal Meridian, Williams County, North Dakota, more specifically described as follows:

               Beginning at the Northeast corner of said Northwest Quarter of
               Section 16, thence due South along the quarter line a distance of
               506.1 feet, thence due West a distance of 227.5 feet to a point, thence South 63(Degree)12' West a distance of 91.1 feet to a point, thence North 39(Degree)20' West a distance of 58.40 feet to the POINT OF BEGINNING, thence continuing North 39(Degree)20' West a distance of 45.41 feet, thence North 51(Degree)12' East a distance of 116 feet, thence South 26(Degree)48' East a distance of 41.14 feet, thence South 48(Degree)26' West a distance of
               107.09 feet to the POINT OF BEGINNING.

          Item 45493. Tioga Electric Switching Station

               An undivided seven-ninths (7/9) interest in and to a square tract of land in the SE1/4 of Section 23, Township 157 North, Range 95 West, described as follows: Beginning at a point 1112 feet west and 33 feet north of the southeast corner of Section 23, thence in a westerly direction parallel to the southern section line of said section a distance of 417 feet, thence north at a 90(Degree)angle a distance of 417 feet, thence east at a 90(Degree) angle a distance of 417 feet, thence south at a 90(Degree) angle a distance of 417 feet to the point of beginning, containing four acres, more or less, excepting and reserving unto the grantors herein all of the oil, gas and other minerals, together with right of ingress and egress.

          Item 45494. Tioga Substation Site

               Outlot No. One (#1) of the Southeast Quarter of the Southeast Quarter of the Southeast Quarter (SE1/4SE1/4SE1/4) Section Twenty-Two (22) Township One Hundred Fifty-Seven (157) North of Range Ninety-Five (95) West of the Fifth Principal Meridian, Williams County, North Dakota, as shown on Exhibit "A" hereto attached and hereof made a part.

          Item 49127. Tioga Distribution Substation

               Lots 10 and 11, Block 18, Simon's Addition, City of Tioga.

          Item 49128. Tioga District Office

               Lot Twelve (12) in Block Eighteen (18) of Simon's Addition to the Village (now City) of Tioga, North Dakota, according to the recorded plat thereof.

          Item 45496. Williston Warehouse

               Lots 1, 2, 3, 4 and the East 15 feet of Lot 5, Block 11, Wittmeier's 2nd Addition, less the vacated alley South thereof;

               Lot 6, Block 10, Wittmeier's 2nd Addition, including the North half of the vacated alley adjacent thereto;

               All of vacated 11th Avenue West lying between Lot 6, Block 10, and Lot 1, Block 11, Wittmeier's 2nd Addition and that portion of vacated 11th Avenue West described as follows:

               Commencing at the Southwesterly corner of Lot 6, said Block 10; thence Southerly along the Westerly line of said Lot 6 extended for ten feet to the center line of the vacated alley adjacent to said Lot 6; thence Northwesterly in a straight line to the Southeast corner of Lot 1, said Block 11; thence Easterly in a straight line to the point of beginning;

          Item 45497. Williston Office Building Site

               The West Half of Lot 4 and the East 25 Feet of Lot 5 in Block 23 of Bruegger's Second Addition to the town (now City) of Williston, North Dakota, according to the recorded plat thereof on file in the office of the Register of Deeds of said County.

               The West 25 feet of Lot 5 and all of Lots 6, 7 and 8 in Block 23 of Bruegger's Second Addition to the City of Williston, North Dakota, according to the recorded Plat thereof on file in the office of the Register of Deeds of said County.

               East Half (E1/2) of Lot Four (4) and West Half (W1/2) of Lot Three (3), Block Twenty-three (23), Bruegger's Second Addition to the City of Williston, North Dakota, together with all improvements thereon.

          Item 45498. S.E. Williston Substation

               A tract of land in the Northeast Quarter of the Southeast Quarter (NE1/4SE1/4) of Section Twenty-four (24), Township One Hundred Fifty-four (154) North, Range One Hundred One (101) West of the Fifth Principal Meridian. Said tract containing one acre more or less and being more particularly described as follows:

               Commencing at a point on the East line of said Section Twenty-four (24), which point is 330.23 feet South of the East Quarter Corner of said Section Twenty-four (24), thence South 89(Degree)49' West a distance of 223.38 feet to a point, thence South, parallel to the East line of said Section Twenty-four
               (24), a distance of 195.0 feet, thence North 89(Degree)49' East a distance of 223.38 ft. to a point on the East Section line, thence North along said East Section line, a distance of 195 feet to the point of beginning, subject to easements, rights of way and repurchase agreement of record. Except reservation of minerals as contained in deed recorded in Book 193 of Deeds, page 614, Williams County Records.

          Item 45499. Williston Gas Regulator Station

               Beginning at a point Sixty-Six feet (66') west of the Northwest Corner of Lot Four (4) in Block Four (4) of Wittmeir's Second Addition to Williston, extending Fifty feet

               (50') west, thence south One Hundred Feet (100') in parallel of the west line of Lot Four (4) in Block Four (4) of Wittmeir's Second Addition to Williston, thence east Fifty feet (50') thence north One Hundred Feet (100') to the point of beginning.

          Item 45500. Williston Gas Regulator Station

               A plot fifteen (15) feet by fifteen (15) feet, part of Lot Ten
               (10), Block Five (5), Marmon Addition to the City of Williston, described as follows:

               Beginning at a point on the east line of Lot Ten (10), fifty (50) feet north of the south line of Lot Ten (10), thence west fifteen
               (15) feet in a line parallel to south line of Lot Ten (10), thence south fifteen (15) feet in a line parallel to east line of Lot Ten (10) thence east fifteen (15) feet in a line parallel to south line of Lot Ten (10) thence north fifteen (15) feet along the east line of Lot Ten (10) to the point of beginning. Reserving, however, to the party of the first part, his heirs, executors or assigns, the hereinbefore described premises in fee and absolutely forever, whenever the same shall be abandoned by the said party of the second part, or its assigns, or used for any other purpose than location of gas regulator station.

          Item 45501. Williston Electric Generating Plant and Warehouse

               The Lots One (1), Two (2), Three (3), Four (4), Five (5), Six
               (6), Seven (7), Eight (8), Nine (9) and Ten (10), inclusive, in Block Twelve (12), being the entire Block Twelve (12), of Wittmeier Addition to the City of Williston, North Dakota;

               The Lots One (1), Two (2), Three (3), Four (4), Five (5), Six
               (6), Seven (7), Eight (8) and Nine (9), inclusive, in Block Nine
               (9), being the entire Block Nine (9), of Wittmeier Second Addition to the City of Williston, North Dakota;

               The Lots One (1), Two (2), Three (3), Four (4), Five (5) and Eight (8), inclusive, of Block Ten (10), of Wittmeier Second Addition to the City of Williston, North Dakota; all according to the recorded plats thereof in office of Register of Deeds within and for said County;

               Less: Lots 1, 2 and the East 20 feet of Lot 3, Block 12,

               Wittmier Addition to the City of Williston, and the East 120 feet of Lots 9 and 10, Block 12, Wittmier Addition to the City of Williston (all of which may be described as the East 120 feet of Block 12, Wittmier Addition to the City of Williston).

          Item 45502. Williston Electric Generating Plant and Warehouse

               The East 120 feet of the vacated alley in Block 12 of the Wittmeier Addition, being an alley 20 feet in width which was vacated by that certain Resolution dated October 21, 1929, filed October 22, 1929, and recorded in Book V of Miscellaneous, at page 561, Document No. 190032 in the Register of Deeds Office, all in Wittmeier Addition to the City of Williston, North Dakota, according to the original recorded plat thereof.

          Item 45503. Williston Gas Regulator Station

               A plot fifteen (15) feet by fifteen (15) feet, part of Lot Twenty-one (21), Block Three (3), Original Townsite of the City of Williston, described as follows:

               Beginning at the southeast corner of Lot Twenty-one (21), Block Three (3) Original Townsite, thence fifteen (15) feet in a westerly direction along the south line of Lot Twenty-one (21) thence fifteen (15) feet in a northerly direction in a line parallel to the east line of Lot Twenty-one (21) thence fifteen
               (15) feet in an easterly direction in a line parallel to south line of Lot Twenty-one (21), thence fifteen (15) feet in a southerly direction along the east line of Lot Twenty-one (21) to the point of beginning.

          Item 45504. Williston Gas Regulator Station

               That part of Lot Seven (7) in Block Three (3) of Wegley Addition to the City of Williston, North Dakota, described as follows:
               Beginning at the Northwest corner of said Lot Seven (7), thence East on the North line of said Lot a distance of 12 feet; thence South at an angle of 90(Degree) a distance of 10 feet, thence West at an angle of 90(Degree)a distance of 12 feet, thence North at an angle of 90(Degree)a distance of 10 feet to the point of beginning. Being a tract 12 x 10 feet in the Northwest Corner of said Lot 7.

          Item 45505. Williston Gas Regulator Station

               A tract of land situated in the Northeast Quarter of the Northeast Quarter (NE1/4NE1/4) of Section Fourteen (14), Township One Hundred Fifty-four (154) North, Range One Hundred One (101) West of the 5th P.M., more particularly described as follows, to wit:

               Starting at the northeast corner of said Section Fourteen (14), thence south along the east section line a distance of six hundred eighty-two (682) feet to a point, thence at right angles and west parallel to the north section line a distance of eleven hundred (1100) feet to the TRUE POINT OF BEGINNING; thence at right angles south and parallel to the east section line a distance of thirty (30) feet; thence at right angles west and parallel to the north section line a distance of thirty (30) feet; thence at right angles north and parallel to the east section line a distance of thirty (30) feet; and thence at right angles east and parallel to the north section line a distance of thirty (30) feet, back to the true point of beginning; which said tract contains 0.02 acres, more or less, and being a parcel of land thirty (30) feet by thirty (30) feet in dimensions.

          Item 45506. Williston Northwest Substation Site

               A tract of land in the Southeast Quarter (SE1/4) of Section Fifteen (15), Township One Hundred Fifty-four (154) North, Range One Hundred One (101) West; said tract being described as follows:

               Commencing at a point on the North Line of said SE1/4 of Section 15, which point is 660 feet West of the East Quarter Corner of said Section, thence South, at right angles to said North Line, a distance of 200 feet, thence West at right angles a distance of 150 feet, thence North at right angles a distance of 200 feet, thence East, along the North Line of said SE1/4 of Section 15, a distance of 150 feet to the point of beginning.

          Item 45508. Northeast Williston Substation

               Lot 18 in Block 5 of ROSAAEN SUBDIVISION to the City of WILLISTON, North Dakota, according to the recorded Plat thereof on file in the office of the Register of Deeds for said County and State.

          Item 45509. Williston 115/230KV Substation Site

               Lot Eight (8) of Section Eighteen (18), Township One Hundred Fifty-four (154) North, Range One Hundred One (101) West, containing 56.75 acres, more or less.

          Item 46102; 47102; 48102. Williston Land Purchase

               The west 35.00 feet of Lot 5, and all of Lot 6 Block 22, Wittmeier Second Addition to the City of Williston.

          Item 49129. Williston Service Center (additional land)

               That part of the East one-half (E1/2) of the vacated 12th Avenue West which adjoins Lot 6, Block 11, Wittmeier Second Addition to the City of Williston.

BROWN COUNTY, SOUTH DAKOTA

          Item 45510. Frederick Electric Substation

               A tract of land in the Northeast quarter of the Northeast Quarter (NE1/4) (NE1/4) of Section Ten (10), Township One Hundred Twenty-seven (127), North, Range Sixty-four (64) West of the Fifth Principal Meridian (5th P.M.) designated as Lot One (1) of the Northeast Quarter (NE1/4) of the Northeast Quarter (NE1/4) of Section Ten (10) described as follows: Beginning at a point in the Northeast quarter of the Northeast Quarter of Section Ten, Township One Hundred Twenty-Seven, North, Range Sixty-four, West of the 5th P.M., that is, 1,226.3 ft. South and 53 ft. West of the Northeast corner of said Section 10, being on the West right-of-way line of Highway U.S. 281, thence South 0 degrees 07' West along the West right-of-way line of said highway U.S. 281 a distance of 50 ft., thence West a distance of 50 ft., thence North a distance of 50 ft., thence East a distance of 50.1 ft. to the point of beginning, containing .058 Acres, more or less.

BUTTE COUNTY, SOUTH DAKOTA

          Item 45512. Belle Fourche Gas Regulator Station

               A rectangular tract of land 18 feet north and south by ten feet east and west, described as follows: Beginning at the Northwest corner of Lot 10 of Block 43 of the City of Belle

               Fourche, South Dakota; running thence southeast along the west boundary line of said Lot 10, a distance of sixteen feet; thence at right angles and to the east ten feet, and thence at a right angle and toward the north, parallel with the west boundary line of said lot 10 a distance of sixteen feet to the north boundary line of said lot, thence westward along the north boundary line of said Lot 10 to the place of beginning.

          Item 45513. Belle Fourche Gas Regulator Station

               Lot "A" of Lot 10 and Lot "A" of Lot 9 of Block 12 in the City of Belle Fourche, Butte County, South Dakota, according to the Plat which was filed for record on the 24th day of May, 1960, at 2:05 o'clock, P.M., and recorded in Plat Book 7, Page 56, said tract sometimes referred to as Part "D" of Block 12 of the Original Townsite of Belle Fourche, Butte County, South Dakota.

CAMPBELL COUNTY, SOUTH DAKOTA

          Item 49130. Artas Distribution Substation

               Tract U-1, Beck Addition to Campbell County, South Dakota, located in the Southeast Quarter of the Southeast Quarter of the Southeast Quarter (SE1/4SE1/4SE1/4) of Section 20, Township 128 North, Range 74 West of the 5th Principal Meridian.

          Item 45514. Herreid Junction Electric Substation

               A tract or parcel of land in Section Twenty-six (26), Township One Hundred Twenty-eight North (128N), Range Seventy-six East
               (76E) described as follows: Beginning at a point common to Sections Twenty-two (22), Twenty-three (23), Twenty-six (26) and Twenty-seven (27) in Township One Hundred Twenty-eight North
               (128N), Range Seventy-six East (76E) thence East 83 feet, thence South 83 feet, thence West 83 feet, thence North 83 feet to the point of beginning. Situate in Campbell County, South Dakota.

          Item 45515. Herreid Electric Substation

               A certain tract of land located in the NW1/4NW1/4 of Section 8, in Township 127 North, of Range 76 West of the 5th Principal Meridian more particularly described as follows:

               Beginning at the northwest corner of Section 8, Township 127 North, Range 76 West of the 5th Principal Meridian, thence proceeding easterly along the north section line of Section 8 for a distance of 1148.00 feet, thence south a distance of 33.00 feet to the true point of beginning, thence east parallel to the north section line a distance of 140.00 feet, thence south parallel to the west section line a distance of 50.00 feet, thence west parallel to the north section line a distance of 140.00 feet, thence north parallel to the east section line a distance of
               50.00 feet to the true point of beginning, with said described tract of land comprised of 0.16 acres lying wholly within the Northwest 1/4 of the Northwest 1/4 of Section 8, Township 127 North, Range 76 West of the 5th Principal Meridian, County of Campbell, State of South Dakota, which tract shall hereafter be known as Tract A of the NW1/4NW1/4 of the aforesaid Section 8.


          Item 45516. Hague Junction Substation

               Lot One (1) in the Northeast Quarter of the Northeast Quarter (NE1/4NE1/4) of Section Twenty Seven (27) in Township One Hundred Twenty Eight (128) North, of Range Seventy Six (76) West, of the Fifth Principal Meridian, according to the recorded plat thereof, which Plat was filed for record in the office of the Register of Deeds of Campbell County, South Dakota on August 22, 1949 at 9:00 o'clock A.M. in Book 2 of Plats at Page 40 thereof.

          Item 45517. Pollock Junction Substation Site

               Lot Two (2), Mittleider Addition in the Northwest Quarter of the Northwest Quarter (NW1/4NW1/4) of Section Nine (9) in Township One Hundred Twenty-seven (127) North of Range Seventy-seven (77) West of the Fifth Principal Meridian.

CORSON COUNTY, SOUTH DAKOTA

          Item 45518. McIntosh Electric Substation

               A 250' x 200' tract of land situated in the Northeast Quarter (NE1/4) of Section Twenty-five (25), Township Twenty-three (23) North, Range Twenty-two (22) East of the Black Hills Meridian, Corson County, South Dakota, particularly described as follows:

               Commencing at a point 1812 feet west of the northeast corner of the NE1/4 of Section 25, Township 23 North, Range 22 East of the Black Hills Meridian, Corson County, South Dakota; thence south 250 feet; thence west 200 feet; thence north 250 feet; thence east 200 feet along the section line to the point of beginning.

          Item 45519. McIntosh Electric Substation

               A tract of land in Lot Three "A" (3A) of Subdivided Lot Three (3) of Outlot "G" of Milwaukee Land Company's plat of Outlots of McIntosh, South Dakota, said tract being located in the northwest corner of said lot and more particularly described as follows:

               Beginning at the northwest corner of said Lot 3A, thence easterly along the south line of Third Street a distance of 180 feet, thence southerly at right angles thereto a distance of 80 feet, thence westerly at right angles thereto a distance of 180 feet; thence northerly along the east line of Third Avenue East a distance of 80 feet to the point of beginning.

          Item 45520. Morristown Electric Substation

               LOT FOURTEEN (LOT 14) OF BLOCK TWENTY-SEVEN (27) OF THE ORIGINAL TOWNSITE OF MORRISTOWN, MORRISTOWN, SOUTH DAKOTA.

          Item 45521. Selfridge Junction Hi-Line

               A certain three (3) phase 14.4/24.9 KV Power line consisting of 106 poles and 107 spans erected and in place in a North-south direction extending for a distance of 6.0424 miles beginning on the southerly end at a point in the Northeast Quarter (NE1/4) of Section Nineteen (19); thence north along the east sides of Sections Eighteen (18), Seven (7) and Six (6), in township Twenty-two (22), Range Twenty-six (26) and Section Thirty-one
               (31), Thirty (30) and terminating on the north section line of Section Nineteen (19) in township Twenty-three (23), Range Twenty-six (26).

          Item 45522. Thunder Hawk Electric Substation

               A tract of land lying in the Northwest Quarter of the Northeast Quarter (NW1/4NE1/4) of Section Twenty-six (26),

               Township Twenty-three (23) North, Range Seventeen (17) East of the Black Hills Meridian, Corson County, South Dakota, the boundaries of which are described as follows, to-wit:

               Beginning at the northeast corner of said Section 26, thence west along the north line of said section 26, a distance of 1460.0 feet, thence south at right angles to the north line of said section 26, a distance of 100 feet to the point of beginning of the tract to be described, thence continuing south 75 feet, thence west 75 feet, thence north 75 feet, thence east 75 feet, to the point of beginning. Said described tract contains a total of 0.13 acres more or less.

          Item 45523. Watauga Substation Site

               Tract U-1, Soebbing Addition to Corson County, located in the NW1/4 NE1/4, Section 32, Township 23 North, Range 21 East, B.H.M., Corson County, South Dakota, and more particularly described as follows: Beginning at a point located on the north line of Section 32, T23N, R21E and said point being S89(Degree)59'00"W a distance of 1,826.67 feet from the northeast corner of said Section 32; thence S89(Degree)59'00"W along the north line of said Section 32 a distance of 100 feet; thence S0(Degree)1'00"E a distance of 100 feet; thence N89(Degree)59'00"E a distance of 100 feet; thence N0(Degree)01'00"W a distance of 100 feet to the point of beginning, containing 0.23 acre, more or less.

EDMUNDS COUNTY, SOUTH DAKOTA

          Item 45524. Bowdle Electric Substation

               A tract of land bounded by a line beginning at the southeast corner of Section 16, Township 123 North, Range 73 West, Fifth P.M., and running thence north on the section line 256.4 feet, thence west 256.4 feet, thence south 256.4 feet to the south section line, thence east on said section line 256.4 feet to the point of beginning, subject to the regular public road right of way in said tract. Said tract contains 1.51 acres, more or less.

          Item 45525. Bowdle Electric Substation Addition

               A tract of land in the Southeast Quarter (SE1/4) of Section Sixteen (16), Township One Hundred Twenty-three (123)

               North, Range Seventy-three (73) West of the 5th P.M., more particularly described as follows:

               Commencing at a point 256.4 feet north of the southeast corner of the SE1/4 of Section 16, Township 123 North, Range 73 West; thence north 85 feet along the east section line of said section, thence west 256.4 feet parallel to the south section line of said section, thence south 85 feet parallel to the east section line of said section, thence east 256.4 feet parallel to the south section line of said section to the point of beginning; this tract containing .50 acres, more or less.

          Item 45526. Bowdle Substation Site

               All of Outlot Five (5) located in the Southeast Quarter (SE1/4) of Section Twenty-one (21), Township One Hundred Twenty-three
               (123) North, Range Seventy-three (73) West, in the City of Bowdle, except that portion previously deeded to South Dakota Highway Department and known as Lot H-2 of said Outlot Five (5).

          Item 49131. Bowdle Border Station

               A tract of land located in the NE1/4NE1/4NE1/4NE1/4, Section 20, Township 123 North, Range 73 West, 5th P.M., more particularly described as follows:

               Tract U-1, M.D.U. Addition to Edmunds County, South Dakota, which plat is filed in the office of the Edmunds County Register of Deeds.

          Item 45527. Hosmer Electric Substation

               All that part of the Southeast Quarter of the Southeast Quarter (SE1/4 SE1/4) of Section Three (3), Township One Hundred Twenty-four North (T.124 N.) Range Seventy-three West (R.73 W.) of the Fifth Principal Meridian (5th P.M.), Edmunds County, South Dakota, that lies within and is bounded by the following described traverse:

               Beginning at a point that lies thirty-three (33) feet west of the east line of said section three (3), said point also being thirty-three (33) feet north of the south line of said section three (3); thence bearing north eighty-nine degrees, fifty-eight minutes west (N.89-58'W.) parallel to the south line of said section three (3) a distance of sixty-seven (67) feet; thence bearing north zero degrees east (N.0-00'E.) parallel to the east line of said section three (3) a distance of sixty-seven (67) feet; thence bearing south eighty-nine degrees, fifty-eight minutes east (S.89-58'E.) a distance of sixty-seven (67) feet; thence bearing south zero degrees west (S.0-00'W.) a distance of sixty-seven (67) feet to the point of beginning.

               The above described tract of land contains one hundred three thousandths (0.103) acres, more or less, and known as Lot "A" of SE1/4SE1/4 of Section Three (3) Township One Hundred Twenty-four North (T.124 N.), Range Seventy-three West (R.73 W.)

          Item 45528. Hosmer Substation Site

               A tract of land in the Southwest Quarter of the Southeast Quarter (SW1/4SE1/4) in Section Two (2), Township One Hundred Twenty-four
               (124) North, Range Seventy-two (72) West in Edmunds County, South Dakota, more particularly described as follows:

               Commencing at a point One Thousand Four Hundred Seventy (1470) feet West and Seventy-five (75) feet North of the Southeast corner of the said SE1/4, thence West parallel to the South line of said SE1/4 a distance of One Hundred Fifty (150) feet, thence North parallel to the East line of said SE1/4 a distance of One Hundred Fifty (150) feet, thence East parallel to the South line of said SE1/4 a distance of One Hundred Fifty (150) feet, thence South parallel to the East line of said SE1/4 a distance of One Hundred Fifty (150) feet to the point of beginning.

          Item 45529. Ipswich Electric Substation

               Lots One (1) and Two (2) in Grove Hill Addition to Ipswich, South Dakota.

          Item 45530. Ipswich Substation

               A tract of land in the Northwest Quarter (NW1/4) of Section Twenty-two (22), Township One Hundred Twenty-three (123) North, Range Sixty-eight (68) West, more particularly described as follows:

               Commencing at the Northwest Corner of the Northwest

               Quarter (NW1/4) of said Section Twenty-two (22), thence east along the north section line 660 feet; thence due south 660 feet; thence due west 660 feet; to the west line of said section; thence due north along the west section line 660 feet to the point of beginning.

          Item 46103; 47103; 48103. Roscoe Substation Site

               A 100' X 100" parcel located in the NW1/4NW1/4 of Section 19, Township 123 North, Range 70 West, Edmunds County, South Dakota, beginning at a point located 33' South and 33' East of the Northwest Corner of said NW1/4NW1/4 of Section 19; thence due East a distance of 100 feet; thence due South a distance of 100 feet; thence due West a distance of 100 feet; thence due North a distance of 100 feet to the point of beginning, subject to a previously granted 17' wide roadway easement to Edmunds County, South Dakota.

FAULK COUNTY, SOUTH DAKOTA

          Item 45532. Seneca Electric Substation

               Lot A of the NW1/4 of Section Ten (10), Township 118 North, Range 73, West of the 5th P.M., also described as a tract of land lying in the NW1/4NW1/4 of Section Ten (10), Township 118 North, Range 73, West of the 5th P.M., Potter County, South Dakota, the boundaries of which are described as follows, to-wit:

               Beginning at a point 100 feet south and 33 feet east of the northwest corner of said Sec. 10, and thence east 100 feet, thence south 50 feet, thence west 100 feet, thence north 50 feet to the point of beginning, which tract contains 0.12 acres, more or less.

GRANT COUNTY, SOUTH DAKOTA

          Item 45533. Big Stone Power Plant

                                    Parcel 1
               All of Section Twelve (12), Township One Hundred Twenty-one (121) North, Range Forty-seven (47) West of the Fifth Principal Meridian.

               LESS

               Parcel A in the SW 1/4 of Section 12, Township 121 North, Range 47 West, Grant County, South Dakota, and Parcel B in the SE 1/4 of Section 11, Township 121 North, Range 47 West, Grant County, South Dakota.

                                    Parcel 2
               All of Section 7, Township 121, Range 46, except approximately 6 acres in the NE corner of SE1/4 thereof deeded to the Big Stone City Cemetery Association by that certain deed of record in the office of the Register of Deeds of Grant County, South Dakota, Volume 16 of Deeds at page 544.

                                    Parcel 3
               E1/2 of Section 11, Township 121, Range 47, except the NW1/4 of NE1/4 thereof.

               LESS

               Parcel B in the Southeast Quarter (SE 1/4) of Section Eleven
               (11), Township One Hundred Twenty-One (121) North, Range Forty-Seven (47) West of the Fifth Principal Meridan, Grant County, South Dakota, according to the recorded plat thereof.

                                    Parcel 4
               The following described lands in the E1/2 of Section 18, Township 121, Range 46:

               The NE1/4 North of the Road known as the Yellowstone Trail except the Cheese Company Outlot as the plat of the same is filed in the office of the Register of Deeds of Grant County, South Dakota in plat envelope #725.

               AND

               The West 1613 feet of that part of the NE1/4 of Section 18, Township 121, of Range 46, lying South of the highway known as the Yellowstone Trail, passing in an easterly direction through said quarter, excepting that part deeded for cemetery purposes to St. Charles Catholic Church of Big Stone City, which deed was filed for record at 6:00 P.M., October 31, 1884, and was recorded in Vol. 6, page 230. The above deeded land containing 20 acres more or less.

               AND

               SE1/4 of said Section 18, Northerly of the present right of way of the Chicago, Milwaukee, St. Paul and Pacific Railroad including that part of Outlot 47 (which is also described as the NE1/4 of SE1/4 except Outlot 48) and including the abandoned right of way of the Chicago, Milwaukee, St. Paul and Pacific Railroad Company.

               All of the W1/2 of Section 18, Township 121, Range 46 except Hays Outlot which is filed in the office of the Register of Deeds of Grant County, South Dakota in plat envelope #719; and a tract of land 16 rods wide east and west and 45 rods long north and south located in the extreme southwest corner of the NW1/4 of the SW1/4 of Section 18, in Township 121 North, Range 46, also described by metes and bounds as follows: Commencing at the Southwest corner of the NW1/4 of the SW1/4 of Section 18, in Township 121, Range 46, thence North 45 rods, thence East 16 rods, thence South 45 rods, thence West 16 rods to the place of beginning; and also the SW1/4 of the SW1/4.

               LESS

               The West 500 feet of the South 403 feet of the North 2351 feet of the Southwest 1/4 of Northeast 1/4 of Section 18, Township 121, Range 46, EXCEPTING that part deeded for cemetery purposes to St. Charles Catholic Church of Big Stone City, which deed was filed for record of 6:00 p.m. on October 31, 1884 and was recorded in Volume 6, page 230. AND the East 140 feet, of the South 403 feet, of the North 2351 feet of the Southeast 1/4 of the Northwest 1/4 of Section 18, Township 121, Range 46. Said parcel contains 2.92 acres, more or less.


                                 Parcels 5 and 6
               N1/2 of Section 13, Township 121, Range 47 North of Whetstone Creek, more particularly described as follows:

                        The NE1/4of NE1/4;
                        That part of the SE1/4 of NE1/4 which is North and East of Whetstone Creek;
                        The NW1/4 of NE1/4;
                        The SW1/4 NE1/4, North and West of Whetstone Creek; The E1/2 of NW1/4, North and West of Whetstone Creek; The W1/2 of NW1/4

               AND

               The E1/2 of NE1/4 of Section 14, Township 121, Range 47.

                                    Parcel 7
               The South 150 feet of Lot One (1) and the North 150 feet of the South 300 feet of Lot One (1) except the West 700 feet thereof in
               Section 8, Township 121, Range 46, and the North 150 feet of the SW1/4 NW1/4 of Section 8, Township 121, Range 46 (including Outlot 67 of Big Stone City), except parts thereof deeded to Grant County and to the State of South Dakota for highway purposes. Reserving, however, to the grantor the right to use the surface of said land, not used by the grantee, except that no structures shall be placed thereon.

                                    Parcel 8
               All of Outlot Sixty-eight "A" (68A) except the east 225 feet thereof, and all of Outlot Sixty-eight "B" (68B), in the City of Big Stone, Grant County, South Dakota.

HUGHES COUNTY, SOUTH DAKOTA

          Item 49132. Pierre Regulator Station

               Lot AR2, being a part of the North Half of the Southeast Quarter of the Southeast Quarter (N1/2SE1/4SE1/4) of Section Twenty seven
               (27), in Township One Hundred Eleven (111), Range Seventy-nine
               (79), West of the 5th P.M., Hughes County, South Dakota.

          Item 49133. Pierre North Border Station

               Lot 7 of Hunsley's Outlot located in the SE1/4 of Section 18, Township 111 North, Range 78 West of the Fifth Principal Meridian.

LAWRENCE COUNTY, SOUTH DAKOTA

          Item 50105. Lead Above Ground Valve

               MDU Lot of Block Q, Moulton Terrace Addition to the City of Lead, being a portion of the Matey Mae Fraction patented lode mining claim, M.S. 1579 and the Moulton patented lode mining claim, M.S. 512, all as shown on that certain plat recorded in the Office of the Lawrence County Registar of Deeds as Document Number 2000-4514, and comprising .01 acres, more or less.

          Item 45535. Lead Regulator Station Site

               A right of way six (6) feet in width for the purpose of laying, constructing, operating, maintaining, repairing, and removing a gas pipe line, including necessary pipes and equipment, being three feet on each side of the center line thereof as the same has been surveyed and constructed through, over, under, across, and upon the following named lode mining claims, designated by the Surveyor General of South Dakota as the following respective Survey Numbers, and situated in the County of Lawrence, State of South Dakota, to wit:

               Cashier Lode, Mineral Survey No. 243; Hiawatha Fraction Lode, Mineral Survey No. 1017; Flower of the Hills Lode, Mineral Survey No. 521; Carrie Chambers Lode, Mineral Survey No. 954A; Palestine Lode, Mineral Survey No. 1036; and Crown Point Lode, Mineral Survey No. 514;

          Item 45536. Lead Regulator Site

               A tract of ground situated on the Baxter Lode, Mineral Survey No. 550, the northeast corner of which tract lies in a southeasterly direction from Corner No. 3 of said Baxter Lode about three hundred eighty feet, and running thence southwesterly twenty feet, thence southeasterly twenty feet, thence northeasterly twenty feet, and thence northwesterly twenty feet to the place of beginning; upon which tract is now situated what is known as the Gold Run Creek Regulator Station;

               A tract of ground situated on the Hiawatha Fraction Lode, Mineral Survey No. 1017, and the Cashier Lode, Mineral Survey No. 243, the southwest corner of which tract lies in a northwesterly direction from Corner No. 5 of said Hiawatha Fraction Lode about three hundred ten feet, and running thence northerly fifteen feet, thence easterly twenty-five feet, thence southerly fifteen feet, and thence westerly twenty-five feet to the place of beginning; upon which tract is now situated what is known as the Homestake Mine Shop Regulator Station;

               A tract of ground situated on the Big Horn Lode, Mineral Survey No. 1020, the southwest corner of which tract lies in a northeasterly direction from Corner No. 2 of said Big Horn Lode about one hundred eighty feet, and running thence northeasterly twenty-five feet, thence northwesterly twenty feet, thence southwesterly twenty-five feet, and thence southeasterly twenty feet to the place of beginning; upon which tract is now situated what is known as the Big Horn Lode Regulator Station;

               A tract of ground situated on the Black Hills Eagle No. 1 Lode, Mineral Survey No. 1579, the northeast corner of which tract lies in a southerly direction from Corner No. 3 of said lode about one hundred fifteen feet, and running thence southwesterly twenty feet, thence southeasterly forty-five feet, thence northeasterly twenty feet, and thence northwesterly forty-five feet to the place of beginning; upon which tract is now situated what is known as the High Pressure Regulator Station on Poorman Road.

          Item 45537. Lead Regulator Site (R/W only)

               A parcel of ground the southwest corner of which lies in a southeasterly direction from Corner No. 2 of the Echo lode, M.S. 879, about 60 feet. Thence, in a northeasterly direction about 12 feet; thence in a northwesterly direction about 12 feet; thence, in a southwesterly direction about 12 feet; thence, in a southeasterly direction about 12 feet to place of beginning.

          Item 45538. Lead Regulator Site (R/W only)

               A tract of ground situated on the Nun Such Lode, Mineral Survey No. 353, the Northeast corner of which tract bears South 89(Degree) 46' East 122.56 feet from Corner No. 5 of said Nun Such Lode, and running thence South 26(Degree) 23' West 20.00 feet, thence North 63(Degree) 37' West 20.00 feet, thence North 26(Degree) 23' East 20.00 feet, and thence South 63(Degree) 37' East 20.00 feet to the place of beginning, and containing an area of nine-thousandths (.009) of an acre.

          Item 45539. Lead Regulator Site (R/W only)

               A tract of ground situated on the Acme Lode, Mineral Survey No. 741, described as follows:

               Beginning for Corner No. 1 of said tract at Corner No. 1 of said Acme Lode, and running thence South 85(Degree) 51' West 21.00 feet to Corner No. 2, thence South 32(Degree) 14' East 14.00 feet to Corner No. 3, thence North 69(Degree) 37' East 18.92 feet to Line 1-6 of said Acme Lode, for Corner No. 4, and thence North 32(Degree) 14' West 8.00 feet to place of beginning, and containing an area of five-thousandths of an acre.

          Item 45542. Spearfish Office Building

               The West Half (1/2) of lot one (1) in block forty-one (41) in the City of Spearfish, Lawrence County, South Dakota.

          Item 45543. Spearfish Gas Regulator Station

               Lot Number Six (6) in Block Number Forty (40) in Ramsdells Addition to the City of Spearfish, Lawrence County, South Dakota according to the official Plat thereof recorded with the Register of Deeds of said County and State.

               LESS: A part of Lot 6, Block 40, Ramsdell's Addition to the City of Spearfish, more particularly described as follows:

               Beginning at the southwest corner of said Lot 6, thence northeasterly along the southeasterly line of said Lot 6 a distance of thirty-five (35') feet to the point of beginning of the tract to be conveyed; thence continuing along the southeasterly line of said Lot 6 a distance of twenty-seven and three tenths (27.3') feet to the southeasterly corner of said Lot 6, thence north along the east line of said Lot 6 to the northeast corner of said Lot 6, thence southwesterly along the northwesterly line of said Lot 6 a distance of thirty-seven and eight tenths (37.8') feet to a point which is thirty-five (35') feet from the northwest corner of said Lot 6, thence southeasterly a distance of fifty (50') feet to the point of beginning. Said tract containing approximately .037 acres, more or less.

          Item 45544. Spearfish Gas Regulator Station

               THE EAST SIXTEEN (16) FEET, OF THE SOUTH TWENTY (20) FEET OF LOT TEN (10) IN BLOCK NUMBERED TEN (10) OF THE WEST ADDITION TO THE CITY OF SPEARFISH.

          Item 45545. Spearfish Gas Regulator Station

               Starting at Point 1; the south-east corner of Lot 9, Block 30, Original Townsite, Spearfish, South Dakota and following in a northerly direction along the east lot line on Lot 9 for a distance of 10' to point #2. From Point #2 follow in a westerly direction on a line that is 90 deg. from the east lot line of Lot #9 for a distance of 10' to Point #3. From Point #3 follow in a southerly distance on an angle parallel to the east lot line of Lot #9 for a distance of 10' to Point #4 which will be on the south lot line of Lot #9.

          Item 45547. Spearfish Gas Regulator Station

               Fraction Block 82 in the Original Town, Now City, of Spearfish as shown on the recorded Plat thereof in the Office of the Register of Deeds, of Lawrence County, South Dakota.

McPHERSON COUNTY, SOUTH DAKOTA

          Item 45550. Greenway Electric Switching Station

               A parcel of land in the Southeast corner of the Southeast Quarter (SE1/4) of Section Twenty-three (23), Township One Hundred Twenty-eight (128) North, Range Seventy-three (73) West, of the 5th, Principal Meridian, more particularly described as follows:

               Commencing at a point in the Southeast corner of said Section, Township, and Range, 56 feet North and 33 feet West to a point, thence running West parallel with Section line a distance of 150 feet, thence running North a distance of 148.5 feet, thence running East a distance of 150 feet, thence running South parallel with Section line a distance of 148.5 feet to the point of beginning, containing .51 acres, more or less.

          Item 45551. Hillsview Electric Substation

               All that part of the Southeast Quarter of the Southeast Quarter (SE1/4SE1/4) of Section Two (2), Township One Hundred Twenty-five North (T.125 N), Range Seventy-three West (R.73W) of the Fifth Principal Meridian (5th P.M.) McPherson County, South Dakota, that lies within and is bounded by the following described traverse:

               Beginning at a point that lies Thirty-three (33) feet West of the east line of said Section Two (2), said point also lying Fifty
               (50) feet North of the south line of said Section Two (2); thence bearing north eighty-nine degrees, Fifty-five minutes West (N.89-55'W.) parallel to the south line of said Section Two (2) a distance of Sixty-seven (67) feet; thence bearing North zero degrees east (N.0-00'E) parallel to the East Line of said Section Two (2) a distance of Fifty (50) feet; thence bearing south Eighty-nine degrees, fifty-five minutes East (S.89-55'E.) a distance of Sixty-seven (67) feet; thence bearing South zero degrees West (S.0-00'W.) a distance of Fifty (50) feet to the point of beginning.

               The above described tract of land contains seventy-seven thousandths (0.077) acres, more or less, and known as Lot "A" of SE1/4SE1/4 of Section Two (2), Township One Hundred Twenty-five North (T.125N) Range Seventy-three West.

          Item 45552. Hillsview Substation Addition

               A tract of land in the Southeast Quarter (SE1/4) of Section

               Two (2), Township One Hundred Twenty-five (125) North, Range Seventy-three (73) West more particularly described as follows, to wit:

               Beginning at a point Thirty-three (33) feet West and One Hundred
               (100) feet North of the Southeast corner of said SE1/4, thence due North a distance of One Hundred (100) feet, thence due West a distance of One Hundred Fifty (150) feet, thence due South a distance of One Hundred Fifty (150) feet, thence due East a distance of Eighty-three (83) feet to the Southwest corner of Lot "A", thence North along the West line to the Northwest corner of Lot "A", thence East along the North line of Lot "A" to the point of beginning. Containing .439 acres more or less.

MEADE COUNTY, SOUTH DAKOTA

          Item 45553. Sturgis Regulator Site

               West Forty feet (40') of Lot Six (6), Block No. Two (2) of Rodebank's Addition to the City of Sturgis, according to the accepted plat thereof on file in the office of the Register of Deeds for said County.

          Item 45554. Meade County Regulator Station

               A parcel of land lying in the Northeast Quarter of the Northwest Quarter of Section 11, in Township 2 North, Range 8, East of the Black Hills Meridian, in Meade County, South Dakota, described as follows:

               Beginning at the Northwest corner of said Section 11, thence running East along the North boundary line of said Section 11 a distance of 1416 feet, thence South parallel with the West boundary line of said Section 11 a distance of 33 feet to the true point of beginning, thence South parallel with the West boundary line of said Section 11 a distance of 70 feet, thence East parallel with the North boundary line of said Section 11 a distance of 50 feet, thence North parallel with the West boundary line of said Section 11 a distance of 70 feet, thence West parallel with the North boundary line of said Section 11 a distance of 50 feet to the true point of beginning, said parcel containing .08 acre, more or less; it being the intention of this conveyance to exclude a strip of land 33 feet in width along the North boundary of the herein-described parcel of land, which is surveyed and designated as a public roadway.


PENNINGTON COUNTY, SOUTH DAKOTA

          Item 50106. Rapid City Gas Regulator Station

               Lot 1 of Dan's Supermarket Tract Revised Located in Block 66 of the Original Townsite of Rapid City, Pennington County, South Dakota.

               LESS

               Lot H1 in Lot 1 of Dan's Supermarket Tract revised, located in Block 66 of the Original Townsite of Rapid City, Pennington County, South Dakota. Said Lot H1 contains 234 sq. ft., more or less.

          Item 50107. Rapid City Service Center

               Lot 1 of MDU Subdivision, as depicted on the Plat recorded at the Pennington County Register of Deeds office at Plat Book 29, Page 220.

          Item 45555. Rapid City Gas Regulator Station

               The rear 15 Feet of Lot 19, Block 16, Flormann Addition to Rapid City, South Dakota, according to the accepted and recorded plat thereof on file and of record in the office of the Register of Deeds of said County of Pennington, South Dakota.

          Item 45556. Rapid City Gas Regulator Station

               Beginning at the Northwest corner of Lot 1 of Block 14 in Boulevard Addition to the City of Rapid City, South Dakota, and running South along the West line of said Lot 1, a distance of 25 feet; thence due East a distance of 16 feet. Thence due North a distance of 25 feet, to the North line of said Lot 1; thence due West a distance of 16 feet, to the point of beginning.

               It being intended to convey a tract of land in the Northwest Corner of said Lot 1, 25 feet North and South, and 16 feet

               East and West.

          Item 45557. Rapid City Gas Regulator Station

               A tract of land located in the Southwest Corner of Lot Twelve in Block Eighty-one of the Original Townsite of the City of Rapid City, South Dakota, described as follows:

               Beginning at the Southwest corner of the said Lot 12, Block 81, and running thence East along the South line of said Lot a distance of ten feet; thence North parallel to the West line of said Lot 12, a distance of ten feet; thence West parallel to South line to the West line of said Lot 12 a distance of ten feet; thence South along the West line of said Lot 12 a distance of ten feet to the point of beginning, it being intended to convey a tract of ground in the Southwest Corner of said Lot Twelve 10 feet wide and 10 feet long.

          Item 45558. Rapid City Gas Regulator Station

               That part of Lot Ten (10) in Block One Hundred Twelve (112) of the Original Townsite of the City of Rapid City, South Dakota, described as follows:

               Beginning at the Southwest corner of said Lot Ten (10); thence North along the West line of said lot thirteen and two-tenths (13.2) feet; thence East and parallel to the South line of said lot eighteen (18) feet; thence South and parallel to the West line of said lot thirteen and two-tenths (13.2) feet to the South line of said lot; thence West along the South line of said lot eighteen (18) feet to the point of beginning.

          Item 45559. Rapid City Gas Regulator Station

               Lot Eight (8) in Block Seven (7) of Schnasse's Addition to the City of Rapid City.

               Beginning at the southwest corner of said Lot 8, thence north along the west boundary of said Lot, a distance of sixteen (16) feet; thence east parallel with the south boundary of said Lot, for a distance of sixteen (16) feet; thence south parallel with the west boundary of said Lot a distance of sixteen (16) feet to the south boundary of said Lot; thence west along the south boundary of said Lot, a distance of sixteen (16) feet to the point of beginning.

          Item 45560. Rapid City Gas Regulator Station

               That portion of Lot One (1) in Block Eighteen (18) of Gateway Addition to the City of Rapid City, Pennington County, South Dakota, described as follows:

               Beginning at the northwest corner of the said lot One (1) and running thence south along the west line of the said lot a distance of twenty (20) feet, thence east at right angles to the said west line of the said lot, a distance of forty (40) feet, thence north to the north line of said lot, a distance of twenty
               (20) feet, thence west along the north line of the said lot a distance of forty (40) feet, to the point of beginning, it being intended to convey a tract of land twenty feet wide and forty feet long in the northwest west corner of the said lot;

               Less: The east five feet of a tract of land twenty feet by forty feet located in the northwest corner of Lot One, Block Eighteen, Gateway Addition to Rapid City.

          Item 45561. City Service Center

               Lots 1 to 8, inclusive in Block Sixteen (16), and the Lots 1 to 30, inclusive, in Block Seventeen (17), of the Brennan & Sweeney's Addition to the City of Rapid City, in Pennington County, South Dakota; plus parts of vacated Sacramento, Brennan & East St. Joseph - vacated alley block 17 & 1/2 block 16.

               LESS:

               Lot H-1 Lots 5,6,7 and 8 Block 16 in Brennan & Sweeney's Addition to the City of Rapid City, Pennington County, South Dakota, as shown by plat made by Wallace L. Larsen, Registered Land Surveyor, under date of November 10, 1967; said plat to be filed in the office of the Register of Deeds, Pennington County, South Dakota. Said Lot H-1 contains 0.181 acre, more or less.

               LESS:

               Lots Five (5) through Eight (8) and the South Ten Feet (S10') of the alley abutting Lot Five (5) of Block Sixteen (16) of the Brennan and Sweeny Addition to the City of Rapid City; and Lot B Revised of Tract 32 of Rapid City Greenway Tracts (formerly known as: the northeast corner of Block

               Seventeen (17) of Brennan and Sweeny Addition consisting of approximately 16,000 square feet, more or less) as depicted on the Plat recorded at the Pennington County Register of Deeds office.

          Item 45562. Rapid City Gas Regulator Station

               A portion of Lot Twelve in Block Forty of the West Boulevard Addition to Rapid City, South Dakota, described by metes and bounds as follows: Commencing at the Northeast Corner of said Lot 12; thence 12 feet along the North line of said Lot; thence due South 10 feet; thence due East 12 feet to the East line of said Lot; thence North along the East line of said Lot 10 feet to the point of beginning.

          Item 45563. Rapid City Gas Regulator Station

               A tract of land in Lot Thirty-nine (39) of Block One (1) of Robbinsdale Addition to the City of Rapid City, Pennington County, South Dakota described as follows:

               Beginning at the Northeast corner of said Lot Thirty-nine (39); thence West along the North line of said Lot, twenty-five feet (25'); thence due south twenty feet (20'); thence due East to a point on the East line of said Lot Thirty-nine (39), twenty feet (20') south of the Northeast Corner of said Lot; thence North along the East line of said Lot to the place of beginning.

          Item 45565. Rapid City Gas Regulator Station

               The West Twenty Feet (20') of Lot One (1), Block Six (6) Replat of Robbinsdale Terrace Addition #2 to the City of Rapid City, Pennington County, South Dakota.

          Item 45566. Rapid City Office Building Parking Lot

               Lots four (4) and five (5) in Block One-Hundred Three (103) of the original townsite of Rapid City.

          Item 45567. Rapid City Gas Regulator Station

               LOT "B" of LOT 40 of BLOCK 7 of SUNRISE HEIGHTS

               SUBDIVISION, situated in the Southeast Quarter of the Southeast Quarter (SE1/4SE1/4) of Section Thirty Two (32), Township Two (2) North, Range Seven (7) East of the Black Hills Meridian, according to the Plat thereof, on file and of record in the office of the Register of Deeds, Pennington County, South Dakota.

          Item 45568. Rapid City Gas Regulator Station

               Lot One (1) of Lot D of the Southwest Quarter (SW1/4) of the Southwest Quarter (SW1/4) of Section Four (4), Township One North, Range Eight E.B.H.M., Pennington County, South Dakota.

          Item 45569. Rapid City Radio Station Tower

               A tract of land in Sections Six (6) and Seven (7), Township Two
               (2) North, Range Eight (8) East of the B.H.M., said tract being more particularly described as follows:

               commencing at a point on the south line of said Section 6 1155.00' South 89(Degree)55'34" East of the Southwest Corner of
               Section 6; thence North 0(Degree)44'49" East a distance of 292.58' to a point; thence South 49(Degree)30'30" West a distance of 165.09' to a point; thence South 63(Degree)16'29" West 410.79' to a point on the south line of said Section 6; thence South 89(Degree)55'34" East along the South line of said Section 6 a distance of 488.39' to the point of beginning.

               Commencing at a point on the north line of said Section 7 1155.00' South 89(Degree)55'34" East of the northwest corner of
               Section 7; thence South 0(Degree)34'58" West a distance of 330' to a point; thence North 89(Degree)55'34" West a distance of 488.39' to a point; thence North 0(Degree)34'58" East a distance of 330' to a point on the north line of said Section 7; thence South 89(Degree)55'34" East along the north line of said Section 7 a distance of 488.39' to the point of beginning.

PERKINS COUNTY, SOUTH DAKOTA

          Item 45570. Lemmon Electric Substation

               Lots Three (3), Four (4), Five (5), and Six (6) of Block Ten (10) of Smith's Addition to Lemmon, South Dakota.

         Item 45571.  Lemmon Electric Substation

               The West One Hundred Fifty-six (156) feet of Lot Eleven (11) in Reno Heights Addition to the City of Lemmon, Perkins County, South Dakota.


POTTER COUNTY, SOUTH DAKOTA

          Item 45573. Gettysburg Substation

               Lot Two (2), Block Four (4), Brower's First Addition to Gettysburg, South Dakota.

          Item 49134. Hoven Substation

               MDU Substation Tract located in the Southeast 1/4 of the Southwest 1/4 of Section 4, Township 120 North, Range 74 West of the Fifth Principal Meridian.

          Item 45575. Lebanon Electric Substation

               That certain tract or parcel of land situate in the Northwest Quarter (NW1/4) of Section 10, Township 118 North, Range 74, West of the 5th P.M., beginning at a point that is one hundred (100) feet south and thirty-three (33) feet east of the northwest corner of said Northwest Quarter (NW1/4) of Section 10, thence east a distance of sixty-seven (67) feet on a line parallel with the north line of said quarter, thence south at a right angle a distance of fifty (50) feet, thence west at a right angle a distance of sixty-seven (67) feet, and thence north at a right angle a distance of fifty (50) feet to the point of beginning.

          Item 45576. Tolstoy Electric Substation

               A tract of land designated as Lot A, lying in the Northwest Quarter of the Northwest Quarter of Section 10, in Township 120 North, Range 73, West of the 5th Principal Meridian, in Potter County, South Dakota, lying within and bounded by the following traverse:

               Commencing at a point which is 119.7 feet South and 33 feet East of the Northwest corner of said Section 10, thence due East a distance of 50.0 feet to a point, thence due South at an angle of 90 degrees 00 minutes a distance of 50.0 feet to a point, thence due West at an angle of 90 degrees 00 minutes a distance of 50.0 feet to a point, thence due North at an angle of 90 degrees 00 minutes a distance of 50.0 feet to the point of beginning, containing 0.06 acre, more or less.


SULLY COUNTY, SOUTH DAKOTA

          Item 49136. Agar Border Station

               A tract of land located in the Northwest Quarter of the northwest Quarter (NW1/4NW1/4) of Section Twenty-five (25), T-116N., R-77W., of the 5th P.M. as described in the following; From the Northwest corner of said Section Twenty-five at a bearing of S 0(Degree)00'00"E a distance of Fifty-eight point five (58.50) feet, thence S 89(0)23'31" E., Thirty-three (33) feet to the point of beginning, thence along the same bearing, Fifty (50) feet, thence S 0(Degree)00'00"E., Fifty (50) feet, thence S 89(Degree)23'31" W., Fifty (50) feet, thence N 0(Degree)00'00"E., Fifty (50) feet to the point of beginning, said tract to be known as Montana-Dakota Utilities Co. Lot 1.

          Item 49135. Onida Gas Distribution Station

               Montana-Dakota Utilities Co. Lot 1, a Subdivision of Outlot D, located in the Northeast Quarter of the Southeast Quarter (NE1/4SE1/4) of Section 11, Township 114 North, Range 77 West of the 5th Principal Meridian.

WALWORTH COUNTY, SOUTH DAKOTA

          Item 45577. Alaska Substation Site

               The South 133 feet of the West 133 feet of the SW 1/4 SW 1/4 of
               Section 32, Township 122 North, Range 76 West, Walworth County, South Dakota.

          Item 45578. Glenham Substation

               Commencing at a point five hundred and ninety five and two-tenths (595.2) feet South and three hundred nineteen and three-tenths (319.3) feet West of the Northeast corner of the Northeast quarter (NE1/4) of Section twenty-six (26),

               Township 124 North, Range 78 West, Walworth County, South Dakota; thence South six hundred (600) feet parallel to the East Section line of said Section, thence West seven hundred (700) feet parallel to the North Section line of said Section, thence North six hundred (600) feet parallel to the East Section line of said Section, thence East seven hundred (700) feet parallel to the North Section line of said Section to the point of beginning. This tract contains 9.64 acres more or less.

          Item 49137. Glenham Gas Distribution Station

               Tract U-1, Hoffman Addition to Glenham, in Milwaukee Land Company's Plat of Lot Three (3), of Outlot C to the Town of Glenham, South Dakota.

          Item 45579. Mobridge Electric Generating Plant

               Lots One (1), Two (2), Three (3) and Four (4), in Block Twelve
               (12) of the Original Plat of the Town (now City) of Mobridge, together with vacated portions of abutting streets and alleys.

          Item 45580. Mobridge Storage Yard

               Lots Twelve (12), Thirteen (13), Fifteen A (15A) and Fifteen B.
               (15B), Block Number Eleven (11), Original Plat to the City of Mobridge, South Dakota.

          Item 45581. Mobridge Electric Substation

               Lot 7B, Block 5, Original Plat of the Town now City of Mobridge, Walworth County, South Dakota.

          Item 45582. Mobridge Radio Transmission Station Site

               Starting at the SE Corner Section 23, T 124 N, R 79 W, 5th P.M., thence N 61(Degree) 40' W a distance of 1941 feet to the point of beginning; thence N 1(Degree) 31' E a distance of 250 feet; thence N 88(Degree) 29" E a distance of 500 feet; thence S 1(Degree) 31' W a distance of 500 feet; thence S 88(Degree) 29' a distance of 500 feet; thence N 1(Degree) 31' E a distance of 250 feet to the point of beginning, in the County of Walworth and State of South Dakota, a tract of land containing 5.74 acres, more or less.

          Item 45583. Mobridge Office Building

               Lots Eleven (11) and Twelve (12) Block 22, Milwaukee Land Company's First Addition to the Town, now City, of Mobridge, Walworth County, South Dakota.

          Item 45584. Mobridge Electric Substation

               Following described real estate in the County of Walworth in the State of South Dakota: a tract of land located in the N1/2NE1/4NE1/4of Sec. 19, Twp. 124 N., R. 79 W of 5th P.M., more particularly described as follows:

               Commencing at a point, which is 381.0 ft. South and 33.0 ft. West of the N.E. corner of above said Section 19. Thence due West at an angle of 90(Degree)28' to the N-S Section Line, and along the future North Property Line of 18th St. a distance of 150.00 ft. to a point, thence due North at an angle of 90(Degree)28' a distance of 50.0 ft. to a point, thence due East at an angle of 89(Degree)32', a distance of 150.0 ft. to a point, thence due South at an angle of 90(Degree)28', a distance of 50.0 ft. to the point of beginning. Said tract contains 0.17 acre, more or less.

               Said tract of land will be further described as Lot 'A' of the N1/2 of NE1/4 and NE1/4, Sec. 19, T. 124N., R. 79 W., in Walworth County, South Dakota.

          Item 45585. Mobridge 115 KV Substation

               A tract of land in the Southwest Quarter (SW1/4) of Section Eighteen (18), Township One Hundred Twenty-four (124) North, Range Seventy-nine (79) West; Said tract being 200 feet by 425 feet and containing 1.95 acres, more or less, and more particularly described as follows:

               Commencing at a point on the North line of said SW1/4 of Section 18, Township 124 North, Range 79 West a distance of 1050 feet East of the northwest corner of said SW1/4, thence East along the North line of said SW1/4 of Section 18 a distance of 425 feet, thence at right angles and South a distance of 200 feet, thence at right angles and West a distance of 425 feet, thence at right angles and North 200 feet to the point of beginning.

          Item 45586. East Mobridge Addition

               Lots Seven (7), Eight (8) and Nine (9), Block One (1), East Mobridge Addition to the City of Mobridge, South Dakota.

          Item 49139. Mobridge Garage Site

               Lot Fifteen D (15D), Block Eleven (11), Original Plat of the City of Mobridge, South Dakota.

          Item 49140. Mobridge Garage Site

               Lot Fifteen C (15C), Block Eleven (11), Original Town (Now City) of Mobridge, South Dakota.

          Item 49141. Mobridge Border Station

               Tract U-1, M.D.U. Addition to Walworth County, located in the NW1/4NW1/4NW1/4 of Section 27, Township 124 North, Range 79 West of the 5th P.M.

          Item 45587. Selby Electric Substation

               That portion, tract, or parcel of the Northwest Quarter (NW1/4) of Section Five (5), Township One Hundred Twenty Three (T.123) North, Range Seventy Six (R.76), West of the 5th P.M. beginning at the northwest corner of said quarter, thence east from said northwest corner for One Hundred (100) feet, thence south for One Hundred (100) feet, thence west for One Hundred (100) feet, thence north One Hundred (100) feet to the place of beginning.

          Item 45588. Selby Electric Substation

               Lot U1 of Outlot A, of Overholser's Addition to the City of Selby, South Dakota, according to the plat thereof now of record in the Office of the Register of Deeds of Walworth County, South Dakota.

          Item 49138. Selby Border Station

               Tract U-1, MDU Addition to Walworth County, South Dakota, located in the NW1/4, Lot 4, Section 5, Township 123N, Range 76W of the 5th P.M.

BIG HORN COUNTY, WYOMING

          Item 45589. Lovell Meter Station Site

               A parcel of land situated in Lot Fifty-One (51) Township Fifty-six (56) North, Range Ninety-six (96) West of the Sixth
               (6th) Principal Meridian, being more particularly described as follows:

               Beginning at a point which lies North 89(Degree) 54' East a distance of 1406.71 feet and North 00(Degree) 06' West a distance of 33.0 feet from corner 3 of Lot 51-56N-96W Big Horn County Wyoming; thence North 00(Degree) 06' West a distance of 20.0 feet; thence North 89(Degree) 54' East a distance of 15.0 feet; thence South 00(Degree) 06' East a distance of 20.0 feet; thence South 89(Degree) 54' West a distance of 15.0 feet to the point of beginning. Said tract of land shall contain .00689 acres, more or less.

CROOK COUNTY, WYOMING

          Item 45592. National Lead Meter and Regulator Site

               A tract of land located in the Southeast quarter of the Northwest quarter, and in the Southwest quarter of the Northeast quarter (SW-1/4 NE-1/4), also known as Lot Six (6), of Section Eleven
               (11), Township Fifty-six (56) North, Range Sixty-one (61) West of the Sixth Principal Meridian, being more particularly described by metes and bounds as follows:

               Commencing at the East quarter corner of said Section Eleven
               (11), thence South 0(Degree)24' East along the section line a distance of 616.5 feet to the center line of U.S. Highway No. 212, thence North 49(Degree)36' West along the center line of said Highway 212 a distance of 3222 feet, thence South 40(Degree)24' West a distance of 345.0 feet to the TRUE POINT OF
               BEGINNING:

               Thence South 40(Degree) 24' West a distance of 50.0 feet; Thence North 49(Degree) 36' West a distance of 30.0 feet; Thence North 40(Degree) 24' East a distance of 50.0 feet; Thence South 49(Degree) 36' East a distance of 30.0 feet; to the point of beginning. Said tract of land containing 0.033 acres, more or less.

JOHNSON COUNTY, WYOMING

          Item 45593. Buffalo Gas Regulator Station

               The South eighteen feet of the east fifteen feet (S 18Ft E 15Ft) of Lot six (6) in Block Thirty (30) of the Burlington Addition to the city of Buffalo, Wyoming, according to the recorded plat thereof, and as is more fully shown upon the following plat.

          Item 45594. Buffalo Gas Regulator Station

               The west fifteen feet of the north fifteen feet (W 15Ft N 15Ft) of Lot thirty-seven (37) and the west fifteen feet of the south three feet (W 15Ft S 3Ft) of Lot thirty-eight (38) in Block five
               (5) of the original City of Buffalo, Wyoming, according to the recorded plat thereof.

          Item 45595. Buffalo Gas Pipeline

               That certain gas pipe line connecting the main gas line of Grantee with the metering point at the Wyoming Solders' and Sailors' Home near Buffalo, in Johnson County, Wyoming, said line being located in Section 4; Township 50 South; Range 82 West and Sections 33 and 34, Township 51 South, Range 82 West of the Sixth Principal Meridian and more particularly described as follows:

               Beginning at a point which is South 65(Degree) West 5175 feet from the Northeast corner of Section 4, Township 50 South, Range 82 West; thence North 78(Degree)54' East 305 feet; thence North 79(Degree)39' East 427 feet; thence North 58(Degree)48' East 8780 feet to intersect the main gas line of the Montana-Dakota Utilities Co. (Grantee) to intersect the main gas line of the Montana-Dakota Utilities Company, at a point on the Main Line, 19 feet North of the Company marker post number 33.

          Item 45597. Buffalo Regulator Station Site

               A tract of land 20 feet square, located in Lot 1, Block 51, Burlington Addition to the City of Buffalo, Wyoming, more particularly described as follows: Beginning at the northwest corner of said Lot 1 Thence East 20 feet to a point, thence south 20 feet to a point, thence West 20 feet to a point, thence North 20 feet to the point beginning.

PARK COUNTY, WYOMING

          Item 45598. Powell Gas Regulator Station

               That portion of Lot "A" of Block 65, Original Town of Powell, lying within the following described survey:

               Beginning at a point in the East boundary of the original Townsite of Powell, whence the intersection of the South boundary of Lot 74, Township 55 North of Range 99 West, 6th P.M., with the East boundary of the original Townsite of Powell bears S. 0(Degree) 02' W. 30 feet distant; thence North 89(Degree) 53' W., parallel to and 30 feet North of the South boundary of Lot 74, Township 55 North of Range 99 West of the 6th P.M., 160.4 feet; thence North 0(Degree) 07' E., 83.0 feet, to an intersection with the South boundary of the C. B. & Q. Railroad right of way; thence N. 67(Degree) 34' 30" E, along the south boundary of the
               C. B. & Q. Railroad right of way 173.5 feet, to an intersection with the East boundary of the original Townsite of Powell; thence S 0(Degree) 02' W., along the east boundary of the original Townsite of Powell, 149.5 feet to the place of beginning, containing 0.43 acres.

SHERIDAN COUNTY, WYOMING

          Item 50108. Big Horn Substation

               A tract of land situated in the SW1/4NW1/4 of Section 4, Township 54 North, Range 84 West, 6th P.M., Sheridan County, Wyoming, said tract being more particularly described as follows:

               Commencing at the west quarter corner of said Section 4 (Witnessed by Highway right-of-way Monuments); thence N65(Degree)23"13"E, 1279.03 feet to the POINT OF BEGINNING of said tract, said point lying on the proposed westerly right-of-way line of State Highway No. 335 (AKA Big Horn Road); thence N54(Degree)35'00"W, 100.00 feet to a point; thence N35(Degree)25'00"E, 150.00 feet to a point, thence S54(Degree)35'00"E, 90.48 feet to a point, said point lying on said proposed westerly right-of-way line of State Highway NO. 335; thence along said proposed westerly right-of-way line through a curve to the right, having a radius of 436.35 feet, a central angle of 11(Degree)59'19", an arc length of 91.30 feet, a chord bearing of S29(Degree)25'21"W, and a chord length of 91.14 feet to a point; thence S35(Degree)25'00"W, 59.36 feet along said proposed westerly right-of-way line to the POINT OF BEGINNING of said tract.

               Said tract containing 14,714 square fee of land, more or less. Basis of Bearings is Wyoming State Plane (East Central Zone).

          Item 45599. Acme Model Substation Site

               A tract of land located in the Northeast Quarter of the Northeast Quarter (NE1/4NE1/4) of Section Twenty-one (21), Township Fifty-seven (57) North, Range Eighty-four (84) West of the Sixth Principal Meridian, described as follows:

               Beginning at a point, said point bears North 29(Degree)01' West, 1837.2 feet from the East quarter corner of said Section 21; thence North 82(Degree)52' East, 100.0 feet to a point; thence North 7(Degree)08' West, 100.0 feet to a point; thence South 82(Degree)52' West, 100.0 feet to a point; thence South 7(Degree)08' East, 100.0 feet to the point of beginning. Said track contains 0.2 acre, more or less.

          Item 45600. Banner Electric Substation Site

               A tract of land 75 feet square containing .13 acre. All situated in the Southwest quarter of the Southeast quarter of Section 29 (SW1/4SE1/4), Township 54 North, Range 83 West of the Sixth Principal Meridian, Sheridan County, Wyoming, described as follows:

               Beginning at a point which is North 51(Degree)37' West, 1832 feet from the Southeast section corner of Section 29, thence North 39(Degree)16' West parallel to the Wyoming State Highway #87 right-of-way, a distance of 75 feet, thence North 50(Degree)44' East a distance of 75 feet, thence South 39(Degree)16' East a distance of 75 feet, thence South 50(Degree)44' West a distance of 75 feet to the point of beginning, together with all improvements situate thereon.

          Item 45602. Dayton Electric Substation

               A tract of land situated in the Southeast quarter of the Northeast quarter of Section 32, Township 57 North, Range 86 West of the Sixth Principal Meridian in Sheridan County, Wyoming, described as follows:

               Beginning at a point which is North 8(Degree) 24' West, 4050.1 feet from the Southeast corner of said Section 32, said point being in the center of the County Road; thence North 89(Degree) 58' West, 100 feet to a point; thence South 0(Degree) 02' West, 130 feet to a point, thence South 89(Degree) 58' East, 100 feet to a point, thence North 0(Degree) 02' East, 130 feet to the point of beginning. The above described tract contains 0.3 acres more or less.

          Item 45603. Story Electric Substation

               Lots numbered One (1) and Two (2) in Block numbered Ten (10) of First Addition to the town of Lodore, in the Story Community of Sheridan County, Wyoming, in Section Eight (8) Township Fifty-three North (53N), Range Eighty-three West (83W),

               LESS

               All that portion of Lot 1, Block 10 of the First Addition to the Town of Lodore, Sheridan County, Wyoming, located in the SW1/4SE1/4 of Section 8, T. 53 N., R. 83 W. of the 6th P.M., Wyoming, lying between the presently existing easterly right

               -of-way boundary of Wyoming State Highway No. 193 and a parallel right-of-way line (or as otherwise stated), said parallel right-of-way line being 50 feet to the right or easterly side when measured at right angles to the following described survey line of highway, said parallel right-of-way line begins in said Lot 1 and ends on the northeasterly boundary of said Lot 1:

               Commencing at the southeast corner of said Section 8; thence N.0(Degree)28'24.3"E. a distance of 2,557.81 feet; thence S.90(Degree)00'00"W. a distance of 466.81 feet; thence S.29(Degree)30'02.6"W. a distance of 873.22 feet; thence S.78(Degree)08'35.7"W. a distance of 924.71 feet; thence S.13(Degree)48'20.3"W. a distance of 502.48 feet to the True Point of Beginning; thence with a parallel right-of-way line 50 feet to the right or easterly side, N.13(Degree)48'20.3"E. a distance of 52 feet, more or less, until said parallel right-of-way line intersects the northeasterly boundary of said Lot 1; thence with the northeasterly boundary of this parcel being the northeasterly boundary of said Lot 1, continuing N.13(Degree)48'20.3"E. a distance of 4 feet, more or less, until said boundaries intersect. The above described parcel of land contains 540 square feet, more or less.

          Item 45604. Rochester Substation Site

               A tract of land in the Northwest Quarter of the Southeast Quarter (NW1/4SE1/4) of Section Eighteen (18), Township Fifty-seven (57) North, Range Eighty-five (85) West of the Sixth Principal Meridian, said tract being more particularly described as follows:

               Commencing at a point that bears North 53(Degree)23' West a distance of 2321.0 feet from the southeast corner of said Section 18; thence North 87(Degree)06' West along the right of way line of U.S. Highway 87, a distance of 37.55 feet to a point; thence North 0(Degree)00' West a distance of 73.10 feet; thence at right angles and East a distance of 75.0 feet to a point; thence at right angles and South a distance of 76.90 feet to the highway right of way line; thence North 87(Degree)06' West along said right of way line a distance of 37.55 feet to the point of beginning.

          Item 45606. Sheridan Gas Regulator Station

               A tract of land situated in the southwest corner of Lot Four in Block Two of Park Subdivision of Lots 7,8,9,10,11 of Block 2, of Alger Addition in the City of Sheridan, Wyoming, and more particularly described and bounded as follows:

               Beginning at the southwest corner of said Lot Four; thence running north along the west boundary line of said Lot a distance of 18 feet to a point; thence running east on a line parallel to the south boundary line of said Lot Four a distance of 15 feet to a point; thence running south on a line parallel to the west boundary line of said Lot a distance of 18 feet to a point; thence running west along the south boundary line of said Lot a distance of 15 feet to the point of beginning.

          Item 45607. Sheridan Gas Regulator Station

               A tract of land 15 feet wide by 20 feet long, situated in the southwest corner of Lot One in Block Seven of South Park Addition to the City of Sheridan, Wyoming, and more particularly described and bounded as follows:

               Commencing at a point on the southwest corner of said Lot One; thence running north along the west boundary of said Lot a distance of 20 feet to a point; thence running east parallel to the south boundary line of said Lot a distance of 15 feet to a point; thence running south parallel to the west boundary line of said Lot a distance of 20 feet to a point; thence running west along the south boundary line of said Lot a distance of 15 feet to the point of beginning.

          Item 45608. Sheridan Gas Regulator Station

               A tract of land fifteen feet wide by twenty feet long, being part of Lots Thirteen (13) and Fourteen (14) of Block Twenty-four (24) of Coffeen Addition to the Town (now City) of Sheridan, Wyoming, and more particularly described as follows:

               Beginning at a point on the east boundary line of said Lot Fourteen, which point is twenty-one and one-half feet (21 1/2 feet) south of the north-east corner of said Lot fourteen; thence running south along the east boundary line of said Lots Fourteen and Thirteen a distance of twenty feet to a point which is one and one-half feet south of the north-east corner of said Lot thirteen; thence running west on a line parallel to the north boundary line of said Lot thirteen a distance of fifteen feet; thence running north on a line parallel to the east boundary line of said Lots a distance of twenty feet; thence east a distance of fifteen feet to the point of beginning. It is hereby covenanted and agreed between the parties that if at any time in the future the grantee shall permanently abandon the said tract of land as a gas regulator site, it shall then have the right to remove its improvements placed thereon, and the land shall revert to the said E.W. Robbins and to his heirs and assigns.

          Item 45609. Sheridan Girls School

               That certain gas pipe line connecting the main line of Grantee with the metering point at the "Wyoming Girls' School" near Sheridan, in Sheridan County, Wyoming, said line being located in Sections 10 and 11, Township 55 North, Range 84 West of the Sixth Principal Meridian and more particularly described as follows:

               Beginning at Station 0T00, which is marker post 102 on the main gas line of the Grantee, said post being South 59(Degree) East 2485 feet from the Northwest corner of Section 11, Township 55 North, Range 84 West, thence North 88(Degree)15' West 730 feet, thence North 87(Degree)03' West 1460 feet, thence 89(Degree)42' West 1250 feet; thence North 81(Degree)01' West 1350 feet; thence North 65(Degree)41' West 1260 feet to a point that is South 68(Degree) West 1245 feet from the North one-quarter of Section 10, Township 55 North, Range 84 West of the Sixth Principal Meridian, Sheridan County, Wyoming.

          Item 45610. Sheridan Electric Substation

               Lots numbered One (1), Three (3) and Five (5) in Block numbered
               (4) of Grinnell Addition to the town, now city, of Sheridan.

          Item 45611. Sheridan Radio Tower Site

               Lots 4 and 5 in Block 8 of The Wood's Addition to the Town, now City, of Sheridan, Sheridan County, Wyoming.

          Item 45612. Sheridan Gas Regulator Station

               A parcel of land 15 feet square located in the Southeast corner of Lot 11, Block 1, Mead Addition to the Town, now City of Sheridan, Sheridan County, Wyoming, described as follows, to-wit:

               Beginning at the Southeast corner of said Lot 11, thence northerly on the lot line 15 feet, thence westerly 15 feet, thence southerly 15 feet to the East-West lot line, thence easterly on lot line 15 feet to the point of beginning.

          Item 45613. Sheridan Reserve Electric Substation

               A tract of land situated in the SW 1/4 SE 1/4 of Section 21, Township 56 North, Range 84 West of the Sixth Principal Meridian, Sheridan County, Wyoming described as follows:

               Beginning at a point on the North right-of-way line of State Secondary Highway No. 1700, which said point is N. 70(Degree)55' W., 687.9 feet from the Southeast corner of said SW 1/4 SE 1/4 of said Sec. 21, and said point also being S. 53(Degree)45' W.,
               122.8 feet from the Wyoming Highway Department right-of-way marker No. 14, which is offset from Station 42 + 22.1; thence N. 25(Degree)43' W., 60 feet, thence S. 64(Degree)17' W., 60 feet thence S. 25(Degree)43' E., 60 feet to a point on the State Highway right-of-way line, and thence Northeasterly along said right-of-way line, 60.1 feet to the point of beginning, said tract containing 0.08 acres.

          Item 45614. Sheridan Office

                                    Parcel I
               All that portion of Lot 1 of the Subdivision of Lot C of Farnham's Addition to the Town, now City of Sheridan, which lies in the SE1/4NE1/4 of Section 27, Township 156 North, Range 84 West of the 6th Principal Meridian, EXCEPT the following-described tracts:

               That portion of Lot 1 of the Subdivision of Lot C of Farnham's Addition to the Town, now City of Sheridan, lying east of a line described as follows: Beginning at a point on the north line of said Lot C, said point also being on the south line of Alger Avenue, which is 303.27 feet west of the west line of Main Street; thence S.9(Degree)19'W. to a point on the east line of said Lot C.

               A tract located in Lot 1 of the Subdivision of Lot C of Farnham's Addition to the City of Sheridan, Wyoming, described as follows: Beginning at a point located 334 feet north along the west boundary of Brooks Street and west 52.7 feet from the southeast corner of Block E of the Thurmond's Third Addition to the City of Sheridan, Wyoming; thence west 82.3 feet to a point; thence south 59.9 feet to a point; thence North 60(Degree)45' East, 84.2 feet to a point; thence North 26(Degree)15' East, 20.9 feet to the point of beginning.

                                    Parcel II
               That portion of Lot A of Thurmond's Third Addition to the City of Sheridan, lying west of the west right-of-way line of the proposed extension of Brooks Street, as platted and on file in the office of the City Engineer of the City of Sheridan, Wyoming.

                                   Parcel III
               A tract of land located in Lot No. 1 of the subdivision of Lot E of the Thurmond's Third Addition to the City of Sheridan, Wyoming, described as follows: Beginning at a point on the west boundary of Brooks Street; said point being located 334 feet north of the southeast corner of said Block E; thence west 52.7 feet to a point; thence North 26(Degree)15'East, 28.8 feet, to a point; thence east 39.89 feet, to a point on said west boundary of Brooks Street; thence south 26 feet to the point of beginning.

          Item 45615. North Substation Addition

               A tract of land located in Lot No. 11 in Peter Demple's Subdivision (also known as Demple's Subdivision), being a Subdivision of a part of the NE1/4NE1/4 of Sectin 22, Township 56 North, Range 84 West of the 6th P.M., Sheridan County, Wyoming and more particularly described as follows:

               Beginning at a point located West, 120.0 feet from the Southeast corner of said Lot No. 11; thence North 75 feet; thence East 20 feet; thence South 75 feet; thence West 20 feet to the point of beginning.

          Item 45616. Sheridan Warehouse

               Tract 2-B of the Subdivision of Tract 2, Brundage Minor Subdivision, a subdivision in Sheridan County, Wyoming, as recorded in Book 1 of Plats, page 232.

          Item 45617. Sheridan Substation and Regulator Station

               A tract of land located in Lot 13, Block 3, Sugarland South Addition to the City of Sheridan, Sheridan County, Wyoming, described as follows:

               Beginning at the SE corner of said Lot 13; thence along the southerly line of said Lot 13, N 89(Degree)13' W, 100.0 feet to a point; thence leaving said southerly line, N 0(Degree) 14' E,
               100.0 feet to a point; thence S 89(Degree)13' E, 100.0 feet to a point on the easterly line of said Lot 13; thence along said easterly line, S 0(Degree)14' W, 100.0 feet to the point of beginning. Said tract contains 10,000 square feet, more or less.

          Item 45618. Northeast 230KV Substation

               A tract of land located in the NW1/4SE1/4 and SW1/4NE1/4 of
               Section 14, Township 56 North, Range 84 West of the 6th Principal Meridian, Sheridan County, Wyoming, described as follows:

               Beginning at a point located N.0(Degree)02'W., 2491.6 feet from the south quarter corner of said Section 14, said point being on the westerly line of said NW1/4SE1/4 Section 14; thence N.0(Degree) 02' W., 370.0 feet; thence N.89(Degree)58' E., 445.0 feet; thence S.0(Degree)02'E., 770.0 feet; thence S.89(Degree)58 W., 210.0 feet to the SE Corner of the Pacific Power and Light tract described in Sheridan County warranty deed Book 111, Page 283, recorded June 28, 1957; thence along the Easterly line of said Pacific Power and Light tract, N,0(Degree)02'W, 400.0 feet to the NE corner of said Pacific Power and Light tract; thence along the northerly line of said Pacific Power and Light tract, S.89(Degree)58' W., 235.0 feet to the point of beginning. Said tract contains 5.71 acres, more or less.

          Item 45620. Northeast 230KV Substation

               A tract of land 400 feet long by 225 feet wide situated in the South Half of the Northeast Quarter and the North Half of the Southeast Quarter of Section 14, Township 56 North, Range

               84 West of the 6th P.M., more particularly described as follows:

               Beginning at a point which is North 0(Degree) 2' West 2,091.6 feet from the south quarter corner of said Section 14; thence North 0(Degree) 2' West 400 feet along a line parallel with the County Road to a point; thence North 89(Degree) 58' East 225 feet to a point; thence South 0(Degree) 2' East 400 feet to a point; thence South 89(Degree) 58' West 225 feet to the point of beginning;

               Also, including in addition to the above described tract all our right, title or interest in and to a strip of land approximately 400 feet long and 10 feet in depth situated along the westerly side of the above described premises and adjoining the east right of way fence line of the County Road, together with the right of ingress and egress to said County Road across said strip of land as granted by the Board of County Commissioners of Sheridan County, Wyoming to Pacific Power & Light Company, its successors and assigns, dated July 22, 1957 and recorded July 23, 1957 in Book 111 of Deeds, pages 493 and 494.

          Item 45621. Southwest 230KV Substation

               A tract of land in the SE1/4SW1/4 and SW1/4SE1/4 of Section 17, Township 55 North, Range 84 West of the 6th P.M., Sheridan County, Wyoming, described as follows:

               Beginning at a point located N 89(Degree)57'14" W, 1661.71 feet and North, 30.00 feet from the southeast corner of said Section 17; thence North, 10.42 feet; thence N 46(Degree)32'57" W, 489.96 feet; thence N 44(Degree)45'26" W, 497.37 feet; thence N 89(Degree)57'14" W, 473.96 feet; thence South, 700.00 feet to a point 30.00 feet North of the southerly line of said Section 17; thence parallel to said southerly line of Section 17, S 89(Degree)57'14" E, 1179.86 feet to the point of beginning. Said tract contains 13.29 acres, more or less.

          Item 45622. Sheridan Woodland Park Substation

               A tract of land situated in the NE1/4SW1/4 of Section 14, Township 55 North, Range 84 West of the 6th P.M., Sheridan County, Wyoming being described as follows:

               Beginning at a point which bears N71(Degree)49'44" W. a distance of 650.38 feet from the S.W. corner NW1/4SE1/4 as shown on the High View Estates plat. Said point of beginning being an 5/8" rebar with an aluminum cap lying on the North R.O.W. line of High View Road; thence N89(Degree)50'00"E a distance of 118.96 feet to a point; thence N6(Degree)38'00"E a distance of 180.00 feet to an unmarked rebar: thence N10(Degree)32'00"W a distance of 245.50 feet to a nail; thence N19(Degree)27'00"W a distance of 363.9 feet to a nail; thence N44(Degree)53'00"E a distance of 96.00 feet to a point; thence N79(Degree)08'00"E a distance of 143.00 feet to an unmarked rebar: thence N77(Degree)05'54"E a distance of 42.05 feet to a point which lies on the centerline of the Burn Cleuch ditch; thence S12(Degree)15'47"W along said ditch centerline a distance of 177.81 feet; thence S8(Degree)37'51"W along said ditch centerline a distance of 134.85 feet; thence S3(Degree)29'51"W along said ditch centerline a distance of 97.66 feet; thence S1(Degree)40'17"E along said ditch centerline a distance of 135.70 feet; thence S3(Degree)53"13"E along said ditch centerline a distance of 172.73 feet; thence S7(Degree)07'16"W along said ditch centerline a distance of
               176.53 feet to a point which lies on a curve. Said point also lying on the North R.O.W. line of High View Road; thence leaving said ditch centerline on a curve to the left whose radius is
               602.96 feet and whose long chord bears N82(Degree)49'59"W a distance of 153.93 feet to the point of beginning.

               Said tract containing 1.91 acres more or less.

               THE ABOVE DESCRIBED TRACT OF LAND IS NOW KNOWN AS LOT ONE (1) OF BLOCK ONE (1) OF HIGH VIEW ESTATES, A SUBDIVISION OF SHERIDAN COUNTY, WYOMING.

          Item 45623. Sheridan Substation Site

               A tract of land situated in the NW1/4 of Section 6, Township 55 North, Range 84 West, 6th P.M., Sheridan County, Wyoming, said tract more particularly described as follows:

               Beginning at a point on the centerline of State Secondary Highway No. 331 and the west line of said NW1/4, said point being N.0(Degree)22'46"W., 3909.62 feet from the southwest corner of said Section 6; thence through a curve to the left having a delta of 16(Degree)25'51", a radius 573.00 feet, a length of 164.32 feet, a chord bearing of N.50(Degree)56'50"E., and a chord length of

               163.76 feet along said centerline to a point; thence N.42(Degree)43'56"E., 175.42 feet along said centerline to a point; thence, leaving said centerline, N.42(Degree)43'56"W.,
               65.11 feet to a point on the centerline of Big Goose Creek; thence S.38(Degree)03'27"W., 27.00 feet along said centerline to a point; thence S.77(Degree)09'44"W., 69.82 feet along said centerline to a point; thence N.86(Degree)17'08"W., 119.22 feet along said centerline to a point on the west line of said NW1/4; thence S.0(Degree)22'46"E., 250.81 feet along said west line to the point of beginning.

          Item 49143. Sheridan Regulator Station

               A tract of land lying in the Northeast Quarter (NE1/4) of Section Twenty-six (26), Township Fifty-six (56) North, Range Eighty-four
               (84) West of the 6th Principal Meridian; more particularly described as follows:

               Beginning at the center of the NE1/4 of said Section 26; thence in a Westerly direction along the East-West 1/16th line (also the right-of-way line of Interstate Highway No. 90) a distance of 85 feet; thence North 0(Degree)23' West, along the West right-of-way line of Interstate Highway No. 90, a distance of 670 feet, more or less to the intersection of the West right-of-way line of Interstate Highway No. 90 and the South right-of-way line of State Highway No. 1704, and the True Point of Beginning; thence at an angle of 78(Degree)37' to the left, along a 3(Degree) curve to the right, (also the South right-of-way line of State Highway No. 1704) a distance of 51 feet; thence South 0(Degree)23' East a distance of 60.8 feet; thence North 89(Degree)37' East a distance of 50 feet; thence North 0(Degree)23' West along the West right-of-way line of Interstate Highway No. 90 a distance of 50 feet to the True Point of Beginning.

               Said tract of land contains 0.06 acres more or less.

CUSTER COUNTY, MONTANA

          Item 45103. Kinsey Electric Substation

               A parcel of land in Lot 3 of Section 19, Township 9 North, Range 48 East, M.P.M., described as follows:

               Beginning at an iron pipe, said pipe being 35 feet easterly and
               600.2 feet southerly from the quarter corner common to Sections 19 and 24; thence easterly at a right angle to the section line a distance of 35 feet to an iron pipe; thence southerly parallel to the section line a distance of 50 feet to an iron pipe; thence westerly at right angles to the section line a distance of 35 feet to an iron pipe; thence northerly parallel to the section line a distance of 50 feet to the point of beginning and containing 1750 square feet.

          Item 45104. Miles City Gas Regulator Station

               A plot of ground approximately Ten (10) feet square located in the Northeast (NE) corner of lot Eight (8) of Block Sixty Eight
               (68) of the original plat of The City of Miles City, Custer County, Montana, and described as follows:

               Beginning at the intersection of the east line of Lot Eight (8) and the south line of the alley in block Sixty Eight (68) commonly known as the Northeast (NE) corner of said lot, then south along the east line of said lot a distance of ten (10) feet; thence west parallel to said alley line for a distance of ten (10) feet; thence north parallel to the east line of said lot for a distance of ten (10) feet; thence east along said alley line for a distance of ten (10) feet to the point of beginning.

          Item 45105. Miles City Office and Warehouse

               Lots Fifteen (15), Sixteen (16), Seventeen (17), Eighteen (18) and Nineteen (19), of Block Sixty-two (62), of the town (now city) of Miles City.

               Lots One (1) to Nine (9), inclusive, in Block Sixty-two (62), of the town (now city), of Miles City; also commencing at the Southwest corner of said Lot One (1), Block Sixty-two (62), running thence in a Northeasterly direction along the Southerly line of Lots One (1) to Nine (9), inclusive, of said Block Sixty-two (62), to the West line of Ninth Street; thence in a

               Southeasterly direction along the West line of Ninth Street, extended, to the Northern Pacific Railway Company's right-of-way; thence in a Southwesterly direction along the North line of said right-of-way to the East line of Eighth Street, extended; thence in a Northwesterly direction along the East line of Eighth Street, extended, to the point of beginning.

          Item 45106. Miles City Electric Substation

               Commencing at the Southwest corner of Lot One (1), Block Sixty two (62), Original Plat of the City of Miles City, Montana, running thence in a northeasterly direction along the southerly line of Lots One (1) to Nine (9), inclusive, of said Block Sixty two (62) to the West line of 9th Street, thence in a southeasterly direction along the west line of 9th Street, extended, to the Northern Pacific Railway Company's right-of-way and thence in a southwesterly direction along the north line of the said right-of-way to the east line of 8th Street, thence in a northwesterly direction along the east line of 8th Street, extended, to the point of beginning.

          Item 45107. Miles City Gas Regulator Station

               A portion of Lot 6 in Block 39 of Richland Park Addition to the City of Miles City, County of Custer, Montana, according to the Official Plat and Survey thereof on file and of record in the Office of the County Clerk and Recorder of Custer County, Montana, square in shape, being 10 feet by 10 feet in dimension, and more particularly described as follows:

               Commencing at the Northeast corner of said Lot 6, thence West along the Northern boundary line of said Lot 6 a distance of 10 feet, thence in a Southerly direction on a line parallel to the Eastern boundary of said Lot 6 a distance of 10 feet, thence in an Easterly direction on a line parallel to the Northern boundary of said Lot 6 a distance of 10 feet, thence Northerly along the Eastern boundary of said Lot 6 a distance of 10 feet to the point of beginning.

          Item 45108. Miles City Substation Site

               A parcel of land 60 feet east and 75 feet north and south out of the NE1/4NE1/4 of section 34, Township 8 North, Range 47 East of the Montana Meridian, in Custer County, Montana, described as follows:

               Beginning at an iron pipe on the south line of Pleasant Street and the east boundary line of Legion Addition to the City of Miles City, Montana thence N89(Degree)47'E along the south line of Pleasant Street extended a distance of 60 feet to an iron pipe marking the northeast corner of the substation site; thence S0(Degree)13'E a distance of 75 feet to an iron pipe marking the southeast corner of said site; thence S89(Degree)47'W a distance of 60 feet to an iron pipe marking the southwest corner of said site and being the east line of Legion Addition; thence N0(Degree)13'W along the East Line of Legion Addition a distance of 75 feet to the point of beginning.

          Item 45109. Miles City Turbine Plant

               All of the Northwest Quarter (NW1/4) of Section Thirty-six (36), Township Eight (8) North, Range Forty-seven (47) East of the Montana Principal Meridian lying Southeasterly of the Southeasterly right-of-way line of Interstate Highway No. I-94 as it is presently laid out and constructed. Said tract contains in all approximately 125 acres more or less and contains all of the land in said NW1/4 lying Southeast of the tract conveyed to the State of Montana as shown in a deed dated December 8, 1960 and recorded January 9, 1961 in Book 99 of Deeds at page 569.

               LESS: A tract of land situated in the Northwest Quarter (NW1/4) of Section 36, Township 8 North, Range 47 East of the Principal Meridian, Custer County, Montana, more particularly described as follows:

               Commencing at the North Quarter Corner of said Section 36; thence west along the North Line of said Section 460 feet to the Point of Beginning; thence Southwest 170 feet to a point lying 30 feet south of the said North Line; thence west parallel and 30 feet south of the said North line 615 feet; thence South 70(Degree)00' West 85 feet, more or less, to the easterly Right-of-Way line of Interstate Highway No. I-94; thence northeast along said Right-of-Way line 65 feet, more or less, to the said North line; thence east along said North line 830 feet, more or less to the Point of Beginning. Said tract of land containing 0.53 acres, more or less.

          Item 45110. Southgate Meadows Substation

               Lot 2 in Block 17 of Southgate Meadows, a subdivision located in Miles City, Custer County, Montana, according to the plat and survey of said Southgate Meadows Subdivision filed for record as instrument number 46030 in envelope 110 in the office of the Custer County Clerk and Recorder; said Lot also being located in
               Section 2, Township 7 North, Range 47 East, M.P.M.

          Item 45111. Miles City South Substation Site

               A tract of land in the Northeast Quarter of the Southwest Quarter (NE1/4SW1/4) of Section Three (3), Township Seven (7) North, Range Forty-seven (47) East of the Montana Principal Meridian, being more particularly described as follows:

               Commencing at the south quarter corner common to sections Three
               (3) and Ten (10) in Township 7 North, Range 47 East; thence N. 0(Degree) 19' W., a distance of 2150.0 feet; thence N. 89(Degree) 41'W., a distance of 286.0 feet; thence S. 0(Degree) 19' W., a distance of 10.0 feet to the true point of beginning; thence continue S. 0(Degree) 19' W., a distance of 125.0 feet; thence N. 89(Degree) 41' W., a distance of 173.58 feet; thence N. 13(Degree) 34' E., a distance of 63.98 feet; thence N. 28(Degree) 29' E., a distance of 71.15 feet; thence S. 89(Degree) 41' E., a distance of 125.34 feet to the point of beginning, containing 19,268.45 square feet, more or less.

DANIELS COUNTY, MONTANA

          Item 45112. Scobey Electric Generating Plant

               Lot Eleven (11) of Block One (1) of the original townsite of Scobey, Montana, situated in Daniels County, Montana.

          Item 45113. Scobey Substation

               Lot Five (5) of Block Twenty-Seven (27) of Oie's Addition to Scobey, Daniels County, Montana.

DAWSON COUNTY, MONTANA

          Item 45114. Baker Electric Substation

               A tract of land lying in the Northwest Quarter of the Northeast Quarter (NW1/4NE1/4) of Section Thirty-four (34), Township Fourteen (14) North, Range Fifty-five (55) East of the Montana P.M. and being more particularly described as follows:

               Commencing at the North Quarter corner of said Section 34, thence South along the North-South midsection line of said Section 34 a distance of 375.6 feet to THE TRUE POINT OF BEGINNING; thence N 89(Degree) 44' E a distance of 62.4 feet, thence S 41(Degree) 46' E a distance of 77.65 feet to the Westerly right of way line of the Glendive-Marsh road; thence S 23(Degree) 29' W, along the right of way line of said road, a distance of 18.4 feet, thence S 89(Degree) 44' W a distance of 106.8 feet, thence North along the North-South midsection line a distance of 75.0 feet to the true point of beginning. Said tract of land containing 0.16 acres.

          Item 45115. Glendive Gas Regulator Station

               A parcel of land eight feet by eight feet (8' x 8') particularly described as follows:

               Starting at a point which is the intersection of the line which is in the intersection line between Lots Two (2) and Three (3), in Block One Hundred Fifteen (115) of the City of Glendive, Montana, and the alley line of the alley which intersects said Block 115, running a distance of eight feet (8') in a Northeasterly direction along said line intersecting said lots, thence at right angles in a Westerly direction and running parallel to the alley line of said block a distance of eight feet (8'), and thence at right angles in a Southwesterly direction and running parallel to the line which divides said Lots Three (3) and Two (2) a distance of eight feet (8') to the alley line of said block, and thence at right angles in a Southerly direction along said alley line a distance of eight feet (8') to the point of beginning, which said parcel of land is all situated on and constitutes a part and portion of said Lot Three (3), in Block One Hundred Fifteen (115) of the City of Glendive, Dawson County, Montana, according to the official plat on file and record in the office of the County Clerk and Recorder of Dawson County, Montana.

          Item 45116. Glendive Electric Generating Plant and Warehouse

               Starting at the extreme Southeasterly corner of Lot Seventeen
               (17) in Block Four (4), which point is the intersection point of Valentine Street and the alley which intersects said Block Four
               (4), thence in a Northerly direc-tion along the alley line and the rear of Lots Seventeen (17), Eighteen (18), Nineteen (19), Twenty (20) and Twenty-one (21) a distance of one hundred twenty-five (125) feet to a point which is the Northeasterly corner of Lot Twenty-one (21), in Block Four (4), and which is the point at which the line separating Lots Twenty-one (21) and Twenty-two (22) intersects with the alley line in said Block Four
               (4), thence in a Westerly direction along the said line which separates Lots Twenty-one (21) and Twenty-two (22) a distance of fifty-four feet and four inches (54'4"), thence at right angles in a Southerly direction and across Lots Twenty-one (21), Twenty
               (20), Nineteen (19), Eighteen (18) and Seventeen (17) a distance of one hundred twenty-five (125) feet to the property line of Lot Seventeen (17) and Valentine Street, and thence at right angles in an Easterly direction along the property line of said Valentine Street a distance of fifty-four feet and four inches (54'4") to the point of beginning, which said plot of ground constitutes the rear fifty-four feet and four inches (54'4") of each of said Lots Seventeen (17), Eighteen (18), Nineteen (19), Twenty (20) and Twenty-one (21) in Block Four (4) of the City of Glendive, according to the official plat thereof on file and record in the office of the County Clerk and Recorder of Dawson County, Montana, together with appurtenances and fixtures thereunto belonging or in anywise appertaining.

               Subject to a right-of-way granted the Northern Pacific Railway Company to construct and maintain a spur track over and across a portion of said property.

          Item 45117. Glendive Gas Regulator Station

               A tract of land eleven feet (11') by eleven feet (11') in the Southwest (SW) Corner of Lot Seventeen (17) in Block Seven (7) at the intersection of the alleys in said Block Seven (7) of Prospect Heights in the City of Glendive, Dawson County, Montana, according to the plat thereof, now on file and of record in the office of the County Clerk and Recorder of Dawson County, Montana.

          Item 45118. Glendive Gas Regulator Station

               A tract of land in the City of Glendive, Montana, the same being a portion of Lot Twenty (20) in Block Sixteen (16) of the City of Glendive, Montana, particularly described as follows:

               Starting at a point of beginning, which point of beginning is the northeast corner of Lot 20 or the point of intersection of the property line which divides Lots 20 and 21 of Block 16 of the City of Glendive and the west alley line of the alley which divides said block, and thence in a southwesterly direction along the alley line of said Lot 20 a distance of twenty (20) feet, and thence at right angles across a portion of said Lot 20 and in a northwesterly direction a distance of ten (10) feet, and thence at right angles and in a northeasterly direction a distance of twenty (20) feet to the property line which divides said Lots 20 and 21, and thence at right angles in a southeasterly direction and along said property line which divides said Lots 20 and 21 a distance of ten (10) feet to the point of beginning; which said tract contains two hundred (200) square feet.

          Item 45120. Hillcrest Substation

               A tract of land located in the Northeast Quarter (NE1/4) of
               Section 25, T16N, R55E, of the M.P.M. more specifically identified as follows:

               Commencing at the Northeast corner of Section 25, thence South 0(Degree)05' W a distance of 660.0 feet; thence South 89(Degree)44' W along the South boundary of Certificate of Survey No. 135 a distance of 30.0 feet to a 1/2" re-bar with plastic cap marked Guenzi, the true point of beginning; thence South 0(Degree)05' W a distance of 150.0 feet; thence South 89(Degree)44' W a distance of 150.0 feet; thence North 0(Degree)05' East a distance of 150.0 feet; thence North 89(Degree)44' E a distance of 150.0 feet to the true point of beginning containing 0.517 acres more or less, according to Certificate of Survey No. 234 on file and of record in the office of the Clerk and Recorder of Dawson County, Montana.

          Item 45121. Electric Generating Station

               A tract of land lying in the Southeast Quarter (SE1/4) and Lot Four (4) of Section Fifteen (15), Township Fifteen (15) North, Range Fifty-Five (55) East of the P.M.M., more particularly described as follows:

               Commencing at the South Quarter Corner of said Section 15; thence South 88(Degree)37' W along the South Section line a distance of
               211.2 feet to a point on the Easterly Right-of-Way Line of the Glendive Marsh Road; thence North 11(Degree)30' East along said Right-of-Way Line a distance of 223.42 feet to the True Point of Beginning; thence continuing North 11(Degree)30' E along said Right-of-Way Line a distance of 1750.0 feet; thence North 88(Degree)37' E a distance of 861.1 feet; thence South 00(Degree)21' W a distance of 1707.2 feet; thence South 88(Degree)37' W a distance of 1198.9 feet to the True Point of Beginning. Said tract of land contains 40.35 acres, more or less. Certificate of Survey No. 211.

          Item 45122. Switching Station & Substation - Glendive

               Lots 33AP, 34AP, 35AP, 36AP, 37AP, 38AP, 39AP, 40AP, 41AP,
               according to the Replat of Block 3, Original Glendive Townsite Plat Amendment, Number 23, filed February 28, 1985, Doc. 370975, Dawson County, Montana.

          Item 45123. West Glendive Substation

               A tract of land lying and being in the Northwest Quarter of the Southwest Quarter (NW1/4SW1/4) of Section Thirty-four (34), Township Sixteen (16) North, Range Fifty-five (55) East of the Montana Principal Meridian, more particularly described as follows:

               Commencing at the West Quarter Corner common to Sections 33 and said 34; thence S89(Degree)31' E for a distance of 30.0 feet to the True Point of beginning; thence continuing S89(Degree)31' E for a distance of 200.0 feet; thence S. 0(Degree)01' W for a distance of 100.0 feet; thence N89(Degree)31' W for a distance of
               200.0 feet; thence N.0(Degree)01'E for a distance of 100.0 feet back to the True Point of Beginning. Said tract of land contains
               0.46 acres, more or less.

          Item 49101. Glendive Service Center

               A tract of land lying in the Southwest Quarter of the Northeast Quarter (SW1/4NE1/4) and the Northwest Quarter of the Southeast Quarter (NW1/4SE1/4) of Section Twenty-Four (24) in Township Sixteen (16) North, Range Fifty-Five (55) East of the Principal Meridian of Montana, in Dawson County, Montana more particularly described as follows:

               Commencing at the northwest corner of Lot1A Tract 1 of Sunrise Subdivision; thence N89(Degree)54'W and across Merrill Avenue for
               60.0 feet to the TRUE POINT OF BEGINNING; thence S0(Degree)06'W and along the west line of Merrill Avenue for 1220.2 feet; thence leaving Merrill Avenue and N89(Degree)54'W for 340.2 feet; thence N0(Degree)06'E for 1220.2 feet; thence S89(Degree) 54'E for 340.2 feet and back to the west line of Merrill Avenue and the true point of beginning. According to C.O.S. #702. Said tract of land contains 9.53 acres and is subject to the waterline easement as shown on the plat and the access road as shown on the plat.

                                      LESS

               A tract of land lying within Certificate of Survey Number 702 in the Southwest Quarter of the Northeast Quarter (SW1/4NE1/4) and the Northwest Quarter of the Southeast Quarter (NW1/4SE1/4) of Section Twenty-four (24), Township Sixteen (16) North, Range Fifty-five (55) East of the Principal Meridian, Montana, in the City of Glendive, Dawson County, Montana, more particularly described as follows:

               Commencing at the Southeast corner of the above said Certificate of Survey Number 702 and the True Point of Beginning; thence along the South line of said Certificate of Survey N89(Degree) 54'W 340.2 feet to the Southwest corner of said Certificate of Survey; thence along the West line of said Certificate of Survey N0(Degree) 06'E 102.5 feet; thence due East 340.2 feet to the East line of said Certificate of Survey; thence along the East line of said Certificate of Survey S0(Degree) 06'W 103.1 feet back to the True Point of Beginning. Said tract of land containing 0.803 acre.

               THIS PROPERTY HAS BEEN REPLATTED AS:
               Tract One of Block One of the MDU Minor Subdivision Plat in the SW1/4NE1/4 and the NW1/4SE1/4 of Section 24, Township 16 North, Range 55 East, Principal Meridian

               Montana, in the City of Glendive, Dawson County, Montana, containing 0.803 acre.

          Item 45124. Richey Gas Regulator Station

               Lot Seven (7) of Block Nine (9) of the Townsite of Richey,
               Montana.

FALLON COUNTY, MONTANA

          Item 45125. Substation Addition - Baker area

               Montana, to-wit: A tract of land lying on the Southeast Quarter of the Southeast Quarter (SE1/4SE1/4) of Section Twelve (12), Township Seven (7) North, Range Fifty-nine (59) East of the Principal Meridian Montana, more particularly described as follows:

               Commencing at the Southeast Corner of Section 12, thence South 89(Degree)52' W a distance of 475.6 feet to a point on the northerly Right-of-Way line of the Burlington Northern Railroad, thence North 82(Degree)13' West and along said Right-of-Way line a distance of 234.7 feet to the True Point of Beginning, thence North a distance of 305.3 feet, thence West a distance of 25.0 feet, thence South a distance of 301.9 feet to a point on said Right-of-Way line, thence South 82(Degree)13' E along said Right-of-Way line a distance of 25.2 feet to the Point of Beginning. Said tract of land contains 0.17 acres, more or less according to Certificate of Survey No. 43872 of the Fallon County Clerk and Recorder records.

          Item 45126. Baker Office Building and Warehouse

               West Half of Lots Eight and Nine (8 and 9) of Block Five (5), Original Townsite of the Town of Baker

          Item 45127. Baker Electric Substation

               A tract of land in the Southeast Quarter (SE1/4) of Section One
               (1), Township Seven (7) North, Range Fifty-Nine (59) East of the Montana Principal Meridian, more particularly described as follows:

               Beginning at a point, said point being fifty (50) feet north and
               863.12 feet east of the southwest corner of the Southeast Quarter (SE1/4) of Section One (1) above, thence northerly at right angles to the section line a distance of 660 feet, thence easterly parallel to the section line a distance of 660 feet, thence southerly at right angles to the section line a distance of 660 feet, thence westerly parallel to the section line a distance of 660 feet to the point of beginning. Said tract containing 10.00 acres, more or less.

          Item 45128. Baker Regulator Station

               East Half (E1/2) of Lot 12, Block 1, Savage Addition to Baker, Montana, according to the plat thereof now on file and of record in the office of the County Clerk and Recorder in and for the said County of Fallon, reserving unto the party of the first part, its successors and assigns, all oil and gas in and under said property, together with the right to mine and remove the same.

          Item 49102. Fertile Prairie Substation

               A tract of land situated in the Southeast Quarter of the Southeast Quarter (SE1/4SE1/4) of Section Nineteen (19), Township Seven North (T7N), Range Sixty-one East (R61E), M.P.M., Fallon County, Montana, described as follows:

               Beginning at the Southeast section corner, thence N 00(Degree) 03' 06" E a distance of 30.00 feet; thence N 89(Degree) 54' 04" W a distance of 30.00 feet to the point of beginning; thence N 89(Degree) 54' 04" W a distance of 100.0 feet, thence N 00(Degree) 03' 06" E a distance of 100.0 feet, thence S 89(Degree) 54'04" E a distance of 100.0 feet, thence S 00(Degree) 03' 06" W a distance of 100.0 feet to the Point of Beginning. Said tract contains 0.23 acres more or less, according to Certificate of Survey No. 74320 on file in the office of the Fallon County Clerk and Recorder.

PHILLIPS COUNTY, MONTANA

          Item 45129. Malta Gas Regulator Station

               A portion of Lot numbered Seven of Block numbered Nine in Robert
               M. Trafton's First Addition to the Townsite of Malta, Montana, according to the Plat of said addition now on file and of record in the office of the Clerk and Recorder of Phillips County, Montana, which portion is particularly described as follows:

               Beginning at the Northeast corner of said Lot Seven, thence along the North line of said lot a distance of thirty feet, thence South a distance of twenty feet, thence East a distance of approximately thirty feet to the East line of said Lot Seven, thence North along the East line of said Lot Seven to the point of beginning.

          Item 45130. Malta Gas Regulator Station

               That certain portion of Lot 14 in Block 11 of Cosner's Third Addition to the Town of Malta, Phillips County, Montana, described as follows:

               Beginning at a point on the northeast corner of said Lot 14, thence south along the boundary line of said Lot 14 a distance of 15 feet; thence west a distance of 15 feet; thence north a distance of 15 feet; thence east along the boundary line of said Lot 14 a distance of 15 feet to the point of beginning.

PRAIRIE COUNTY, MONTANA

          Item 45134. Terry Substation Site

               A tract of land situated in Farm Unit No. 257, Buffalo Rapids Project, Division II, in the NE1/4 of Section 21, Township 12 North, Range 51 East of the Montana Principal Meridian, Prairie County, Montana, more particularly described as follows:

               Commencing at a point from whence the East Quarter Corner of said
               Section 21 bears South 53(Degree)09' East a distance of 2,126.8 feet, being the Southeast Corner of said tract of land and the True Point of Beginning; thence South 88(Degree)14' West a distance of 75 feet; thence North 1(Degree)46' East a distance of 100 feet; thence North 88(Degree)14' East a distance of 75 feet; thence South 1(Degree)46' East a distance of 100 feet back to the True Point of Beginning. Said tract of land contains 0.17 acres, more or less.

RICHLAND COUNTY, MONTANA

          Item 45135. Fairview Gas Regulator Station

               A tract of land Fifteen feet by Fifteen Feet (15 x 15) in the Northwest Corner of Lot Seven (7) of Block Twenty-two (22) of the L.E. Newlon Second Addition to the Townsite of Fairview, Montana, according to the plat on file and of record in the Office of the Clerk & Recorder of Richland County, Montana, said tract of land more particularly described as follows:

               Beginning at the Northwest Corner of Lot Seven (7) Block Twenty-two (22) L.E. Newlon Second Addition to Fairview, Montana, thence run south a distance of Fifteen Feet (15 ft), thence east a distance of Fifteen feet (15 ft.); thence North a distance of Fifteen feet to the lot line between Lots six and seven (6&7), thence following said lot line west a distance of Fifteen feet to the point of beginning.

          Item 45136. Fairview Electric Substation

               That part of the Southeast Quarter of the Northwest Quarter (SE1/4 NW1/4) of Section Eight (8), Township Twenty-four (24) North, Range Sixty (60), East of the Montana Principal Meridian, lying West of the Main Irrigation Canal and more particularly described as follows:

               The Point of Beginning is a Point on the East and West Mid-Section line, six hundred nine and 48/100 (609.48) feet West of the center of Section Eight (8), above Township and Range; measuring West along the above mentioned Mid-section line, one hundred thirty (130) feet, thence North and parallel to the Jennison-Frankl survey line, one hundred seventy (170) feet, thence East and parallel to said Mid-section line, one hundred thirty (130) feet to the Jennison-Frankl survey line, thence South along said Jennison-Frankl survey line, one hundred seventy
               (170) feet to the point of beginning, containing approximately one half (1/2) acre.

               Subject to a right-of-way for a road, thirty feet in width and extending along the East boundary, also the Public Highway situated on the North side of the above Mid-section line and extending along the South boundary.

          Item 45137. Lewis and Clark Station -- Parcel 1

               All of Lots One (1) and Two (2),

               The North Half of the Southwest Quarter (N1/2SW1/4), and

               That certain tract of land lying easterly of Montana State Highway 23 in Government Lot Three (3) (the said Lot 3 being the South Half of the Southwest Quarter (S1/2 SW1/4)), said tract of land in said Lot Three (3) being more particularly described as follows, to wit:

               Beginning at a point 269.2 feet due East of the Northwest corner of said Government Lot Three (3) in Section Nine (9), Township Twenty-two (22) North, Range Fifty-nine (59) East, said beginning point being the intersection of the East line of said Montana State Highway No. 23 and the North line of said Lot Three (3), thence running East along the North line of said Lot Three (3) to a point on the West bank of the Yellowstone River, thence running up said West bank of the Yellowstone River in a Southwesterly direction to its intersection with the East right of way line of said Montana State Highway No. 23, as now located across said Government Lot Three (3), thence running North 34(Degree)54' along said right of way line of Montana State Highway No. 23 a distance of 1108 feet to the North line of said Government Lot Three (3), and the point of beginning, containing 24.82 acres, more or less, all in Section Nine (9), Township Twenty-two (22) North, Range Fifty-nine (59) East of the Montana Principal Meridian,

               LESS, Parcel No. 9 on Montana State Highway Project RTF 26-1(7)1, as shown on the Right-of-Way plan for said project on file in the office of the County Clerk and Recorder in Richland County, Montana. Said parcel is also described as a tract of land in the NW1/4SW1/4 and U.S. Government Lot 3 of Section 9, Township 22 North, Range 59 East, P.M., M., Richland County, Montana, containing an area of 1.37 acres, more or less, including 1.01 acres, which constitute a part of an existing public highway.

          Item 45138. Lewis and Clark Station -- Parcel 2

               A parcel of land in the Northwest Quarter (NW1/4) of Section Nine
               (9), Township Twenty-two (22) North, Range Fifty-nine (59) East of the Montana Principal Meridian, Bounded and described as follows:

               Beginning at the Southwest corner of the Northwest Quarter (NW1/4) of Section Nine (9), Township Twenty-two (22) North, Range Fifty-nine (59) East, thence easterly along the east-west centerline of said Section Nine (9) for a distance of 60.0 feet to the true point of beginning, thence east for a distance of
               125.0 feet, thence north for a distance of 1843.8 feet, said point being on the southerly right of way of the Northern Pacific Railway as now constructed, thence S. 33(Degree) 45' W. along said right of way for a distance of 225.0 feet, thence south for a distance of 1656.7 feet back to the true point of beginning, containing in all 5.02 acres, more or less.

          Item 45139. Lewis and Clark Station -- Parcel 3

               The South 660 feet of the Southeast Quarter of the Northeast Quarter (SE1/4NE1/4) of Section Nine (9), Township Twenty-Two
               (22) North, Range Fifty-Nine (59) East, of the Montana Principal Meridian, according to the plat attached hereto and made a part hereof. Containing 20.0 acres, more or less.

          Item 45140. Lewis and Clark Station -- Parcel 4

               A tract of land lying in Government Lot Three (3) and accretion, of Section Ten (10), Township Twenty-two (22) North, Range Fifty-Nine (59) East of the Montana Principal Meridian, and more particularly described as follows:

               Beginning at the West One-Quarter corner of said Section Ten
               (10), thence North along the Section line 760.0 feet; thence East 1040.0 feet; thence South parallel with the West section line
               760.0 feet; thence West 1040.0 feet to the point of beginning and containing 18.15 acres, more or less, according to the plat hereto attached and made a part hereof.

          Item 45141. Lewis and Clark Station -- Parcel 5

               A tract of land lying in the SE1/4 NE1/4 and the NE1/4 NE1/4 of
               Section 9, Township 22 North, Range 59 East, Montana Principal Meridian, Richland County, Montana, and more particularly described as follows:

               Beginning at a point on the section line between Sections 9 and 10, 660.0 feet North of the 1/4 corner; thence West 1320.34 feet to the West line of the SE1/4 NE1/4 of said Section 9; thence North along said West line 335.34 feet; thence at an angle right of 55(Degree)03' 283.93 feet; thence at an angle right of 21(Degree)37' 191.24 feet; thence at an angle left of 30(Degree)05' 174.98 feet; thence at an angle right of 36(Degree)34' 774.18 feet more or less to the East section line of said section 9; thence South along said East section line
               707.03 feet more or less to the point of beginning and contains
               18.40 acres more or less.

          Item 45142. Lewis and Clark Station -- Parcel 6

               A tract of land lying in the West one-half of the Northwest Quarter (W1/2 NW1/4) of Section Ten (10), Township Twenty-two
               (22) North, Range Fifty-nine (59) East, Principal Meridian, Montana, Richland County, Montana, and more particularly described as follows:

               Beginning at a point on the west section line and being 760.0 feet North of the west one-quarter corner of above mentioned
               Section 10, said point also being the northwest corner of a tract of land recorded in Book of Deeds A-97, page 265 in the office of the Clerk and Recorder of Richland County, Montana; thence continuing North along said west section line 630 feet to the Southwest corner of a tract of land recorded in Book of Deeds A-92 at page 105 in the office of the Clerk and Recorder of Richland County, Montana; thence East along the south line of last said tract 450 feet to the southeast corner of said tract; thence South 58(Degree) 13' East 567.52 feet to a point; thence South 24(Degree)55' East 365.05 feet to a point on the north line of the first above mentioned tract of land, if extended; thence West along said north line of said tract 1086.2 feet to the True Point of Beginning and containing 12.42 acres, more or less.

          Item 45143. Lewis and Clark Station -- Parcel 7

               The South 825 feet of the Southwest Quarter of the Northeast Quarter (SW1/4 NE1/4) of Section Nine (9), Township Twenty-two
               (22) North, Range Fifty-nine (59) East, Principal Meridian, Montana, Richland County, Montana, and containing 25 acres, more or less.

          Item 45144. Savage Gas Regulator Station

               That certain parcel of land in Lots ten (10) and Eleven (11) in Block Twenty-one (21), Ulch's Addition to the Town of Savage, Montana, particularly described as follows:

               Beginning at a point on the West line of Said Lot Eleven (11), Block Twenty-one (21), Ulch's Addition, Thirty and two tenths (30.2) feet South of the Northwest corner of said Lot; thence East Fifteen (15) Feet; thence South Nine and Eight Tenths (9.8) feet to the south line of said Lot Eleven (11); thence continuing South Five and Two Tenths (5.2) feet into Lot Ten (10) of Block Twenty-one (21) of said Ulch's Addition of Savage; thence West Fifteen (15) feet to the west line of same; thence North Fifteen feet to the point of beginning.

          Item 45145. Savage Electric Substation

               That part of Lots 9, 10, 11 and 12, lying north of an Irrigation Canal, in Block 31 of Ulch's Addition to Savage, Montana.

          Item 45146. Sidney Warehouse

               Beginning at a point in the South Line of Block Nine (9) in Kenoyers First Addition to the Town of Sidney, one hundred (100) feet easterly from the point of intersection of the East line of Eighth Street East with the South Line of Said Block Nine, thence from said point of beginning run northerly and parallel with the said East Line of Eighth Street East, One Hundred and Forty (140) Feet, thence at right angles and parallel with the South line of Said Block Nine (9), run Easterly to the West Right-of-Way of the Missouri River Ry. Op., thence southerly along said right-of-way line to the South Line of Said Block Nine (9), thence along the South line of Said Block Nine (9) to point of beginning, all according to the official plat of Kenoyers First Addition to the Town of Sidney, Richland County, filed at the office of the Clerk and Recorder at Sidney, Montana.

          Item 45147. Sidney Gas Regulator Station

               A tract of land Fifteen Feet (15 ft.) by Fifteen Feet (15 ft.) in Lots Thirteen and Fourteen (13 & 14) Block Twenty-three (23) of Kenoyer's First Addition to Sidney, Montana, more particularly described as follows:

               Beginning at the Northeasterly corner of Lot Fourteen (14) in Block Twenty-three (23) of Kenoyer's First Addition to Sidney, Montana, running thence in a westerly direction on the lot line a distance of Seven Feet; thence in a southerly direction and at right angles to the north line of said Lot a distance of Fifteen feet; thence in an easterly direction parallel with the North line of said lots a distance of fifteen feet; thence in a northerly direction parallel with the line between lots Thirteen and Fourteen (13 & 14) a distance of Fifteen feet, to the North boundary line of Lot Thirteen, (13); thence in a westerly direction along lot line, eight feet to the point of beginning.

          Item 45148. Sidney Gas Regulator Station

               A tract or parcel of land fifteen feet square in the Northeasterly corner of Lot Eleven (11) of Block Twenty-two (22), Townsite of Sidney, Montana. The land herein conveyed is more particularly described as follows:

               Beginning at the northeasterly corner of Lot Eleven (11) in Block Twenty-two (22), above described, thence run in a westerly direction along lot line a distance of fifteen (15) feet; thence in a southerly direction a distance of Fifteen (15) feet; thence in an easterly direction a distance of Fifteen (15) feet to the easterly line of said Lot; thence in a Northerly direction along lot line a distance of Fifteen (15) feet to the point of beginning.

          Item 45150. Sidney Gas Regulator Station

               A tract or parcel of land fifteen feet square in the Northeast corner of Lot Eight (8) in Block Three (3) of Gardner's First Addition to the Town of Sidney, Richland County, Montana. The land herein conveyed is more particularly described as follows:

               Beginning at the northeast corner of said lot Eight (8) in Block Three (3), above described, thence run west along lot line a distance of fifteen (15) feet; thence south a distance of fifteen
               (15) feet; thence east a distance of fifteen feet to the east line of said lot; thence north along lot line a distance of fifteen feet to point of beginning.

          Item 45151. Sidney Electric Substation

               The South Fifty (50) feet of Lots Three (3) and Four (4), Block Forty-Six (46), KENOYER'S FIRST ADDITION to SIDNEY, MONTANA.

          Item 45152. Sidney Northwest Substation

               All of Lots 1 and 2 of Block 3 of the amended plat of Johnson's Second Addition according to the official plat thereof on file in the office of the Clerk and Recorder of Richland County, Montana. Subject to all easements, reservations and rights of way apparent or of record including liens and charges and unpaid construction charges if any resulting from said lands lying within the Lower Yellowstone Irrigation District. Subject, also, to all unpaid special assessments accruing from and after January 1, 1982, which the party of the second part agrees to assume. Reserving unto first parties, their heirs and assigns all oil, gas and other minerals not previously reserved or conveyed in or under or that may be recovered and saved from the above described premises provided, however, in the exercise of this reservation the top 50 feet of the surface shall not be disturbed.

ROOSEVELT COUNTY, MONTANA

          Item 50101. Wolf Point Warehouse

               A parcel of land located in the Southeast 1/4 of the Northeast 1/4 of Section 15, Township 27 North, Range 47 East. P.M.M., Roosevelt County, Montana, and being Parcel #01028 GN of Certificate of Survey dated June 22, 2001, recorded on April 18, 2002, under Clerk and Recorder's File #5603 as Plat 263 B, Roosevelt County, Montana.

          Item 45153. Bainville Electric Substation

               South One-Half of Northwest One-Quarter of Northeast One-Quarter (S1/2NW1/4NE1/4), Section 33, Township 28 North, Range 58 East, M.P.M.

               LESS

               A tract of land located within South half Northwest Quarter Northeast Quarter (S1/2NW1/4NE1/4) Section Thirty-Three (33), Township Twenty-Eight North (T28N), Range Fifty-Eight East (R58E) Principal Meridian Montana (P.M.M.) Roosevelt County, Montana and more particularly described as follows: Commencing at North 1/4 corner Section 33; thence S00(Degree)05'29"W along 1/4 line a distance of 661.85 feet to the Point of Beginning; thence S00(Degree)05'29"W along said 1/4 line a distance of 661.85 feet to 1/16 line; thence S89(Degree)46'13"E along 1/16 line a distance of 1323.21 feet; thence N00(Degree)09'14"E along 1/16 line a distance of 430.43 feet; thence S89(Degree)29'37"W a distance of 290.07 feet; thence N00(Degree)23'49"E a distance of
               175.67 feet; thence S89(Degree)45'28"E a distance of 289.30 feet to 1/16 line; thence N00(Degree)09'14"E along said 1/16 line a distance of 59.24 feet; thence N89(Degree)45'28"W a distance of 1323.93 feet to the Point of Beginning; said tract contains 18.95 acres or less.

          Item 45154. Brockton Substation

               A tract of land lying in the South Half of the Northeast Quarter (S1/2 NE1/4) of Section Thirty (30), Township Twenty-eight (28) North, Range Fifty-three (53) East of the Montana Meridian, the boundaries of which are described as follows:

               Beginning at the Northwest Corner of Southeast Quarter of the Northeast Quarter (SE1/4 NE1/4) of Section Thirty (30), thence North 89(Degree)56' West for a distance of 215.4. feet, thence South 17(Degree)57' East for a distance of 120 feet to the True Point of Beginning, thence North 72(Degree)03' East for a distance of 140 feet, thence South 17(Degree)57' East for a distance of 50 feet, thence South 72(Degree)03' West for a distance of 140 feet, thence North 17(Degree)57' West for a distance of 50 feet to the True Point of Beginning. Said tract contains 0.161 acres, more or less.

          Item 45155. Froid Substation Site

               A parcel of land situated in the Southwest Quarter of the Southwest Quarter (SW1/4 SW1/4) of Section Nineteen (19), Township Thirty (30) North, Range Fifty-six (56) East, Montana Principal Meridian, more particularly described as follows:

               Beginning at a point 934.0 feet East and 30.0 feet North of the Southwest corner of the aforesaid Section 19, which is the TRUE POINT OF BEGINNING, and a point on the County Road right-of-way line; thence East and parallel with the section line a distance of 50 feet to an iron pipe; thence North at right angles to the section line a distance of 50 feet to an iron pipe; thence West and parallel to the South line a distance of 50 feet to an iron pipe; thence South and parallel to the East line a distance of 50 feet to the point of beginning. Tract contains .057 acres, more or less.

          Item 45156. Poplar Regulator Station

               Lot Three (3), Block Nineteen (19) of the original Townsite of Poplar, Montana.

          Item 45157. Poplar Gas Regulator Station

               Beginning at the South West corner of Lot three (3), Block Nineteen (19), of the Original Townsite of Poplar, Roosevelt County, Montana, and extending East a distance of twenty (20) feet along the South line, thence extending at right angles North a distance of twenty(20) feet, thence extending at right angles West a distance of twenty (20) feet to a point intersecting the West line, thence South a distance of twenty (20) feet along the West line to the point of beginning. Said Lot and Block being in accordance with the plat thereof now on file and of record in the office of the County Clerk and Recorder of Roosevelt County, Montana.

          Item 45158. Poplar Office

               South Thirty-Five Feet (S35') of Lots One (1), Two (2) and Three
               (3) of Block Twenty-Four (24) in the Townsite of Poplar, Montana, according to the official plat of survey thereof.

          Item 45159. Poplar Substation Site

               Lot Fifteen (15) of Block Five (5) of the First Addition to Poplar, Montana.

          Item 49103. Poplar Distribution Substation

               Lots 16 & 17, Block 5, First Addition to Poplar, Montana.

          Item 45160. Wolf Point Warehouse and Electric Substation

               Lot two of Block eighty-six in the Second Addition to the Townsite of Wolf Point, Montana.

          Item 45161. Wolf Point Gas Regulator Station

               All of that part of LOT Twelve (12) in BLOCK Eight (8) of Sibbits addition to Wolf Point, Montana, particularly described as follows:

               Beginning at the southwest corner of said lot twelve (12); thence in an easterly direction along the southern boundary line of said lot, a distance of twenty (20) feet; thence at right angles north a distance of twenty (20) feet; thence at right angles west a distance of twenty (20) feet to the west boundary line of said lot; thence at right angles south a distance of twenty (20) feet to the point of beginning.

          Item 45162. Wolf Point Gas Regulator Station

               All of that part of LOT Fourteen (14) in BLOCK Four (4) of the original townsite of Wolf Point, Montana particularly described as follows:

               Beginning at the northwest corner of said lot 14, thence along the north boundary line of said lot in a northeasterly direction a distance of twenty feet (20 feet); thence at right angles in a southerly direction a distance of twenty (20) feet; thence at right angles in an westerly direction a distance of twenty (20) feet; thence at right angles in a northeasterly direction along the west boundary line of said lot a distance of twenty (20) feet to the point of beginning.

          Item 45163. Wolf Point Office Building

               The east thirty-eight (38) feet of Lot Ten (10), of Block Thirteen (13), Original Townsite of Wolf Point, Montana;

          Item 45164. Wolf Point Gas Regulator Station

               A tract of land situated in Lot 12 in Block 3 of the Townsite of North Wolf Point, Montana, particularly described as follows:

               Beginning at the northeast corner of Lot 12, thence south along the east line of Lot 12 a distance of 20 feet, thence west at right angles a distance of 20 feet, thence north at right angles a distance of 20 feet, thence east at right angles along the north property line of Lot 12, a distance of 20 feet to the point of beginning.

          Item 45165. Wolf Point Gas Regulator Station

               The North Twenty (20) Feet of the West Twenty (20) Feet of Lot Twelve (12) of Block Six (6) in the Appelgren Addition to North Wolf Point, Montana.

          Item 45166. Wolf Point Electric Substation

               The South Sixty (60') of Lots 15 and 16, Block 43, First Addition to Wolf Point, Montana.

          Item 45167. Wolf Point Substation Addition

               A tract of land in the NW1/4NE1/4 of Section 15, Township 27 North, Range 47 East, M.P.M., more particularly described as follows:

               Beginning at the one quarter section corner common to Sections 10 and 15, proceed southerly along the one quarter section line a distance of 30 feet to the true point of beginning; from the true point of beginning proceed southerly along the one quarter section line a distance of 70 feet; thence easterly at an angle of 90(Degree) 00' to the left a distance of 70 feet; thence northerly at an angle of 90(Degree)00' to the left a distance of 70 feet; thence westerly at an angle of 90(Degree) 00' to the left a distance of 70 feet to the true point of beginning, and containing 4,900 square feet.

          Item 45168. Wolf Point East Farm Line Substation

               A parcel of land in the Southwest Quarter of the Northwest Quarter (SW1/4NW1/4) of Section Seven (7), Township Twenty-seven
               (27) North, Range Forty-eight (48) East of the Montana Principal Meridian, beginning at a point 661.17 feet North and 30 feet East of the West Quarter Corner of said Section 7, said point being on the East-West one/sixty-fourth line of said SW1/4NW1/4, thence North 0(Degree)5' West and parallel to the West line of said
               Section 7, a distance of 100 feet, thence North 89(Degree)59' East and parallel to the said one/sixty-fourth line a distance of 100 feet, thence South 0(Degree)5' East and parallel to the West line of said Section 7 a distance of 100 feet to a point on said one/sixty-fourth line, thence South 89(Degree)59' West and along said one/sixty-fourth line a distance of 100 feet to the point of beginning; said tract containing 0.23 acre, more or less.

ROSEBUD COUNTY, MONTANA

          Item 45169. Forsyth Gas Regulator Station

               A tract of land ten (10) feet by twelve (12) feet in area situated in the southeast corner of Lot Eight (8), Block G, Lord's Addition, and in Lot Eight (8), Block Eighteen (18), Original Townsite of the Town, now City, of Forsyth, Montana, described as follows:

               Starting at a point of beginning which said point is the southeast corner of said lot; thence northwesterly along the alley line of said lot a distance of twelve (12) feet, thence at right angles in a southwesterly direction a distance of ten (10) feet, thence at right angles in a southeasterly direction a distance of twelve (12) feet to the line which separates Lots Eight (8) and Seven (7), and thence at right angles along said separation line a distance of ten (10) feet to the point of beginning.

          Item 45170. Forsyth Gas Regulator Station

               A rectangular tract or parcel of land ten feet by twelve feet in dimension, situate in the Northeasterly corner of Lot 19 of Block 54 of the City of Forsyth, in accordance with the plat of the original townsite of Forsyth, Montana, being twelve feet in length along the alley in said Block 54 and ten feet wide along the northerly line of said Lot 19 of said Block No. 54.

          Item 45172. Forsyth Substation Site

               Lot Eight-AP (8-AP) of the Amended Plat of Block Six (6) of the Forsyth Land Company's South Side Addition to the City of Forsyth, Montana, according to the Amended Plat thereof on file and of record in the Clerk and Recorder's Office for Rosebud County, Montana, as Document No. 47479.

          Item 45173. Rosebud Electric Substation

               A parcel of land in the N.E.1/4of Section 23, Township 6 N.,R. 42 E.M.P.M. described as follows:

               Beginning at an iron pipe, said pipe being 2104.3 feet westerly and 43.7 feet southerly from the Section Corner common to Sections 14, 13, 23 and 24; thence southerly at a right angle to the section line a distance of 50 feet to an iron pipe; thence westerly parallel to the section line a distance of 40 feet to an iron pipe; thence northerly at a right angle to the section line a distance of 50 feet to an iron pipe; thence easterly parallel to the section line a distance of 40 feet to the point of beginning and containing 2000 square feet.

          Item 45174. Rosebud Junction Substation

               A parcel of land measuring 700' x 830' located in the Southwest Quarter Northwest Quarter (SW1/4NW1/4) and Northwest Quarter Southwest Quarter (NW1/4SW1/4) Section 21, Township 6 North, Range 42 East, M.P.M., to be used for an electrical substation and as shown colored red on Exhibit "A" attached hereto and by this reference made a part hereof, containing 13.34 acres, more or less;

               A strip of land thirty (30) feet in width being fifteen (15) feet on each side of the centerline of said easement over, upon and across a portion of the West Half Northwest Quarter (W1/2NW1/4)
               Section 21, Township 6 North, Range 42 East, M.P.M., to be used for a 60 KV electric transmission line, and as shown colored yellow on Exhibit "A", attached hereto and by this reference made a part hereof, containing 1.00 acre, more or less;

               A strip of land sixty (60) feet in width being thirty (30) feet on each side of the centerline of said easement over, upon and across a portion of the Southwest Quarter Northwest Quarter (SW1/4NW1/4) and Northwest Quarter Southwest Quarter (NW1/4SW1/4)
               Section 21, Township 6 North, Range 42 East, M.P.M., to be used for an unpaved access road, and as shown colored blue on Exhibit "A", attached hereto and by this reference made a part hereof, containing 0.79 acre, more or less.

SHERIDAN COUNTY, MONTANA

          Item 45175. Antelope Electric Substation

               A parcel of land in the Northwest Quarter of the Northwest Quarter (NW1/4NW1/4) of Section Twenty-Four (24), Township Thirty-Four (34) North, Range Fifty-Five (55) East of the Montana Principal Meridian, being more particularly described as follows:

               Commencing at a point Thirty (30) feet south of the northwest corner of said Section 24; thence South along the Section line a distance of 50 feet to a point; thence at right angles East a distance of 80 feet to a point; thence at right angles North a distance of 50 feet to a point; thence at right angles West parallel with the north Section line a distance of 80 feet to the point of beginning. Containing 4000 square feet.

          Item 45176. Homestead Substation Site

               A tract of land in the Southwest Quarter of the Southwest Quarter (SW1/4SW1/4) of Section Twenty-Four (24), Township Thirty-One
               (31) North, Range Fifty-Five (55) East of the Montana Principal Meridian, being more particularly described as follows:

               Beginning at a point 52.5 feet North and 30 feet East of the Southwest Corner of said Section Twenty-Four (24), thence North 50 feet to a point; thence East 50 feet to a point; thence South 50 feet to a point on the North Line of the State Highway right-of-way line; thence West along the State Highway right-of-way line a distance of 50 feet to the point of beginning, containing 0.057 acres, more or less.

          Item 45177. Medicine Lake Electric Substation

               A parcel of land lying and being in the Southeast Quarter of the Northwest Quarter (SE1/4NW1/4) of Section twenty-five (25), Township thirty-two (32) North, Range fifty-five (55) East, Montana Principal Meridian, Sheridan County, Montana, and more particularly described as follows: Beginning at a point on the Westerly Right-of-Way line of the Great Northern Railway Company's Right-of-Way as now located and used; said point being South sixteen degrees eleven minutes West (S16(Degree)11'W) fifteen and seven tenths (15.7) feet from the point where the North line of said Southeast Quarter of the Northwest Quarter (SE1/4NW1/4) intersects the aforementioned right-of-way line and is the true point of beginning; thence West and parallel to the Quarter Quarter line a distance of fifty-five and zero tenths (55.0) feet; thence South at right angles to the Quarter Quarter line a distance of fifty and zero tenths (50.0) feet; thence East and parallel to the Quarter Quarter line a distance of forty and five tenths (40.5) feet to the Westerly Right-of-Way line of the Great Northern Company's aforementioned right-of-way; thence North along said right-of-way line fifty-two and one tenths (52.1) feet to the true point of beginning and containing fifty-five thousandths (.055) acres, more or less.

          Item 45178. Outlook Electric Substation Site

               A tract of land in the Northeast Quarter (NE1/4) of Section Four
               (4), Township Thirty-five (35) North, Range Fifty-three (53) East of the M.P.M., particularly described as follows, to wit:

               Commencing at the Northeast corner of said Section 4, thence West along the North section line of said Section 4 a distance of
               192.5 feet to the center line of Montana State Highway constructed under Project #123(1); thence South 23(Degree)36' West a distance of 2079 feet, which is also the center line of said highway; thence 90(Degree) to the right a distance of 60 feet to a point on the westerly edge of said highway right of way which the TRUE POINT OF BEGINNING: thence South 23(Degree)36' West a distance of 100 feet which is also the West line of said highway right of way; thence 90(Degree) to the right a distance of 100 feet; thence 90(Degree) to the right of distance of 100 feet; thence 90(Degree) to the right a distance of 100 feet to the point of beginning.

          Item 45179. Plentywood Electric Substation Site

               A Tract of Land in the NE1/4 of the SE1/4 of Section 19, in Township 35 North, Range 55 East described as follows: Beginning at the SW corner of the NE1/4 of the SE1/4 of said Section 19, thence North along the West Line of the NE1/4 of the SE1/4 of
               Section 19 to the South Line of Lot 12 of Lasaters Gardens in Plentywood, Montana a distance of 589.6 feet; thence in a Southeasterly direction S66(Degree)49' E and along the South line of Lots 12, 11, 10, 9, 8, and 7 of the aforementioned Lasaters Gardens to the SE corner of Lot 7 a distance of 722.6 feet; thence Southwesterly S23(Degree)11' W a distance of 334.6 feet to the South line of NE1/4 of the SE1/4 of said Section 19; thence west along the South line of the NE1/4 of the SE1/4 of

               Section 19 a distance of 535.2 feet to the point of beginning.

          Item 45180. Plentywood Electric Substation Site

               The Northwest Quarter of the Northwest Quarter of the Northwest Quarter (NW/4NW/4NW/4) of Section Twenty-Seven (27), Township Thirty-Five (35) North, Range Fifty-Five (55) East of the Montana Principal Meridian, containing ten (10) acres, more or less.

          Item 45181. Redstone Electric Substation Site

               Lot Six (6) of Block Nine (9) of the Original Townsite of Redstone, Montana

          Item 45182. Reserve Electric Substation Site

               The North 50 feet of Lot 1, in Block 6 of Wakea (Reserve), Montana, in the County of Sheridan, State of Montana.

VALLEY COUNTY, MONTANA

          Item 45184. Glasgow Gas Regulator Station Site

               That portion of lot 22 in block 17 of the original townsite of Glasgow, Montana which is particularly described as follows, to wit: beginning at the point of intersection of the alley line of the alley which divides said block 17 and bound said lot 22 and the west property line of south seventh street which point of intersection is the extreme north easterly corner of lot 22 in said block 17, and thence along the said boundary line of said lot 22 which is the said property line of said south seventh street a distance of 20 feet in a south westerly direction, thence at right angles over and across a portion of said lot 22 a distance of 10 feet, and thence at right angles in a north easterly direction a distance of 20 feet to the property-alley line of said lot and thence at right angles and along said alley line in a south easterly direction a distance of 10 feet to the point of beginning; which said portion of ground is 10 feet X 20 feet in dimensions and located in the north easterly corner of said lot 22 and said block 17.

          Item 45185. Glasgow Gas Regulator Station Site

               A parcel of land fifteen feet by twenty feet containing three hundred square feet in the northeast corner of Lot 13 in Block 26 of the original townsite of Glasgow, Valley County, Montana, and more particularly described as follows:

               Commencing at the northeast corner of said Lot 13; thence westerly along the north boundary line of said Lot 13 a distance of twenty feet; thence southerly and parallel to the boundary line common to Lot 13 and 14 of said block, a distance of 15 feet; thence easterly and parallel to the north boundary line of said Lot 13 a distance of 20 feet, thence northerly along the boundary line common to Lot 13 and 14 of said Block a distance of fifteen feet to the point of beginning.

          Item 45186. Glasgow Office

               Lots 10 and 11, Block 29, of the Original Townsite of Glasgow, Valley County, Montana.

WIBAUX COUNTY, MONTANA

          Item 45187. Pine Unit Substation

               A tract of land located in the Southwest Quarter (SW1/4) of Section Twenty-three (23), Township Eleven (11) North, Range Fifty-seven (57) East of the P.M.M., Wibaux County, Montana, more particularly described as follows:

               Beginning at a point 3,227.4 ft. South and 3,170.7 ft. West of the Northeast Corner of said Section 23, thence on a bearing of S23(Degree)14'E. for a distance of 50.0 ft., thence on a bearing of S66(Degree)46'W. for a distance of 100.0 ft., thence on a bearing of N23(Degree)14'W. for a distance of 100.0 ft., thence on a bearing of N66(Degree)46'E. for a distance of 100.0 ft., thence on a bearing of S23(Degree)14'E. for a distance of 50.0 ft. to the point of beginning.

          Item 45188. Pine Unit Substation

               A tract of land located in the Southwest Quarter (SW1/4) of Section Three (3), Township 11 North, Range 57 East of the Principal Meridian, Wibaux County, Montana, more particularly described as follows:

               Beginning at a point 362.2 feet North and 4,088.1 feet West of the Southeast Corner of said Section Three (3); thence on a bearing of S.00(Degree)23'E. for a distance of 50.0 feet; thence on a bearing of S.89(Degree)37'W. for a distance of 100.0 feet; thence on a bearing of N.00(Degree)23'W. for a distance of 100.0 feet; thence on a bearing of N.89(Degree)37'E. for a distance of
               100.0 feet; thence on a bearing of S.00(Degree)23'E. for a distance of 50.0 feet to the point of beginning; said tract of land containing 0.23 acre, more or less, according to the Certificate of Survey No. 12 on file and of record in the office of the Clerk and Recorder of Wibaux County, Montana.

          Item 49104. Wibaux Distribution Substation

               Lots One (1) and Two (2) of Block Six (6) in Job's Subdivision to the Town of Wibaux, MT. Said Lots 1 & 2 of Block 6 in Job's Subdivison are located in W1/2NW1/4 of Section Twelve (12), in Township Fourteen (14) North, Range Fifty-Nine (59) East of the M.P.M., as described in the Warranty Deed recorded in Book 27 of Deeds, Page 27, on February 22, 1982, Wibaux County records.

          Item 49105. Highline 144 to Wibaux

               All of Block 6, Archie Holms Addition to the Town of Wibaux, Wibaux County, Montana.

YELLOWSTONE COUNTY, MONTANA

          Item 45189. Billings Gas Regulator Station

               Lot 3-A of the Amended Plat of Lots 1, 2 and 3, Block 27, Foster's Addition, according to the plat thereof on file and of record in the office of the Clerk and Recorder of Yellowstone County, Montana, as document no. 1616580; together with a ten foot wide utility access easement over, under and across Lot 1-A of the Amended Plat of Lots 1, 2 and 3, Block 27, Foster's Addition, lying in the northeasterly corner of said Lot 1-A, as more particularly described on the Amended Plat of Lots 1, 2 and 3, Block 27, Foster's Addition, for the purpose of providing access from North 29th Street to Lot 3-A, and for the construction, operation, maintenance, repair and replacement of an underground natural gas pipeline between the dedicated North 29th Street and said Lot 3-A.

          Item 45190. North District Regulator Station

               That part of Section 17, Township 1 North, Range 26 East, M.P.M., described as Tract 2B, Certificate of Survey No. 2017 Amended, on file in the office of the Clerk and Recorder of said County, under Document #1210951.

          Item 45191. Billings Northeast District Station

               That part of Section 11, Township 1 North, Range 26 East, of the Principal Meridian, in Yellowstone County, Montana, described as follows:

               Beginning at a point which lies South 18(Degree)39'39" West a distance of 167.52 feet from the Northeast corner of said section; thence South 70(Degree)30'07" West a distance of 154.33 feet; thence North 19(Degree)29'53" West a distance of 56.81 feet; thence South 89(Degree)17'22" East a distance of 164.46 feet to the point of beginning, containing .101 acres. Now Known as Certificate of Survey No. 1542

          Item 45192. Billings Gas Distribution Line

               The Southerly Thirty (30) feet of Lot Thirty-three (33) of the Clark Subdivision to the City of Billings, Montana, excepting that portion heretofore conveyed as shown in Book 813 of Deeds at page 276, and being described as that part of said Lot 33 lying southeasterly of a line which is parallel to and 150 feet distant from the centerline of Interstate Highway I-90 between survey stations 798-00 and 798-88. Said tract lying and being in the Northwest Quarter (NW1/4) of Section Eleven (11), Township One (1) South, Range Twenty-six (26) East of the Montana Principal Meridian.

          Item 45193. Billings Division Office Building

               Lots 3 and 4 in Block 59 of the Original Town, now City, of Billings, Montana, according to the plat thereof on file and of record in the office of the County Clerk and Recorder of Yellowstone County, Montana.

          Item 45194. Billings Tract No. 1

               Lot 21, Block 8 of Yellowstone Addition to the City of Billings, Yellowstone County, Montana, excepting and reserving unto Montana-Dakota Utilities Co. a portion of said Lot 21 described as follows:

               Beginning at the northwest corner of said Lot 21, thence south along the west boundary line of said Lot 21 a distance of 25 feet, thence easterly 25 feet to the east boundary line of said Lot 21, thence northerly along the east boundary line of said Lot 21 a distance of 25 feet to the northeast corner of said Lot 21, thence westerly along the northerly boundary line of said Lot 21 a distance of 25 feet to the point of beginning, said tract containing approximately .014 acres.

          Item 45195. Billings Tract No. 2

               That certain tract of land located in NW1/4NE1/4NW1/4 of Section 9, Township 1 S., Range 26 East, described as Certificate of Survey No. 945 in accordance with the said certificate on file and of record in the office of the County Clerk and Recorder of Yellowstone County, Montana.

          Item 45196. Billings Tract No. 3

               A tract of land in NW1/4NE1/4NW1/4, Section 9, Township 1 South, Range 26 East, M.P.M., Yellowstone County, Montana, more particularly described as follows:

               Beginning at the point of intersection of the existing southerly 200-foot right-of-way line of the Northern Pacific Railway, and the east line of the said NW1/4NE1/4NW1/4, said point bearing

               South 62(Degree)02' West, 749.4 feet, from the north quarter corner of said Section 9; thence South 55(Degree) 40' West, along said southerly right-of-way line, 400.4 feet; thence South 0(Degree)10' West, 86.6 feet; thence North 55(Degree) 22' East,
               86.34 feet; thence northeasterly along a curve to the left of 1482.5 feet radius, 244.9 feet; thence North 45(Degree) 52' East,
               97.22 feet, more or less, to the east line of the said NW1/4NE1/4NW1/4; thence northerly along the said east line, 42.27 feet, more or less, to the point of the beginning.

          Item 45197. Billings Gas Regulator Station

               A tract of land located in the Northeast quarter of Section 1, of township 1 South and Range 25 East, M.P.M., which is bounded and described as follows, to wit:

               Beginning at a point which is located 30.0 feet West, and 60.0 feet North of the Southeast corner of said North East quarter; thence West, on a line parallel to the south line of said North East quarter, a distance of 100.0 feet; thence North, parallel to the East line of said North East quarter, a distance of 50.0 feet; thence East, parallel to said South line, a distance of
               100.0 feet; thence South, parallel to said East line, a distance of 50 feet, to the point of beginning. Said tract contains 0.11 acres of land.

          Item 45198. Billings Operations Department Building and Gas Regulator
                      Station

               All of Lots Fourteen (14), Fifteen (15), Sixteen (16), Seventeen
               (17), Eighteen (18), Nineteen (19) and Twenty (20) in Block Seventeen (17) of the original Town (now City) of Billings, Montana, according to the official plat thereof now on file and of record in the office of the County Clerk and Recorder of Yellowstone County, Montana.

               Lots Twenty-one (21) and Twenty-two (22) in Block Seventeen (17) of the original Town (now City) of Billings, Montana, according to the official plat thereof now on file and of record in the office of the County Clerk and Recorder of Yellowstone County, Montana.

               Lots Nine (9), Ten (10), and Eleven (11) in Block Seventeen (17) of the original Town (now City) of Billings, Montana, according to the official plat thereof now on file and of record in the office of the County Clerk and Recorder of Yellowstone

               County, Montana.

               Lots Three (3), Four (4), Five (5), Six (6), Seven (7) and Eight
               (8) in Block Seventeen (17) of the original Town (now City) of Billings, Montana, according to the official plat thereof now on file and of record in the office of the County Clerk and Recorder of Yellowstone County, Montana.

               Lots One (1) and Two (2) in Block Seventeen (17) of the original Town (now City) of Billings, Montana, according to the official plat thereof now on file and of record in the office of the County Clerk and Recorder of Yellowstone County, Montana.

               Lots Twenty-three (23) and Twenty-four (24) in Block Seventeen
               (17) of the original Town (now City) of Billings, Montana, according to the official plat thereof now on file and of record in the office of the County Clerk and Recorder of Yellowstone County, Montana.

               A tract of land located in Lots Two (2) and Seven (7) in the West Half of the Northeast Quarter of the Northwest Quarter (W1/2NE1/4NW1/4) of Section Nine (9), Township One (1) South, Range Twenty-six (26) East, lying south and adjacent to the south right of way line of the Northern Pacific Railroad and described as follows:

               Beginning at the intersection of the south right of way line of the Northern Pacific railroad with the east line of the West Half of the Northeast Quarter of the Northwest Quarter (W1/2NE1/4NW1/4) of Section Nine (9), Township One (1) South, Range Twenty-six (26) East, whence the quarter section corner common to Sections Four (4) and Nine (9), Township One (1) South, Range Twenty-six (26) East, bears North 62(Degree) 02' East,
               749.4 feet; thence South 0(Degree) 10' West along the East line of the West Half of the Northeast Quarter of the Northwest Quarter (W1/2NE1/4NW1/4) of said section, 376.2 feet; thence West 330 feet; thence North 0(Degree) 10' East, 151.7 feet, to the south right of way line of the Northern Pacific Railroad; thence North 55(Degree) 40' East along the right of way line 400.4 feet, to the place of beginning; containing two (2) acres, more or less.

          Item 45199. Billings Tract No. 4

               All of Lots One (1) and Two (2) in Block Eight (8) of the North Elevation Subdivision, third filing, in the City of Billings, Montana, according to the plat thereof now on file in the office of the County Clerk and Recorder of Yellowstone County, Montana; subject to building restrictions now of record imposed by the Elevation Company as set forth in the deed from that Company to Peter Bereolos and George J. Brahos, dated November 6, 1919 and recorded in Volume 78 of Deeds, at page 381.

          Item 45201. Billings Office Building

               Lots One (1) and Two (2) in Block Fifty-nine (59) of the original Town (now City) of Billings, Montana, according to the official plat thereof now on file and of record in the office of the County Clerk and Recorder of Yellowstone County, Montana.

          Item 45202. Billings Gas Regulator Station

               A tract of land fourteen (14) feet by eighteen (18) feed in dimension situated in Lot Twenty-five (25) of Block Thirty-two
               (32), Suburban Homes Addition, City of Billings, Montana, particularly described as follows:

               Beginning at a point on the east line of Lot 25, Block 32, Suburban Homes Addition, City of Billings, Montana, according to the official plat thereof on file in the office of the County Clerk and Recorder of Yellowstone County, Montana, which point is 72 feet south of the south line of Lewis Avenue, and running thence south along the east line of said Lot 25, 18 feet; thence west 14 feet; thence north 18 feet; thence east 14 feet to the place of beginning, together with the right of ingress and egress over said Lot 25 and over Lot 24 in said Block 32 in entering upon and leaving said described tract of land, together with the right to lay pipe line through said described lots.

          Item 45203. Billings Gas Regulator Station

               A tract of land ten (10) feet by sixteen (16) feet in the northeast corner of Lot Ten (10) in Block One Hundred Eighteen
               (118) of the original Town (now City) of Billings, Montana, bounded and described as follows:

               Beginning at the northeast corner of said Lot Ten (10), running in a westerly direction a distance of ten feet; thence in a southerly direction a distance of sixteen feet; thence in an easterly direction ten feet; thence in a northerly direction sixteen feet to the place of beginning, according to the official plat thereof now on file and of record in the office of the County Clerk and Recorder of Yellowstone County, Montana.

          Item 45204. Billings Gas Regulator Station

               An unplatted strip of land adjoining the east side of Lot One
               (1), Block Five (5), of the Clanton Heights Subdivision, in the Southeast Quarter (SE1/4) of Section Thirty-one (31), Township One (1) North, Range Twenty-six (26) East of the M.P.M., in Yellowstone County, Montana, more particularly described as follows, to wit:

               Beginning at the northeast corner of said Lot One (1) in said Block Five (5) of said Clanton Heights Subdivision in the Southeast Quarter (SE1/4) of Section Thirty-one (31), Township One (1) North, Range Twenty-six (26) East, running thence south a distance of sixteen feet along the east line of said Lot One (1); thence east at right angles to said north line of said Lot One
               (1) a distance of twenty-five feet; thence directly north sixteen feet; thence directly west a distance of twenty-five feet to the place of beginning, said tract of land being rectangular in shape, twenty-five (25) feet long east and west, and sixteen (16) feet wide north and south.

          Item 45206. Billings Gas Regulator Station

               Lot Twenty-one (21) of Block Eight (8) of Yellowstone Addition to the City of Billings, Montana.

          Item 45208. Billings Gas Regulator Station

               A tract of land located in the Northeast Quarter (NE1/4) of Section One (1), Township One (1) South, Range Twenty-five (25) East of the M.P.M., which is bounded and described as follows, to wit:

               Beginning at a point which is located 30.0 feet West and 60.0 feet North of the southeast corner of said Northeast Quarter (NE1/4); thence West, on a line parallel to the south line of said Northeast Quarter (NE1/4), a distance of 100.0 feet; thence

               North, parallel to the east line of said Northeast Quarter (NE1/4) a distance of 50.0 feet; thence East, parallel to the said south line, a distance of 100.0 feet; thence South, parallel to said east line, a distance of 50 feet, to the point of beginning, said tract containing 0.11 acres of land, situated in Yellowstone County, Montana.

          Item 45209. Billings Parking Lot

               All of Lots 20, 21, 22, 23, and 24 in Block 18 of the original town, now city of Billings, according to the official plat on file in the Office of the Clerk of Recorder of said County.

          Item 49106. Billings Lockwood Regulator Station

               A tract of land situated in the Northeast Quarter (NE1/4) of
               Section 34, Township 1 North, Range 26 East of the Montana Principal Meridian, County of Yellowstone, State of Montana more particularly described as follows:

               Tract 2 of Certificate of Survey 2742 amending Tract 3A of Certificate of Survey 1640 Amended, filed on record as Certificate of Survey No. 2742 with the Clerk and Recorder of Yellowstone County on March 1, 1993, as Document No. 1673005. Said Tract 2 contains 0.027 acres.

          Item 45212. Laurel Gas Regulator Station

               A tract of land seventy-five (75) feet by twenty-five (25) feet in dimension, situated in the southeast corner of Lot Seven (7) of Nuttings Second Subdivision to the city of Laurel, Montana, particularly described as follows, to wit:

               Beginning at a point which lies South 89(Degree)46' East a distance of 800 feet and North a distance of 30 feet from the south quarter corner of Section Ten (10), Township Two (2) South, Range Twenty-four (24) East, said point being coincident with the southeast corner of Lot Seven (7) of Nuttings Second Subdivision to the City of Laurel, Montana, according to the official plat thereof now on file and of record in the office of the County Clerk and Recorder in and for Yellowstone County, Montana, being a portion of the Southeast Quarter (SE1/4) of Section Ten (10), Township Two (2) South, Range Twenty-four (24) East; thence North 75 feet; thence North 89(Degree)46' West 25 feet; thence South 75 feet; thence South 89(Degree)46' East 25 feet, to the place of beginning.

          Item 45213. Laurel Gas Regulator Station

               Lot Two (2) in Block Twenty-eight (28) in Laurel - Allards Subdivision to the City of Laurel, Yellowstone County, Montana.